EXECUTION COPY


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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                           DATED AS OF MARCH 1, 2004,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of March 1, 2003

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2004-QS4


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Article I    DEFINITIONS....................................................................4

        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................16

        Section 1.03.  Determination of LIBOR..............................................16


Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................19

        Section 2.01.   Conveyance of Mortgage Loans.......................................19

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................19

        Section 2.03.   Representations, Warranties and Covenants of the
                      Master Servicer and the Company......................................19

        Section 2.04. Representations and Warranties of Sellers............................22

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............25

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................25

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............25

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................25

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................26

        Section 3.01. Master Servicer to Act as Servicer. (See Section 3.01 of the Standard
                      Terms)...............................................................26
        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                      Enforcement of Subservicers' and Sellers' Obligations................26
        Section 3.03. Successor Subservicers. (See Section 3.03 of the Standard Terms).....26
        Section 3.04. Liability of the Master Servicer. (See Section 3.04 of the Standard
                      Terms)...............................................................26
        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                      Certificateholders.  (See  Section  3.05  of the  Standard
        Terms).........27   Section   3.06.   Assumption   or   Termination   of
        Subservicing Agreements by Trustee.
                      (See Section 3.06 of the Standard Terms).............................27


                                        i


                                                                                          Page
        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to
                      Custodial Account................................................... 27
        Section 3.08. Subservicing Accounts; Servicing Accounts. (See Section 3.08 of
                      the Standard Terms)..................................................29
        Section 3.09. Access to Certain Documentation and  Information Regarding the Mortgage
                      Loans. (See Section 3.09 of the Standard Terms)......................29
        Section 3.10. Permitted Withdrawals from the Custodial Account. (See Section
                      3.10 of the Standard Terms)..........................................29
        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections
                      Thereunder. (See Section 3.11 of the Standard Terms).................29
        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
                      Coverage. (See Section 3.12 of the Standard Terms)...................29
        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification
                      Agreements; Certain Assignments. (See Section 3.13 of the Standard
                      Terms)...............................................................30
        Section 3.14. Realization Upon Defaulted Mortgage Loans. (See Section 3.14 of the
                      Standard Terms)..................................................... 30
        Section 3.15. Trustee to Cooperate; Release of Mortgage Files.  (See Section 3.15
                      of the Standard Terms)..............................................30
        Section 3.16. Servicing and Other Compensation; Compensating Interest.
                      (See Section 3.16 of the Standard Terms).............................30
        Section 3.17. Reports to the Trustee and the Company.  (See Section 3.17 of the
                      Standard Terms)......................................................30
        Section 3.18. Annual Statement as to Compliance.  (See Section 3.18 of the Standard
                      Terms)...............................................................30
        Section 3.19. Annual Independent Public Accountants' Servicing Report.
                      (See Section 3.19 of the Standard Terms).............................30
        Section 3.20. Rights of the Company in Respect of the Master Servicer.
                      (See Section 3.20 of the Standard Terms).............................30
        Section 3.21. Administration of Buydown Funds (See Section 3.21 of the Standard Terms)
                      30

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................31

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms)  .....31

        Section 4.02. Distributions. ......................................................31

        Section 4.03. Statements to Certificateholders; Exchange Act Reporting (See
                      Section 4.04 of the Standard Terms)..................................38


                                        ii


        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer (See Section 4.03 of the
                      Standard Terms)......................................................38

        Section 4.05. Allocation of Realized Losses. ......................................38

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................40

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................40

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................40

Article V  THE CERTIFICATES................................................................41

        Section 5.01. The Certificates  ...................................................41

        Section 5.02. Registration of Transfer and Exchange of Certificates (See
                      Section 5.02 of the Standard Terms)..................................42

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates (See Section
                      5.03 of the Standard Terms)..........................................42

        Section 5.04. Persons Deemed Owners (See Section 5.04 of the Standard Terms).......42

        Section 5.05. Appointment of Paying Agent (See Section 5.05 of the Standard
                      Terms)...............................................................42

        Section 5.06. U.S. Patriot Act Compliance................................. ........42

Article VI    THE COMPANY AND THE MASTER SERVICER..........................................43

Article VII   DEFAULT......................................................................44

Article VIII  CONCERNING THE TRUSTEE.......................................................45

Article IX    TERMINATION..................................................................46

        Section 9.01. Optional Purchase by the Master Servicer of All Certificates;
                      Termination Upon Purchase by the Master Servicer or Liquidation
                      of All Mortgage Loans. ..............................................46

        Section 9.02. Additional Termination Requirements. (See Section 9.02 of the
                      Standard Terms)......................................................47

        Section 9.03. Termination of Multiple REMICs. (See Section 9.03 of the
                      Standard Terms)......................................................47


Article X      REMIC PROVISIONS............................................................48

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....48

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........48

                                        iii

        Section 10.03.Designation of REMICs................................................48

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................48

        Section 10.05.Compliance with Withholding Requirements.............................50

Article XI   MISCELLANEOUS PROVISIONS......................................................51

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................51

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................51

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................51

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........51

        Section 11.05.Notices..............................................................51

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................52

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................52

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................52

        Section 11.09.Allocation of Voting Rights..........................................52

        Section 11.10.No Petition..........................................................52


                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of March 1, 2003

        This is a Series Supplement, dated as of March 1, 2004 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans), as two real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                              AGGREGATE
                               INITIAL
                             CERTIFICATE                                              S&P/
               PASS-THROUGH   PRINCIPAL                               MATURITY      --------      MINIMUM
 DESIGNATION      RATE        BALANCE       FEATURES(1)                   DATE         FITCH    DENOMINATIONS(2)


Class A-1        4.35%       $150,000,000.00  Senior/Fixed Rate     March 1, 2034   AAA/AAA     $25,000.00


Class A-2        5.50%       $26,862,500.00   Senior/Fixed Rate     March 1, 2034   AAA/AAA     $25,000.00



Class A-3        5.50%       $4,249,000.00    Senior/Fixed Rate     March 1, 2034   AAA/AAA     $25,000.00

Class A-4      Adjustable    $0.003            Senior/Interest      March 1, 2034   AAA/AAA     $2,000,000.00
                  Rate                          Only/Inverse
                                              Floater/Adjustable
                                                    Rate(4)
Class A-5        5.75%       $0.00(5)            Senior/Interest    March 1, 2034   AAA/AAA     $2,000,000.00
                                               Only/Fixed Rate
Class A-6      Adjustable    $69,543,500.00   Senior/Floater/AdjustablMarch 1, 2034 AAA/AAA     $25,000.00
                  Rate                          Rate(4)
Class A-7        4.00%       $50,000,000.00   Senior/Fixed Rate     March 1, 2034   AAA/AAA     $25,000.00

Class A-P        0.00%       $2,629,441.22    Senior/Principal Only March 1, 2034   AAA/AAA     $25,000.00

Class A-V      Variable          $0.00         Senior/Interest      March 1, 2034   AAA/AAA     $2,000,000.00
                  Rate                        Only/Variable Rate


1    The Certificates,  other than the Class R Certificates  shall be Book-Entry
     Certificates. The Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2 The Certificates, other than the Class R Certificates, shall be issuable in minimum dollar denominations as indicated above (by Certificate Principal
     Balance or Notional Amount, as applicable) and integral multiples of $1 (or
     $1,000 in the case of the Class  A-P,  Class  B-1,  Class B-2 and Class B-3
     Certificates) in excess thereof, except that one Certificate of any of the Class A-P and Class B-1, Class B-2 and Class B-3 Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above and such uneven multiple for such Class or the sum of such denomination and an integral multiple of $1,000.

3 The Class A-4 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-4 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-6 Certificates.

4
-------------------- ---------------- ----------------------- --------------- -----------------
Adjustable Rates:    Initial          Formula                 Maximum         Minimum

-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-4            5.91%            7.00% - LIBOR           7.00%           0.00%
-------------------- ---------------- ----------------------- --------------- -----------------
-------------------- ---------------- ----------------------- --------------- -----------------
Class A-6            1.59%            LIBOR + 0.50%           7.50%           0.50%


                                       2

                              AGGREGATE
                               INITIAL
                             CERTIFICATE                                              S&P/
               PASS-THROUGH   PRINCIPAL                               MATURITY      --------      MINIMUM
 DESIGNATION      RATE        BALANCE       FEATURES(1)                   DATE         FITCH    DENOMINATIONS(2)

Class R-I        5.75%       $100.00           Senior/Residual      March 1, 2034   AAA/AAA   6
Class R-II       5.75%       $100.00           Senior/Residual      March 1, 2034   AAA/AAA   6
Class M-1        5.75%       $7,694,900.00  Mezzanine/Fixed Rate    March 1, 2034    AA/NA      $25,000.00
Class M-2        5.75%       $3,686,800.00  Mezzanine/Fixed Rate    March 1, 2034     A/NA      $250,000.00
Class M-3        5.75%       $2,244,200.00  Mezzanine/Fixed Rate    March 1, 2034    BBB/NA     $250,000.00
Class B-1        5.75%       $1,282,400.00    Subordinate/Fixed     March 1, 2034    BB/NA      $250,000.00
                                                    Rate
Class B-2        5.75%       $1,282,400.00    Subordinate/Fixed     March 1, 2034     B/NA      $250,000.00
                                                    Rate
Class B-3        5.75%       $1,122,186.96    Subordinate/Fixed     March 1, 2034    NA/NA      $250,000.00
                                                    Rate


__________________

5 The Class A-5 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-5 Certificates will accrue on a notional amount equal to the product of 63.8527826000% and the certificate principal balance of the Class A-7 Certificates.

6 Each of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.



        Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $320,597,528.18.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Adjustable  Rate  Certificates:   Any  of  the  Class  A-4  and  Class  A-6
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) 118,810 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                      (A) the greater of (i) the product of (x) an amount  equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000, and

                      (B) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000, over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-QS4" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class  A-P   Principal   Distribution   Amount:   With  respect  to  any
Distribution Date, an amount equal to the aggregate of:

               (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

               (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

               (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b)) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

               (D)  any  amounts   allocable  to  principal   for  any  previous
        Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; minus

               (F)  the  related  Discount   Fraction  of  the  portion  of  the
        Capitalization Reimbursement Amount for such Distribution Date, if any, related to each Discount Mortgage Loan.

        Notwithstanding the foregoing, with respect to any Distribution Date on and after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount shall equal the excess of (i) the sum of (a) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan received or advanced prior to the related Determination Date and not previously distributed minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount and (b) the aggregate amount calculated pursuant to clauses (B) and (C) above over (ii) the amount calculated pursuant to clause (F) above.

        Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  March 30, 2004.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2004-QS4.

     Credit Repository: Equifax, Transunion and Experian, or their successors in interest.

        Cut-off Date:  March 1, 2004.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  5.75% per annum.

     Due Period: With respect to each Distribution Date, the calendar month in which such Distribution Date occurs.

        Eligible Funds:  On any  Distribution  Date, the excess,  if any, of the
Available Distribution Amount over the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to clause (E) of the definition of Class A-P Principal Distribution Amount) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates:  Any of the Class A-4 or Class A-6 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination, (Y) from the first to, but not including, the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Fraud Losses: Realized Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Initial Monthly Payment Fund: $24,693, representing scheduled principal amortization and interest at the Net Mortgage Rate payable during the March 2004 Due Period, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.
        Initial Notional Amount: With respect to the Class A-4 Certificates, $69,543,500. With respect to the Class A-5 Certificates, $31,926,391. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to
Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.40%           Class B-1:  0.40%
        Class M-2:  1.15%           Class B-2:  0.40%
        Class M-3:  0.70            Class B-3:  0.35%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Adjustable Rate Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Adjustable Rate Certificates and any Distribution Date, the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

        Interest Only Certificates: Any one of the Class A-4, Class A-5 or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-4 Certificates.

     Maturity Date: March 25, 2034, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)               the Mortgage Loan identifying number ("RFC LOAN #");

(ii)              the maturity of the Mortgage Note ("MATURITY DATE");

(iii)             the Mortgage Rate ("ORIG RATE");

(iv)              the Subservicer pass-through rate ("CURR NET");

(v)               the Net Mortgage Rate ("NET MTG RT");

(vi)              the Pool Strip Rate ("STRIP");

(vii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)            the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)              the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-4 Certificates, the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such date, (ii) with respect to the Class A-5 Certificates, the product of 63.8527826000% and the Certificate Principal Balance of the Class A-7 Certificates immediately prior to such date, and (iii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Adjustable Rate, Class A-V and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.



o With respect to the Class A-4 Certificates and the initial Interest Accrual Period, 5.91% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 7.00% minus LIBOR, subject to a maximum rate of 7.00% per annum and a minimum rate of 0.00% per annum.

o With respect to the Class A-6 Certificates and the initial Interest Accrual Period, 1.59% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 0.50% plus LIBOR, subject to a maximum rate of 7.50% per annum and a minimum rate of 0.50% per annum.

        With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.3541% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 10.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.909090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 20.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in April 2009 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal

               Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

          (iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in
               Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a
               "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage");
               (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

        REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

        REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed therefrom pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) (excluding any amount distributable pursuant to clause (E) of the definition of "Class A-P Principal Distribution Amount") and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii).

        Special Hazard Amount: As of any Distribution Date, an amount equal to $3,205,975 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of (i) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Mortgage Loan with the largest outstanding principal balance as of the Distribution Date immediately preceding such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 23.01% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate

Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate
Certificates minus (b) the sum of (i) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (ii) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Subordinate Principal Distribution Amount for such Class of Subordinate Certificates, without giving effect to this clause (b)(ii), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates (excluding any Interest Only Certificates) if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests, other than the Uncertificated REMIC I Regular Interests Z, the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

          1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

        2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

        3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such
                Distribution   Date  pursuant  to  the   provisions  of  Section
                10.04(a).

----------------------- --------------------------------- ------------------ --------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          T             Class A-1                         4.35%                  $150,000,000.00
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          U             Class A-2, Class A-3              5.50%                   $31,111,500.00
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          V             Class A-4, Class A-6              7.50%                   $69,543,500.00
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          W             Class A-5, Class A-7              7.6715349995%           $50,000,000.00
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          X             Class A-P                         0.00%                   $ 2,629,441.22
----------------------- --------------------------------- ------------------ --------------------
----------------------- --------------------------------- ------------------ --------------------
          Y             Class R-II, Class M-1, Class      5.75%                  $ 17,312,986.96
                        M-2, Class M-3, Class B-1,
                        Class B-2, Class B-3
----------------------- --------------------------------- ------------------ --------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 2,092 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,092, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,092
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,092 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Underwriters:  Greenwich Capital Markets Inc. and Goldman, Sachs & Co.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Adjustable Rate Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.09% per annum; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Adjustable Rate Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

               (a) (See Section 2.01(a) of the Standard Terms)

               (b) (See Section 2.01(b) of the Standard Terms)

               (c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii),
(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

        The parties hereto agree that it is not intended that any Mortgage Loan be included in the Trust Fund that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

               (d) (See Section 2.01(d) of the Standard Terms)

               (e) (See Section 2.01(e) of the Standard Terms)

               (f) (See Section 2.01(f) of the Standard Terms)

               (g) (See Section 2.01(g) of the Standard Terms)

               (h) (See Section 2.01(h) of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

     (iv) To the best of the Company's knowledge, except with respect to five Mortgage Loans representing approximately 0.2% of the aggregate principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 50.01% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 12.26% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.54% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 43.22% Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

     (xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None of the Mortgage Loans have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to
Section 4 of the Assignment Agreement was the representation and warranty set forth in clause (k) of Section 4 thereof, then the Master Servicer shall request that Residential Funding pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee or the Custodian for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing and to make any additional payments required under the Assignment Agreement in connection with a breach of the representation and warranty in clause (k) of Section 4 thereof shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section               2.05.       Execution      and      Authentication      of
                      Certificates/Issuance of Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence the beneficial interests in REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

     Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence the beneficial interest in the entire REMIC II.

     Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms).

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

     Section 3.01. Master Servicer to Act as Servicer. (See Section 3.01 of the Standard Terms)

     Section  3.02.   Subservicing   Agreements   Between  Master  Servicer  and
          Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

                      (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to the Standard Terms as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders. The Program Guide and any other Subservicing Agreement entered into between the Master Servicer and any Subservicer shall require the Subservicer to accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

                      (b)    (See Section 3.02(b) of the Standard Terms)

     Section 3.03. Successor Subservicers. (See Section 3.03 of the Standard Terms)

     Section 3.04. Liability of the Master Servicer. (See Section 3.04 of the Standard Terms)

     Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders. (See Section 3.05 of the Standard Terms)

     Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee. (See Section 3.06 of the Standard Terms)

     Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. Notwithstanding anything in this Section to the contrary, the Master Servicer shall not enforce any prepayment charge to the extent that such enforcement would violate any applicable law. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance.
        Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrue, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing
        Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the remaining term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 (including amounts received from Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause 4(k) of the Assignment Agreement) and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii) Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii)  Any  amounts  received  by the  Master  Servicer  in  respect of Pledged
        Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

        (c) - (d). (See Section 3.07(c) -(d) of the Standard Terms)

     Section 3.08. Subservicing Accounts; Servicing Accounts. (See Section 3.08 of the Standard Terms)

     Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans. (See Section 3.09 of the Standard Terms)

     Section 3.10.  Permitted  Withdrawals  from  the  Custodial  Account.  (See
          Section 3.10 of the Standard Terms)

     Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder. (See Section 3.11 of the Standard Terms)

     Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage. (See Section 3.12 of the Standard Terms)

     Section  3.13.   Enforcement   of  Due-on-Sale   Clauses;   Assumption  and
          Modification Agreements; Certain Assignments. (See Section 3.13 of the Standard Terms)

     Section 3.14. Realization Upon Defaulted Mortgage Loans. (See Section 3.14 of the Standard Terms)

     Section 3.15. Trustee to Cooperate; Release of Mortgage Files. (See Section
          3.15 of the Standard Terms)

     Section 3.16. Servicing and Other Compensation; Compensating Interest. (See
          Section 3.16 of the Standard Terms)

     Section 3.17. Reports to the Trustee and the Company. (See Section 3.17 of the Standard Terms)

     Section 3.18. Annual Statement as to Compliance. (See Section 3.18 of the Standard Terms)

     Section 3.19. Annual Independent Public Accountants' Servicing Report. (See
          Section 3.19 of the Standard Terms)

     Section 3.20. Rights of the Company in Respect of the Master Servicer. (See
          Section 3.20 of the Standard Terms)

     Section 3.21. Administration of Buydown Funds (See Section 3.21 of the Standard Terms)

                                   ARTICLE IV


                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

(a) (See Section 4.01(a) of the Standard Terms)

(b) (See Section 4.01(b) of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date the Master Servicer on behalf of the Trustee (or the Paying Agent appointed by the Trustee) shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c), and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior Certificates (other than the Class A-P Certificates and the Class A-V Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

     (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

     (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

     (B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in clause (C) of the definition of Class A-P Principal Distribution Amount);

     (C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

     (D) any Excess Subordinate Principal Amount for such Distribution Date; and

     (E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates; minus

     (F) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause (F), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount;

     (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

     (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

     (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous

Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a)(xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

               (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that (1) a shortfall in the amounts available to pay Accrued Certificate Interest on any Class of Certificates results from an interest rate reduction in connection with a Servicing Modification, or (2) such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date will be made as follows:

(i) first, an amount equal Class A-P Principal Distribution Amount shall be distributed to the Class A-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ii) second, subject to Section 4.02(c), the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

(A) first, concurrently to the Class R-I Certificates and Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(B) second, any remaining amount concurrently to the Class A-1, Class A-6 and Class A-7 Certificates until the Certificate Principal Balance of the Class A-1 Certificates and Class A-7 Certificates has been reduced to zero, as follows:

                    (1)  (1)  56.5826351665%  of the amount  described in clause
                         (b)(ii)(B) above to the Class A-1 Certificates;

                    (2)  (2)  18.8608783888%  of the amount  described in clause
                         (b)(ii)(B) above to the Class A-7 Certificates; and

                    (3)  (3)  24.5564864447%  of the amount  described in clause
                         (b)(ii)(B) above to the Class A-6 Certificates;

(C) third, any remaining amount concurrently to the Class A-2 Certificates and Class A-6 Certificates until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, as follows:

                    (1) (1) 87.5% of the amount described in clause (b)(ii)(C) above to the Class A-2 Certificates; and

                    (2) (2) 12.5% of the amount described in clause (b)(ii)(C) above to the Class A-6 Certificates; and

(D) fourth, any remaining amount concurrently to the Class A-3 Certificates and Class A-6 Certificates until the aggregate Certificate Principal Balance of the Class A-3 Certificates and Class A-6 Certificates has been reduced to zero, as follows:

                    (1) 87.5% of the amount described in clause (b)(ii)(D) above to the Class A-3 Certificates; and

                    (2) 12.5% of the amount described in clause (b)(ii)(D) above to the Class A-6 Certificates.

(c) Notwithstanding Section 4.02(b), on or after the Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates and the Class A-V Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances.

(d) After the reduction of the Certificate Principal Balances of all Classes of Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to
                      Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to
                      Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its
                      Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:
                      (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

     Section 4.03. Statements to Certificateholders; Exchange Act Reporting. (See Section 4.03 of the Standard Terms)

     Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

     Section 4.05. Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special

Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion and the entire interest portion of such Realized Losses on Discount Mortgage Loans and the entire principal and interest portion of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and the Subordinate Certificates, on a pro rata basis, as described below.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

     Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

     Section 4.07.  Optional Purchase of Defaulted  Mortgage Loans. (See Section
          4.07 of the Standard Terms)

     Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

                      (SEE ARTICLE V OF THE STANDARD TERMS)

                         Section 5.01. The Certificates.

               (a) (See Section 5.01(a) of the Standard Terms)

               (b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Certificate Registrar to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Certificate Registrar of instructions from the Depository directing the Certificate Registrar to effect such exchange (such instructions shall contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificate, and any other information reasonably required by the

Certificate Registrar), (i) the Certificate Registrar shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Principal Balance of the Definitive Certificate, (ii) the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and the Certificate Registrar shall authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal
Balance of such Class of Certificates by the amount of the Definitive Certificates.

        Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of any instructions required under Section
5.01 and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

               (c) (See Section 5.01(c) of the Standard Terms)

  Section 5.02. Registration of Transfer and Exchange of Certificates. (See
          Section 5.02 of the Standard Terms)

  Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                5.03 of the Standard Terms)

  Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)

  Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                Terms)

  Section 5.06. U.S. Patriot Act Compliance.

        In order for it to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information from the other parties hereto, including but not limited to such parties' name, address and other identifying information.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII


                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee (See Section 8.01 of the Standard Terms).

Section 8.02. Certain Matters Affecting the Trustee (See Section 8.02 of the Standard Terms).

Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans (See Section
     8.03 of the Standard Terms).

Section 8.04. Trustee May Own Certificates (See Section 8.04 of the Standard Terms).

Section  8.05.   Master   Servicer   to  Pay   Trustee's   Fees  and   Expenses;
     Indemnification.

               (a) (See Section 8.01(a) of the Standard Terms)

               (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

               (c) (See Section 8.05(c) of the Standard Terms)

               (d) (See Section 8.04 of the Standard Terms)

Section 8.06. Eligibility Requirements for Trustee (See Section 8.06 of the Standard Terms).

Section 8.07. Resignation and Removal of the Trustee (See Section 8.07 of the Standard Terms).

Section 8.08.  Successor Trustee (See Section 8.08 of the Standard Terms).

Section 8.09. Merger or Consolidation of Trustee (See Section 8.09 of the Standard Terms).

Section 8.10. Appointment of Co-Trustee or Separate Trustee (See Section 8.10 of the Standard Terms).

Section 8.11.  Appointment  of  Custodians  (See  Section  8.11 of the  Standard
     Terms).

Section 8.12. Appointment of Office or Agency (See Section 8.12 of the Standard Terms).

                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC. The purchase price paid by the Master Servicer shall also include any amounts owed by Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause (k) of such Section, that remain unpaid on the date of such purchase.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

               In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX.

        (b) - (e). (See Section 9.01(b) - (e) of the Standard Terms)

Section 9.02. Additional Termination Requirements. (See Section 9.02 of the Standard Terms)

Section 9.03. Termination of Multiple REMICs. (See Section 9.03 of the Standard Terms)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02. Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03. Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04. Distributions on the Uncertificated REMIC I and REMIC II Regular Interests.

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest T, (ii) Uncertificated REMIC I Regular Interest U, (iii) Uncertificated REMIC I Regular Interest V, (iv) Uncertificated REMIC I Regular Interest W, (v) Uncertificated REMIC I Regular Interest X and (vi) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iii) Realized Losses allocated to the Class A-2 Certificates and Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (iv) Realized Losses allocated to the Class A-4 Certificates and Class A-6 Certificates and the Class A-I-3 Certificates under Section
        4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (v) Realized Losses allocated to the Class A-5 Certificates and Class A-7 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vi) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (vii) Realized Losses allocated to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (viii) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:

---------------------------- ---------------------------------------------------
            RECIPIENT                                   ADDRESS
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Company                      8400 Normandale Lake Boulevard
                             Suite 250, Minneapolis, Minnesota  55437,
                                  Attention: President

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Master Servicer              2255 N. Ontario Street, Suite 400
                             Burbank, California 91504-2130,
                             Attention:  Managing Director/Master Servicing

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Trustee                      Corporate Trust Office
                                  1761 East St. Andrew Place
                             Santa Ana, California 92705-4934,
                             Attention:  Residential Accredit Loans, Inc.
                                Series 2004-QS4

                             The Trustee designates its offices located at c/o DTC Transfer Services, 55 Water Street, Jeanette Street Park Entrance, New York, New York 10041, for the purposes of Section 8.12 of the Standard Terms

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Fitch Ratings                One State Street Plaza
                                  New York, New York 10004

---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
Standard & Poor's Ratings    55 Water Street
Services, a division of The  New York, New York 10041
McGraw-Hill Companies, Inc.
---------------------------- ---------------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the
                      Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               96% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates, 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-4 Certificates, in accordance with their respective Percentage Interests; 1.0 % of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Variable Strip Certificates; and 0.5% and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates and Class R-II Certificates, respectively, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                            RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By:  /s/ Joseph Orning
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: _/s/ Mark White_______
      Name:  Mark White
      Title: Vice President


                                            RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By:  /s/ Mark White
                                                 Name: Mark White
                                                 Title: Associate

Attest:_/s/ Joseph Orning______
      Name: Joseph Orning
      Title:Associate


                              DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]


                                            By:  /s/ Brent Hoyler
                                                 Name: Brent Hoyler
                                                 Title: Associate

                                            By:  /s/ Ronaldo Reyes
                                                 Name: Ronaldo Reyes
                                                 Title: Assistant Vice President


Attest:_/s/ Jeremy Conyers______
      Name: Jeremy Conyers
      Title: Associate

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 30th day of March, 2004 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     /s/ Brian Bangerter
                                                     Notary Public

[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 30th day of March, 2004 before me, a notary public in and for said State, personally appeared _Mark White_________, known to me to be a(n) _Associate_________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Brian Bangerter
                                                      Notary Public

[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 30th day of March, 2004 before me, a notary public in and for said State, personally appeared _Brent Hoyler_________, known to me to be a(n) _Associate_________ of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Nicholas Charles Gisler
                                                   Notary Public



[Notarial Seal]

STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 30th day of March, 2004 before me, a notary public in and for said State, personally appeared _Ronaldo Reyes__, known to me to be a(n) _Assistant Vice President_ of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               /s/ Nicholas Charles Gisler
                                               Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 03/26/04           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 08.08.49           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2004-QS4  30 YEAR FIXED                   CUTOFF : 03/01/04
  POOL       : 0004832
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  --------------------------------------------------------------------------

      8386670                              .2500
      253,684.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8414356                              .2500
      111,154.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8427604                              .2500
      135,863.23                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8504470                              .2500
      126,143.72                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8650379                              .2500
      205,931.30                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8656532                              .2500
      107,511.16                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      8656592                              .2500
      201,930.86                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8656656                              .2500
      136,206.33                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8659320                              .2500
      115,286.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8659340                              .2500
      142,663.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8670268                              .2500
      238,121.23                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8670614                              .2500
      320,016.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8670616                              .2500
      149,986.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8670778                              .2500
       83,773.99                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8670894                              .2500
      162,632.22                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8671352                              .2500
      164,435.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8671666                              .2500
       99,336.29                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8674689                              .2500
      341,474.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8674907                              .2500
       58,428.53                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8675700                              .2500
       99,488.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8675924                              .2500
      108,396.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8714748                              .2500
      111,500.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      8715530                              .2500
      132,335.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8757244                              .2500
      100,382.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8757548                              .2500
       87,693.14                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            5.7500                        1.7950

      8758740                              .2500
      201,298.11                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8772262                              .2500
      601,653.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8782314                              .2500
       87,136.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8785898                              .2500
      159,356.07                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8802642                              .2500
      215,212.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8852232                              .2500
      141,503.87                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8852338                              .2500
       63,523.14                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8852626                              .2500
      159,176.29                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8852902                              .2500
      298,844.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8856338                              .2500
       50,668.78                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8871010                              .2500
      321,776.63                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8878770                              .2500
       62,824.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8880022                              .2500
       53,151.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      8898235                              .2500
      163,702.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8898791                              .2500
       83,534.78                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      8899833                              .2500
      228,614.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8909977                              .2500
      190,223.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8910121                              .2500
      199,800.90                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8910237                              .2500
      187,817.27                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8910241                              .2500
      174,740.74                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8910387                              .2500
      169,826.68                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8911493                              .2500
      310,098.31                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8912289                              .2500
      299,754.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8912455                              .2500
      396,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8912463                              .2500
      218,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8912575                              .2500
      275,731.74                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8913277                              .2500
      192,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8913413                              .2500
      170,910.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      8913649                              .2500
      650,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8913955                              .2500
      114,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8914151                              .2500
      226,400.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8914182                              .2500
      175,044.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      8947250                              .2500
      134,729.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      8961876                              .2500
      151,301.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      8961894                              .2500
      143,487.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8961902                              .2500
      103,094.51                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      8962198                              .2500
       59,530.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      8962236                              .2500
      119,456.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      8962614                              .2500
       78,041.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8962616                              .2500
       78,041.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8962620                              .2500
       90,783.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8972044                              .2500
      124,778.82                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      8987006                              .2500
      115,290.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      8999560                              .2500
      121,274.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9005582                              .2500
      127,784.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9015784                              .2500
      116,547.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9021570                              .2500
      167,185.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9022056                              .2500
      220,119.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9025486                              .2500
      119,787.68                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9025648                              .2500
      109,907.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9025734                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9025746                              .2500
       84,842.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9026328                              .2500
       57,024.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950
1



      9027172                              .2500
      198,507.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027180                              .2500
      146,361.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027190                              .2500
      254,391.21                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9027202                              .2500
      617,021.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027212                              .2500
      116,902.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027222                              .2500
       98,730.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027232                              .2500
       76,759.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027242                              .2500
      164,422.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9027260                              .2500
      143,660.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027268                              .2500
      111,771.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9027276                              .2500
       90,141.90                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9027286                              .2500
      251,296.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027304                              .2500
      375,765.96                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9027320                              .2500
       72,668.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027332                              .2500
      409,358.37                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027352                              .2500
      103,051.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9027360                              .2500
      119,787.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027372                              .2500
      160,748.04                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027382                              .2500
       53,464.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027396                              .2500
       79,708.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027414                              .2500
      112,503.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027422                              .2500
      243,512.99                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9027434                              .2500
       75,459.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027450                              .2500
      149,600.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9027458                              .2500
       96,847.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027478                              .2500
      385,732.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027494                              .2500
       66,622.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027536                              .2500
       90,835.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027544                              .2500
      162,776.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027562                              .2500
       90,205.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027576                              .2500
      224,561.52                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9027584                              .2500
      135,638.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9027590                              .2500
       51,115.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027600                              .2500
      117,386.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027606                              .2500
      239,361.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027616                              .2500
      258,066.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027618                              .2500
       71,884.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9027628                              .2500
      199,454.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027632                              .2500
      127,804.60                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027636                              .2500
      373,450.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9027648                              .2500
      446,265.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027656                              .2500
      608,563.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027670                              .2500
      123,653.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027684                              .2500
      106,785.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027688                              .2500
      109,800.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027694                              .2500
      131,501.34                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027700                              .2500
      153,628.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027704                              .2500
      128,903.23                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950
1



      9027708                              .2500
       52,126.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027710                              .2500
       77,731.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027722                              .2500
      502,813.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027724                              .2500
       85,444.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027728                              .2500
      118,092.43                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027730                              .2500
      298,733.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027734                              .2500
      114,451.92                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027736                              .2500
      412,551.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9027740                              .2500
       82,463.36                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027742                              .2500
      126,797.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027744                              .2500
      153,375.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027750                              .2500
       91,824.96                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027768                              .2500
       84,555.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027770                              .2500
      105,182.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027772                              .2500
       71,073.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027774                              .2500
       63,599.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9027780                              .2500
      174,582.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027784                              .2500
      274,412.08                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027788                              .2500
      159,859.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027792                              .2500
      199,644.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027798                              .2500
      299,429.20                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027804                              .2500
      206,425.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027806                              .2500
       58,319.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027810                              .2500
      199,505.30                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9027816                              .2500
       70,289.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027820                              .2500
       47,921.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027824                              .2500
      169,720.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027832                              .2500
      419,200.88                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027836                              .2500
      101,851.65                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027844                              .2500
      141,378.39                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027846                              .2500
      125,120.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027848                              .2500
      264,726.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9027854                              .2500
      184,656.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027856                              .2500
       51,638.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027858                              .2500
       78,141.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027860                              .2500
       63,571.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027872                              .2500
       93,542.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027874                              .2500
       42,594.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027876                              .2500
      157,998.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027880                              .2500
      232,338.15                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9027882                              .2500
      112,235.12                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027884                              .2500
       97,314.48                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027888                              .2500
      255,557.92                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027890                              .2500
      130,585.26                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9027892                              .2500
       52,077.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027894                              .2500
       58,362.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027896                              .2500
       94,652.59                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9027904                              .2500
       87,748.17                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9027928                              .2500
      191,421.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027930                              .2500
       52,285.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027934                              .2500
      152,603.70                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027938                              .2500
      296,764.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027946                              .2500
      296,764.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027948                              .2500
      294,676.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027954                              .2500
       39,488.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027958                              .2500
      229,357.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9027960                              .2500
      144,822.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027964                              .2500
       98,469.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9027966                              .2500
      399,292.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027968                              .2500
       89,848.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9027970                              .2500
       59,908.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9027972                              .2500
      209,654.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9027976                              .2500
      283,098.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9027982                              .2500
       82,264.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9027988                              .2500
      205,673.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9027992                              .2500
      214,449.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9027996                              .2500
       63,576.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028000                              .2500
       69,559.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028004                              .2500
       70,307.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028006                              .2500
       76,291.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028008                              .2500
      130,892.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028010                              .2500
      279,058.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9028012                              .2500
      150,689.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028014                              .2500
      386,394.37                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9028018                              .2500
      179,625.56                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028020                              .2500
      473,688.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9028022                              .2500
      205,848.04                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9028026                              .2500
      256,315.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028092                              .2500
      249,158.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028130                              .2500
      133,625.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9028134                              .2500
      310,475.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028136                              .2500
       53,250.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028138                              .2500
      219,414.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028206                              .2500
       62,819.70                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9028286                              .2500
      220,100.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028288                              .2500
      102,227.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028292                              .2500
      151,743.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028296                              .2500
      561,180.24                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9028298                              .2500
      182,688.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028304                              .2500
       56,669.52                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9028306                              .2500
       83,765.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028308                              .2500
      364,028.55                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028318                              .2500
      130,881.20                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9028328                              .2500
      172,801.99                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9028330                              .2500
      119,573.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028334                              .2500
      142,827.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9028338                              .2500
      214,441.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028342                              .2500
      171,452.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028346                              .2500
      214,340.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028350                              .2500
       62,963.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9028352                              .2500
       53,538.81                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9028354                              .2500
       96,425.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028360                              .2500
      101,415.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028362                              .2500
       87,248.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9028366                              .2500
      351,016.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028368                              .2500
       61,439.98                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028406                              .2500
       95,513.76                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9028410                              .2500
       39,957.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9028414                              .2500
      299,376.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            5.7500                        1.7950

      9028416                              .2500
      135,353.70                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9028420                              .2500
      197,807.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028422                              .2500
      172,093.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9028424                              .2500
      574,539.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028428                              .2500
      113,793.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028432                              .2500
       50,165.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028442                              .2500
      221,986.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028450                              .2500
      219,601.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028454                              .2500
      183,379.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028462                              .2500
      387,329.98                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028466                              .2500
       81,455.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9028468                              .2500
      118,021.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028472                              .2500
       64,388.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028478                              .2500
      582,445.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028480                              .2500
       80,493.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028482                              .2500
      124,767.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028486                              .2500
      281,943.11                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9028492                              .2500
       55,069.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028496                              .2500
       36,653.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9028500                              .2500
       79,788.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9028506                              .2500
       94,827.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028508                              .2500
      555,144.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028512                              .2500
      157,100.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028514                              .2500
       44,681.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9028520                              .2500
      193,769.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9028522                              .2500
      224,620.84                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028524                              .2500
       63,467.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9028528                              .2500
      121,156.68                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028534                              .2500
       39,953.21                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9028536                              .2500
      231,214.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028546                              .2500
      141,344.40                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9028550                              .2500
      381,244.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028554                              .2500
      104,308.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028568                              .2500
      107,719.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028574                              .2500
       93,778.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9028582                              .2500
      351,361.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028584                              .2500
      161,570.76                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028588                              .2500
       70,198.73                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9028594                              .2500
      102,476.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028596                              .2500
      112,699.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028598                              .2500
      157,090.87                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028600                              .2500
      399,358.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9028602                              .2500
      197,385.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9028604                              .2500
      124,683.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028616                              .2500
      251,329.29                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028618                              .2500
      374,871.42                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9028620                              .2500
      100,724.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028624                              .2500
       74,860.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028630                              .2500
      126,769.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028632                              .2500
      209,369.67                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9028636                              .2500
       67,812.71                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      9028640                              .2500
      118,956.33                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9028642                              .2500
      489,011.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028648                              .2500
      204,845.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028666                              .2500
      223,309.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028684                              .2500
      191,692.01                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9028686                              .2500
      137,728.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028726                              .2500
       82,216.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9028730                              .2500
      283,346.71                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9028732                              .2500
      414,992.96                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9028734                              .2500
      114,187.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9028740                              .2500
      138,149.08                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028748                              .2500
       75,070.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9028752                              .2500
      116,703.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9028754                              .2500
      231,367.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9028762                              .2500
       49,919.80                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9029530                              .2500
      135,065.41                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9029812                              .2500
      147,856.16                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9030380                              .2500
       80,989.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9030612                              .2500
      121,299.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9030618                              .2500
      397,790.71                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      9030620                              .2500
      153,666.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9030622                              .2500
      160,002.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9031130                              .2500
       64,750.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9034184                              .2500
       51,660.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9035286                              .2500
       81,135.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9040852                              .2500
      162,766.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9043908                              .2500
      105,027.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9046298                              .2500
       62,307.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9050340                              .2500
      131,894.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9052544                              .2500
      123,879.48                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9054100                              .2500
      150,610.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9055904                              .2500
      249,762.79                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9060292                              .2500
      166,360.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9060420                              .2500
      179,829.21                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9060606                              .2500
      141,630.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9060664                              .2500
      189,819.72                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9060696                              .2500
      102,799.99                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9061502                              .2500
       31,476.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9061716                              .2500
       28,478.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9065150                              .2500
      137,372.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9065330                              .2500
      197,058.29                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9065448                              .2500
       94,422.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9065488                              .2500
       94,422.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9065968                              .2500
      147,456.55                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9065990                              .2500
      134,889.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9067006                              .2500
      239,755.31                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9067916                              .2500
      553,961.06                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9068116                              .2500
      151,852.26                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9068488                              .2500
       29,227.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9069848                              .2500
      155,665.86                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9069922                              .2500
      137,084.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9072394                              .2500
      100,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9072444                              .2500
      183,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9072730                              .2500
      143,866.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9074636                              .2500
      449,562.63                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9076992                              .2500
       68,249.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9077352                              .2500
      218,787.14                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9077378                              .2500
       62,948.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9077614                              .2500
      211,317.91                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9078086                              .2500
      115,909.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9078210                              .2500
       66,099.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9078604                              .2500
      371,638.44                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9078848                              .2500
      130,769.69                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9079002                              .2500
       38,169.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      9079032                              .2500
      211,304.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9079956                              .2500
      289,512.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9080014                              .2500
      210,200.36                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9080030                              .2500
      110,899.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080046                              .2500
      425,230.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080166                              .2500
      141,618.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9080170                              .2500
      132,784.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080208                              .2500
      121,363.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9080246                              .2500
      119,886.13                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9080254                              .2500
      175,605.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9080256                              .2500
      227,788.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9080288                              .2500
      351,681.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080366                              .2500
       75,541.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9080446                              .2500
      446,814.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9080486                              .2500
      159,855.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080526                              .2500
      101,508.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9080528                              .2500
      127,889.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9080566                              .2500
       63,090.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9080648                              .2500
      215,449.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9080686                              .2500
       66,392.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9080688                              .2500
      242,885.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9080690                              .2500
      161,857.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9080728                              .2500
       64,941.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9080742                              .2500
      188,333.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9080790                              .2500
       63,946.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9080804                              .2500
      209,836.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9080816                              .2500
      154,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9080822                              .2500
      207,797.84                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9080824                              .2500
      239,803.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9080830                              .2500
       94,922.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9080992                              .2500
       98,783.89                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9081064                              .2500
      198,216.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9081076                              .2500
      238,184.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9081138                              .2500
      132,648.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9081166                              .2500
       99,902.81                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082706                              .2500
      399,611.22                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082710                              .2500
      219,780.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9082718                              .2500
      265,148.18                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9082722                              .2500
      179,833.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9082724                              .2500
      538,602.49                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9082726                              .2500
      127,789.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9082730                              .2500
      483,033.93                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9082732                              .2500
      195,809.50                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082740                              .2500
      349,659.82                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082746                              .2500
      595,392.35                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082770                              .2500
      187,022.37                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9082772                              .2500
      375,575.73                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9082776                              .2500
      100,604.45                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9082780                              .2500
      240,776.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9082786                              .2500
      145,265.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9082796                              .2500
      137,862.62                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9082800                              .2500
      248,337.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9082806                              .2500
      126,576.85                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082808                              .2500
      149,759.38                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9082812                              .2500
       54,444.43                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082818                              .2500
       54,575.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9082820                              .2500
      131,066.23                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082822                              .2500
      113,307.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9082824                              .2500
      191,043.27                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9082838                              .2500
       74,940.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9082842                              .2500
      412,781.97                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082850                              .2500
      227,833.34                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9082852                              .2500
      305,288.43                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082854                              .2500
      147,869.41                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9082856                              .2500
      420,428.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9082860                              .2500
      257,736.95                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082864                              .2500
      217,572.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9082872                              .2500
      302,380.65                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082880                              .2500
      285,678.67                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9082884                              .2500
      299,765.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9082886                              .2500
      498,977.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9082892                              .2500
      213,516.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9082894                              .2500
      106,294.07                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9083012                              .2500
      112,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9083780                              .2500
      136,370.49                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9083808                              .2500
      110,606.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9083812                              .2500
      114,082.52                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9083816                              .2500
      127,665.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9083820                              .2500
       80,926.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9083824                              .2500
       95,611.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9083828                              .2500
      103,441.85                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9083832                              .2500
       58,406.15                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9083836                              .2500
      399,274.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9083840                              .2500
      235,602.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9083852                              .2500
      170,711.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9083856                              .2500
       94,960.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9083858                              .2500
      299,715.34                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9083862                              .2500
      103,413.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9083872                              .2500
      143,876.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9083994                              .2500
      277,278.09                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9084146                              .2500
      378,140.86                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9084240                              .2500
      103,706.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9084332                              .2500
      115,255.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9084450                              .2500
       95,904.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9084454                              .2500
      158,060.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9084470                              .2500
      134,857.80                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9084606                              .2500
      129,870.58                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9084696                              .2500
      151,952.16                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9084812                              .2500
       75,125.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9084836                              .2500
      162,245.91                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9084866                              .2500
      174,426.18                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9084880                              .2500
      112,685.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9084902                              .2500
       74,679.07                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9084944                              .2500
       73,928.08                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9085966                              .2500
      129,882.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9086022                              .2500
      100,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9086156                              .2500
       76,440.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9086222                              .2500
      135,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9086224                              .2500
      279,528.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9086226                              .2500
      158,342.21                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9086618                              .2500
      294,952.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9086652                              .2500
      131,750.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9086680                              .2500
      333,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9086696                              .2500
      142,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9086716                              .2500
       59,949.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9087136                              .2500
      264,260.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9087186                              .2500
      320,591.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9087188                              .2500
      264,242.92                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9090470                              .2500
      106,740.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9090498                              .2500
      139,857.27                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9090504                              .2500
      157,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9090618                              .2500
       85,520.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9090656                              .2500
      173,327.28                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9090720                              .2500
      183,750.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9091104                              .2500
      169,853.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9091248                              .2500
       97,177.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9091374                              .2500
      424,596.74                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9091380                              .2500
      494,483.19                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      9091396                              .2500
      474,527.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9091532                              .2500
      589,440.19                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9091546                              .2500
      595,808.39                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9091852                              .2500
       55,853.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9091854                              .2500
       99,921.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9092050                              .2500
      119,880.54                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9092610                              .2500
       51,997.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9093572                              .2500
      202,459.70                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9094150                              .2500
      273,352.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9095966                              .2500
       62,480.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096096                              .2500
       75,289.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9096098                              .2500
       99,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096252                              .2500
       52,955.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096280                              .2500
      204,250.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9096330                              .2500
      181,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9096346                              .2500
      275,731.74                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9096372                              .2500
      386,632.80                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9096386                              .2500
      131,349.83                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9096456                              .2500
      116,809.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9096504                              .2500
      184,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9096514                              .2500
       94,420.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096550                              .2500
      112,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9096610                              .2500
      220,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9096642                              .2500
       51,253.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9096674                              .2500
       91,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9096726                              .2500
      219,455.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9096776                              .2500
      139,182.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096782                              .2500
      513,321.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9096806                              .2500
      226,923.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9096808                              .2500
       88,221.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9096810                              .2500
       69,768.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9096892                              .2500
      122,373.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9096950                              .2500
      493,674.59                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9096960                              .2500
       97,340.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9097288                              .2500
      229,276.94                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9097330                              .2500
       75,308.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9097352                              .2500
      183,608.34                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9097414                              .2500
      382,505.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9097702                              .2500
      110,163.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9097780                              .2500
       87,708.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9097808                              .2500
       99,898.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9098006                              .2500
       89,520.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9098046                              .2500
       51,253.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9098590                              .2500
       56,100.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9098858                              .2500
      108,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9098958                              .2500
      144,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9098968                              .2500
      111,150.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9099294                              .2500
      143,876.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9099436                              .2500
      143,876.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9099478                              .2500
      110,295.25                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9099528                              .2500
      179,704.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9099568                              .2500
       63,892.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9099572                              .2500
      150,046.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9099574                              .2500
      163,851.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9099578                              .2500
      187,362.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9099610                              .2500
       51,253.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9099622                              .2500
      130,815.89                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9099628                              .2500
       70,183.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9099630                              .2500
      381,340.37                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9099634                              .2500
      139,536.92                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9099652                              .2500
      393,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9099656                              .2500
       66,280.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9099696                              .2500
       93,906.42                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9099714                              .2500
      153,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9099724                              .2500
       70,183.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9099780                              .2500
      142,358.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9099790                              .2500
      470,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9099806                              .2500
      293,714.26                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9099820                              .2500
      293,714.26                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9099830                              .2500
       58,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9099850                              .2500
      152,351.78                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9099946                              .2500
      130,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9099950                              .2500
      258,048.95                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9099962                              .2500
      232,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9099992                              .2500
       67,545.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9100010                              .2500
      431,580.12                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9100014                              .2500
      199,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9100030                              .2500
       81,675.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9100044                              .2500
       51,819.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9100056                              .2500
      282,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9100058                              .2500
      140,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9100060                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9100130                              .2500
       62,781.18                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9100242                              .2500
      217,846.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9100422                              .2500
       68,803.09                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9100700                              .2500
       61,141.26                          .0800
            6.1900                         .0000
            5.9400                         .0000
            5.8600                         .0000
            5.7500                         .1100

      9100702                              .2500
      222,850.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9100728                              .2500
      197,841.67                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      9100778                              .2500
      219,791.25                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9100860                              .2500
      207,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9100894                              .2500
      143,866.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9100968                              .2500
      210,009.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9101222                              .2500
       96,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9101340                              .2500
      235,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9102212                              .2500
      240,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9102218                              .2500
       55,850.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9102354                              .2500
      246,136.58                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      9102356                              .2500
      115,884.52                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9102450                              .2500
      351,377.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9102462                              .2500
       72,735.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9102492                              .2500
      311,703.96                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9102542                              .2500
       89,816.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9102582                              .2500
      136,879.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9102612                              .2500
      150,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9102614                              .2500
       95,917.35                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9102674                              .2500
      199,810.24                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9102742                              .2500
       85,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      9102756                              .2500
       73,936.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9102890                              .2500
      150,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9102896                              .2500
      120,298.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9102900                              .2500
      190,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9102910                              .2500
      168,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9102918                              .2500
      126,876.56                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9102924                              .2500
      144,884.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9103002                              .2500
      527,461.68                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9103026                              .2500
       60,936.31                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9103106                              .2500
      150,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9103156                              .2500
      150,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9103206                              .2500
      115,889.94                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9103270                              .2500
      234,730.45                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000
1



      9103276                              .2500
      232,283.84                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9103302                              .2500
      129,215.85                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      9103380                              .2500
      117,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9103408                              .2500
      129,635.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9103412                              .2500
      161,796.18                          .0300
            4.7500                         .0000
            4.5000                         .0000
            4.4700                         .0000
            4.4700                         .0000

      9103448                              .2500
      107,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9103506                              .2500
       44,914.92                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9103518                              .2500
      325,690.68                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9103604                              .2500
      179,812.07                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9103666                              .2500
      112,897.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9103680                              .2500
      629,470.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9103692                              .2500
      133,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9103694                              .2500
      242,180.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9103704                              .2500
      158,014.27                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      9103708                              .2500
      124,863.18                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      9103712                              .2500
      149,897.02                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9103792                              .2500
       89,903.79                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      9103822                              .2500
      164,670.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9103884                              .2500
      125,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9103914                              .2500
      197,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9103930                              .2500
      133,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9103960                              .2500
      110,669.92                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      9104026                              .2500
      129,796.56                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9104050                              .2500
       99,900.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9104096                              .2500
      146,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9104098                              .2500
      649,236.87                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      9104104                              .2500
      649,254.43                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104130                              .2500
      472,520.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9104138                              .2500
      133,872.86                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9104146                              .2500
      224,735.84                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      9104152                              .2500
      173,786.05                          .0300
            4.8750                         .0000
            4.6250                         .0000
            4.5950                         .0000
            4.5950                         .0000

      9104156                              .2500
      609,731.90                          .0300
            4.7500                         .0000
            4.5000                         .0000
            4.4700                         .0000
            4.4700                         .0000
1



      9104164                              .2500
      339,591.48                          .0300
            5.0000                         .0000
            4.7500                         .0000
            4.7200                         .0000
            4.7200                         .0000

      9104218                              .2500
       59,943.07                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9104220                              .2500
      106,393.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9104228                              .2500
      223,743.06                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104232                              .2500
      217,256.28                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      9104248                              .2500
      142,254.82                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9104256                              .2500
      157,818.77                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104270                              .2500
      172,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9104272                              .2500
      163,975.94                          .0300
            4.6250                         .0000
            4.3750                         .0000
            4.3450                         .0000
            4.3450                         .0000

      9104330                              .2500
      173,790.93                          .0300
            5.0000                         .0000
            4.7500                         .0000
            4.7200                         .0000
            4.7200                         .0000

      9104372                              .2500
      116,799.08                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9104402                              .2500
      257,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9104424                              .2500
      185,282.21                          .0300
            5.1250                         .0000
            4.8750                         .0000
            4.8450                         .0000
            4.8450                         .0000

      9104426                              .2500
      298,695.15                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9104434                              .2500
      244,691.75                          .0300
            4.7500                         .0000
            4.5000                         .0000
            4.4700                         .0000
            4.4700                         .0000

      9104446                              .2500
      519,430.83                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000
1



      9104470                              .2500
      266,714.19                          .0300
            4.7500                         .0000
            4.5000                         .0000
            4.4700                         .0000
            4.4700                         .0000

      9104488                              .2500
      184,820.19                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9104490                              .2500
      257,143.76                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9104508                              .2500
      251,283.45                          .0300
            4.7500                         .0000
            4.5000                         .0000
            4.4700                         .0000
            4.4700                         .0000

      9104530                              .2500
       65,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9104538                              .2500
       87,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9104546                              .2500
      335,764.43                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104574                              .2500
      254,707.51                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000
1



      9104586                              .2500
      269,690.30                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104606                              .2500
      277,688.49                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      9104734                              .2500
       84,919.35                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9104736                              .2500
      449,495.76                          .0300
            5.3750                         .0000
            5.1250                         .0000
            5.0950                         .0000
            5.0950                         .0000

      9104776                              .2500
      522,400.10                          .0300
            5.2500                         .0000
            5.0000                         .0000
            4.9700                         .0000
            4.9700                         .0000

      9104790                              .2500
      250,056.72                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9104812                              .2500
      120,798.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9104850                              .2500
      136,950.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9104866                              .2500
      136,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9104902                              .2500
       94,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9105048                              .2500
      138,772.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9105058                              .2500
      379,639.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9105148                              .2500
       61,495.13                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9105166                              .2500
      179,735.22                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9105248                              .2500
       73,060.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9106168                              .2500
      154,150.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9106246                              .2500
       86,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9106286                              .2500
      220,590.50                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9106448                              .2500
       99,911.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9106826                              .2500
       42,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9106834                              .5000
       60,067.77                          .0300
            5.8750                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      9106854                              .2500
       72,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9106898                              .2500
      244,761.87                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9106910                              .2500
       75,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9106926                              .2500
      260,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9106938                              .2500
      112,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107018                              .2500
      164,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9107024                              .2500
      128,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9107028                              .2500
       79,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9107050                              .2500
       63,750.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107070                              .2500
      333,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107278                              .2500
      288,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      9107282                              .2500
      121,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107284                              .2500
       79,925.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9107298                              .2500
       93,817.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9107348                              .2500
       98,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107356                              .2500
      208,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9107378                              .2500
      281,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9107464                              .2500
      124,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9107506                              .2500
       85,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9107510                              .2500
      140,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9107518                              .2500
      171,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9107542                              .2500
      333,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9107554                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9107566                              .2500
       92,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9107640                              .2500
      211,875.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9107646                              .2500
      114,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9107690                              .2500
      200,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9107736                              .2500
       69,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9107998                              .2500
       84,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9108082                              .2500
       99,902.81                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9108120                              .2500
      140,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9108352                              .2500
      888,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9108986                              .2500
      159,950.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9109332                              .2500
      112,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9109380                              .2500
       96,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9109384                              .2500
      268,251.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9109454                              .2500
      176,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9109462                              .2500
       94,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9109478                              .2500
      107,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9109490                              .2500
      237,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9109534                              .2500
      256,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9109540                              .2500
       58,348.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9109608                              .2500
      349,691.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9109656                              .2500
       64,751.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9110016                              .2500
       85,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9110420                              .2500
      483,540.76                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9110616                              .2500
      256,773.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9110726                              .2500
      206,299.29                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9111136                              .2500
      212,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9111156                              .2500
      140,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9111214                              .2500
      252,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9111248                              .2500
      105,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9111276                              .2500
      108,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9111314                              .2500
       92,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9111342                              .2500
       74,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9111354                              .2500
      316,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9111360                              .2500
       77,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9111366                              .2500
      275,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9111372                              .2500
       74,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9111412                              .2500
      244,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9111434                              .2500
      285,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9111482                              .2500
      390,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9111488                              .2500
      120,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9111512                              .2500
      101,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9111522                              .2500
       92,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9111656                              .2500
      237,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9111670                              .2500
      292,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9111682                              .2500
      340,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9111692                              .2500
      166,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9111700                              .2500
      236,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9111702                              .2500
       16,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      9111722                              .2500
      248,752.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9111754                              .2500
      164,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9111774                              .2500
      117,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9112808                              .2500
      359,632.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9113212                              .2500
      157,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9113294                              .2500
      311,950.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9114962                              .2500
      101,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9115104                              .2500
      239,783.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9115166                              .2500
       98,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9115302                              .2500
      260,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9115500                              .2500
       54,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9115516                              .2500
      115,090.69                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9115578                              .2500
      236,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115694                              .2500
      100,056.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115704                              .2500
      106,675.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115710                              .2500
      100,056.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115716                              .2500
      100,056.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115850                              .2500
       90,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9115886                              .2500
       74,936.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9115912                              .2500
      220,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9115954                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9115966                              .2500
      226,980.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9116012                              .2500
       85,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9116036                              .2500
       63,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9116110                              .2500
       98,100.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9116304                              .2500
       54,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9116570                              .2500
      303,704.53                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9116576                              .2500
      259,781.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9116666                              .2500
      369,622.77                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9116680                              .2500
       52,755.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9116686                              .2500
      363,619.96                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9116690                              .2500
      351,158.36                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9116702                              .2500
      506,470.67                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9116714                              .2500
      499,490.23                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9116716                              .2500
      574,649.41                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9116726                              .2500
      483,540.76                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9116892                              .2500
      103,490.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9117056                              .2500
      288,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9117058                              .2500
      150,900.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9117452                              .2500
      136,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9117470                              .2500
       91,121.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9117502                              .2500
      124,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9117512                              .2500
      175,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9117528                              .2500
      122,990.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9117648                              .2500
      148,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9117666                              .2500
      503,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9117676                              .2500
      144,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9117694                              .2500
      167,651.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9117726                              .2500
       45,750.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9117736                              .2500
      248,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9117742                              .2500
       56,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9117758                              .2500
      139,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9117770                              .2500
      131,962.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9117776                              .2500
       91,350.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9117798                              .2500
       58,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9117834                              .2500
       70,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9117960                              .2500
      116,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9118546                              .2500
       67,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9118562                              .2500
       85,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9119702                              .2500
      295,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9120166                              .2500
      287,382.78                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      9120172                              .2500
      299,456.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9120376                              .2500
      139,863.93                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9120466                              .2500
      199,454.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9120504                              .2500
      499,490.23                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9120532                              .2500
      139,713.84                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9120542                              .2500
      114,187.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9120576                              .2500
       85,441.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9120578                              .2500
      214,581.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9121128                              .2500
       99,300.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9121302                              .2500
       89,030.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9121568                              .2500
      103,901.32                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9121572                              .2500
      175,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9121616                              .2500
       95,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9121636                              .2500
      146,300.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9121656                              .2500
      223,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9121668                              .2500
      155,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9121710                              .2500
      113,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9121734                              .2500
      285,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9121752                              .2500
      112,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9121770                              .2500
       93,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9121782                              .2500
      122,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9121860                              .2500
      135,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9121864                              .2500
      277,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9121870                              .2500
       58,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9121876                              .2500
      114,386.01                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9121894                              .2500
       95,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9121902                              .2500
       76,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9121914                              .2500
       92,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9121920                              .2500
       90,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9121926                              .2500
       67,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9121972                              .2500
       79,650.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9122012                              .2500
       85,560.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9122058                              .2500
       88,440.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9122094                              .2500
      102,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9122098                              .2500
      105,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9122114                              .2500
      190,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9122122                              .2500
      169,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9122222                              .2500
      220,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9122226                              .2500
      620,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9122234                              .2500
       75,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9122242                              .2500
      165,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9122300                              .2500
       58,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9122310                              .2500
      130,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9122314                              .2500
       92,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9122418                              .2500
      115,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9122440                              .2500
      135,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9122472                              .2500
      156,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9122474                              .2500
      111,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9122506                              .2500
      128,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9122532                              .2500
       70,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9122534                              .2500
      150,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9122574                              .2500
      504,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9122648                              .2500
      120,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9122810                              .2500
       55,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9122838                              .2500
       80,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9122872                              .2500
      174,863.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9122874                              .2500
       43,125.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9122912                              .2500
       78,271.09                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9122918                              .2500
       59,948.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9122920                              .2500
       75,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9122938                              .2500
       74,400.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9123176                              .2500
      129,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9123282                              .2500
       49,954.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9123414                              .2500
      152,900.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9123482                              .2500
      203,801.72                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9123616                              .2500
       87,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9124170                              .2500
      156,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124176                              .2500
      173,100.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124308                              .2500
      132,570.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124316                              .2500
      244,533.85                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124326                              .2500
      312,290.19                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9124330                              .2500
       51,910.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124350                              .2500
       66,285.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124358                              .2500
       58,299.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124366                              .2500
      132,509.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124376                              .2500
       23,657.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124384                              .2500
       44,718.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124386                              .2500
       94,920.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124402                              .2500
       53,892.21                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9124414                              .2500
       63,889.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124418                              .2500
       63,889.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124426                              .2500
       51,910.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124434                              .2500
       59,896.39                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124448                              .2500
       77,552.15                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124454                              .2500
       70,138.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9124490                              .2500
       40,462.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124494                              .2500
       54,714.25                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9124510                              .2500
       80,794.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124516                              .2500
       70,340.85                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124522                              .2500
       93,026.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124528                              .2500
       57,488.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124534                              .2500
      189,632.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124552                              .2500
      139,498.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124556                              .2500
      117,151.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124564                              .2500
      139,326.96                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9124568                              .2500
      138,169.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124574                              .2500
      164,336.23                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124580                              .2500
      142,254.82                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9124586                              .2500
       87,345.16                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9124610                              .2500
      265,276.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124618                              .2500
       87,918.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124624                              .2500
      294,575.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124630                              .2500
       60,297.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9124634                              .2500
       40,431.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124640                              .2500
       55,299.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124646                              .2500
      107,789.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124652                              .2500
       33,541.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124658                              .2500
       41,128.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124670                              .2500
       39,927.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124676                              .2500
       70,035.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124688                              .2500
       54,805.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9124694                              .2500
       70,307.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124700                              .2500
      123,585.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124714                              .2500
      112,809.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124726                              .2500
       77,240.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124732                              .2500
       77,240.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124746                              .2500
       58,698.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124750                              .2500
      103,316.87                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9124758                              .2500
       74,429.31                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9124764                              .2500
      103,203.84                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124770                              .2500
      118,697.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124774                              .2500
       41,957.17                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9124782                              .2500
       93,430.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124788                              .2500
      314,308.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124794                              .2500
      134,730.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124804                              .2500
       91,910.57                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9124808                              .2500
       62,947.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9124816                              .2500
      154,859.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124822                              .2500
       85,352.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124828                              .2500
      109,909.83                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9124834                              .2500
       71,798.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124842                              .2500
      122,198.73                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9124844                              .2500
       59,883.06                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9124856                              .2500
      126,380.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124864                              .2500
       55,954.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9124868                              .2500
       31,471.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124870                              .2500
       58,006.78                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9124874                              .2500
      194,599.12                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9124878                              .2500
      143,879.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124884                              .2500
       49,015.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9124888                              .2500
      205,403.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9124894                              .2500
      133,717.80                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9124898                              .2500
      134,761.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9124904                              .2500
      164,343.91                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124908                              .2500
       51,901.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124912                              .2500
      268,521.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124916                              .2500
      125,143.67                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9124920                              .2500
      134,730.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124924                              .2500
      173,396.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9124928                              .2500
      116,688.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124930                              .2500
      119,139.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9124934                              .2500
      126,696.61                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124940                              .2500
       75,428.36                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124946                              .2500
      292,029.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9124956                              .2500
       51,352.49                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9124960                              .2500
      143,762.46                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124964                              .2500
      130,263.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9124968                              .2500
      211,798.84                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9124976                              .2500
      148,343.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9124980                              .2500
      426,724.76                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9124984                              .2500
      139,857.26                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9124996                              .2500
       67,339.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125000                              .2500
       71,835.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125004                              .2500
      202,118.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125008                              .2500
      138,316.67                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125012                              .2500
       80,446.64                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125016                              .2500
       63,688.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9125020                              .2500
       74,118.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125026                              .2500
      224,151.68                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125032                              .2500
      134,006.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125044                              .2500
      134,617.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125046                              .2500
      165,684.14                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125054                              .2500
      509,480.02                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125060                              .2500
      329,277.12                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125064                              .2500
       88,418.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9125068                              .2500
      188,824.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125072                              .2500
      107,195.63                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125076                              .2500
      107,195.63                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125078                              .2500
       94,016.42                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125084                              .2500
      265,493.90                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125086                              .2500
      107,509.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125092                              .2500
      219,410.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125096                              .2500
      139,873.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125100                              .2500
       58,401.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125128                              .2500
      108,704.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125132                              .2500
       93,250.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125136                              .2500
       93,250.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125140                              .2500
      224,611.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125144                              .2500
      172,693.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125148                              .2500
      201,789.11                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125156                              .2500
       61,443.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9125160                              .2500
       69,285.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125164                              .2500
       99,110.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125170                              .2500
      100,657.64                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125172                              .2500
      136,636.37                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125180                              .2500
       35,490.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125184                              .2500
       89,737.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125188                              .2500
       35,747.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125192                              .2500
      107,090.70                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9125194                              .2500
       73,017.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125196                              .2500
      102,223.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125198                              .2500
      106,941.67                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125200                              .2500
       99,997.94                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125202                              .2500
       98,998.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125204                              .2500
       99,698.24                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125206                              .2500
      112,291.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125208                              .2500
       52,950.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9125210                              .2500
       51,907.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125212                              .2500
       69,813.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125216                              .2500
      123,839.38                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125220                              .2500
      474,600.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125222                              .2500
      299,481.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125224                              .2500
      156,999.80                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125226                              .2500
       95,830.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125228                              .2500
       95,915.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9125230                              .2500
      333,137.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125232                              .2500
      179,540.90                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125234                              .2500
      314,414.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125236                              .2500
      133,663.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125238                              .2500
      188,613.66                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125240                              .2500
       45,914.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125242                              .2500
       99,831.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125244                              .2500
      215,229.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9125246                              .2500
       60,451.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125248                              .2500
      230,549.80                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125252                              .2500
      123,619.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125254                              .2500
       98,818.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125256                              .2500
       31,944.72                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125258                              .2500
       65,336.98                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125260                              .2500
       84,653.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125264                              .2500
       27,950.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9125268                              .2500
      103,993.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125272                              .2500
      295,442.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125276                              .2500
      144,700.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125282                              .2500
      109,768.14                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125290                              .2500
      105,305.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125294                              .2500
      127,741.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125302                              .2500
       99,809.73                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125310                              .2500
      175,121.27                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9125314                              .2500
       47,908.66                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125322                              .2500
      279,479.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125328                              .2500
       67,143.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125330                              .2500
      107,693.43                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125336                              .2500
       94,340.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125368                              .2500
       35,347.80                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9125372                              .2500
      209,800.74                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125376                              .2500
       94,528.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125382                              .2500
       69,861.60                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125392                              .2500
      111,991.04                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125396                              .2500
       99,766.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125400                              .2500
       93,872.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125404                              .2500
       52,400.10                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125408                              .2500
      101,796.39                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125412                              .2500
      189,380.19                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125418                              .2500
      136,370.48                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9125422                              .2500
      203,611.85                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125430                              .2500
       91,833.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125434                              .2500
      120,698.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125438                              .2500
       52,402.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125444                              .2500
      112,692.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125450                              .2500
      121,844.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125456                              .2500
       91,828.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125460                              .2500
      121,392.80                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9125466                              .2500
      189,247.85                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125470                              .2500
       88,855.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125474                              .2500
       89,844.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125478                              .2500
      116,789.07                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125484                              .2500
       98,899.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125486                              .2500
       47,162.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            5.7500                        1.4200

      9125490                              .2500
      209,637.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125498                              .2500
       79,932.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9125500                              .2500
       85,355.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125506                              .2500
      241,616.75                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125508                              .2500
       99,915.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125512                              .2500
      259,440.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125516                              .2500
       61,148.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125518                              .2500
      167,844.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125520                              .2500
      190,859.06                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125522                              .2500
       83,126.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9125524                              .2500
      130,370.08                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125528                              .2500
      129,681.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125530                              .2500
      103,903.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125532                              .2500
      103,903.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125534                              .2500
       51,912.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125536                              .2500
      276,283.64                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125538                              .2500
       87,851.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125566                              .2500
       69,939.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9125568                              .2500
       40,461.57                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125570                              .2500
      136,370.48                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125572                              .2500
      204,577.12                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125590                              .2500
       39,962.04                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125594                              .2500
       35,931.50                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125596                              .2500
       29,942.91                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125598                              .2500
      125,804.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125600                              .2500
       59,463.52                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9125602                              .2500
      139,867.16                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125604                              .2500
       62,084.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125606                              .2500
       88,498.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125610                              .2500
       71,872.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125614                              .2500
       68,802.09                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125616                              .2500
      100,126.81                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125618                              .2500
       70,017.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125620                              .2500
       49,504.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9125622                              .2500
       82,417.89                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125624                              .2500
       97,100.90                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125626                              .2500
      109,685.25                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125630                              .2500
       89,852.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125636                              .2500
       63,085.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125638                              .2500
      110,913.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125640                              .2500
       96,865.33                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125642                              .2500
       69,873.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125644                              .2500
       59,939.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125646                              .2500
       99,911.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125648                              .2500
       79,924.09                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125650                              .2500
      119,777.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125652                              .2500
       71,878.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125656                              .2500
      163,865.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125658                              .2500
      148,237.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125662                              .2500
      104,818.69                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9125664                              .2500
      206,788.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125666                              .2500
       61,037.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125668                              .2500
       74,567.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125670                              .2500
       89,750.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125674                              .2500
      178,242.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125676                              .2500
       56,886.22                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125686                              .2500
       93,414.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125726                              .2500
       91,910.57                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9125728                              .2500
       89,908.23                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125730                              .2500
       78,419.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125732                              .2500
       80,917.41                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125734                              .2500
      119,787.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125736                              .2500
       59,791.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125740                              .2500
      169,146.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125742                              .2500
      206,213.33                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9125744                              .2500
       47,556.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125746                              .2500
      124,881.39                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125748                              .2500
      162,165.98                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125750                              .2500
       82,549.70                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125756                              .2500
      118,543.64                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125758                              .2500
      100,621.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125762                              .2500
       59,893.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125764                              .2500
      138,242.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125766                              .2500
       90,141.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125770                              .2500
       94,340.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125772                              .2500
       93,580.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125774                              .2500
       95,825.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125776                              .2500
      111,796.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125778                              .2500
      120,880.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125780                              .2500
      131,760.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125782                              .2500
      182,199.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125784                              .2500
       66,364.05                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9125786                              .2500
       44,108.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125788                              .2500
       56,754.40                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125790                              .2500
       74,435.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125792                              .2500
       99,909.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125796                              .2500
       55,828.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125798                              .2500
       33,966.95                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125802                              .2500
      105,335.33                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125804                              .2500
       99,818.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9125806                              .2500
       39,166.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125846                              .2500
       78,421.85                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9125848                              .2500
       62,043.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125852                              .2500
       67,876.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125854                              .2500
      149,740.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125858                              .2500
       40,464.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125862                              .2500
       49,957.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125864                              .2500
      140,956.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9125866                              .2500
      171,701.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125868                              .2500
       35,970.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125870                              .2500
      161,849.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125874                              .2500
       48,961.77                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9125876                              .2500
       83,049.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125882                              .2500
      278,741.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125886                              .2500
      103,901.32                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125888                              .2500
       85,431.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      9125890                              .2500
      101,823.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9125892                              .2500
      111,946.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125894                              .2500
       26,376.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125900                              .2500
      102,127.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125902                              .2500
      149,319.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125904                              .2500
      100,404.86                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9125906                              .2500
       44,907.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125910                              .2500
       31,470.02                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9125912                              .2500
      279,714.52                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125914                              .2500
      103,756.51                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125918                              .2500
      113,487.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125920                              .2500
      119,472.25                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125922                              .2500
       75,567.01                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125926                              .2500
       39,183.43                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9125928                              .2500
       99,766.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125934                              .2500
       96,503.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9125936                              .2500
      115,879.10                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125938                              .2500
      132,707.02                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125944                              .2500
       65,412.27                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9125946                              .2500
      107,904.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125948                              .2500
      241,062.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125952                              .2500
      184,531.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125966                              .2500
      198,838.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125970                              .2500
       68,284.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9125972                              .2500
      143,705.64                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9125974                              .2500
       58,970.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9125976                              .2500
      212,360.30                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125984                              .2500
       90,316.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9125986                              .2500
       80,779.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9125990                              .2500
      168,016.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125992                              .2500
      168,016.39                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9125996                              .2500
      148,435.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9125998                              .2500
       74,181.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126000                              .2500
       74,564.57                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126002                              .2500
      314,412.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126004                              .2500
      293,413.18                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126006                              .2500
      274,451.09                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126010                              .2500
      279,441.11                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126016                              .2500
      338,323.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126022                              .2500
      149,328.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126024                              .2500
       43,965.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9126026                              .2500
      172,187.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126028                              .2500
       40,431.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126030                              .2500
      123,076.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126032                              .2500
      164,351.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126036                              .2500
       63,417.01                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126038                              .2500
      107,820.31                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126040                              .2500
      142,320.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9126042                              .2500
       57,105.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126044                              .2500
       82,261.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126046                              .2500
       96,210.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126048                              .2500
       39,965.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126050                              .2500
       95,904.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126052                              .2500
      130,233.24                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126054                              .2500
       38,548.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9126056                              .2500
       33,689.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9126058                              .2500
      126,790.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126062                              .2500
      140,018.13                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126064                              .2500
      300,185.14                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126066                              .2500
       52,448.97                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126068                              .2500
       80,924.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126128                              .2500
      236,580.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126134                              .2500
      112,403.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126136                              .2500
      220,543.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126140                              .2500
       88,043.93                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126142                              .2500
       67,864.26                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126144                              .2500
      166,195.61                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126146                              .2500
      197,033.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126154                              .2500
       51,404.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126156                              .2500
       97,509.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126158                              .2500
      232,794.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126160                              .2500
      404,198.60                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9126162                              .2500
       85,836.37                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126164                              .2500
       57,221.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126166                              .2500
      131,636.52                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126168                              .2500
       87,832.57                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126170                              .2500
      121,884.24                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126176                              .2500
      111,905.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126178                              .2500
       95,808.38                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126180                              .2500
      113,548.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126182                              .2500
       43,121.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126184                              .2500
       42,326.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126188                              .2500
       90,078.28                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126190                              .2500
       98,154.50                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126192                              .2500
      146,933.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126194                              .2500
      185,415.23                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126196                              .2500
       54,952.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126198                              .2500
      329,387.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126200                              .2500
      104,206.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126202                              .2500
       72,777.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126204                              .2500
       49,917.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126210                              .2500
      650,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126214                              .2500
       89,922.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126216                              .2500
       86,676.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126218                              .2500
       70,069.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126220                              .2500
       47,717.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9126222                              .2500
       72,838.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126224                              .2500
       67,374.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126226                              .2500
       99,818.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126228                              .2500
      237,462.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126234                              .2500
       78,220.16                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126236                              .2500
      157,457.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126238                              .2500
       49,767.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126240                              .2500
       70,874.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126290                              .2500
       39,567.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126294                              .2500
       82,175.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126296                              .2500
       49,900.19                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126298                              .2500
       64,870.26                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126300                              .2500
       79,781.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126302                              .2500
       79,927.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126306                              .2500
       62,893.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126308                              .2500
       44,924.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126314                              .2500
       47,922.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9126318                              .2500
      114,970.05                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126320                              .2500
       47,919.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126322                              .2500
      146,876.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126324                              .2500
      113,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126330                              .2500
       69,856.91                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126336                              .2500
       62,857.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126338                              .2500
      146,218.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126340                              .2500
       69,330.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126342                              .2500
      120,670.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126344                              .2500
      205,626.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126346                              .2500
       39,965.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126348                              .2500
      299,694.13                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126350                              .2500
       75,792.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126352                              .2500
      111,820.33                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9126354                              .2500
      103,905.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126358                              .2500
      208,393.08                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126360                              .2500
       45,816.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126362                              .2500
      131,972.75                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126364                              .2500
      116,673.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126366                              .2500
       64,944.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126370                              .2500
       89,828.76                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126372                              .2500
      174,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126374                              .2500
       66,386.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126376                              .2500
      161,863.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126378                              .2500
      201,817.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126380                              .2500
       83,130.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126382                              .2500
       29,524.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126386                              .2500
       65,533.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126408                              .2500
       91,250.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126410                              .2500
      186,709.10                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126412                              .2500
      276,248.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126416                              .2500
      151,359.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126418                              .2500
       83,770.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126422                              .2500
      110,958.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126426                              .2500
       89,760.47                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126428                              .2500
       71,798.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126432                              .2500
       41,331.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126434                              .2500
       33,720.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126436                              .2500
      184,337.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9126438                              .2500
      102,305.33                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126440                              .2500
       87,125.75                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126442                              .2500
      155,469.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126444                              .2500
      103,792.40                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126448                              .2500
      296,731.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126450                              .2500
       59,751.58                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126452                              .2500
       53,892.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126454                              .2500
      187,151.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126462                              .2500
       55,900.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126464                              .2500
      108,602.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126466                              .2500
       84,723.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126468                              .2500
      126,790.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126470                              .2500
       79,851.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126472                              .2500
      115,799.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126474                              .2500
       78,330.82                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126476                              .2500
       60,193.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9126484                              .2500
      164,686.05                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126486                              .2500
      138,735.53                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126488                              .2500
      134,883.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126492                              .2500
      134,883.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126498                              .2500
       98,311.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126500                              .2500
      146,464.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126504                              .2500
       47,906.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126514                              .2500
       47,756.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126516                              .2500
       35,567.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126518                              .2500
       63,889.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126526                              .2500
       76,164.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126566                              .2500
       59,893.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126570                              .2500
      103,905.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126572                              .2500
      114,991.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126574                              .2500
       81,747.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126576                              .2500
      106,697.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9126580                              .2500
       69,939.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126584                              .2500
       61,344.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126588                              .2500
       29,629.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9126590                              .2500
      142,759.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126592                              .2500
       92,122.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126596                              .2500
      136,576.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126600                              .2500
      124,287.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126602                              .2500
      100,617.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126604                              .2500
       63,803.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126606                              .2500
       77,409.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126610                              .2500
      104,900.36                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126612                              .2500
       78,628.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126614                              .2500
      123,661.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126616                              .2500
      123,661.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126618                              .2500
       82,415.89                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126620                              .2500
      149,354.69                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9126622                              .2500
      158,345.95                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126624                              .2500
      160,843.51                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126628                              .2500
       82,653.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126632                              .2500
      127,679.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126634                              .2500
       85,523.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126636                              .2500
       62,192.40                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126638                              .2500
       60,528.64                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126640                              .2500
       29,157.45                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126642                              .2500
       48,509.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126644                              .2500
       77,448.76                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126646                              .2500
       92,535.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126648                              .2500
      359,780.45                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126650                              .2500
       89,766.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126652                              .2500
       65,167.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126654                              .2500
       67,389.02                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126656                              .2500
       67,935.48                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9126658                              .2500
      164,336.23                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126660                              .2500
      137,611.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126662                              .2500
      113,777.83                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126666                              .2500
       80,854.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126668                              .2500
      137,344.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126670                              .2500
      100,598.80                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126686                              .2500
      135,452.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126726                              .2500
      193,182.16                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9126728                              .2500
       46,315.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126730                              .2500
       48,709.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126732                              .2500
       71,866.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126734                              .2500
       89,433.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126736                              .2500
       38,929.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126738                              .2500
       62,344.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126740                              .2500
       71,074.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126742                              .2500
       53,108.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9126744                              .2500
       48,917.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126746                              .2500
      119,136.85                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126748                              .2500
      125,776.30                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126750                              .2500
      263,719.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126752                              .2500
       33,568.11                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126754                              .2500
      259,551.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126760                              .2500
       94,170.68                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126762                              .2500
       97,331.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9126764                              .2500
      123,153.69                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126766                              .2500
      249,762.78                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126770                              .2500
       51,217.70                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9126774                              .2500
       38,663.27                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126776                              .2500
      185,886.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126778                              .2500
      138,280.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126780                              .2500
       69,541.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126782                              .2500
       83,038.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126784                              .2500
       55,150.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126786                              .2500
       77,283.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126794                              .2500
      129,743.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9126798                              .2500
       67,835.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126800                              .2500
       67,835.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126804                              .2500
       51,209.23                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126806                              .2500
       77,922.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126808                              .2500
      116,353.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126812                              .2500
       58,294.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126814                              .2500
      225,600.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126816                              .2500
       47,621.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126818                              .2500
      205,608.06                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126820                              .2500
      251,543.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126822                              .2500
      107,663.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126824                              .2500
      144,386.23                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126826                              .2500
       79,424.56                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9126828                              .2500
      117,406.64                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126832                              .2500
      103,307.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126834                              .2500
       93,534.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126836                              .2500
       76,867.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126840                              .2500
       49,416.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126842                              .2500
       44,924.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126844                              .2500
       69,939.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126846                              .2500
       62,740.40                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9126848                              .2500
       76,354.44                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126850                              .2500
      291,719.27                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126852                              .2500
       74,121.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126854                              .2500
       71,866.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126886                              .2500
       61,947.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126888                              .2500
      106,197.55                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126890                              .2500
       80,853.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126892                              .2500
      119,891.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9126894                              .2500
       88,838.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126896                              .2500
       73,812.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126898                              .2500
       28,771.32                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126902                              .2500
       46,962.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126904                              .2500
      134,972.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126906                              .2500
      115,804.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126908                              .2500
       87,836.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126912                              .2500
       78,744.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9126914                              .2500
      173,277.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126916                              .2500
      199,444.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9126920                              .2500
       29,933.63                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126922                              .2500
      100,608.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126924                              .2500
       77,063.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126926                              .2500
       87,922.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126928                              .2500
      147,718.41                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126930                              .2500
       86,272.82                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9126934                              .2500
       96,764.64                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126938                              .2500
       28,548.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126940                              .2500
       47,835.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126942                              .2500
      147,725.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126944                              .2500
      171,710.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126946                              .2500
      103,401.79                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126950                              .2500
       60,531.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126952                              .2500
       54,353.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9126954                              .2500
      157,350.55                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126956                              .2500
       37,737.86                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126958                              .2500
      125,967.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126960                              .2500
       91,816.36                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9126962                              .2500
      192,623.87                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9126966                              .2500
       47,870.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9126968                              .2500
      129,876.64                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9126974                              .2500
      100,998.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9126976                              .2500
      119,493.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126978                              .2500
       53,257.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9126980                              .2500
      143,866.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9126984                              .2500
      106,781.27                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9126986                              .2500
      171,216.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126990                              .2500
       75,868.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9126992                              .2500
      143,738.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9126994                              .2500
      119,880.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9126996                              .2500
      101,567.60                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9126998                              .2500
       87,748.17                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127000                              .2500
      187,683.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127002                              .2500
      124,881.39                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127004                              .2500
       59,949.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127006                              .2500
      131,766.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9127008                              .2500
      138,729.11                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9127014                              .2500
       45,867.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9127016                              .2500
      207,533.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127018                              .2500
      139,720.56                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127020                              .2500
      129,726.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127022                              .2500
       95,222.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127024                              .2500
      163,702.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127026                              .2500
      119,880.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127028                              .2500
      115,098.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9127030                              .2500
       99,945.28                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9127032                              .2500
       58,447.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127034                              .2500
      129,764.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127036                              .2500
       78,081.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127038                              .2500
      256,284.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127040                              .2500
      117,677.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127046                              .2500
       87,141.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127048                              .2500
      197,416.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127050                              .2500
       64,338.89                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9127052                              .2500
       95,825.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127054                              .2500
      130,395.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9127056                              .2500
      132,827.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127058                              .2500
       79,827.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127060                              .2500
       86,318.02                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127062                              .2500
       41,899.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127064                              .2500
      141,709.15                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127066                              .2500
      134,724.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9127068                              .2500
       60,944.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127072                              .2500
      127,519.57                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127074                              .2500
       55,858.01                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9127076                              .2500
      171,836.79                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127080                              .2500
       25,628.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127082                              .2500
       72,277.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127086                              .2500
      103,811.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127090                              .2500
       80,924.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9127092                              .2500
      103,312.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127096                              .2500
      107,799.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127100                              .2500
       95,817.35                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127104                              .2500
       31,448.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9127106                              .2500
       54,274.06                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9127108                              .2500
       80,868.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127110                              .2500
       99,909.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127112                              .2500
       49,510.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9127114                              .2500
      243,054.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127116                              .2500
      321,708.15                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127118                              .2500
       87,748.17                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127120                              .2500
       92,078.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127122                              .2500
       83,482.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127126                              .2500
      111,049.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127128                              .2500
      165,442.87                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127130                              .2500
       89,840.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9127132                              .2500
       47,559.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127134                              .2500
       45,916.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127136                              .2500
       48,911.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127138                              .2500
       69,938.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9127140                              .2500
      139,873.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127144                              .2500
       29,222.24                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127146                              .2500
       63,096.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9127148                              .2500
       70,974.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9127150                              .2500
      144,737.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127152                              .2500
       56,330.41                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127154                              .2500
       57,028.30                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127158                              .2500
      112,120.29                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127160                              .2500
       98,896.94                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127162                              .2500
      201,794.05                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127164                              .2500
      174,650.69                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127166                              .2500
      120,969.40                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9127168                              .2500
       63,889.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127170                              .2500
      319,039.51                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127172                              .2500
       54,852.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127176                              .2500
       72,591.68                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127178                              .2500
      223,359.05                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127180                              .2500
       97,911.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127182                              .2500
      150,787.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127184                              .2500
       94,340.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9127186                              .2500
       88,235.98                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9127188                              .2500
      121,268.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127190                              .2500
      113,589.41                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9127192                              .2500
       71,363.96                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127196                              .2500
       71,363.96                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127198                              .2500
       71,363.96                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127200                              .2500
       69,866.80                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127202                              .2500
      162,482.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9127206                              .2500
       77,440.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127210                              .2500
       24,157.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127212                              .2500
       28,047.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9127216                              .2500
       85,359.41                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9127222                              .2500
       75,932.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9127224                              .2500
      143,425.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127226                              .2500
      299,916.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9127228                              .2500
       90,830.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9127230                              .2500
      157,350.55                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127232                              .2500
       62,987.63                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127246                              .2500
       78,944.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9127252                              .2500
       74,574.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127286                              .2500
      465,957.46                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127376                              .2500
      121,288.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9127378                              .2500
      404,615.72                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127448                              .2500
      184,279.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9127452                              .2500
      140,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9127528                              .2500
      137,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127566                              .2500
      328,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127608                              .2500
       43,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9127658                              .2500
      197,965.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127662                              .2500
      497,004.74                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9127780                              .2500
      148,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9127782                              .2500
      182,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9127850                              .2500
      404,659.01                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9127966                              .2500
      419,611.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9128010                              .2500
      104,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9128020                              .2500
      333,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9128050                              .2500
      140,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128064                              .2500
      224,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9128084                              .2500
       69,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128098                              .2500
      323,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      9128100                              .2500
       84,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9128116                              .2500
       61,875.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9128124                              .2500
       68,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128150                              .2500
      148,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9128162                              .2500
      224,910.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9128164                              .2500
      240,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9128168                              .2500
      245,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128188                              .2500
      168,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9128190                              .2500
      142,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128194                              .2500
      115,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128206                              .2500
       76,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9128378                              .2500
      168,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128384                              .2500
      185,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9128404                              .2500
       76,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9128408                              .2500
      158,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128414                              .2500
      350,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9128436                              .2500
       57,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9128446                              .2500
      104,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128448                              .2500
      147,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9128528                              .2500
      130,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9128532                              .2500
       93,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9128548                              .2500
       36,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9128552                              .2500
       67,050.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128556                              .2500
      101,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9128558                              .2500
      131,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128562                              .2500
       62,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9128572                              .2500
       96,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128590                              .2500
      237,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9128614                              .2500
      260,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128622                              .2500
       80,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9128638                              .2500
      220,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9128658                              .2500
      192,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9128660                              .2500
      295,960.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9128668                              .2500
      106,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9128876                              .2500
       63,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9128896                              .2500
      163,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9129526                              .2500
      262,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9130286                              .2500
       68,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9132054                              .2500
      344,400.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9132062                              .2500
      180,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9132100                              .2500
      304,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132108                              .2500
       70,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9132190                              .2500
       65,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132240                              .2500
       36,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9132266                              .2500
       80,550.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9132304                              .2500
      144,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9132316                              .2500
      109,250.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132338                              .2500
      367,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9132342                              .2500
      189,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9132392                              .2500
      351,250.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9132408                              .2500
       56,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9132420                              .2500
       36,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9132546                              .2500
       83,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132580                              .2500
      280,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9132636                              .2500
      370,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132640                              .2500
      228,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9132644                              .2500
      262,242.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9132664                              .2500
      398,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9132670                              .2500
       96,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132678                              .2500
      129,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132684                              .2500
      111,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9132700                              .2500
      119,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9132702                              .2500
       98,100.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9132740                              .2500
       96,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9132746                              .2500
      124,200.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132810                              .2500
       41,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      9132816                              .2500
       59,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9132824                              .2500
      117,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9132842                              .2500
       66,285.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9132888                              .2500
       87,750.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9132906                              .2500
      105,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9132934                              .2500
       52,202.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9133056                              .2500
      189,828.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9133126                              .2500
      138,854.87                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9133572                              .2500
      460,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9133630                              .2500
      170,680.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9134994                              .2500
      441,550.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9135228                              .2500
      129,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9135332                              .2500
      248,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9135360                              .2500
      178,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9135392                              .2500
      279,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9136450                              .2500
      480,209.90                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9136652                              .2500
       74,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9136816                              .2500
      505,000.00                          .0300
            5.8500                         .0000
            5.6000                         .0000
            5.5700                         .0000
            5.5700                         .0000

      9136914                              .2500
      375,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9136930                              .2500
      161,450.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9136934                              .2500
      159,748.28                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9136950                              .2500
      100,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950
1



      9137042                              .2500
       85,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9137074                              .2500
      236,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9137104                              .2500
      177,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9137118                              .2500
      112,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9137174                              .2500
       67,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9137202                              .2500
      167,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9137220                              .2500
      171,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9137224                              .2500
       76,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9137248                              .2500
      193,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9137258                              .2500
       66,400.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9137268                              .2500
      163,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9137272                              .2500
       72,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9137346                              .2500
      187,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9137350                              .2500
      100,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9137366                              .2500
       98,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9137376                              .2500
      170,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9137392                              .2500
      152,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9137394                              .2500
       51,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9137476                              .2500
      120,080.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9137480                              .2500
       64,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9137504                              .2500
      181,050.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9137514                              .2500
      101,907.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9137568                              .2500
      206,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9137574                              .2500
       71,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9137582                              .2500
       66,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9137590                              .2500
      337,995.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9137622                              .2500
       84,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9137656                              .2500
      649,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9137712                              .2500
       99,898.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9138492                              .2500
      549,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9138498                              .2500
      400,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9138544                              .2500
      379,603.25                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      9138594                              .2500
      154,838.17                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9138596                              .2500
      101,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9138630                              .2500
      291,722.93                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9138636                              .2500
      185,323.99                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9138646                              .2500
      287,670.20                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9138650                              .2500
      195,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9138690                              .2500
      157,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9138712                              .2500
      184,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9138718                              .2500
      528,210.91                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9138732                              .2500
      645,000.00                          .0300
            5.5000                         .0000
            5.2500                         .0000
            5.2200                         .0000
            5.2200                         .0000

      9138824                              .2500
      470,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9139886                              .2500
      270,400.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9139946                              .2500
       67,475.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9139954                              .2500
      234,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9140012                              .2500
      119,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9140014                              .2500
      119,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950
1



      9140056                              .2500
      119,980.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9140106                              .2500
       50,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9140124                              .2500
      280,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9140144                              .2500
       84,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9140172                              .2500
      155,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9140210                              .2500
      118,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9140214                              .2500
      117,900.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9140246                              .2500
       72,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9140300                              .2500
      123,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9140358                              .2500
      150,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9140366                              .2500
       81,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9140438                              .2500
      197,625.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9140464                              .2500
       55,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9140502                              .2500
      143,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9140724                              .2500
      100,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9140768                              .2500
       92,312.33                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9140862                              .2500
      131,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9140930                              .2500
      129,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9140936                              .2500
      154,849.35                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9140942                              .2500
       93,910.81                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9140944                              .2500
      180,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9140980                              .2500
      105,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9140984                              .2500
      189,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9141016                              .2500
       77,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9141096                              .2500
       80,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9141176                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9141216                              .2500
      190,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9142812                              .2500
       52,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9142880                              .2500
       99,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9143038                              .2500
      105,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9143046                              .2500
      105,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9143164                              .2500
      116,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9143176                              .2500
      208,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143178                              .2500
       72,450.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9143282                              .2500
       76,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9143308                              .2500
      246,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9143310                              .2500
      236,573.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9143338                              .2500
      130,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143350                              .2500
      238,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9143356                              .2500
      106,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      9143366                              .2500
       88,900.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143368                              .2500
      191,250.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143370                              .2500
      157,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143400                              .2500
       88,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143422                              .2500
       60,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9143424                              .2500
       78,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143436                              .2500
      104,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9143448                              .2500
      145,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      9143458                              .2500
      240,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9143466                              .2500
      127,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9143480                              .2500
      246,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143526                              .2500
       50,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9143542                              .2500
      120,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9143552                              .2500
      338,450.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9143588                              .2500
      500,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143602                              .2500
       68,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9143622                              .2500
      108,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143638                              .2500
       88,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143652                              .2500
       62,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9143664                              .2500
      392,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9143678                              .2500
       50,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9143688                              .2500
      125,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9143704                              .2500
      198,207.17                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9143852                              .2500
       99,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9143900                              .2500
      186,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9144120                              .2500
      205,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9144252                              .2500
      173,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9144256                              .2500
      115,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9144370                              .2500
      196,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9145092                              .2500
      239,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9145130                              .2500
      265,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9145166                              .2500
      600,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9146140                              .2500
      225,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9146144                              .2500
      130,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9146162                              .2500
      111,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9146164                              .2500
      144,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9146198                              .2500
       61,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9146208                              .2500
       76,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9146210                              .2500
       85,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9146246                              .2500
       48,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450
1



      9146248                              .2500
       51,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9146260                              .2500
      148,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9146268                              .2500
      122,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9146284                              .2500
      261,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9146298                              .2500
      153,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9146306                              .2500
      148,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9146324                              .2500
       99,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9146346                              .2500
       66,405.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9146358                              .2500
       93,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9146384                              .2500
      112,800.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9146392                              .2500
      114,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9146398                              .2500
      281,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9146406                              .2500
      125,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9146462                              .2500
       93,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9146480                              .2500
       93,150.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9146492                              .2500
      381,600.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9146496                              .2500
      504,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9146502                              .2500
       54,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9146686                              .2500
      112,388.01                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9146898                              .2500
       94,700.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9147136                              .2500
      164,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9147606                              .2500
      211,900.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9147612                              .2500
      189,000.00                          .0300
            5.9900                         .0000
            5.7400                         .0000
            5.7100                         .0000
            5.7100                         .0000

      9147766                              .2500
      103,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9147772                              .2500
      292,694.09                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9148006                              .2500
      635,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9150876                              .2500
      291,722.94                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9151026                              .2500
      228,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9151486                              .2500
      101,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9151570                              .2500
      161,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9151612                              .2500
      138,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9151674                              .2500
       86,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9151712                              .2500
      250,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9151732                              .2500
       73,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9151850                              .2500
       98,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9151862                              .2500
       60,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9151864                              .2500
      222,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9151876                              .2500
      156,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9151880                              .2500
      390,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9151888                              .2500
      207,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9151900                              .2500
      432,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9151902                              .2500
      180,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9151920                              .2500
      108,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9151926                              .2500
      142,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9152098                              .2500
      100,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152102                              .2500
      172,240.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9152116                              .2500
      112,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9152124                              .2500
       63,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9152142                              .2500
      205,775.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152146                              .2500
      156,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152166                              .2500
      158,700.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152174                              .2500
       65,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9152290                              .2500
      135,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9152322                              .2500
      269,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9152338                              .2500
      185,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9152378                              .2500
      112,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700
1



      9152380                              .2500
       88,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9152444                              .2500
      210,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9152462                              .2500
      170,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9152474                              .2500
      159,960.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9152488                              .2500
      457,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9152522                              .2500
      196,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9152540                              .2500
       94,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152554                              .2500
      143,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9152558                              .2500
      392,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9152560                              .2500
      252,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9152568                              .2500
      228,960.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9152646                              .2500
       71,550.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9152810                              .2500
      188,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9152876                              .2500
      392,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9153166                              .2500
       76,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9153286                              .2500
      152,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9153596                              .2500
       96,800.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9153678                              .2500
       71,910.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9153690                              .2500
      111,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9153732                              .2500
      104,310.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9153754                              .2500
       50,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9153766                              .2500
      216,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9153820                              .2500
      530,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9153880                              .2500
      160,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9153898                              .2500
      106,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9153906                              .2500
      165,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9153912                              .2500
      123,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9153922                              .2500
       44,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            5.7500                        1.5450

      9153956                              .2500
      376,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9153966                              .2500
      189,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9154032                              .2500
       72,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9154094                              .2500
      185,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9154208                              .2500
      159,900.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9154288                              .2500
      198,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9154330                              .2500
      290,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9154464                              .2500
      167,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9154572                              .2500
      108,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9154574                              .2500
      135,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9154578                              .2500
      133,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9154582                              .2500
      106,800.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      9154618                              .2500
      208,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9154650                              .2500
      133,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9155532                              .2500
      455,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9156650                              .2500
       52,948.49                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9156664                              .2500
      159,920.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9156806                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9156848                              .2500
      136,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9156892                              .2500
      180,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9157002                              .2500
       65,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9157006                              .2500
      204,795.92                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9157046                              .2500
       84,917.38                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9157052                              .2500
       59,941.68                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9157064                              .2500
       84,926.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9157070                              .2500
      288,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9157102                              .2500
       90,911.55                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9157106                              .2500
      107,649.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9157110                              .2500
      135,774.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9157118                              .2500
      171,824.63                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9157126                              .2500
       87,676.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157412                              .2500
      112,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9157464                              .2500
      128,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9157514                              .2500
      436,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9157518                              .2500
       67,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157598                              .2500
       83,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9157606                              .2500
       82,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9157668                              .2500
      180,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9157688                              .2500
       67,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157716                              .2500
       67,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157720                              .2500
       67,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157722                              .2500
      204,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9157730                              .2500
      156,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9157746                              .2500
      264,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9157754                              .2500
       68,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9157812                              .2500
      146,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9157868                              .2500
      183,350.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9157886                              .2500
      112,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9157900                              .2500
      135,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9157902                              .2500
      157,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9157914                              .2500
      105,100.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            5.7500                        1.0450

      9157928                              .2500
       52,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9157954                              .2500
      189,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9158048                              .2500
      108,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9158062                              .2500
      164,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9158086                              .2500
      230,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9158132                              .2500
       99,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9158184                              .2500
      368,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9158244                              .2500
      424,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9158328                              .2500
      148,650.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9158332                              .2500
       54,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9158340                              .2500
       83,200.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9158402                              .2500
      254,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9158452                              .2500
      170,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9158548                              .2500
       72,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9158568                              .2500
      237,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9158644                              .2500
       74,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9158682                              .2500
      108,750.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9158714                              .2500
      105,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9158750                              .2500
       60,300.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9158818                              .2500
      188,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9158850                              .2500
      172,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9159674                              .2500
       36,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9159688                              .2500
      350,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9159728                              .2500
      560,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9159752                              .2500
      231,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9159768                              .2500
      116,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9159876                              .2500
      102,750.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9159884                              .2500
      315,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9159900                              .2500
      295,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9159904                              .2500
      196,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9159942                              .2500
       76,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9159978                              .2500
      254,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9159984                              .2500
      155,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9160012                              .2500
      210,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9160052                              .2500
      201,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9160274                              .2500
       61,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9160292                              .2500
      263,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9160374                              .2500
      123,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9160434                              .2500
      196,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9160442                              .2500
      166,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9162848                              .2500
       63,942.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9163052                              .2500
      112,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9163088                              .2500
       72,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9163286                              .2500
       75,525.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9164382                              .2500
      165,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9166970                              .2500
      415,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9167018                              .2500
       53,910.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9167100                              .2500
      153,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9167108                              .2500
       93,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950
1



      9167130                              .2500
      184,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9167220                              .2500
      188,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9167224                              .2500
       52,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9167228                              .2500
       79,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9167256                              .2500
       96,500.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9167310                              .2500
       57,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9167318                              .2500
       73,600.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9167358                              .2500
      208,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200
1



      9168646                              .2500
      280,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      9168706                              .2500
      184,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9169008                              .2500
      172,000.00                          .0300
            5.9900                         .0000
            5.7400                         .0000
            5.7100                         .0000
            5.7100                         .0000

      9169182                              .2500
      148,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9169238                              .2500
      280,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9169260                              .2500
      366,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9169294                              .2500
      135,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9169338                              .2500
      106,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700
1



      9169344                              .2500
       75,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9169484                              .2500
      430,500.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9169512                              .2500
      134,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9169528                              .2500
      172,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9170096                              .2500
      400,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9170178                              .2500
       95,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9170248                              .2500
      153,900.00                          .0800
            6.9900                         .0000
            6.7400                         .0000
            6.6600                         .0000
            5.7500                         .9100

      9170376                              .2500
      250,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450
1



      9170490                              .2500
       91,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9170526                              .2500
      200,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      9170686                              .2500
      114,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9171350                              .2500
      210,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9172380                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9172382                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9172384                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9172398                              .2500
       86,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450
1



      9172508                              .2500
       67,120.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9172632                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9173968                              .2500
       66,400.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9174048                              .2500
      159,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9174246                              .2500
      152,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9174366                              .2500
       94,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200

      9174820                              .2500
      166,400.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9175020                              .2500
      147,150.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9176768                              .2500
      201,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9176876                              .2500
      195,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9177124                              .2500
       94,125.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            5.7500                         .5450

      9177164                              .2500
       93,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9177190                              .2500
      108,245.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9177252                              .2500
      115,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9177266                              .2500
      103,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9177282                              .2500
      123,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700
1



      9177302                              .2500
      199,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9177394                              .2500
      149,150.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9177422                              .2500
      109,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9177424                              .2500
      149,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9177444                              .2500
      204,000.00                          .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                         .0000
            5.7500                         .1700

      9177454                              .2500
      161,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9177538                              .2500
       97,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9179934                              .2500
       58,230.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            5.7500                         .9200
1



      9181662                              .2500
      135,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9181968                              .2500
       70,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9182256                              .2500
      333,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9182276                              .2500
      261,000.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

      9182902                              .2500
      211,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            5.7500                         .7950

      9187686                              .2500
      218,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950

      9188138                              .2500
      128,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            5.7500                        1.1700

      9189996                              .2500
       61,650.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            5.7500                         .2950
1



      9190996                              .2500
      150,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9191046                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            5.7500                         .6700

      9191122                              .2500
      100,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      9191212                              .2500
      100,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            5.7500                         .4200

      9191970                              .2500
       67,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            5.7500                        1.2950

      9192884                              .2500
       94,050.00                          .0800
            6.1250                         .0000
            5.8750                         .0000
            5.7950                         .0000
            5.7500                         .0450

  TOTAL NUMBER OF LOANS:     2092
  TOTAL BALANCE........:        320,597,528.18


  RUN ON     : 03/26/04            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 08.08.49            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2004-QS4 30 YR  FIXED SUMMARY REPORT      CUTOFF : 03/01/04
  POOL       : 0004832
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        6.3752            4.6250      7.8750
  RFC NET RATE                          6.1252            4.3750      7.6250
  NET MTG RATE(INVSTR RATE)             6.0570            4.3450      7.5450
  POST STRIP RATE                       5.7028            4.3450      5.7500
  SUB SERV FEE                           .2500             .2500       .5000
  MSTR SERV FEE                          .0682             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .3541             .0000      1.7950







  TOTAL NUMBER OF LOANS:  2092
  TOTAL BALANCE........:     320,597,528.18


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 03/26/04           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 08.08.49          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2004-QS4 30 YEAR FIXED                    CUTOFF : 03/01/04
  POOL       : 0004832
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    8386670          286/286             F          256,000.00         ZZ
                                         360        253,684.38          4
                                       6.625          1,639.20         80
                                       6.375          1,639.20
    TUCSON           AZ   85716          1            04/11/03         00
    2193305                              05           06/01/03          0
    2193305                              N            05/01/33
    0


    8414356          E22/G02             F          112,000.00         ZZ
                                         360        111,154.57          4
                                       6.375            698.73         80
                                       6.125            698.73
    NEW ORLEANS      LA   70115          2            06/27/03         00
    0417633443                           05           08/01/03          0
    0417633443                           N            07/01/33
    0


    8427604          E22/G02             F          137,000.00         ZZ
                                         360        135,863.23          1
                                       5.875            810.41         94
                                       5.625            810.41
    ACWORTH          GA   30102          2            06/26/03         10
    0417302080                           05           08/01/03         30
    0417302080                           O            07/01/33
    0


    8504470          286/286             F          127,200.00         ZZ
                                         360        126,143.72          1
                                       5.875            752.44         80
                                       5.625            752.44
    STOCKTON         CA   95206          5            06/04/03         00
    2412498                              05           08/01/03          0
1


    2412498                              O            07/01/33
    0


    8650379          U05/G02             F          208,000.00         ZZ
                                         360        205,931.30          1
                                       6.125          1,263.83         80
                                       5.875          1,263.83
    HIGHLANDS RANCH  CO   80129          5            04/11/03         00
    0435736236                           05           06/01/03          0
    3340701                              O            05/01/33
    0


    8656532          286/286             F          108,150.00         ZZ
                                         360        107,511.16          1
                                       6.125            657.14         80
                                       5.875            657.14
    DAVIS JUNCTION   IL   61020          1            08/15/03         00
    2656544                              05           10/01/03          0
    2656544                              O            09/01/33
    0


    8656592          286/286             F          203,200.00         ZZ
                                         360        201,930.86          1
                                       5.875          1,202.01         80
                                       5.625          1,202.01
    POWELL           OH   43065          1            08/19/03         00
    2536088                              05           10/01/03          0
    2536088                              N            09/01/33
    0


    8656656          286/286             F          137,200.00         ZZ
                                         360        136,206.33          1
                                       5.875            811.59         80
                                       5.625            811.59
    MECHANICSVILLE   VA   23116          1            07/31/03         00
    2588607                              05           09/01/03          0
    2588607                              N            08/01/33
    0


    8659320          U05/G02             F          116,000.00         ZZ
                                         360        115,286.19          1
                                       6.750            752.37         53
                                       6.500            752.37
    DUARTE           CA   91010          5            08/12/03         00
    0436610216                           05           10/01/03          0
    3400306                              O            09/01/33
    0


1


    8659340          U05/G02             F          145,000.00         ZZ
                                         360        142,663.14          1
                                       6.500            916.50         55
                                       6.250            916.50
    TEMPLE CITY      CA   91780          5            08/15/03         00
    0436599997                           05           10/01/03          0
    3409215                              O            09/01/33
    0


    8670268          286/286             F          239,900.00         ZZ
                                         360        238,121.23          1
                                       5.750          1,400.00         80
                                       5.500          1,400.00
    ELK GROVE        CA   95624          1            07/25/03         00
    2609280                              05           09/01/03          0
    2609280                              N            08/01/33
    0


    8670614          286/286             F          322,700.00         ZZ
                                         360        320,016.81          1
                                       6.500          2,039.69         65
                                       6.250          2,039.69
    ALBUQUERQUE      NM   87107          2            05/30/03         00
    2308357                              05           07/01/03          0
    2308357                              N            06/01/33
    0


    8670616          286/286             F          152,000.00         ZZ
                                         360        149,986.10          3
                                       6.875            998.54         70
                                       6.625            998.54
    PROVO            UT   84601          2            08/14/03         00
    2539934                              05           10/01/03          0
    2539934                              N            09/01/33
    0


    8670778          286/286             F           85,000.00         ZZ
                                         360         83,773.99          1
                                       5.875            502.81         63
                                       5.625            502.81
    INDIANAPOLIS     IN   46220          2            07/25/03         00
    2601567                              05           09/01/03          0
    2601567                              O            08/01/33
    0


    8670894          286/286             F          163,935.00         ZZ
                                         360        162,632.22          1
                                       5.750            956.69         75
                                       5.500            956.69
1


    FORT GIBSON      OK   74434          5            07/28/03         00
    2568744                              05           09/01/03          0
    2568744                              O            08/01/33
    0


    8671352          286/286             F          165,500.00         ZZ
                                         360        164,435.47          1
                                       6.500          1,046.08         85
                                       6.250          1,046.08
    STREAMWOOD       IL   60107          5            07/22/03         12
    2540783                              05           09/01/03         12
    2540783                              O            08/01/33
    0


    8671666          286/286             F          100,000.00         ZZ
                                         360         99,336.29          1
                                       6.625            640.32         72
                                       6.375            640.32
    DELRAY BEACH     FL   33484          1            08/11/03         00
    2685635                              05           10/01/03          0
    2685635                              O            09/01/33
    0


    8674689          286/286             F          345,000.00         ZZ
                                         360        341,474.77          1
                                       6.500          2,180.64         90
                                       6.250          2,180.64
    ATLANTA          GA   30339          2            03/26/03         11
    2155845                              05           05/01/03         25
    2155845                              O            04/01/33
    0


    8674907          286/286             F           59,350.00         ZZ
                                         360         58,428.53          1
                                       6.250            365.43         90
                                       6.000            365.43
    RICHMOND         VA   23231          1            03/28/03         14
    2149447                              05           05/01/03         30
    2149447                              N            04/01/33
    0


    8675700          286/286             F          100,000.00         ZZ
                                         360         99,488.64          1
                                       6.875            656.93         80
                                       6.625            656.93
    NEWBURGH         IN   47630          1            08/29/03         00
    2766373                              05           10/01/03          0
    2766373                              O            09/01/33
    0
1




    8675924          286/286             F          108,900.00         ZZ
                                         360        108,396.33          1
                                       6.875            715.40         90
                                       6.625            715.40
    AVONDALE         AZ   85323          1            09/01/03         12
    2712998                              05           11/01/03         25
    2712998                              N            10/01/33
    0


    8714748          E22/G02             F          112,000.00         ZZ
                                         360        111,500.43          1
                                       6.625            717.15         80
                                       6.375            717.15
    BELLMAWR         NJ   08031          1            09/30/03         00
    0418514394                           05           11/01/03          0
    0418514394                           O            10/01/33
    0


    8715530          313/G02             F          132,900.00         ZZ
                                         360        132,335.31          1
                                       6.875            873.06        100
                                       6.625            873.06
    DAWSONVILLE      GA   30534          1            09/25/03         41
    0436888168                           05           11/01/03         35
    00009858010                          O            10/01/33
    0


    8757244          286/286             F          100,800.00         ZZ
                                         360        100,382.01          1
                                       7.000            670.63         80
                                       6.750            670.63
    PAINESVILLE      OH   44077          5            09/03/03         00
    2770814                              05           11/01/03          0
    2770814                              O            10/01/33
    0


    8757548          286/286             F           88,000.00         ZZ
                                         360         87,693.14          1
                                       7.875            638.07         80
                                       7.625            638.07
    INDIANAPOLIS     IN   46229          5            09/10/03         00
    2711311                              05           11/01/03          0
    2711311                              O            10/01/33
    0


    8758740          286/286             F          202,200.00         ZZ
                                         360        201,298.11          1
1


                                       6.625          1,294.71         80
                                       6.375          1,294.71
    MANASSAS         VA   20110          1            09/10/03         00
    2768553                              05           11/01/03          0
    2768553                              N            10/01/33
    0


    8772262          U05/G02             F          603,750.00         ZZ
                                         360        601,653.12          4
                                       6.750          3,915.91         75
                                       6.500          3,915.91
    SAN JOSE         CA   95111          1            10/02/03         00
    0436743041                           05           12/01/03          0
    3410439                              O            11/01/33
    0


    8782314          E22/G02             F           87,550.00         ZZ
                                         360         87,136.31          1
                                       6.500            553.38         85
                                       6.250            553.38
    CHARLESTON       SC   29414          5            10/15/03         01
    0418777355                           05           12/01/03          6
    0418777355                           O            11/01/33
    0


    8785898          E22/G02             F          160,000.00         ZZ
                                         360        159,356.07          1
                                       6.000            959.28         80
                                       5.750            959.28
    FORT COLLINS     CO   80526          5            10/14/03         00
    0418516951                           05           12/01/03          0
    0418516951                           O            11/01/33
    0


    8802642          E22/G02             F          216,000.00         ZZ
                                         360        215,212.55          1
                                       6.500          1,365.27         80
                                       6.250          1,365.27
    COLORADO SPRING  CO   80918          2            10/15/03         00
    0418786828                           03           12/01/03          0
    0418786828                           O            11/01/33
    0


    8852232          286/286             F          142,000.00         ZZ
                                         360        141,503.87          1
                                       6.750            921.01         95
                                       6.500            921.01
    NORTH CHICAGO    IL   60064          2            10/27/03         12
    2851434                              05           12/01/03         30
1


    2851434                              O            11/01/33
    0


    8852338          286/286             F           63,750.00         ZZ
                                         360         63,523.14          1
                                       6.625            408.20         75
                                       6.375            408.20
    RIO RICO         AZ   85648          5            10/17/03         00
    2878787                              05           12/01/03          0
    2878787                              N            11/01/33
    0


    8852626          286/286             F          160,000.00         ZZ
                                         360        159,176.29          1
                                       5.875            946.47         79
                                       5.625            946.47
    FARMINGTON       MI   48331          5            09/22/03         00
    2632198                              05           11/01/03          0
    2632198                              O            10/01/33
    0


    8852902          253/253             F          300,000.00         TX
                                         360        298,844.31          1
                                       6.875          1,970.79         80
                                       6.625          1,970.79
    PILOT POINT      TX   76258          5            10/28/03         00
    496504                               05           12/01/03          0
    496504                               O            11/01/33
    0


    8856338          U35/G02             F           50,825.00         ZZ
                                         360         50,668.78          1
                                       5.875            300.65         95
                                       5.625            300.65
    GARY             IN   46406          1            11/04/03         04
    0437387806                           05           01/01/04         30
    13898289                             O            12/01/33
    0


    8871010          E22/G02             F          322,700.00         ZZ
                                         360        321,776.63          1
                                       6.250          1,986.92         44
                                       6.000          1,986.92
    LAGUNA NIGUEL    CA   92677          5            11/04/03         00
    0419002225                           03           01/01/04          0
    0419002225                           O            12/01/33
    0


1


    8878770          E22/G02             F           63,000.00         ZZ
                                         360         62,824.02          1
                                       6.375            393.04         86
                                       6.125            393.04
    MARSHFIELD       MO   65706          5            11/12/03         01
    0419065149                           05           01/01/04         25
    0419065149                           O            12/01/33
    0


    8880022          286/286             F           53,300.00         ZZ
                                         360         53,151.09          1
                                       6.375            332.52         65
                                       6.125            332.52
    EL PASO          TX   79925          1            11/05/03         00
    2902085                              05           01/01/04          0
    2902085                              O            12/01/33
    0


    8898235          H04/G02             F          164,000.00         ZZ
                                         360        163,702.68          1
                                       6.500          1,036.59         80
                                       6.250          1,036.59
    RIVERBANK        CA   95367          1            12/05/03         00
    0437371149                           05           02/01/04          0
    450616                               O            01/01/34
    0


    8898791          R68/G02             F           83,600.00         ZZ
                                         360         83,534.78          1
                                       7.250            570.30         95
                                       7.000            570.30
    MIAMI            FL   33161          1            01/15/04         10
    0437348576                           08           03/01/04         30
    8676837                              O            02/01/34
    0


    8899833          967/G02             F          229,000.00         ZZ
                                         360        228,614.12          1
                                       6.875          1,504.37         66
                                       6.625          1,504.37
    SANDY            UT   84070          5            12/16/03         00
    0437229453                           05           02/01/04          0
    1015116                              O            01/01/34
    0


    8909977          X31/G02             F          190,400.00         ZZ
                                         360        190,223.65          1
                                       6.375          1,187.85         80
                                       6.125          1,187.85
1


    WEST COVINA      CA   91792          5            01/23/04         00
    0437398084                           01           03/01/04          0
    25000495                             O            02/01/34
    0


    8910121          967/G02             F          200,000.00         ZZ
                                         360        199,800.90          1
                                       6.000          1,199.10         44
                                       5.750          1,199.10
    PORT TOWNSEND    WA   98368          5            01/20/04         00
    0437383300                           05           03/01/04          0
    10108132                             O            02/01/34
    0


    8910237          E23/G02             F          188,000.00         ZZ
                                         360        187,817.27          1
                                       6.125          1,142.31         42
                                       5.875          1,142.31
    FREMONT          CA   94539          5            01/16/04         00
    0437387319                           05           03/01/04          0
    8724351                              O            02/01/34
    0


    8910241          E23/G02             F          176,000.00         ZZ
                                         360        174,740.74          1
                                       6.750          1,141.53         80
                                       6.500          1,141.53
    LOS ANGELES      CA   90012          1            01/13/04         00
    0437402845                           01           03/01/04          0
    51038007                             N            02/01/34
    0


    8910387          E23/G02             F          170,000.00         ZZ
                                         360        169,826.68          1
                                       5.875          1,005.61         76
                                       5.625          1,005.61
    PHOENIX          AZ   85014          5            01/21/04         00
    0437473127                           05           03/01/04          0
    41009765                             O            02/01/34
    0


    8911493          967/G02             F          310,400.00         ZZ
                                         360        310,098.31          1
                                       6.125          1,886.02         80
                                       5.875          1,886.02
    MCCALL           ID   83638          2            02/01/04         00
    0437483597                           05           03/01/04          0
    10177665                             O            02/01/34
    0
1




    8912289          E23/G02             F          300,000.00         ZZ
                                         360        299,754.09          3
                                       7.000          1,995.91         90
                                       6.750          1,995.91
    LOS ANGELES      CA   90047          1            01/20/04         14
    0437498645                           05           03/01/04         25
    91000354                             N            02/01/34
    0


    8912455          E23/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.375          2,470.52         80
                                       6.125          2,470.52
    CORONA           CA   92882          5            02/09/04         00
    0437494032                           05           04/01/04          0
    51040528                             O            03/01/34
    0


    8912463          L68/G02             F          218,700.00         ZZ
                                         360        218,700.00          1
                                       6.500          1,382.33         90
                                       6.250          1,382.33
    ANNAPOLIS        MD   21401          5            02/11/04         10
    0437494214                           03           04/01/04         25
    5460028                              O            03/01/34
    0


    8912575          E23/G02             F          276,000.00         ZZ
                                         360        275,731.74          1
                                       6.125          1,677.01         80
                                       5.875          1,677.01
    EL CENTRO        CA   92243          5            01/26/04         00
    0437499312                           05           03/01/04          0
    61014646                             O            02/01/34
    0


    8913277          B44/G02             F          192,800.00         ZZ
                                         360        192,800.00          1
                                       6.000          1,155.93         80
                                       5.750          1,155.93
    HAILEY           ID   83333          2            02/10/04         00
    0437508757                           05           04/01/04          0
    4032018                              O            03/01/34
    0


    8913413          B44/G02             F          170,910.00         ZZ
                                         360        170,910.00          1
1


                                       6.250          1,052.32         90
                                       6.000          1,052.32
    BOISE            ID   83704          1            02/19/04         11
    0437514607                           05           04/01/04         25
    4041054                              O            03/01/34
    0


    8913649          X31/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       5.875          3,845.00         74
                                       5.625          3,845.00
    SCOTTSDALE       AZ   85255          5            02/06/04         00
    0437521339                           03           04/01/04          0
    70001778                             O            03/01/34
    0


    8913955          967/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
                                       6.375            713.08         90
                                       6.125            713.08
    JEROME           ID   83338          1            02/19/04         04
    0437519630                           05           04/01/04         25
    10201390                             O            03/01/34
    0


    8914151          E23/G02             F          226,400.00         ZZ
                                         360        226,400.00          1
                                       5.750          1,321.21         80
                                       5.500          1,321.21
    SACRAMENTO       CA   95828          1            02/11/04         00
    0437530298                           05           04/01/04          0
    64003746                             O            03/01/34
    0


    8914182          E22/G02             F          175,500.00         ZZ
                                         360        175,044.14          1
                                       6.750          1,138.29         90
                                       6.500          1,138.29
    WALLINGTON       NJ   07057          1            12/01/03         01
    0418872115                           05           01/01/04         25
    0418872115                           O            12/01/33
    0


    8947250          E22/G02             F          135,000.00         ZZ
                                         360        134,729.17          1
                                       6.375            842.22         89
                                       6.125            842.22
    MIAMI            FL   33173          5            12/04/03         04
    0418830873                           09           02/01/04         25
1


    0418830873                           O            01/01/34
    0


    8961876          286/286             F          153,000.00         ZZ
                                         360        151,301.75          1
                                       7.000          1,017.92         90
                                       6.750          1,017.92
    ALBUQUERQUE      NM   87110          2            04/29/03         12
    2166559                              05           06/01/03         25
    2166559                              N            05/01/33
    0


    8961894          286/286             F          144,000.00         ZZ
                                         360        143,487.57          2
                                       6.625            922.05         80
                                       6.375            922.05
    AUSTIN           TX   78736          1            10/15/03         00
    2804109                              05           12/01/03          0
    2804109                              N            11/01/33
    0


    8961902          286/286             F          103,500.00         ZZ
                                         360        103,094.51          1
                                       6.125            628.88         90
                                       5.875            628.88
    TITUSVILLE       FL   32796          1            10/06/03         21
    2824876                              05           12/01/03         25
    2824876                              N            11/01/33
    0


    8962198          286/286             F           59,850.00         ZZ
                                         360         59,530.63          1
                                       6.500            378.30         90
                                       6.250            378.30
    TRENTON          NJ   08611          1            09/30/03         11
    2746103                              05           11/01/03         25
    2746103                              N            10/01/33
    0


    8962236          286/286             F          120,000.00         ZZ
                                         360        119,456.10          1
                                       6.875            788.32         80
                                       6.625            788.32
    WOODBRIDGE       VA   22193          5            09/29/03         00
    2789642                              03           11/01/03          0
    2789642                              N            10/01/33
    0


1


    8962614          286/286             F           78,400.00         ZZ
                                         360         78,041.78          1
                                       6.500            495.54         80
                                       6.250            495.54
    STANFORD         KY   40484          2            09/30/03         00
    2685128                              05           11/01/03          0
    2685128                              N            10/01/33
    0


    8962616          286/286             F           78,400.00         ZZ
                                         360         78,041.73          2
                                       6.500            495.55         80
                                       6.250            495.55
    STANFORD         KY   40484          2            09/30/03         00
    2685116                              05           11/01/03          0
    2685116                              N            10/01/33
    0


    8962620          286/286             F           91,200.00         ZZ
                                         360         90,783.25          1
                                       6.500            576.45         80
                                       6.250            576.45
    STANFORD         KY   40437          2            09/30/03         00
    2684857                              05           11/01/03          0
    2684857                              N            10/01/33
    0


    8972044          E22/G02             F          125,000.00         ZZ
                                         360        124,778.82          1
                                       6.625            800.39         93
                                       6.375            800.39
    QUAKERTOWN       PA   18951          1            12/16/03         04
    0418926168                           05           02/01/04         30
    0418926168                           O            01/01/34
    0


    8987006          U05/G02             F          115,500.00         TX
                                         360        115,290.61          1
                                       6.500            730.04         70
                                       6.250            730.04
    LAGUNA VISTA     TX   78578          5            12/12/03         00
    0437454275                           03           02/01/04          0
    3446772                              O            01/01/34
    0


    8999560          E22/G02             F          121,500.00         ZZ
                                         360        121,274.34          1
                                       6.375            758.00         90
                                       6.125            758.00
1


    FRESNO           CA   93726          1            12/18/03         04
    0419202544                           05           02/01/04         25
    0419202544                           N            01/01/34
    0


    9005582          F89/G02             F          128,000.00         ZZ
                                         360        127,784.31          2
                                       6.875            840.87         80
                                       6.625            840.87
    CHINO            CA   91710          1            12/10/03         00
    0437418080                           05           02/01/04          0
    17237342                             O            01/01/34
    0


    9015784          E22/G02             F          116,850.00         ZZ
                                         360        116,547.65          1
                                       6.750            757.89         95
                                       6.500            757.89
    HORTON           MI   49246          5            12/31/03         10
    0419216197                           05           02/01/04         30
    0419216197                           O            01/01/34
    0


    9021570          003/G02             F          167,600.00         ZZ
                                         360        167,185.45          1
                                       7.000          1,115.05         80
                                       6.750          1,115.05
    SMYRNA           GA   30082          1            11/25/03         00
    0437409410                           09           01/01/04          0
    0022237374                           O            12/01/33
    0


    9022056          E22/G02             F          220,500.00         ZZ
                                         360        220,119.23          1
                                       6.750          1,430.16         90
                                       6.500          1,430.16
    CENTERVILLE      VA   20121          1            01/07/04         01
    0419146956                           09           02/01/04         25
    0419146956                           O            01/01/34
    0


    9025486          E84/G02             F          120,000.00         ZZ
                                         360        119,787.68          1
                                       6.625            768.37         80
                                       6.375            768.37
    CANON CITY       CO   81212          5            11/28/03         00
    0437521578                           05           02/01/04          0
    32819170                             O            01/01/34
    0
1




    9025648          E22/G02             F          110,000.00         ZZ
                                         360        109,907.59          4
                                       6.875            722.62         80
                                       6.625            722.62
    LURAY            VA   22835          1            01/08/04         00
    0418829156                           05           03/01/04          0
    0418829156                           N            02/01/34
    0


    9025734          E22/G02             F           80,000.00         ZZ
                                         360         79,927.68          1
                                       6.500            505.65         58
                                       6.250            505.65
    CAREYWOOD        ID   83809          1            12/30/03         00
    0419316252                           05           03/01/04          0
    0419316252                           O            02/01/34
    0


    9025746          E22/G02             F           85,000.00         ZZ
                                         360         84,842.12          1
                                       6.375            530.29         69
                                       6.125            530.29
    PORTLAND         OR   97206          5            12/23/03         00
    0419330139                           05           02/01/04          0
    0419330139                           O            01/01/34
    0


    9026328          168/168             F           57,200.00         ZZ
                                         360         57,024.26          3
                                       7.375            395.07         90
                                       7.125            395.07
    GLOVERSVILLE     NY   12078          1            10/09/03         25
    3739019                              05           12/01/03         12
    0379390191                           N            11/01/33
    0


    9027172          286/286             F          199,000.00         ZZ
                                         360        198,507.75          1
                                       7.000          1,323.96         90
                                       6.750          1,323.96
    MANASSAS         VA   20110          1            11/26/03         12
    2912493                              05           01/01/04         25
    2912493                              N            12/01/33
    0


    9027180          286/286             F          146,640.00         ZZ
                                         360        146,361.00          1
1


                                       6.250            902.89         80
                                       6.000            902.89
    PECOS            NM   87552          1            12/05/03         00
    2915621                              05           02/01/04          0
    2915621                              O            01/01/34
    0


    9027190          286/286             F          254,900.00         ZZ
                                         360        254,391.21          1
                                       6.000          1,528.26         80
                                       5.750          1,528.26
    PALMDALE         CA   93551          1            12/01/03         00
    2832052                              05           02/01/04          0
    2832052                              O            01/01/34
    0


    9027202          286/286             F          618,750.00         ZZ
                                         360        617,021.57          1
                                       6.375          3,860.20         75
                                       6.125          3,860.20
    SAN DIEGO        CA   92130          5            11/20/03         00
    2935934                              05           01/01/04          0
    2935934                              O            12/01/33
    0


    9027212          286/286             F          117,200.00         ZZ
                                         360        116,902.89          1
                                       6.875            769.93         80
                                       6.625            769.93
    MASSILLON        OH   44646          1            11/20/03         00
    2919333                              05           01/01/04          0
    2919333                              O            12/01/33
    0


    9027222          286/286             F           99,000.00         ZZ
                                         360         98,730.05          1
                                       6.500            625.75         90
                                       6.250            625.75
    ELIZABETH        NJ   07201          1            11/24/03         12
    2899915                              05           01/01/04         25
    2899915                              N            12/01/33
    0


    9027232          286/286             F           76,950.00         T
                                         360         76,759.64          1
                                       7.000            511.96         90
                                       6.750            511.96
    IDAHO SPRINGS    CO   80452          1            11/20/03         12
    2943152                              01           01/01/04         25
1


    2943152                              O            12/01/33
    0


    9027242          286/286             F          164,700.00         ZZ
                                         360        164,422.45          1
                                       6.875          1,081.97         90
                                       6.625          1,081.97
    TUCSON           AZ   85704          1            12/03/03         14
    2934417                              05           02/01/04         25
    2934417                              O            01/01/34
    0


    9027260          286/286             F          144,000.00         ZZ
                                         360        143,660.94          1
                                       7.250            982.34         80
                                       7.000            982.34
    VERNON           NJ   07462          1            12/04/03         00
    1567456                              05           01/01/04          0
    1567456                              N            12/01/33
    0


    9027268          286/286             F          112,000.00         ZZ
                                         360        111,771.04          1
                                       5.875            662.53         80
                                       5.625            662.53
    RUCKERSVILLE     VA   22968          5            12/11/03         00
    2185444                              05           02/01/04          0
    2185444                              N            01/01/34
    0


    9027276          286/286             F           90,360.00         T
                                         360         90,141.90          1
                                       7.125            608.78         90
                                       6.875            608.78
    BRIGANTINE       NJ   08203          1            11/25/03         21
    2896792                              01           01/01/04         25
    2896792                              O            12/01/33
    0


    9027286          286/286             F          252,000.00         ZZ
                                         360        251,296.04          1
                                       6.375          1,572.16         80
                                       6.125          1,572.16
    KANSAS CITY      MO   64111          2            11/21/03         00
    2929367                              05           01/01/04          0
    2929367                              O            12/01/33
    0


1


    9027304          286/286             F          376,675.00         ZZ
                                         360        375,765.96          1
                                       7.125          2,537.73         95
                                       6.875          2,537.73
    FORT WORTH       TX   76116          1            11/18/03         25
    2855282                              05           01/01/04         30
    2855282                              O            12/01/33
    0


    9027320          286/286             F           72,800.00         ZZ
                                         360         72,668.01          1
                                       6.500            460.15         80
                                       6.250            460.15
    PORTSMOUTH       VA   23702          5            12/04/03         00
    2877077                              05           02/01/04          0
    2877077                              N            01/01/34
    0


    9027332          286/286             F          410,000.00         ZZ
                                         360        409,358.37          4
                                       7.250          2,796.93         64
                                       7.000          2,796.93
    LOS ANGELES      CA   90019          2            12/03/03         00
    2945736                              05           02/01/04          0
    2945736                              O            01/01/34
    0


    9027352          286/286             F          103,320.00         ZZ
                                         360        103,051.60          1
                                       6.750            670.14         90
                                       6.500            670.14
    WATERFORD        MI   48327          1            11/12/03         10
    2909998                              05           01/01/04         25
    2909998                              O            12/01/33
    0


    9027360          286/286             F          120,000.00         ZZ
                                         360        119,787.66          1
                                       6.625            768.38         80
                                       6.375            768.38
    NORFOLK          VA   23503          5            12/15/03         00
    2970458                              05           02/01/04          0
    2970458                              N            01/01/34
    0


    9027372          286/286             F          161,000.00         ZZ
                                         360        160,748.04          4
                                       7.250          1,098.31         70
                                       7.000          1,098.31
1


    PORTALES         NM   88130          2            12/02/03         00
    2932709                              05           02/01/04          0
    2932709                              N            01/01/34
    0


    9027382          286/286             F           53,600.00         ZZ
                                         360         53,464.12          1
                                       6.875            352.12         80
                                       6.625            352.12
    MUNCIE           IN   47304          1            11/25/03         00
    2930797                              05           01/01/04          0
    2930797                              N            12/01/33
    0


    9027396          286/286             F           80,000.00         ZZ
                                         360         79,708.37          1
                                       6.500            505.65         71
                                       6.250            505.65
    BREVARD          NC   28712          2            10/23/03         00
    2848580                              05           12/01/03          0
    2848580                              O            11/01/33
    0


    9027414          286/286             F          112,800.00         ZZ
                                         360        112,503.06          2
                                       6.750            731.62         77
                                       6.500            731.62
    HAGERSTOWN       MD   21740          5            11/24/03         00
    2886555                              05           01/01/04          0
    2886555                              O            12/01/33
    0


    9027422          286/286             F          244,000.00         ZZ
                                         360        243,512.99          1
                                       6.000          1,462.90         80
                                       5.750          1,462.90
    PHOENIX          AZ   85021          5            12/01/03         00
    2940817                              05           02/01/04          0
    2940817                              O            01/01/34
    0


    9027434          286/286             F           75,600.00         ZZ
                                         360         75,459.58          1
                                       6.375            471.65         74
                                       6.125            471.65
    WESLEY CHAPEL    NC   28110          5            12/03/03         00
    2855300                              05           02/01/04          0
    2855300                              N            01/01/34
    0
1




    9027450          286/286             F          150,000.00         ZZ
                                         360        149,600.76          1
                                       6.625            960.47         80
                                       6.375            960.47
    RICHMOND         VA   23227          1            11/26/03         00
    2915767                              05           01/01/04          0
    2915767                              O            12/01/33
    0


    9027458          286/286             F           97,100.00         ZZ
                                         360         96,847.78          1
                                       6.750            629.79         80
                                       6.500            629.79
    LOVES PARK       IL   61111          1            11/26/03         00
    2929352                              01           01/01/04          0
    2929352                              O            12/01/33
    0


    9027478          286/286             F          386,400.00         ZZ
                                         360        385,732.75          1
                                       6.750          2,506.19         80
                                       6.500          2,506.19
    BETHESDA         MD   20814          1            12/02/03         00
    2905475                              05           02/01/04          0
    2905475                              O            01/01/34
    0


    9027494          286/286             F           66,800.00         ZZ
                                         360         66,622.21          1
                                       6.625            427.73         80
                                       6.375            427.73
    DUBLIN           VA   24084          1            11/24/03         00
    2910324                              05           01/01/04          0
    2910324                              N            12/01/33
    0


    9027536          286/286             F           91,000.00         ZZ
                                         360         90,835.01          1
                                       6.500            575.19         60
                                       6.250            575.19
    LIBERTY CENTER   IN   46766          5            12/03/03         00
    2932408                              05           02/01/04          0
    2932408                              O            01/01/34
    0


    9027544          286/286             F          163,200.00         ZZ
                                         360        162,776.06          1
1


                                       6.750          1,058.52         80
                                       6.500          1,058.52
    VIRGINIA BEACH   VA   23464          1            11/20/03         00
    2894780                              05           01/01/04          0
    2894780                              N            12/01/33
    0


    9027562          286/286             F           90,400.00         ZZ
                                         360         90,205.51          1
                                       6.750            586.34         80
                                       6.500            586.34
    CAUSEY           NM   88130          5            12/09/03         00
    2930896                              05           02/01/04          0
    2930896                              O            01/01/34
    0


    9027576          286/286             F          225,000.00         ZZ
                                         360        224,561.52          1
                                       6.125          1,367.12         60
                                       5.875          1,367.12
    KEY WEST         FL   33040          2            12/02/03         00
    2951271                              05           02/01/04          0
    2951271                              O            01/01/34
    0


    9027584          286/286             F          136,000.00         ZZ
                                         360        135,638.01          1
                                       6.625            870.83         80
                                       6.375            870.83
    VIRIGNIA BEACH   VA   23464          1            11/21/03         00
    2740550                              05           01/01/04          0
    2740550                              O            12/01/33
    0


    9027590          286/286             F           51,200.00         ZZ
                                         360         51,115.81          1
                                       7.000            340.64         80
                                       6.750            340.64
    LEAVENWORTH      KS   66048          5            12/10/03         00
    2793998                              05           02/01/04          0
    2793998                              N            01/01/34
    0


    9027600          286/286             F          117,600.00         ZZ
                                         360        117,386.78          1
                                       6.500            743.32         80
                                       6.250            743.32
    OLYMPIA          WA   98506          1            12/02/03         00
    2919577                              05           02/01/04          0
1


    2919577                              O            01/01/34
    0


    9027606          286/286             F          240,000.00         ZZ
                                         360        239,361.24          1
                                       6.625          1,536.75         80
                                       6.375          1,536.75
    ROSEVILLE        MN   55113          5            11/26/03         00
    2884846                              05           01/01/04          0
    2884846                              O            12/01/33
    0


    9027616          286/286             F          260,000.00         ZZ
                                         360        258,066.25          1
                                       6.375          1,622.07         80
                                       6.125          1,622.07
    PUKALANI         HI   96768          1            11/20/03         00
    2922807                              01           01/01/04          0
    2922807                              O            12/01/33
    0


    9027618          286/286             F           72,000.00         ZZ
                                         360         71,884.50          1
                                       7.125            485.08         80
                                       6.875            485.08
    PHOENIX          AZ   85015          5            12/03/03         00
    2948439                              01           02/01/04          0
    2948439                              N            01/01/34
    0


    9027628          286/286             F          200,000.00         ZZ
                                         360        199,454.63          1
                                       6.500          1,264.14         80
                                       6.250          1,264.14
    WASHINGTON       VA   22747          5            11/21/03         00
    2872513                              05           01/01/04          0
    2872513                              O            12/01/33
    0


    9027632          286/286             F          128,000.00         ZZ
                                         360        127,804.60          1
                                       7.375            884.07         80
                                       7.125            884.07
    HYATTSVILLE      MD   20781          1            12/08/03         00
    2957272                              05           02/01/04          0
    2957272                              N            01/01/34
    0


1


    9027636          286/286             F          374,400.00         ZZ
                                         360        373,450.94          4
                                       6.875          2,459.55         79
                                       6.625          2,459.55
    NORTHAMPTON      MA   01060          5            11/21/03         00
    1767119                              05           01/01/04          0
    1767119                              O            12/01/33
    0


    9027648          286/286             F          447,400.00         ZZ
                                         360        446,265.92          1
                                       6.875          2,939.10         80
                                       6.625          2,939.10
    GLENVIEW         IL   60025          1            12/01/03         00
    2916497                              05           01/01/04          0
    2916497                              O            12/01/33
    0


    9027656          286/286             F          610,000.00         ZZ
                                         360        608,563.77          4
                                       7.250          4,161.28         75
                                       7.000          4,161.28
    LOS ANGELES      CA   90019          2            11/21/03         00
    2807495                              05           01/01/04          0
    2807495                              O            12/01/33
    0


    9027670          286/286             F          124,000.00         ZZ
                                         360        123,653.62          1
                                       6.375            773.60         80
                                       6.125            773.60
    BANGOR           PA   18013          1            11/28/03         00
    2907754                              05           01/01/04          0
    2907754                              O            12/01/33
    0


    9027684          286/286             F          108,000.00         ZZ
                                         360        106,785.43          2
                                       7.000            718.53         80
                                       6.750            718.53
    NORFOLK          VA   23509          5            12/03/03         00
    2748074                              05           02/01/04          0
    2748074                              N            01/01/34
    0


    9027688          286/286             F          110,000.00         ZZ
                                         360        109,800.56          1
                                       6.500            695.28         60
                                       6.250            695.28
1


    SWANSEA          MA   02777          5            12/05/03         00
    2918586                              05           02/01/04          0
    2918586                              O            01/01/34
    0


    9027694          286/286             F          131,850.00         ZZ
                                         360        131,501.34          1
                                       7.375            910.66         90
                                       7.125            910.66
    BALTIMORE        MD   21230          1            11/21/03         11
    2910724                              07           01/01/04         25
    2910724                              N            12/01/33
    0


    9027700          286/286             F          153,900.00         ZZ
                                         360        153,628.94          1
                                       6.750            998.20         79
                                       6.500            998.20
    YORKTOWN         IN   47396          2            12/01/03         00
    2348162                              05           02/01/04          0
    2348162                              O            01/01/34
    0


    9027704          286/286             F          129,200.00         ZZ
                                         360        128,903.23          1
                                       7.375            892.36         95
                                       7.125            892.36
    SKOKIE           IL   60077          2            11/21/03         12
    2899125                              01           01/01/04         10
    2899125                              O            12/01/33
    0


    9027708          286/286             F           52,250.00         ZZ
                                         360         52,126.97          1
                                       7.250            356.44         95
                                       7.000            356.44
    SICKLERVILLE     NJ   08081          1            11/28/03         11
    2907591                              01           01/01/04         30
    2907591                              O            12/01/33
    0


    9027710          286/286             F           77,850.00         ZZ
                                         360         77,731.14          3
                                       7.375            537.70         90
                                       7.125            537.70
    PITTSFIELD       MA   01201          1            12/05/03         12
    2917877                              05           02/01/04         25
    2917877                              N            01/01/34
    0
1




    9027722          286/286             F          504,000.00         ZZ
                                         360        502,813.97          1
                                       6.375          3,144.31         70
                                       6.125          3,144.31
    FLOYDS KNOBS     IN   47119          2            12/03/03         00
    2441504                              05           02/01/04          0
    2441504                              O            01/01/34
    0


    9027724          286/286             F           85,600.00         ZZ
                                         360         85,444.80          1
                                       6.500            541.06         80
                                       6.250            541.06
    ENGLEWOOD        FL   34223          5            12/04/03         00
    2945510                              05           02/01/04          0
    2945510                              O            01/01/34
    0


    9027728          286/286             F          118,400.00         ZZ
                                         360        118,092.43          1
                                       6.750            767.95         80
                                       6.500            767.95
    WATERFORD        MI   48327          1            11/25/03         00
    2907719                              05           01/01/04          0
    2907719                              O            12/01/33
    0


    9027730          286/286             F          299,250.00         ZZ
                                         360        298,733.25          1
                                       6.750          1,940.93         95
                                       6.500          1,940.93
    KANSAS CITY      MO   64113          1            12/01/03         04
    2865924                              05           02/01/04         30
    2865924                              O            01/01/34
    0


    9027734          286/286             F          114,750.00         ZZ
                                         360        114,451.92          2
                                       6.750            744.27         90
                                       6.500            744.27
    TUCSON           AZ   85745          1            11/21/03         12
    2915985                              05           01/01/04         25
    2915985                              N            12/01/33
    0


    9027736          286/286             F          413,600.00         ZZ
                                         360        412,551.58          1
1


                                       6.875          2,717.06         80
                                       6.625          2,717.06
    GAINESVILLE      FL   32653          2            11/07/03         00
    2834130                              05           01/01/04          0
    2834130                              O            12/01/33
    0


    9027740          286/286             F           82,700.00         ZZ
                                         360         82,463.36          1
                                       6.250            509.20         60
                                       6.000            509.20
    DELTONA          FL   32738          1            11/25/03         00
    2607808                              05           01/01/04          0
    2607808                              O            12/01/33
    0


    9027742          286/286             F          127,120.00         ZZ
                                         360        126,797.76          1
                                       6.875            835.09         80
                                       6.625            835.09
    STEWARTSTOWN     PA   17363          1            11/25/03         00
    2866994                              05           01/01/04          0
    2866994                              O            12/01/33
    0


    9027744          286/286             F          154,500.00         ZZ
                                         360        153,375.11          2
                                       6.375            963.88         75
                                       6.125            963.88
    REDMOND          OR   97756          1            11/25/03         00
    2942820                              05           01/01/04          0
    2942820                              N            12/01/33
    0


    9027750          286/286             F           92,000.00         ZZ
                                         360         91,824.96          1
                                       6.250            566.46         80
                                       6.000            566.46
    MIAMI            FL   33183          5            12/11/03         00
    2777603                              01           02/01/04          0
    2777603                              O            01/01/34
    0


    9027768          286/286             F           84,750.00         ZZ
                                         360         84,555.33          2
                                       7.375            585.35         75
                                       7.125            585.35
    IDAHO FALLS      ID   83401          5            11/21/03         00
    2904273                              05           01/01/04          0
1


    2904273                              N            12/01/33
    0


    9027770          286/286             F          105,450.00         ZZ
                                         360        105,182.70          1
                                       6.875            692.73         65
                                       6.625            692.73
    DALLAS           GA   30132          1            11/17/03         00
    2933541                              05           01/01/04          0
    2933541                              O            12/01/33
    0


    9027772          286/286             F           71,250.00         ZZ
                                         360         71,073.75          1
                                       7.000            474.03         95
                                       6.750            474.03
    ALBUQUERQUE      NM   87108          1            11/26/03         12
    2919363                              05           01/01/04         30
    2919363                              O            12/01/33
    0


    9027774          286/286             F           63,750.00         ZZ
                                         360         63,599.90          1
                                       7.250            434.89         75
                                       7.000            434.89
    ALBUQUERQUE      NM   87105          5            11/21/03         00
    2919424                              05           01/01/04          0
    2919424                              N            12/01/33
    0


    9027780          286/286             F          175,000.00         T
                                         360        174,582.20          1
                                       6.500          1,106.12         80
                                       6.250          1,106.12
    LAS VEGAS        NV   89142          1            12/03/03         10
    2925759                              05           02/01/04         25
    2925759                              O            01/01/34
    0


    9027784          286/286             F          276,550.00         ZZ
                                         360        274,412.08          1
                                       6.250          1,702.77         74
                                       6.000          1,702.77
    RICHMOND         VA   23223          5            06/26/03         00
    2387354                              05           08/01/03          0
    2387354                              N            07/01/33
    0


1


    9027788          286/286             F          160,150.00         ZZ
                                         360        159,859.65          1
                                       6.500          1,012.26         62
                                       6.250          1,012.26
    BUTLER           IN   46721          2            11/26/03         00
    2886995                              05           02/01/04          0
    2886995                              O            01/01/34
    0


    9027792          286/286             F          200,000.00         ZZ
                                         360        199,644.19          1
                                       7.000          1,330.61         80
                                       6.750          1,330.61
    CHICAGO          IL   60634          5            12/08/03         00
    2955845                              05           02/01/04          0
    2955845                              O            01/01/34
    0


    9027798          286/286             F          300,000.00         ZZ
                                         360        299,429.20          1
                                       6.250          1,847.16         85
                                       6.000          1,847.16
    CHESAPEAKE       VA   23322          5            12/05/03         21
    2943575                              05           02/01/04         12
    2943575                              O            01/01/34
    0


    9027804          286/286             F          206,950.00         ZZ
                                         360        206,425.39          2
                                       6.875          1,359.52         90
                                       6.625          1,359.52
    MODESTO          CA   95355          1            11/20/03         14
    2915196                              05           01/01/04         25
    2915196                              N            12/01/33
    0


    9027806          286/286             F           59,000.00         ZZ
                                         360         58,319.42          1
                                       6.875            387.59         72
                                       6.625            387.59
    CLAREMORE        OK   74017          5            12/03/03         00
    2912514                              05           01/01/04          0
    2912514                              N            12/01/33
    0


    9027810          286/286             F          200,000.00         ZZ
                                         360        199,505.30          1
                                       7.000          1,330.61         80
                                       6.750          1,330.61
1


    ALEXANDRIA       VA   22315          1            12/05/03         00
    2932427                              01           01/01/04          0
    2932427                              O            12/01/33
    0


    9027816          286/286             F           70,400.00         ZZ
                                         360         70,289.81          1
                                       7.250            480.26         80
                                       7.000            480.26
    ALLENTOWN        PA   18104          1            12/02/03         00
    2944978                              05           02/01/04          0
    2944978                              N            01/01/34
    0


    9027820          286/286             F           48,000.00         ZZ
                                         360         47,921.07          1
                                       7.000            319.35         80
                                       6.750            319.35
    BRENHAM          TX   77833          1            12/15/03         00
    2922161                              05           02/01/04          0
    2922161                              N            01/01/34
    0


    9027824          286/286             F          170,000.00         ZZ
                                         360        169,720.48          2
                                       7.000          1,131.02         75
                                       6.750          1,131.02
    NORTH BERGEN     NJ   07047          1            12/09/03         00
    2919055                              05           02/01/04          0
    2919055                              O            01/01/34
    0


    9027832          286/286             F          420,000.00         ZZ
                                         360        419,200.88          1
                                       6.250          2,586.02         80
                                       6.000          2,586.02
    ROWLAND HEIGHTS  CA   91748          5            11/26/03         00
    2875759                              05           02/01/04          0
    2875759                              O            01/01/34
    0


    9027836          286/286             F          102,100.00         ZZ
                                         360        101,851.65          2
                                       7.000            679.28         67
                                       6.750            679.28
    SALT LAKE CITY   UT   84106          2            12/22/03         00
    2760824                              05           02/01/04          0
    2760824                              N            01/01/34
    0
1




    9027844          286/286             F          141,600.00         ZZ
                                         360        141,378.39          1
                                       7.250            965.97         80
                                       7.000            965.97
    SPOKANE          WA   99208          1            12/03/03         00
    2922021                              05           02/01/04          0
    2922021                              O            01/01/34
    0


    9027846          286/286             F          126,400.00         ZZ
                                         360        125,120.47          1
                                       6.500            798.94         80
                                       6.250            798.94
    LAKE HAVASU CIT  AZ   86406          1            12/04/03         00
    2900128                              05           02/01/04          0
    2900128                              N            01/01/34
    0


    9027848          286/286             F          265,600.00         ZZ
                                         360        264,726.78          1
                                       6.875          1,744.81         80
                                       6.625          1,744.81
    EL CAJON         CA   92020          2            11/21/03         00
    2906219                              05           01/01/04          0
    2906219                              O            12/01/33
    0


    9027854          286/286             F          185,000.00         ZZ
                                         360        184,656.39          1
                                       6.375          1,154.16         64
                                       6.125          1,154.16
    LAKE HAVASU CIT  AZ   86404          5            12/01/03         00
    2924323                              05           02/01/04          0
    2924323                              N            01/01/34
    0


    9027856          286/286             F           51,775.00         ZZ
                                         360         51,638.52          1
                                       7.250            353.20         95
                                       7.000            353.20
    PAYETTE          ID   83661          1            11/21/03         11
    2934125                              05           01/01/04         30
    2934125                              O            12/01/33
    0


    9027858          286/286             F           78,280.00         ZZ
                                         360         78,141.48          1
1


                                       6.625            501.24         80
                                       6.375            501.24
    FORT WORTH       TX   76126          1            12/10/03         00
    2952042                              05           02/01/04          0
    2952042                              O            01/01/34
    0


    9027860          286/286             F           63,750.00         ZZ
                                         360         63,571.91          4
                                       6.375            397.72         75
                                       6.125            397.72
    AUBURN           IN   46706          2            12/03/03         00
    2949359                              05           01/01/04          0
    2949359                              N            12/01/33
    0


    9027872          286/286             F           93,700.00         ZZ
                                         360         93,542.09          1
                                       6.875            615.55         70
                                       6.625            615.55
    RICHMOND         VA   23236          1            12/12/03         00
    2939470                              05           02/01/04          0
    2939470                              N            01/01/34
    0


    9027874          286/286             F           42,750.00         T
                                         360         42,594.44          1
                                       6.250            263.22         90
                                       6.000            263.22
    COLUMBIA         SC   29201          1            12/02/03         14
    2921093                              01           01/01/04         25
    2921093                              O            12/01/33
    0


    9027876          286/286             F          158,400.00         ZZ
                                         360        157,998.47          1
                                       6.875          1,040.58         80
                                       6.625          1,040.58
    GEORGETOWN       TX   78628          1            11/25/03         00
    2904126                              05           01/01/04          0
    2904126                              O            12/01/33
    0


    9027880          286/286             F          232,750.00         ZZ
                                         360        232,338.15          1
                                       6.625          1,490.33         95
                                       6.375          1,490.33
    GILBERT          AZ   85233          1            12/05/03         10
    2945308                              05           02/01/04         30
1


    2945308                              O            01/01/34
    0


    9027882          286/286             F          112,500.00         ZZ
                                         360        112,235.12          1
                                       7.250            767.45         75
                                       7.000            767.45
    MINNEAPOLIS      MN   55411          5            11/25/03         00
    2938673                              05           01/01/04          0
    2938673                              N            12/01/33
    0


    9027884          286/286             F           97,500.00         ZZ
                                         360         97,314.48          1
                                       6.250            600.33         75
                                       6.000            600.33
    STOCKTON         CA   95205          5            12/09/03         00
    2934955                              05           02/01/04          0
    2934955                              N            01/01/34
    0


    9027888          286/286             F          256,000.00         ZZ
                                         360        255,557.92          1
                                       6.750          1,660.42         80
                                       6.500          1,660.42
    SAMMAMISH        WA   98074          1            12/10/03         00
    2933472                              05           02/01/04          0
    2933472                              N            01/01/34
    0


    9027890          286/286             F          130,960.00         ZZ
                                         360        130,585.26          1
                                       6.250            806.35         80
                                       6.000            806.35
    LANSING          MI   48910          1            11/25/03         00
    2894007                              05           01/01/04          0
    2894007                              O            12/01/33
    0


    9027892          286/286             F           52,200.00         ZZ
                                         360         52,077.09          1
                                       7.250            356.10         90
                                       7.000            356.10
    SOUTH BEND       IN   46628          1            11/25/03         19
    2915012                              05           01/01/04         25
    2915012                              N            12/01/33
    0


1


    9027894          286/286             F           58,500.00         ZZ
                                         360         58,362.24          1
                                       7.250            399.08         90
                                       7.000            399.08
    SOUTH BEND       IN   46628          1            11/25/03         14
    2915080                              05           01/01/04         25
    2915080                              N            12/01/33
    0


    9027896          286/286             F           94,876.00         ZZ
                                         360         94,652.59          1
                                       7.250            647.23         80
                                       7.000            647.23
    PALM SPRINGS     FL   33406          1            11/20/03         00
    2909555                              05           01/01/04          0
    2909555                              O            12/01/33
    0


    9027904          286/286             F           88,000.00         ZZ
                                         360         87,748.17          4
                                       6.250            541.84         80
                                       6.000            541.84
    CINCINNATI       OH   45236          1            11/24/03         00
    2904749                              05           01/01/04          0
    2904749                              N            12/01/33
    0


    9027928          286/286             F          191,920.00         ZZ
                                         360        191,421.30          1
                                       6.750          1,244.79         80
                                       6.500          1,244.79
    HUDSONVILLE      MI   49426          1            11/20/03         00
    2894962                              05           01/01/04          0
    2894962                              O            12/01/33
    0


    9027930          286/286             F           52,425.00         ZZ
                                         360         52,285.45          1
                                       6.625            335.69         75
                                       6.375            335.69
    NEW LONDON       CT   06320          1            12/05/03         00
    2898642                              01           01/01/04          0
    2898642                              N            12/01/33
    0


    9027934          286/286             F          153,000.00         ZZ
                                         360        152,603.70          1
                                       6.875          1,005.10         88
                                       6.625          1,005.10
1


    NORTH AUGUSTA    SC   29860          2            11/26/03         21
    2903401                              05           01/01/04         25
    2903401                              O            12/01/33
    0


    9027938          286/286             F          297,500.00         ZZ
                                         360        296,764.13          4
                                       7.000          1,979.28         70
                                       6.750          1,979.28
    LOMIRA           WI   53048          5            11/25/03         00
    2851935                              05           01/01/04          0
    2851935                              N            12/01/33
    0


    9027946          286/286             F          297,500.00         ZZ
                                         360        296,764.13          4
                                       7.000          1,979.28         70
                                       6.750          1,979.28
    LOMIRA           WI   53048          5            11/25/03         00
    2851938                              05           01/01/04          0
    2851938                              N            12/01/33
    0


    9027948          286/286             F          297,500.00         ZZ
                                         360        294,676.34          4
                                       7.000          1,979.28         70
                                       6.750          1,979.28
    LOMIRA           WI   53048          5            12/05/03         00
    2920933                              05           01/01/04          0
    2920933                              N            12/01/33
    0


    9027954          286/286             F           39,600.00         ZZ
                                         360         39,488.79          1
                                       7.375            273.51         90
                                       7.125            273.51
    LITTLE RIVER     SC   29566          1            11/21/03         11
    2857043                              01           01/01/04         25
    2857043                              N            12/01/33
    0


    9027958          286/286             F          230,000.00         ZZ
                                         360        229,357.50          2
                                       6.375          1,434.91         75
                                       6.125          1,434.91
    LONG BRANCH      NJ   07740          2            12/03/03         00
    2671401                              05           01/01/04          0
    2671401                              N            12/01/33
    0
1




    9027960          286/286             F          145,200.00         ZZ
                                         360        144,822.83          1
                                       6.750            941.77         80
                                       6.500            941.77
    BLOOMINGTON      IL   61701          2            11/21/03         00
    2899504                              05           01/01/04          0
    2899504                              O            12/01/33
    0


    9027964          286/286             F           98,640.00         ZZ
                                         360         98,469.66          1
                                       6.750            639.78         80
                                       6.500            639.78
    WENATCHEE        WA   98801          1            12/05/03         00
    2945199                              05           02/01/04          0
    2945199                              O            01/01/34
    0


    9027966          286/286             F          400,000.00         ZZ
                                         360        399,292.21          1
                                       6.625          2,561.25         50
                                       6.375          2,561.25
    BELVIDERE        IL   61008          5            12/01/03         00
    2914375                              05           02/01/04          0
    2914375                              O            01/01/34
    0


    9027968          286/286             F           90,000.00         ZZ
                                         360         89,848.34          1
                                       6.875            591.24         79
                                       6.625            591.24
    SAINT PAUL       MN   55106          5            12/05/03         00
    2954654                              05           02/01/04          0
    2954654                              O            01/01/34
    0


    9027970          286/286             F           60,000.00         ZZ
                                         360         59,908.40          1
                                       7.375            414.41         80
                                       7.125            414.41
    INDIANAPOLIS     IN   46201          2            12/05/03         00
    2945257                              05           02/01/04          0
    2945257                              N            01/01/34
    0


    9027972          286/286             F          210,000.00         ZZ
                                         360        209,654.72          1
1


                                       7.000          1,397.14         77
                                       6.750          1,397.14
    SAN DIEGO        CA   92111          5            12/02/03         00
    2887323                              03           02/01/04          0
    2887323                              N            01/01/34
    0


    9027976          286/286             F          283,600.00         ZZ
                                         360        283,098.18          1
                                       6.625          1,815.93         80
                                       6.375          1,815.93
    PORTLAND         OR   97229          1            12/09/03         00
    2929492                              05           02/01/04          0
    2929492                              O            01/01/34
    0


    9027982          286/286             F           82,400.00         ZZ
                                         360         82,264.52          1
                                       7.000            548.21         80
                                       6.750            548.21
    SLIDELL          LA   70461          2            12/12/03         00
    2971840                              05           02/01/04          0
    2971840                              O            01/01/34
    0


    9027988          286/286             F          206,250.00         ZZ
                                         360        205,673.84          1
                                       6.375          1,286.74         75
                                       6.125          1,286.74
    RICHMOND         VA   23230          2            11/24/03         00
    2905660                              05           01/01/04          0
    2905660                              N            12/01/33
    0


    9027992          286/286             F          215,000.00         ZZ
                                         360        214,449.14          3
                                       6.500          1,358.95         59
                                       6.250          1,358.95
    LODI             CA   95240          5            12/09/03         00
    2946779                              05           02/01/04          0
    2946779                              N            01/01/34
    0


    9027996          286/286             F           63,750.00         ZZ
                                         360         63,576.16          1
                                       6.500            402.94         75
                                       6.250            402.94
    HOUSTON          TX   77449          5            11/24/03         00
    2895510                              05           01/01/04          0
1


    2895510                              N            12/01/33
    0


    9028000          286/286             F           69,750.00         ZZ
                                         360         69,559.80          1
                                       6.500            440.87         75
                                       6.250            440.87
    KATY             TX   77450          5            11/24/03         00
    2895495                              05           01/01/04          0
    2895495                              N            12/01/33
    0


    9028004          286/286             F           70,500.00         ZZ
                                         360         70,307.76          1
                                       6.500            445.61         75
                                       6.250            445.61
    KATY             TX   77493          5            11/24/03         00
    2895497                              05           01/01/04          0
    2895497                              N            12/01/33
    0


    9028006          286/286             F           76,500.00         ZZ
                                         360         76,291.41          1
                                       6.500            483.53         75
                                       6.250            483.53
    HOUSTON          TX   77084          5            11/24/03         00
    2895492                              05           01/01/04          0
    2895492                              N            12/01/33
    0


    9028008          286/286             F          131,250.00         ZZ
                                         360        130,892.11          1
                                       6.500            829.59         75
                                       6.250            829.59
    HOUSTON          TX   77077          5            11/24/03         00
    2895483                              05           01/01/04          0
    2895483                              N            12/01/33
    0


    9028010          286/286             F          280,000.00         ZZ
                                         360        279,058.07          1
                                       6.500          1,769.80         80
                                       6.250          1,769.80
    HEMET            CA   92545          5            11/20/03         00
    2894516                              05           01/01/04          0
    2894516                              O            12/01/33
    0


1


    9028012          286/286             F          150,950.00         ZZ
                                         360        150,689.33          1
                                       6.750            979.06         80
                                       6.500            979.06
    RICHMOND         VA   23233          1            12/16/03         00
    2920373                              05           02/01/04          0
    2920373                              O            01/01/34
    0


    9028014          286/286             F          387,000.00         ZZ
                                         360        386,394.37          1
                                       7.250          2,640.03         90
                                       7.000          2,640.03
    DALLAS           TX   75231          1            12/04/03         14
    2952686                              05           02/01/04         25
    2952686                              O            01/01/34
    0


    9028018          286/286             F          180,000.00         ZZ
                                         360        179,625.56          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
    PORTLAND         OR   97230          1            12/10/03         00
    2919968                              05           02/01/04          0
    2919968                              O            01/01/34
    0


    9028020          286/286             F          475,000.00         ZZ
                                         360        473,688.37          2
                                       7.375          3,280.71         63
                                       7.125          3,280.71
    CARLSBAD         CA   92009          5            11/26/03         00
    2819872                              05           01/01/04          0
    2819872                              O            12/01/33
    0


    9028022          286/286             F          206,250.00         ZZ
                                         360        205,848.04          1
                                       6.125          1,253.20         75
                                       5.875          1,253.20
    RENO             NV   89523          1            12/04/03         00
    2919938                              05           02/01/04          0
    2919938                              O            01/01/34
    0


    9028026          286/286             F          257,000.00         ZZ
                                         360        256,315.99          4
                                       6.625          1,645.60         74
                                       6.375          1,645.60
1


    BRANFORD         CT   06405          2            11/26/03         00
    2933269                              05           01/01/04          0
    2933269                              N            12/01/33
    0


    9028092          286/286             F          249,600.00         ZZ
                                         360        249,158.34          1
                                       6.625          1,598.22         80
                                       6.375          1,598.22
    PARK RIDGE       IL   60068          1            12/04/03         00
    2939348                              05           02/01/04          0
    2939348                              O            01/01/34
    0


    9028130          286/286             F          134,000.00         ZZ
                                         360        133,625.68          1
                                       6.375            835.99         80
                                       6.125            835.99
    NORCROSS         GA   30092          1            11/21/03         00
    2773100                              05           01/01/04          0
    2773100                              O            12/01/33
    0


    9028134          286/286             F          311,000.00         ZZ
                                         360        310,475.94          1
                                       6.875          2,043.05         79
                                       6.625          2,043.05
    TUCSON           AZ   85750          5            12/02/03         00
    2883958                              05           02/01/04          0
    2883958                              O            01/01/34
    0


    9028136          286/286             F           53,400.00         ZZ
                                         360         53,250.82          1
                                       6.375            333.15         76
                                       6.125            333.15
    NEWPORT NEWS     VA   23605          1            11/25/03         00
    1771592                              05           01/01/04          0
    1771592                              N            12/01/33
    0


    9028138          286/286             F          220,000.00         ZZ
                                         360        219,414.45          1
                                       6.625          1,408.69         80
                                       6.375          1,408.69
    STOCKBRIDGE      GA   30281          1            11/20/03         00
    2895079                              05           01/01/04          0
    2895079                              O            12/01/33
    0
1




    9028206          286/286             F           63,000.00         ZZ
                                         360         62,819.70          1
                                       6.250            387.91         49
                                       6.000            387.91
    TEMPE            AZ   85283          1            11/26/03         00
    2868920                              03           01/01/04          0
    2868920                              O            12/01/33
    0


    9028286          286/286             F          220,500.00         ZZ
                                         360        220,100.24          3
                                       6.500          1,393.72         90
                                       6.250          1,393.72
    PROVIDENCE       RI   02909          1            12/05/03         10
    2924898                              05           02/01/04         25
    2924898                              N            01/01/34
    0


    9028288          286/286             F          102,400.00         ZZ
                                         360        102,227.44          1
                                       6.875            672.70         80
                                       6.625            672.70
    JENSEN BEACH     FL   34957          1            12/03/03         00
    2952550                              05           02/01/04          0
    2952550                              N            01/01/34
    0


    9028292          286/286             F          152,000.00         T
                                         360        151,743.85          1
                                       6.875            998.53         80
                                       6.625            998.54
    JENSEN BEACH     FL   34957          1            12/03/03         10
    2952466                              01           02/01/04         25
    2952466                              O            01/01/34
    0


    9028296          286/286             F          562,250.00         ZZ
                                         360        561,180.24          1
                                       6.250          3,461.88         65
                                       6.000          3,461.88
    SAN CARLOS       CA   94070          1            12/01/03         00
    2914837                              05           02/01/04          0
    2914837                              O            01/01/34
    0


    9028298          286/286             F          183,200.00         T
                                         360        182,688.25          1
1


                                       6.375          1,142.93         80
                                       6.125          1,142.93
    ORANGE           OH   44022          1            12/02/03         10
    2916863                              05           01/01/04         25
    2916863                              O            12/01/33
    0


    9028304          286/286             F           56,800.00         ZZ
                                         360         56,669.52          1
                                       7.375            392.31         80
                                       7.125            392.31
    SHELBYVILLE      IN   46176          1            11/14/03         00
    2880017                              05           01/01/04          0
    2880017                              N            12/01/33
    0


    9028306          286/286             F           84,000.00         ZZ
                                         360         83,765.33          1
                                       6.375            524.06         80
                                       6.125            524.06
    VIRGINIA BEACH   VA   23462          1            11/26/03         00
    2918015                              05           01/01/04          0
    2918015                              N            12/01/33
    0


    9028308          286/286             F          365,000.00         ZZ
                                         360        364,028.55          1
                                       6.625          2,337.14         79
                                       6.375          2,337.14
    PEMBROKE         MA   02359          5            11/20/03         00
    2930220                              05           01/01/04          0
    2930220                              O            12/01/33
    0


    9028318          286/286             F          132,000.00         ZZ
                                         360        130,881.20          1
                                       6.250            812.75         80
                                       6.000            812.75
    NORTH LAUDERDAL  FL   33068          1            12/01/03         00
    2921021                              05           02/01/04          0
    2921021                              O            01/01/34
    0


    9028328          286/286             F          173,500.00         ZZ
                                         360        172,801.99          1
                                       6.250          1,068.27         78
                                       6.000          1,068.27
    BELAIR           MD   21014          5            11/24/03         00
    2856089                              05           01/01/04          0
1


    2856089                              O            12/01/33
    0


    9028330          286/286             F          119,900.00         ZZ
                                         360        119,573.06          1
                                       6.500            757.85         80
                                       6.250            757.85
    MARION           OH   43302          1            11/26/03         00
    2894455                              05           01/01/04          0
    2894455                              O            12/01/33
    0


    9028334          286/286             F          143,190.00         ZZ
                                         360        142,827.03          1
                                       6.875            940.66         90
                                       6.625            940.66
    WILLOUGHBY       OH   44094          1            11/25/03         12
    2857971                              05           01/01/04         25
    2857971                              O            12/01/33
    0


    9028338          286/286             F          215,000.00         ZZ
                                         360        214,441.53          1
                                       6.750          1,394.49         71
                                       6.500          1,394.49
    CHICO            CA   95926          5            11/21/03         00
    2888636                              05           01/01/04          0
    2888636                              O            12/01/33
    0


    9028342          286/286             F          172,000.00         ZZ
                                         360        171,452.09          1
                                       6.750          1,115.59         80
                                       6.500          1,115.59
    SEVIERVILLE      TN   37862          1            11/07/03         00
    2854087                              05           01/01/04          0
    2854087                              N            12/01/33
    0


    9028346          286/286             F          215,000.00         ZZ
                                         360        214,340.40          1
                                       6.750          1,394.49         79
                                       6.500          1,394.49
    SEVIERVILLE      TN   37862          2            11/07/03         00
    2831318                              05           01/01/04          0
    2831318                              N            12/01/33
    0


1


    9028350          286/286             F           63,120.00         ZZ
                                         360         62,963.87          1
                                       7.000            419.94         80
                                       6.750            419.94
    GRANDBURY        TX   76049          1            11/20/03         00
    2859004                              01           01/01/04          0
    2859004                              O            12/01/33
    0


    9028352          286/286             F           53,700.00         ZZ
                                         360         53,538.81          1
                                       6.000            321.96         79
                                       5.750            321.96
    WASHINGTON       GA   30673          2            11/24/03         00
    2915192                              05           01/01/04          0
    2915192                              N            12/01/33
    0


    9028354          286/286             F           96,696.00         ZZ
                                         360         96,425.88          1
                                       6.375            603.26         80
                                       6.125            603.26
    FORT WORTH       TX   76248          1            11/24/03         00
    2895419                              05           01/01/04          0
    2895419                              N            12/01/33
    0


    9028360          286/286             F          101,600.00         ZZ
                                         360        101,415.79          1
                                       6.500            642.19         80
                                       6.250            642.19
    ROWLETT          TX   75089          1            12/02/03         00
    2933138                              05           02/01/04          0
    2933138                              N            01/01/34
    0


    9028362          286/286             F           87,493.00         ZZ
                                         360         87,248.58          1
                                       6.375            545.85         70
                                       6.125            545.85
    MANOR            TX   78653          1            11/25/03         00
    2916656                              05           01/01/04          0
    2916656                              N            12/01/33
    0


    9028366          286/286             F          352,000.00         ZZ
                                         360        351,016.71          1
                                       6.375          2,196.03         80
                                       6.125          2,196.03
1


    GUILFORD         CT   06437          1            12/01/03         00
    911094                               05           01/01/04          0
    911094                               O            12/01/33
    0


    9028368          286/286             F           61,600.00         ZZ
                                         360         61,439.98          1
                                       6.750            399.54         80
                                       6.500            399.54
    BURLESON         TX   76028          1            12/05/03         00
    2931471                              05           01/01/04          0
    2931471                              N            12/01/33
    0


    9028406          286/286             F           96,800.00         ZZ
                                         360         95,513.76          1
                                       6.250            596.02         80
                                       6.000            596.02
    HOUSTON          TX   77083          1            11/20/03         00
    2902704                              05           01/01/04          0
    2902704                              O            12/01/33
    0


    9028410          286/286             F           40,050.00         ZZ
                                         360         39,957.99          1
                                       7.375            276.62         80
                                       7.125            276.62
    TUCSON           AZ   85713          1            11/24/03         00
    2919618                              05           01/01/04          0
    2919618                              N            12/01/33
    0


    9028414          286/286             F          300,000.00         ZZ
                                         360        299,376.55          3
                                       7.875          2,175.21         90
                                       7.625          2,175.21
    MANCHESTER       NH   03102          1            12/01/03         10
    2736571                              05           01/01/04         25
    2736571                              N            12/01/33
    0


    9028416          286/286             F          135,618.00         ZZ
                                         360        135,353.70          1
                                       6.125            824.03         80
                                       5.875            824.03
    WILMINGTON       NC   28412          1            12/09/03         00
    2913760                              05           02/01/04          0
    2913760                              O            01/01/34
    0
1




    9028420          286/286             F          198,400.00         ZZ
                                         360        197,807.74          1
                                       6.625          1,270.38         80
                                       6.375          1,270.38
    PHOENIX          AZ   85028          1            11/20/03         00
    2936538                              05           01/01/04          0
    2936538                              N            12/01/33
    0


    9028422          286/286             F          172,500.00         ZZ
                                         360        172,093.84          2
                                       7.250          1,176.76         75
                                       7.000          1,176.76
    LONE JACK        MO   64070          5            11/26/03         00
    2937597                              05           01/01/04          0
    2937597                              N            12/01/33
    0


    9028424          286/286             F          576,000.00         ZZ
                                         360        574,539.91          4
                                       6.875          3,783.92         80
                                       6.625          3,783.92
    LOS ANGELES      CA   90004          1            11/20/03         00
    2909398                              05           01/01/04          0
    2909398                              O            12/01/33
    0


    9028428          286/286             F          114,000.00         ZZ
                                         360        113,793.32          1
                                       6.500            720.56         80
                                       6.250            720.56
    SPARKS           NV   89431          1            12/01/03         00
    2936804                              05           02/01/04          0
    2936804                              O            01/01/34
    0


    9028432          286/286             F           50,250.00         ZZ
                                         360         50,165.32          1
                                       6.875            330.11         75
                                       6.625            330.11
    NYSSA            OR   97913          5            12/03/03         00
    2938997                              05           02/01/04          0
    2938997                              N            01/01/34
    0


    9028442          286/286             F          222,400.00         ZZ
                                         360        221,986.93          1
1


                                       6.375          1,387.49         80
                                       6.125          1,387.49
    REDLANDS         CA   92374          5            12/03/03         00
    2902309                              05           02/01/04          0
    2902309                              N            01/01/34
    0


    9028450          286/286             F          220,000.00         ZZ
                                         360        219,601.16          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    SHERWOOD         OR   97140          5            12/10/03         00
    2915929                              05           02/01/04          0
    2915929                              O            01/01/34
    0


    9028454          286/286             F          183,750.00         ZZ
                                         360        183,379.65          1
                                       6.875          1,207.11         75
                                       6.625          1,207.11
    MIAMI            FL   33179          5            12/08/03         00
    2952715                              05           02/01/04          0
    2952715                              O            01/01/34
    0


    9028462          286/286             F          388,000.00         ZZ
                                         360        387,329.98          3
                                       6.750          2,516.57         80
                                       6.500          2,516.57
    WALTHAM          MA   02453          1            12/05/03         00
    2905098                              05           02/01/04          0
    2905098                              N            01/01/34
    0


    9028466          286/286             F           81,600.00         ZZ
                                         360         81,455.60          1
                                       6.625            522.50         80
                                       6.375            522.50
    TEMPE            AZ   85282          1            12/04/03         00
    2948777                              05           02/01/04          0
    2948777                              N            01/01/34
    0


    9028468          286/286             F          118,750.00         ZZ
                                         360        118,021.84          1
                                       6.750            770.22         95
                                       6.500            770.22
    ALBUQUERQUE      NM   87114          1            07/08/03         12
    2606912                              05           09/01/03         30
1


    2606912                              O            08/01/33
    0


    9028472          286/286             F           64,500.00         ZZ
                                         360         64,388.61          1
                                       6.750            418.35         75
                                       6.500            418.35
    THE COLONY       TX   75056          5            12/05/03         00
    2960922                              05           02/01/04          0
    2960922                              N            01/01/34
    0


    9028478          286/286             F          584,000.00         ZZ
                                         360        582,445.69          1
                                       6.625          3,739.42         80
                                       6.375          3,739.42
    CRESSKILL        NJ   07626          1            12/01/03         00
    1567029                              05           01/01/04          0
    1567029                              O            12/01/33
    0


    9028480          286/286             F           80,750.00         ZZ
                                         360         80,493.74          1
                                       6.625            517.06         95
                                       6.375            517.06
    ANDERSON         IN   46013          1            11/21/03         12
    2914670                              05           01/01/04         30
    2914670                              O            12/01/33
    0


    9028482          286/286             F          125,000.00         ZZ
                                         360        124,767.83          1
                                       6.375            779.84         66
                                       6.125            779.84
    GEORGETOWN       TX   78628          1            12/04/03         00
    2805203                              05           02/01/04          0
    2805203                              O            01/01/34
    0


    9028486          286/286             F          284,000.00         ZZ
                                         360        281,943.11          1
                                       5.875          1,679.97         80
                                       5.625          1,679.97
    WESTMINISTER     CA   92683          5            07/07/03         00
    2541447                              05           09/01/03          0
    2541447                              N            08/01/33
    0


1


    9028492          286/286             F           55,200.00         ZZ
                                         360         55,069.39          1
                                       6.875            362.63         80
                                       6.625            362.63
    PENSACOLA        FL   32503          1            12/09/03         00
    2870234                              05           02/01/04          0
    2870234                              N            01/01/34
    0


    9028496          286/286             F           36,720.00         ZZ
                                         360         36,653.42          1
                                       6.500            232.10         90
                                       6.250            232.10
    GREER            SC   29651          1            12/04/03         12
    2936681                              05           02/01/04         25
    2936681                              N            01/01/34
    0


    9028500          286/286             F           80,000.00         ZZ
                                         360         79,788.43          3
                                       7.375            552.55         53
                                       7.125            552.55
    BETHLEHEM        NH   03574          5            11/26/03         00
    2882148                              05           01/01/04          0
    2882148                              N            12/01/33
    0


    9028506          286/286             F           95,000.00         ZZ
                                         360         94,827.76          1
                                       6.500            600.47         58
                                       6.250            600.47
    KISSIMMEE        FL   34746          1            12/08/03         00
    2928443                              05           02/01/04          0
    2928443                              O            01/01/34
    0


    9028508          286/286             F          557,000.00         ZZ
                                         360        555,144.55          1
                                       6.875          3,659.10         73
                                       6.625          3,659.10
    KIHEI            HI   96753          2            11/20/03         00
    2784115                              05           01/01/04          0
    2784115                              O            12/01/33
    0


    9028512          286/286             F          157,500.00         ZZ
                                         360        157,100.74          3
                                       6.875          1,034.67         90
                                       6.625          1,034.67
1


    PROVIDENCE       RI   02909          1            11/24/03         12
    2936876                              05           01/01/04         25
    2936876                              O            12/01/33
    0


    9028514          286/286             F           45,000.00         ZZ
                                         360         44,681.66          1
                                       6.000            269.80         90
                                       5.750            269.80
    MASSILLON        OH   44646          1            07/11/03         11
    2404765                              05           09/01/03         25
    2404765                              N            08/01/33
    0


    9028520          286/286             F          194,250.00         ZZ
                                         360        193,769.50          1
                                       7.000          1,292.36         75
                                       6.750          1,292.36
    BIG LAKE         MN   55309          5            11/21/03         00
    2906888                              05           01/01/04          0
    2906888                              N            12/01/33
    0


    9028522          286/286             F          225,000.00         ZZ
                                         360        224,620.84          1
                                       6.875          1,478.10         90
                                       6.625          1,478.10
    WESTERVILLE      OH   43081          5            12/04/03         12
    2952047                              05           02/01/04         25
    2952047                              O            01/01/34
    0


    9028524          286/286             F           64,000.00         ZZ
                                         360         63,467.80          2
                                       6.500            404.53         80
                                       6.250            404.53
    FT PIERCE        FL   34950          1            05/13/03         00
    2358445                              05           07/01/03          0
    2358445                              N            06/01/33
    0


    9028528          286/286             F          121,480.00         ZZ
                                         360        121,156.68          1
                                       6.625            777.85         80
                                       6.375            777.85
    ORLANDO          FL   32820          1            11/25/03         00
    2592987                              03           01/01/04          0
    2592987                              O            12/01/33
    0
1




    9028534          286/286             F           40,050.00         ZZ
                                         360         39,953.21          1
                                       7.125            269.83         90
                                       6.875            269.83
    GREENWOOD        IN   46142          1            11/24/03         12
    2826780                              01           01/01/04         25
    2826780                              N            12/01/33
    0


    9028536          286/286             F          232,000.00         ZZ
                                         360        231,214.44          1
                                       6.375          1,447.38         80
                                       6.125          1,447.38
    VIENNA           VA   22180          1            11/26/03         00
    2929436                              03           01/01/04          0
    2929436                              O            12/01/33
    0


    9028546          286/286             F          141,750.00         ZZ
                                         360        141,344.40          2
                                       6.250            872.78         75
                                       6.000            872.78
    PORTLAND         OR   97220          5            11/21/03         00
    2896340                              05           01/01/04          0
    2896340                              N            12/01/33
    0


    9028550          286/286             F          382,287.00         ZZ
                                         360        381,244.58          1
                                       6.500          2,416.32         62
                                       6.250          2,416.32
    DUCK             NC   27949          5            11/24/03         00
    2884199                              05           01/01/04          0
    2884199                              N            12/01/33
    0


    9028554          286/286             F          105,000.00         ZZ
                                         360        104,308.05          1
                                       6.375            655.07         79
                                       6.125            655.07
    MOBILE           AL   36605          2            07/11/03         00
    2494031                              05           09/01/03          0
    2494031                              N            08/01/33
    0


    9028568          286/286             F          108,000.00         ZZ
                                         360        107,719.46          4
1


                                       6.750            700.49         90
                                       6.500            700.49
    NORFOLK          VA   23518          1            11/21/03         11
    2875024                              05           01/01/04         25
    2875024                              N            12/01/33
    0


    9028574          286/286             F           94,000.00         ZZ
                                         360         93,778.67          3
                                       7.250            641.25         64
                                       7.000            641.25
    HARVEY           IL   60426          2            12/01/03         00
    2824463                              05           01/01/04          0
    2824463                              N            12/01/33
    0


    9028582          286/286             F          352,000.00         ZZ
                                         360        351,361.85          2
                                       6.500          2,224.88         80
                                       6.250          2,224.88
    BROOKLYN         NY   11236          5            12/03/03         00
    2873214                              05           02/01/04          0
    2873214                              O            01/01/34
    0


    9028584          286/286             F          162,000.00         ZZ
                                         360        161,570.76          1
                                       6.750          1,050.73         89
                                       6.500          1,050.73
    COLORADO SPRING  CO   80920          2            11/21/03         11
    2913296                              05           01/01/04         25
    2913296                              O            12/01/33
    0


    9028588          286/286             F           70,800.00         ZZ
                                         360         70,198.73          1
                                       6.125            430.19         80
                                       5.875            430.19
    SHOREVIEW        MN   55126          1            06/16/03         00
    2411547                              01           08/01/03          0
    2411547                              N            07/01/33
    0


    9028594          286/286             F          102,750.00         ZZ
                                         360        102,476.54          1
                                       6.625            657.92         55
                                       6.375            657.92
    RENO             NV   89511          2            11/21/03         00
    2777426                              05           01/01/04          0
1


    2777426                              N            12/01/33
    0


    9028596          286/286             F          113,000.00         ZZ
                                         360        112,699.22          1
                                       6.625            723.56         51
                                       6.375            723.56
    RENO             NV   89503          2            11/13/03         00
    2811108                              05           01/01/04          0
    2811108                              N            12/01/33
    0


    9028598          286/286             F          157,500.00         ZZ
                                         360        157,090.87          1
                                       6.750          1,021.55         75
                                       6.500          1,021.55
    RENO             NV   89523          2            12/01/03         00
    2811112                              05           01/01/04          0
    2811112                              N            12/01/33
    0


    9028600          286/286             F          400,000.00         ZZ
                                         360        399,358.34          1
                                       7.125          2,694.88         78
                                       6.875          2,694.88
    GARDEN GROVE     CA   92841          1            12/05/03         00
    2954191                              05           02/01/04          0
    2954191                              N            01/01/34
    0


    9028602          286/286             F          198,000.00         ZZ
                                         360        197,385.12          1
                                       6.750          1,284.23         80
                                       6.500          1,284.23
    KIRKLAND         OH   44094          1            12/03/03         00
    2965901                              05           01/01/04          0
    2965901                              O            12/01/33
    0


    9028604          286/286             F          125,000.00         ZZ
                                         360        124,683.12          1
                                       6.875            821.17         80
                                       6.625            821.17
    MECHANICSVILLE   VA   23111          1            12/01/03         00
    2730192                              05           01/01/04          0
    2730192                              O            12/01/33
    0


1


    9028616          286/286             F          252,000.00         ZZ
                                         360        251,329.29          1
                                       6.625          1,613.59         80
                                       6.375          1,613.59
    ESCONDIDO        CA   92027          5            11/21/03         00
    2888000                              05           01/01/04          0
    2888000                              O            12/01/33
    0


    9028618          286/286             F          376,000.00         ZZ
                                         360        374,871.42          1
                                       6.000          2,254.32         80
                                       5.750          2,254.32
    SANTA MARIA      CA   93454          5            11/21/03         00
    2950931                              05           01/01/04          0
    2950931                              O            12/01/33
    0


    9028620          286/286             F          101,000.00         ZZ
                                         360        100,724.59          2
                                       6.500            638.39         75
                                       6.250            638.39
    AUSTIN           TX   78722          2            11/28/03         00
    2855109                              05           01/01/04          0
    2855109                              N            12/01/33
    0


    9028624          286/286             F           75,000.00         ZZ
                                         360         74,860.69          1
                                       6.375            467.91         56
                                       6.125            467.91
    AUSTIN           TX   78745          5            12/01/03         00
    2855239                              05           02/01/04          0
    2855239                              N            01/01/34
    0


    9028630          286/286             F          127,000.00         ZZ
                                         360        126,769.75          2
                                       6.500            802.73         69
                                       6.250            802.73
    AUSTIN           TX   78722          5            12/01/03         00
    2855236                              05           02/01/04          0
    2855236                              N            01/01/34
    0


    9028632          286/286             F          210,000.00         ZZ
                                         360        209,369.67          1
                                       6.000          1,259.06         80
                                       5.750          1,259.06
1


    NINEVAH          IN   46164          5            11/21/03         00
    2925642                              05           01/01/04          0
    2925642                              O            12/01/33
    0


    9028636          286/286             F           68,000.00         ZZ
                                         360         67,812.71          1
                                       7.125            458.13         75
                                       6.875            458.13
    COTTONWOOD       CA   96022          5            12/02/03         00
    2909356                              05           01/01/04          0
    2909356                              N            12/01/33
    0


    9028640          286/286             F          119,200.00         ZZ
                                         360        118,956.33          1
                                       5.875            705.12         80
                                       5.625            705.12
    PLANO            TX   75075          1            12/12/03         00
    2946304                              05           02/01/04          0
    2946304                              O            01/01/34
    0


    9028642          286/286             F          489,900.00         ZZ
                                         360        489,011.84          1
                                       6.500          3,096.51         70
                                       6.250          3,096.51
    LAKE HAVASU CIT  AZ   86404          1            12/02/03         00
    2887265                              05           02/01/04          0
    2887265                              N            01/01/34
    0


    9028648          286/286             F          205,200.00         ZZ
                                         360        204,845.65          1
                                       6.750          1,330.93         95
                                       6.500          1,330.93
    MIAMI            FL   33173          1            12/04/03         14
    2943899                              05           02/01/04         30
    2943899                              O            01/01/34
    0


    9028666          286/286             F          223,920.00         ZZ
                                         360        223,309.41          1
                                       6.500          1,415.33         80
                                       6.250          1,415.33
    VIRGINIA BEACH   VA   23456          1            12/02/03         00
    2899734                              05           01/01/04          0
    2899734                              O            12/01/33
    0
1




    9028684          286/286             F          192,000.00         ZZ
                                         360        191,692.01          1
                                       7.125          1,293.54         80
                                       6.875          1,293.54
    MESA             AZ   85212          2            12/15/03         00
    2983521                              05           02/01/04          0
    2983521                              O            01/01/34
    0


    9028686          286/286             F          138,000.00         ZZ
                                         360        137,728.24          1
                                       6.625            883.63         80
                                       6.375            883.63
    ESCALON          CA   95320          1            12/03/03         00
    2883251                              05           02/01/04          0
    2883251                              N            01/01/34
    0


    9028726          286/286             F           82,800.00         ZZ
                                         360         82,216.69          1
                                       6.625            530.18         80
                                       6.375            530.18
    BRIDGEVILLE      DE   19933          1            11/26/03         00
    2904945                              05           01/01/04          0
    2904945                              O            12/01/33
    0


    9028730          286/286             F          283,900.00         ZZ
                                         360        283,346.71          1
                                       6.125          1,725.01         80
                                       5.875          1,725.01
    ELK GROVE        CA   95758          1            12/04/03         00
    2773172                              05           02/01/04          0
    2773172                              O            01/01/34
    0


    9028732          286/286             F          416,250.00         ZZ
                                         360        414,992.96          3
                                       6.000          2,495.63         75
                                       5.750          2,495.63
    SAN DIEGO        CA   92114          5            11/25/03         00
    2783489                              05           01/01/04          0
    2783489                              O            12/01/33
    0


    9028734          286/286             F          114,400.00         ZZ
                                         360        114,187.52          1
1


                                       6.375            713.71         80
                                       6.125            713.71
    BAKERSFIELD      CA   93307          1            12/08/03         00
    2968503                              05           02/01/04          0
    2968503                              N            01/01/34
    0


    9028740          286/286             F          138,400.00         ZZ
                                         360        138,149.08          1
                                       6.500            874.79         80
                                       6.250            874.79
    CHESAPEAKE       VA   23323          1            12/02/03         00
    2886752                              05           02/01/04          0
    2886752                              O            01/01/34
    0


    9028748          286/286             F           75,200.00         ZZ
                                         360         75,070.14          1
                                       6.750            487.75         80
                                       6.500            487.75
    OREGON CITY      OR   97045          1            12/10/03         00
    2874832                              05           02/01/04          0
    2874832                              N            01/01/34
    0


    9028752          286/286             F          117,000.00         ZZ
                                         360        116,703.40          4
                                       6.875            768.61         90
                                       6.625            768.61
    LAFAYETTE        LA   70506          1            11/24/03         11
    2933361                              05           01/01/04         10
    2933361                              N            12/01/33
    0


    9028754          286/286             F          232,000.00         ZZ
                                         360        231,367.39          1
                                       6.500          1,466.40         80
                                       6.250          1,466.40
    STOCKTON         CA   95212          5            11/21/03         00
    2912645                              05           01/01/04          0
    2912645                              O            12/01/33
    0


    9028762          286/286             F           50,000.00         ZZ
                                         360         49,919.80          2
                                       7.125            336.86         50
                                       6.875            336.86
    KELSEYVILLE      CA   95451          1            12/04/03         00
    2916401                              05           02/01/04          0
1


    2916401                              N            01/01/34
    0


    9029530          E22/G02             F          135,200.00         ZZ
                                         360        135,065.41          1
                                       6.000            810.59         80
                                       5.750            810.59
    VANCOUVER        WA   98684          1            01/07/04         00
    0419390950                           05           03/01/04          0
    0419390950                           O            02/01/34
    0


    9029812          E22/G02             F          148,000.00         ZZ
                                         360        147,856.16          2
                                       6.125            899.26         80
                                       5.875            899.26
    VANCOUVER        WA   98684          2            01/02/04         00
    0419205380                           05           03/01/04          0
    0419205380                           O            02/01/34
    0


    9030380          W68/G02             F           81,200.00         TX
                                         360         80,989.09          1
                                       6.750            526.66         80
                                       6.500            526.66
    HOUSTON          TX   77082          5            11/14/03         00
    0437272099                           03           01/01/04          0
    3101881                              O            12/01/33
    0


    9030612          286/286             F          121,600.00         ZZ
                                         360        121,299.22          1
                                       7.000            809.01         80
                                       6.750            809.01
    POWDER SPRINGS   GA   30127          1            11/26/03         00
    2952664                              05           01/01/04          0
    2952664                              N            12/01/33
    0


    9030618          286/286             F          400,000.00         ZZ
                                         360        397,790.71          1
                                       5.500          2,271.16         80
                                       5.250          2,271.16
    CALHOUN          GA   30701          2            09/25/03         00
    2949107                              05           11/01/03          0
    2949107                              O            10/01/33
    0


1


    9030620          286/286             F          154,400.00         ZZ
                                         360        153,666.32          4
                                       7.250          1,053.28         80
                                       7.000          1,053.28
    HARKER HEIGHTS   TX   76548          1            08/25/03         00
    2943532                              05           10/01/03          0
    2943532                              N            09/01/33
    0


    9030622          286/286             F          160,429.00         ZZ
                                         360        160,002.00          1
                                       6.625          1,027.25         80
                                       6.375          1,027.25
    JACKSONVILLE     FL   32259          1            11/24/03         00
    2897898                              05           01/01/04          0
    2897898                              O            12/01/33
    0


    9031130          U35/G02             F           64,800.00         ZZ
                                         360         64,750.69          2
                                       7.375            447.56         90
                                       7.125            447.56
    KANKAKEE         IL   60901          1            01/09/04         04
    0437518244                           05           03/01/04         25
    14593326                             N            02/01/34
    0


    9034184          A46/G02             F           51,750.00         ZZ
                                         360         51,660.63          1
                                       6.750            335.65         80
                                       6.500            335.65
    ALBUQUERQUE      NM   87105          1            12/23/03         00
    0437375140                           05           02/01/04          0
    0459205                              O            01/01/34
    0


    9035286          A52/G02             F           81,200.00         ZZ
                                         360         81,135.07          1
                                       7.125            547.06         70
                                       6.875            547.06
    COLLINSVILLE     AL   35961          5            01/12/04         00
    0437515810                           05           03/01/04          0
    28421                                N            02/01/34
    0


    9040852          E22/G02             F          162,900.00         ZZ
                                         360        162,766.47          1
                                       7.000          1,083.78         90
                                       6.750          1,083.78
1


    PORT SAINT LUCI  FL   34953          1            01/14/04         11
    0419573639                           05           03/01/04         30
    0419573639                           O            02/01/34
    0


    9043908          588/G02             F          105,200.00         ZZ
                                         360        105,027.03          2
                                       7.000            699.90         90
                                       6.750            699.90
    PHILADELPHIA     PA   19111          1            12/12/03         01
    0437472319                           05           02/01/04         25
    1113235                              N            01/01/34
    0


    9046298          Y69/G02             F           62,400.00         ZZ
                                         360         62,307.09          1
                                       7.500            436.31         80
                                       7.250            436.31
    COOLIDGE         AZ   85228          1            12/18/03         00
    0437532096                           05           02/01/04          0
    1010000194                           N            01/01/34
    0


    9050340          E86/G02             F          132,000.00         ZZ
                                         360        131,894.44          2
                                       7.125            889.31         80
                                       6.875            889.31
    NORTH CANTON     OH   44720          1            01/09/04         00
    0437477474                           05           03/01/04          0
    0000465679                           O            02/01/34
    0


    9052544          E22/G02             F          124,000.00         ZZ
                                         360        123,879.48          1
                                       6.125            753.44         80
                                       5.875            753.44
    REDMOND          OR   97756          1            01/12/04         00
    0419431119                           03           03/01/04          0
    0419431119                           O            02/01/34
    0


    9054100          S43/G02             F          150,750.00         ZZ
                                         360        150,610.38          1
                                       6.375            940.48         90
                                       6.125            940.48
    ALBUQUERQUE      NM   87111          1            01/19/04         01
    0437438013                           05           03/01/04         25
    181040004000                         N            02/01/34
    0
1




    9055904          N47/G02             F          250,000.00         ZZ
                                         360        249,762.79          1
                                       6.250          1,539.29         80
                                       6.000          1,539.29
    WEST SACRAMENTO  CA   95691          5            01/09/04         00
    0437502388                           05           03/01/04          0
    20513148                             O            02/01/34
    0


    9060292          M27/G02             F          166,500.00         ZZ
                                         360        166,360.12          1
                                       6.875          1,093.79         90
                                       6.625          1,093.79
    NASHVILLE        TN   37206          1            01/14/04         01
    0437373350                           05           03/01/04         25
    5000106180                           O            02/01/34
    0


    9060420          E22/G02             F          180,000.00         ZZ
                                         360        179,829.21          1
                                       6.250          1,108.29         80
                                       6.000          1,108.29
    ELLIJAY          GA   30540          5            01/15/04         00
    0419487707                           05           03/01/04          0
    0419487707                           O            02/01/34
    0


    9060606          E22/G02             F          141,750.00         ZZ
                                         360        141,630.91          1
                                       6.875            931.20         90
                                       6.625            931.20
    BARNESVILLE      MN   56514          5            01/15/04         01
    0419358700                           05           03/01/04         25
    0419358700                           O            02/01/34
    0


    9060664          E22/G02             F          190,000.00         ZZ
                                         360        189,819.72          1
                                       6.250          1,169.86         52
                                       6.000          1,169.86
    HINGHAM          MA   02043          5            01/15/04         00
    0419392071                           05           03/01/04          0
    0419392071                           O            02/01/34
    0


    9060696          E22/G02             F          102,900.00         ZZ
                                         360        102,799.99          1
1


                                       6.125            625.23        100
                                       5.875            625.23
    KALAMAZOO        MI   49008          1            01/21/04         04
    0419423512                           05           03/01/04         35
    0419423512                           O            02/01/34
    0


    9061502          Q14/G02             F           31,500.00         ZZ
                                         360         31,476.03          1
                                       7.375            217.56         75
                                       7.125            217.56
    FORT  WAYNE      IN   46806          5            01/20/04         00
    0437367246                           05           03/01/04          0
    0000317363                           N            02/01/34
    0


    9061716          Q14/G02             F           28,500.00         ZZ
                                         360         28,478.32          1
                                       7.375            196.84         75
                                       7.125            196.84
    FORT  WAYNE      IN   46806          5            01/20/04         00
    0437367212                           05           03/01/04          0
    0000317362                           N            02/01/34
    0


    9065150          E22/G02             F          137,500.00         ZZ
                                         360        137,372.65          1
                                       6.375            857.82         88
                                       6.125            857.82
    COLUMBUS         OH   43209          5            01/16/04         01
    0419581491                           05           03/01/04         25
    0419581491                           O            02/01/34
    0


    9065330          E22/G02             F          197,250.00         ZZ
                                         360        197,058.29          1
                                       6.125          1,198.51         75
                                       5.875          1,198.51
    COLLEGE PARK     GA   30337          2            01/22/04         00
    0419557889                           05           03/01/04          0
    0419557889                           N            02/01/34
    0


    9065448          E22/G02             F           94,500.00         ZZ
                                         360         94,422.54          4
                                       7.000            628.71         90
                                       6.750            628.71
    ALBUQUERQUE      NM   87105          1            01/21/04         01
    0419531066                           05           03/01/04         25
1


    0419531066                           N            02/01/34
    0


    9065488          E22/G02             F           94,500.00         ZZ
                                         360         94,422.54          4
                                       7.000            628.71         90
                                       6.750            628.71
    ALBUQUERQUE      NM   87108          1            01/21/04         01
    0419535950                           05           03/01/04         25
    0419535950                           N            02/01/34
    0


    9065968          E22/G02             F          147,600.00         ZZ
                                         360        147,456.55          1
                                       6.125            896.83         80
                                       5.875            896.83
    WHITMORE LAKE    MI   48189          1            01/22/04         00
    0419507983                           05           03/01/04          0
    0419507983                           O            02/01/34
    0


    9065990          E22/G02             F          135,000.00         ZZ
                                         360        134,889.34          1
                                       7.000            898.16         90
                                       6.750            898.16
    CHARLESTON       SC   29407          1            01/22/04         04
    0419519525                           05           03/01/04         25
    0419519525                           N            02/01/34
    0


    9067006          E22/G02             F          240,000.00         ZZ
                                         360        239,755.31          1
                                       5.875          1,419.69         80
                                       5.625          1,419.69
    BIRMINGHAM       AL   35244          2            01/16/04         00
    0419492210                           05           03/01/04          0
    0419492210                           O            02/01/34
    0


    9067916          S43/G02             F          554,500.00         ZZ
                                         360        553,961.06          1
                                       6.125          3,369.20         74
                                       5.875          3,369.20
    SANTA FE         NM   87508          2            01/20/04         00
    0437377724                           05           03/01/04          0
    181030035000                         O            02/01/34
    0


1


    9068116          E22/G02             F          152,000.00         ZZ
                                         360        151,852.26          1
                                       6.125            923.57         80
                                       5.875            923.57
    ESTES PARK       CO   80517          1            01/22/04         00
    0419358072                           05           03/01/04          0
    0419358072                           O            02/01/34
    0


    9068488          Q14/G02             F           29,250.00         ZZ
                                         360         29,227.75          1
                                       7.375            202.02         75
                                       7.125            202.02
    FORT  WAYNE      IN   46806          5            01/20/04         00
    0437367253                           05           03/01/04          0
    0000317360                           N            02/01/34
    0


    9069848          E22/G02             F          155,800.00         ZZ
                                         360        155,665.86          3
                                       6.750          1,010.52         95
                                       6.500          1,010.52
    IRVINGTON        NJ   07111          1            01/23/04         01
    0419013131                           05           03/01/04         30
    0419013131                           O            02/01/34
    0


    9069922          E22/G02             F          137,200.00         ZZ
                                         360        137,084.73          1
                                       6.875            901.31         95
                                       6.625            901.31
    ALBUQUERQUE      NM   87120          1            01/22/04         01
    0419247283                           05           03/01/04         35
    0419247283                           O            02/01/34
    0


    9072394          K15/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.250            620.64         80
                                       6.000            620.64
    DULUTH           MN   55807          5            01/28/04         00
    0437440415                           05           04/01/04          0
    015505517092                         O            03/01/34
    0


    9072444          806/G02             F          183,750.00         ZZ
                                         360        183,750.00          1
                                       6.375          1,146.37         80
                                       6.125          1,146.37
1


    VAIL             AZ   85641          1            02/01/04         00
    0437423346                           03           04/01/04          0
    1160006410                           O            03/01/34
    0


    9072730          R55/G02             F          144,000.00         ZZ
                                         360        143,866.63          1
                                       6.375            898.37         80
                                       6.125            898.37
    CHESTERFIELD     MI   48047          5            01/15/04         00
    0437437148                           05           03/01/04          0
    24147                                O            02/01/34
    0


    9074636          E22/G02             F          450,000.00         ZZ
                                         360        449,562.63          1
                                       6.125          2,734.25         68
                                       5.875          2,734.25
    HANOVER TOWNSHI  NJ   07981          1            01/26/04         00
    0419428198                           05           03/01/04          0
    0419428198                           O            02/01/34
    0


    9076992          E22/G02             F           68,310.00         ZZ
                                         360         68,249.73          1
                                       6.625            437.40         90
                                       6.375            437.40
    NAMPA            ID   83651          1            01/23/04         04
    0419449798                           05           03/01/04         25
    0419449798                           N            02/01/34
    0


    9077352          E22/G02             F          219,000.00         ZZ
                                         360        218,787.14          1
                                       6.125          1,330.67         80
                                       5.875          1,330.67
    PATERSON         NJ   07502          5            01/22/04         00
    0419572946                           05           03/01/04          0
    0419572946                           O            02/01/34
    0


    9077378          E22/G02             F           63,000.00         ZZ
                                         360         62,948.36          1
                                       7.000            419.14         70
                                       6.750            419.14
    SPRING HILL      KS   66083          5            01/27/04         00
    0419582606                           05           03/01/04          0
    0419582606                           N            02/01/34
    0
1




    9077614          E22/G02             F          211,500.00         ZZ
                                         360        211,317.91          2
                                       6.750          1,371.78         90
                                       6.500          1,371.78
    AUSTIN           TX   78721          1            01/26/04         04
    0419152228                           05           03/01/04         25
    0419152228                           N            02/01/34
    0


    9078086          G51/G02             F          116,000.00         ZZ
                                         360        115,909.51          2
                                       7.250            791.32         69
                                       7.000            791.32
    JACKSONVILLE     FL   32204          2            01/26/04         00
    0437373277                           05           03/01/04          0
    25004339                             N            02/01/34
    0


    9078210          X67/G02             F           66,150.00         ZZ
                                         360         66,099.67          3
                                       7.375            456.88         90
                                       7.125            456.88
    DAYTON           OH   45403          1            01/22/04         11
    0437502511                           05           03/01/04         25
    0000434988                           N            02/01/34
    0


    9078604          E22/G02             F          372,000.00         ZZ
                                         360        371,638.44          1
                                       6.125          2,260.31         77
                                       5.875          2,260.31
    SOUTHINGTON      CT   06489          5            01/23/04         00
    0419438205                           05           03/01/04          0
    0419438205                           O            02/01/34
    0


    9078848          E22/G02             F          130,900.00         ZZ
                                         360        130,769.69          1
                                       6.000            784.81         95
                                       5.750            784.81
    PORT SAINT LUCI  FL   34953          1            01/28/04         11
    0419483995                           05           03/01/04         30
    0419483995                           O            02/01/34
    0


    9079002          E22/G02             F           38,200.00         ZZ
                                         360         38,169.45          1
1


                                       7.125            257.36         90
                                       6.875            257.36
    BARDSTOWN        KY   40004          5            01/22/04         01
    0419545736                           05           03/01/04         25
    0419545736                           O            02/01/34
    0


    9079032          E22/G02             F          211,500.00         ZZ
                                         360        211,304.11          1
                                       6.375          1,319.48         90
                                       6.125          1,319.48
    TAMPA            FL   33614          5            01/23/04         11
    0419560628                           03           03/01/04         25
    0419560628                           O            02/01/34
    0


    9079956          Y21/G02             F          289,750.00         ZZ
                                         360        289,512.50          1
                                       7.000          1,927.71         95
                                       6.750          1,927.71
    HUDSON           WI   54016          1            01/15/04         01
    0437376692                           05           03/01/04         30
    223039420                            O            02/01/34
    0


    9080014          Y21/G02             F          210,400.00         ZZ
                                         360        210,200.36          1
                                       6.250          1,295.47         80
                                       6.000          1,295.47
    ST PAUL          MN   55116          1            01/07/04         00
    0437380009                           05           03/01/04          0
    223051322                            O            02/01/34
    0


    9080030          Y21/G02             F          111,000.00         ZZ
                                         360        110,899.65          1
                                       6.500            701.60         80
                                       6.250            701.60
    PHOENIX          AZ   85020          5            01/14/04         00
    0437379407                           05           03/01/04          0
    204005698                            O            02/01/34
    0


    9080046          Y21/G02             F          425,615.00         ZZ
                                         360        425,230.23          1
                                       6.500          2,690.18         69
                                       6.250          2,690.18
    AVONDALE ESTATE  GA   30002          5            01/07/04         00
    0437383326                           05           03/01/04          0
1


    223027359                            O            02/01/34
    0


    9080166          Y21/G02             F          141,750.00         T
                                         360        141,618.71          1
                                       6.375            884.34         75
                                       6.125            884.34
    NEW MILFORD      CT   06776          1            01/16/04         00
    0437377104                           01           03/01/04          0
    223047465                            O            02/01/34
    0


    9080170          Y21/G02             F          132,905.00         ZZ
                                         360        132,784.84          1
                                       6.500            840.06         95
                                       6.250            840.06
    MILWAUKEE        WI   53207          1            01/20/04         01
    0437380306                           05           03/01/04         30
    204002451                            O            02/01/34
    0


    9080208          Y21/G02             F          121,600.00         ZZ
                                         360        121,363.01          1
                                       6.125            738.86         95
                                       5.875            738.86
    RINGGOLD         GA   30736          5            12/30/03         14
    0437377401                           05           02/01/04         30
    223012955                            O            01/01/34
    0


    9080246          Y21/G02             F          120,000.00         ZZ
                                         360        119,886.13          1
                                       6.250            738.87         79
                                       6.000            738.87
    RENO             NV   89502          5            01/02/04         00
    0437376643                           05           03/01/04          0
    223014711                            O            02/01/34
    0


    9080254          Y21/G02             F          175,750.00         ZZ
                                         360        175,605.94          1
                                       7.000          1,169.27         95
                                       6.750          1,169.27
    WILDWOOD         NJ   08260          1            01/15/04         01
    0437378417                           05           03/01/04         30
    204003857                            O            02/01/34
    0


1


    9080256          Y21/G02             F          228,000.00         ZZ
                                         360        227,788.82          1
                                       6.375          1,422.43         80
                                       6.125          1,422.43
    NAUGUTUCK        CT   06770          1            01/15/04         00
    0437380892                           05           03/01/04          0
    204000688                            O            02/01/34
    0


    9080288          Y21/G02             F          352,000.00         ZZ
                                         360        351,681.79          1
                                       6.500          2,224.88         80
                                       6.250          2,224.88
    GREENWICH        CT   06831          1            01/12/04         00
    0437376866                           05           03/01/04          0
    203920881                            O            02/01/34
    0


    9080366          Y21/G02             F           75,600.00         ZZ
                                         360         75,541.02          1
                                       7.250            515.73         90
                                       7.000            515.73
    FAYETTE          AL   35555          1            01/09/04         14
    0437378169                           05           03/01/04         25
    223029874                            O            02/01/34
    0


    9080446          Y21/G02             F          447,200.00         ZZ
                                         360        446,814.96          1
                                       6.750          2,900.54         80
                                       6.500          2,900.54
    ESCONDIDO        CA   92029          1            01/02/04         00
    0437376619                           05           03/01/04          0
    223008648                            O            02/01/34
    0


    9080486          Y21/G02             F          160,000.00         ZZ
                                         360        159,855.36          1
                                       6.500          1,011.31         52
                                       6.250          1,011.31
    STONINGTON       CT   06355          1            01/14/04         00
    0437381064                           05           03/01/04          0
    203919912                            O            02/01/34
    0


    9080526          Y21/G02             F          101,600.00         ZZ
                                         360        101,508.14          1
                                       6.500            642.19         80
                                       6.250            642.19
1


    TUCSON           AZ   85730          5            01/07/04         00
    0437379423                           05           03/01/04          0
    223030635                            O            02/01/34
    0


    9080528          Y21/G02             F          128,000.00         ZZ
                                         360        127,889.79          1
                                       6.750            830.21         80
                                       6.500            830.21
    PORTLAND         OR   97202          5            01/16/04         00
    0437380827                           05           03/01/04          0
    203923278                            O            02/01/34
    0


    9080566          Y21/G02             F           63,200.00         ZZ
                                         360         63,090.85          1
                                       6.750            409.92         80
                                       6.500            409.92
    CAPE CORAL       FL   33914          1            01/05/04         00
    0437380389                           05           02/01/04          0
    223043362                            N            01/01/34
    0


    9080648          Y21/G02             F          215,640.00         ZZ
                                         360        215,449.74          4
                                       6.625          1,380.77         90
                                       6.375          1,380.77
    CHANDLER         AZ   85225          1            01/08/04         10
    0437389802                           05           03/01/04         30
    204001871                            N            02/01/34
    0


    9080686          X84/G02             F           66,450.00         ZZ
                                         360         66,392.78          1
                                       6.750            431.00         80
                                       6.500            431.00
    BALTIMORE        MD   21224          2            01/26/04         00
    0437390909                           05           03/01/04          0
    103945                               N            02/01/34
    0


    9080688          Y21/G02             F          243,100.00         ZZ
                                         360        242,885.51          2
                                       6.625          1,556.60         85
                                       6.375          1,556.60
    BRANCHVILLE      NJ   07826          1            01/12/04         14
    0437379571                           05           03/01/04         20
    203934059                            N            02/01/34
    0
1




    9080690          Y21/G02             F          162,000.00         ZZ
                                         360        161,857.06          3
                                       6.625          1,037.31         90
                                       6.375          1,037.31
    CHANDLER         AZ   85225          1            01/08/04         10
    0437389356                           05           03/01/04         30
    204001978                            N            02/01/34
    0


    9080728          Y21/G02             F           65,000.00         ZZ
                                         360         64,941.23          2
                                       6.500            410.85         52
                                       6.250            410.85
    NEW HAVEN        CT   06519          5            01/09/04         00
    0437383821                           05           03/01/04          0
    223037168                            O            02/01/34
    0


    9080742          Y21/G02             F          188,500.00         ZZ
                                         360        188,333.69          1
                                       6.625          1,206.99         71
                                       6.375          1,206.99
    NORWALK          CT   06854          5            01/14/04         00
    0437391725                           01           03/01/04          0
    203949633                            O            02/01/34
    0


    9080790          Y21/G02             F           64,000.00         ZZ
                                         360         63,946.23          2
                                       6.875            420.44         80
                                       6.625            420.44
    CHATTANOOGA      TN   37421          1            01/21/04         00
    0437376676                           05           03/01/04          0
    223008991                            N            02/01/34
    0


    9080804          Y21/G02             F          210,000.00         ZZ
                                         360        209,836.17          1
                                       7.250          1,432.58         55
                                       7.000          1,432.58
    ELK GROVE        CA   95624          1            12/31/03         00
    0437379647                           05           03/01/04          0
    223011908                            O            02/01/34
    0


    9080816          E82/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
1


                                       6.625            986.08         64
                                       6.375            986.08
    NEWTOWN          PA   18940          2            01/26/04         00
    0400942074                           03           04/01/04          0
    0400942074                           O            03/01/34
    0


    9080822          Y21/G02             F          208,000.00         ZZ
                                         360        207,797.84          1
                                       6.125          1,263.83         80
                                       5.875          1,263.83
    CITRUS HEIGHTS   CA   95621          5            01/06/04         00
    0437389703                           05           03/01/04          0
    223031224                            O            02/01/34
    0


    9080824          Y21/G02             F          240,000.00         ZZ
                                         360        239,803.27          3
                                       7.000          1,596.73         80
                                       6.750          1,596.73
    NEWARK           NJ   07107          1            01/14/04         00
    0437380660                           05           03/01/04          0
    204016967                            N            02/01/34
    0


    9080830          Y21/G02             F           95,000.00         ZZ
                                         360         94,922.13          1
                                       7.000            632.04         70
                                       6.750            632.04
    RANDOLPH         MA   02368          1            01/09/04         00
    0437380991                           01           03/01/04          0
    223049395                            N            02/01/34
    0


    9080992          E22/G02             F           98,880.00         ZZ
                                         360         98,783.89          1
                                       6.125            600.81         80
                                       5.875            600.81
    RITZVILLE        WA   99169          1            01/15/04         00
    0419419692                           05           03/01/04          0
    0419419692                           O            02/01/34
    0


    9081064          E22/G02             F          198,400.00         ZZ
                                         360        198,216.24          1
                                       6.375          1,237.76         80
                                       6.125          1,237.76
    CERRILLOS        NM   87010          1            01/28/04         00
    0419612270                           05           03/01/04          0
1


    0419612270                           O            02/01/34
    0


    9081076          E22/G02             F          238,400.00         ZZ
                                         360        238,184.48          2
                                       6.500          1,506.85         80
                                       6.250          1,506.85
    JUNO BEACH       FL   33408          1            01/29/04         00
    0419629423                           05           03/01/04          0
    0419629423                           N            02/01/34
    0


    9081138          E22/G02             F          132,750.00         ZZ
                                         360        132,648.99          1
                                       7.375            916.87         90
                                       7.125            916.87
    WATERLOO         NE   68069          1            01/29/04         01
    0419726658                           05           03/01/04         30
    0419726658                           O            02/01/34
    0


    9081166          E22/G02             F          100,000.00         ZZ
                                         360         99,902.81          1
                                       6.125            607.61         80
                                       5.875            607.61
    GRAND RAPIDS     MI   49525          1            01/29/04         00
    0419728381                           05           03/01/04          0
    0419728381                           O            02/01/34
    0


    9082706          Y21/G02             F          400,000.00         ZZ
                                         360        399,611.22          1
                                       6.125          2,430.45         94
                                       5.875          2,430.45
    TAMPA            FL   33629          1            01/08/04         04
    0437377583                           05           03/01/04         30
    223050393                            O            02/01/34
    0


    9082710          Y21/G02             F          220,000.00         ZZ
                                         360        219,780.98          1
                                       6.000          1,319.02         76
                                       5.750          1,319.02
    SONORA           CA   95370          1            01/13/04         00
    0437378185                           05           03/01/04          0
    223042285                            O            02/01/34
    0


1


    9082718          Y69/G02             F          265,400.00         ZZ
                                         360        265,148.18          1
                                       6.250          1,634.11         90
                                       6.000          1,634.11
    LINCOLNSHIRE     IL   60069          1            01/20/04         01
    0437384951                           01           03/01/04         25
    3030000583                           O            02/01/34
    0


    9082722          Y21/G02             F          180,000.00         ZZ
                                         360        179,833.28          1
                                       6.375          1,122.97         90
                                       6.125          1,122.97
    PORTLAND         OR   97223          2            12/29/03         14
    0437379472                           05           03/01/04         25
    203964110                            O            02/01/34
    0


    9082724          Y21/G02             F          540,000.00         ZZ
                                         360        538,602.49          1
                                       6.000          3,237.58         57
                                       5.750          3,237.58
    LOS ANGELES      CA   90049          5            12/22/03         00
    0437378078                           05           02/01/04          0
    203847059                            O            01/01/34
    0


    9082726          Y21/G02             F          127,900.00         ZZ
                                         360        127,789.88          1
                                       6.750            829.56         80
                                       6.500            829.56
    SALEM            OR   97301          1            01/15/04         00
    0437380199                           05           03/01/04          0
    223002704                            O            02/01/34
    0


    9082730          Y21/G02             F          484,000.00         ZZ
                                         360        483,033.93          1
                                       6.000          2,901.83         65
                                       5.750          2,901.83
    LOS ANGELES      CA   91436          2            12/23/03         00
    0437378284                           05           02/01/04          0
    203846869                            O            01/01/34
    0


    9082732          Y21/G02             F          196,000.00         ZZ
                                         360        195,809.50          1
                                       6.125          1,190.92         65
                                       5.875          1,190.92
1


    SEATAC           WA   98188          5            01/16/04         00
    0437379209                           05           03/01/04          0
    204001803                            O            02/01/34
    0


    9082740          Y21/G02             F          350,000.00         ZZ
                                         360        349,659.82          1
                                       6.125          2,126.64         70
                                       5.875          2,126.64
    SAN BRUNO        CA   94086          2            01/07/04         00
    0437388739                           05           03/01/04          0
    223049956                            O            02/01/34
    0


    9082746          Y21/G02             F          596,000.00         ZZ
                                         360        595,392.35          1
                                       5.875          3,525.57         80
                                       5.625          3,525.57
    SAN DIEGO        CA   92124          1            01/07/04         00
    0437376718                           03           03/01/04          0
    203965329                            O            02/01/34
    0


    9082770          Y21/G02             F          187,200.00         T
                                         360        187,022.37          1
                                       6.250          1,152.63         90
                                       6.000          1,152.63
    GULF SHORES      AL   36542          1            01/15/04         14
    0437376882                           01           03/01/04         25
    223051110                            O            02/01/34
    0


    9082772          Y21/G02             F          375,950.00         ZZ
                                         360        375,575.73          1
                                       6.000          2,254.02         80
                                       5.750          2,254.02
    SNOQUALMIE       WA   98065          1            01/12/04         00
    0437381007                           03           03/01/04          0
    223044270                            O            02/01/34
    0


    9082776          Y21/G02             F          100,700.00         ZZ
                                         360        100,604.45          1
                                       6.250            620.03         95
                                       6.000            620.03
    TEMPE            AZ   85283          1            01/12/04         10
    0437394190                           09           03/01/04         30
    223050652                            O            02/01/34
    0
1




    9082780          Y21/G02             F          241,000.00         ZZ
                                         360        240,776.78          1
                                       6.375          1,503.53         70
                                       6.125          1,503.53
    FRAMINGHAM       MA   01701          2            01/08/04         00
    0437377799                           05           03/01/04          0
    223035939                            O            02/01/34
    0


    9082786          Y21/G02             F          145,400.00         ZZ
                                         360        145,265.33          1
                                       6.375            907.11         77
                                       6.125            907.11
    LAKE HAVASU CIT  AZ   86403          1            01/05/04         00
    0437387194                           01           03/01/04          0
    223035386                            O            02/01/34
    0


    9082796          Y21/G02             F          138,000.00         ZZ
                                         360        137,862.62          1
                                       6.000            827.38         80
                                       5.750            827.38
    SPRINGFIELD      OR   97478          1            01/12/04         00
    0437378409                           05           03/01/04          0
    223015016                            O            02/01/34
    0


    9082800          Y21/G02             F          248,800.00         ZZ
                                         360        248,337.90          1
                                       6.375          1,552.19         80
                                       6.125          1,552.19
    FAIRFIELD        CT   06825          1            01/06/04         00
    0437387558                           05           02/01/04          0
    223037711                            O            01/01/34
    0


    9082806          Y21/G02             F          126,700.00         ZZ
                                         360        126,576.85          1
                                       6.125            769.85         95
                                       5.875            769.85
    ST PETERSBURG    FL   33704          1            01/16/04         04
    0437385172                           01           03/01/04         30
    223049581                            O            02/01/34
    0


    9082808          Y21/G02             F          150,000.00         ZZ
                                         360        149,759.38          1
1


                                       7.125          1,010.58         63
                                       6.875          1,010.58
    LOGANVILLE       GA   30052          5            12/30/03         00
    0437390719                           05           02/01/04          0
    223009521                            O            01/01/34
    0


    9082812          Y21/G02             F           54,500.00         ZZ
                                         360         54,444.43          1
                                       5.875            322.39         21
                                       5.625            322.39
    ASHLAND          OR   97520          5            01/05/04         00
    0437383730                           05           03/01/04          0
    223045861                            O            02/01/34
    0


    9082818          Y21/G02             F           54,625.00         ZZ
                                         360         54,575.62          1
                                       6.500            345.27         95
                                       6.250            345.27
    IRVINGTON        AL   36544          1            01/12/04         14
    0437379993                           05           03/01/04         30
    223050628                            O            02/01/34
    0


    9082820          Y21/G02             F          131,200.00         ZZ
                                         360        131,066.23          1
                                       5.875            776.10         80
                                       5.625            776.10
    HOUSTON          TX   77082          1            01/09/04         00
    0437377906                           03           03/01/04          0
    204004900                            O            02/01/34
    0


    9082822          Y21/G02             F          113,400.00         ZZ
                                         360        113,307.04          1
                                       7.000            754.46         60
                                       6.750            754.46
    FORT LAUDERDALE  FL   33312          5            01/16/04         00
    0437381965                           05           03/01/04          0
    223031780                            N            02/01/34
    0


    9082824          Y21/G02             F          191,200.00         ZZ
                                         360        191,043.27          1
                                       7.000          1,272.06         80
                                       6.750          1,272.06
    CHICAGO          IL   60707          1            01/12/04         00
    0437393358                           01           03/01/04          0
1


    204000815                            O            02/01/34
    0


    9082838          Y21/G02             F           75,000.00         ZZ
                                         360         74,940.02          2
                                       7.125            505.29         31
                                       6.875            505.29
    TAMPA            FL   33629          5            01/07/04         00
    0437380785                           05           03/01/04          0
    223011100                            N            02/01/34
    0


    9082842          Y21/G02             F          413,600.00         ZZ
                                         360        412,781.97          1
                                       6.125          2,513.08         80
                                       5.875          2,513.08
    CARLSBAD         CA   92009          1            12/12/03         00
    0437390008                           03           02/01/04          0
    223018805                            O            01/01/34
    0


    9082850          Y21/G02             F          228,055.00         ZZ
                                         360        227,833.34          1
                                       6.125          1,385.69         80
                                       5.875          1,385.69
    REDLANDS         CA   92373          1            01/13/04         00
    0437378268                           03           03/01/04          0
    203872606                            O            02/01/34
    0


    9082852          Y21/G02             F          305,600.00         T
                                         360        305,288.43          1
                                       5.875          1,807.74         80
                                       5.625          1,807.74
    OAK BLUFFS       MA   02557          2            01/20/04         00
    0437380256                           05           03/01/04          0
    203918690                            O            02/01/34
    0


    9082854          Y21/G02             F          148,000.00         ZZ
                                         360        147,869.41          1
                                       6.625            947.67         80
                                       6.375            947.67
    WARWICK          RI   02888          1            01/09/04         00
    0437380934                           05           03/01/04          0
    203937953                            O            02/01/34
    0


1


    9082856          Y21/G02             F          420,800.00         ZZ
                                         360        420,428.77          1
                                       6.625          2,694.40         80
                                       6.375          2,694.40
    MENLO PARK       CA   94025          1            01/08/04         00
    0437390131                           05           03/01/04          0
    223042323                            O            02/01/34
    0


    9082860          Y21/G02             F          258,000.00         ZZ
                                         360        257,736.95          1
                                       5.875          1,526.17         80
                                       5.625          1,526.17
    IJAMSVILLE       MD   21754          2            01/05/04         00
    0437384092                           05           03/01/04          0
    223045691                            O            02/01/34
    0


    9082864          Y21/G02             F          217,760.00         ZZ
                                         360        217,572.51          1
                                       6.750          1,412.39         80
                                       6.500          1,412.39
    CORVALLIS        OR   97333          1            01/13/04         00
    0437380116                           05           03/01/04          0
    223050903                            O            02/01/34
    0


    9082872          Y21/G02             F          303,000.00         ZZ
                                         360        302,380.65          1
                                       5.875          1,792.36         79
                                       5.625          1,792.36
    SEDONA           AZ   86336          2            12/23/03         00
    0437378367                           05           02/01/04          0
    223034355                            O            01/01/34
    0


    9082880          Y21/G02             F          285,950.00         ZZ
                                         360        285,678.67          1
                                       6.250          1,760.65         80
                                       6.000          1,760.65
    BUFORD           GA   30519          1            01/09/04         00
    0437379506                           03           03/01/04          0
    223030686                            O            02/01/34
    0


    9082884          Y21/G02             F          300,000.00         ZZ
                                         360        299,765.97          1
                                       7.250          2,046.53         40
                                       7.000          2,046.53
1


    NORWELL          MA   02061          1            01/16/04         00
    0437385149                           05           03/01/04          0
    203959396                            O            02/01/34
    0


    9082886          Y21/G02             F          500,000.00         ZZ
                                         360        498,977.96          1
                                       5.875          2,957.69         53
                                       5.625          2,957.69
    LOS ANGELES      CA   90024          5            12/23/03         00
    0437380280                           05           02/01/04          0
    223002569                            O            01/01/34
    0


    9082892          Y21/G02             F          213,700.00         ZZ
                                         360        213,516.00          1
                                       6.750          1,386.06         60
                                       6.500          1,386.06
    MARIETTA         GA   30062          5            01/14/04         00
    0437376650                           05           03/01/04          0
    204002176                            O            02/01/34
    0


    9082894          Y21/G02             F          106,400.00         ZZ
                                         360        106,294.07          1
                                       6.000            637.93         80
                                       5.750            637.93
    PHOENIX          AZ   85027          1            01/06/04         00
    0437380090                           05           03/01/04          0
    223045608                            O            02/01/34
    0


    9083012          A52/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       5.875            665.48         75
                                       5.625            665.48
    SMYRNA           GA   30082          2            01/30/04         00
    0437387004                           05           04/01/04          0
    28527                                O            03/01/34
    0


    9083780          E22/G02             F          136,500.00         ZZ
                                         360        136,370.49          4
                                       6.250            840.45         65
                                       6.000            840.45
    EAST ORANGE      NJ   07017          5            01/26/04         00
    0419535059                           05           03/01/04          0
    0419535059                           O            02/01/34
    0
1




    9083808          313/G02             F          110,700.00         ZZ
                                         360        110,606.99          1
                                       6.875            727.23         80
                                       6.625            727.23
    PORT SAINT LUCI  FL   34953          1            01/06/04         00
    0437390552                           05           03/01/04          0
    9662719                              N            02/01/34
    0


    9083812          313/G02             F          114,300.00         ZZ
                                         360        114,082.52          1
                                       6.250            703.77         80
                                       6.000            703.77
    AUBURN           GA   30011          1            12/31/03         00
    0437388986                           05           02/01/04          0
    10018562                             O            01/01/34
    0


    9083816          313/G02             F          127,784.00         ZZ
                                         360        127,665.64          1
                                       6.375            797.21         80
                                       6.125            797.21
    EDGEWATER        FL   32141          1            01/12/04         00
    0437387954                           05           03/01/04          0
    9840711                              O            02/01/34
    0


    9083820          313/G02             F           81,000.00         ZZ
                                         360         80,926.77          1
                                       6.500            511.98         90
                                       6.250            511.98
    COLLEGEVILLE     PA   19426          1            01/13/04         10
    0437388051                           05           03/01/04         25
    10019230                             O            02/01/34
    0


    9083824          313/G02             F           95,700.00         ZZ
                                         360         95,611.36          1
                                       6.375            597.05         90
                                       6.125            597.05
    VERO BEACH       FL   32967          1            01/16/04         12
    0437387244                           05           03/01/04         25
    9627837                              O            02/01/34
    0


    9083828          313/G02             F          103,600.00         ZZ
                                         360        103,441.85          4
1


                                       7.375            715.54         70
                                       7.125            715.54
    SAINT LOUIS      MO   63111          2            12/12/03         00
    0437388762                           05           02/01/04          0
    9972068                              N            01/01/34
    0


    9083832          313/G02             F           58,500.00         ZZ
                                         360         58,406.15          1
                                       7.125            394.13         90
                                       6.875            394.13
    BRIDGEPORT       CT   06610          1            12/18/03         11
    0437388655                           01           02/01/04         25
    9989070                              N            01/01/34
    0


    9083836          313/G02             F          400,000.00         ZZ
                                         360        399,274.82          1
                                       6.500          2,528.28         80
                                       6.250          2,528.28
    CHICAGO          IL   60609          5            12/10/03         00
    0437387848                           05           02/01/04          0
    10010635                             O            01/01/34
    0


    9083840          313/G02             F          236,000.00         ZZ
                                         360        235,602.31          4
                                       6.875          1,550.36         50
                                       6.625          1,550.36
    MINNEAPOLIS      MN   55409          5            12/22/03         00
    0437388036                           05           02/01/04          0
    9992538                              N            01/01/34
    0


    9083852          313/G02             F          171,000.00         ZZ
                                         360        170,711.85          1
                                       6.875          1,123.35         74
                                       6.625          1,123.35
    MASHPEE          MA   02649          2            12/30/03         00
    0437390487                           05           02/01/04          0
    9993379                              N            01/01/34
    0


    9083856          313/G02             F           95,040.00         ZZ
                                         360         94,960.15          1
                                       6.875            624.35         80
                                       6.625            624.35
    LA SALLE         IL   61301          5            12/31/03         00
    0437390503                           05           03/01/04          0
1


    10021590                             O            02/01/34
    0


    9083858          313/G02             F          300,000.00         ZZ
                                         360        299,715.34          1
                                       6.250          1,847.16         69
                                       6.000          1,847.16
    ALEXANDRIA       VA   22315          5            01/08/04         00
    0437389455                           09           03/01/04          0
    9998212                              O            02/01/34
    0


    9083862          313/G02             F          103,500.00         ZZ
                                         360        103,413.04          2
                                       6.875            679.93         90
                                       6.625            679.93
    ROCKFORD         IL   61104          1            01/13/04         11
    0437409139                           05           03/01/04         25
    10029080                             N            02/01/34
    0


    9083872          313/G02             F          144,000.00         ZZ
                                         360        143,876.01          2
                                       6.750            933.99         80
                                       6.500            933.99
    EUGENE           OR   97405          1            12/10/03         00
    0437388648                           05           03/01/04          0
    10010197                             N            02/01/34
    0


    9083994          E22/G02             F          277,500.00         ZZ
                                         360        277,278.09          4
                                       7.125          1,869.57         75
                                       6.875          1,869.57
    BULLHEAD CITY    AZ   86429          1            01/26/04         00
    0419531009                           05           03/01/04          0
    0419531009                           N            02/01/34
    0


    9084146          E22/G02             F          378,500.00         ZZ
                                         360        378,140.86          1
                                       6.250          2,330.49         63
                                       6.000          2,330.49
    ROUGH AND READY  CA   95975          5            01/22/04         00
    0418954707                           05           03/01/04          0
    0418954707                           O            02/01/34
    0


1


    9084240          E22/G02             F          103,800.00         ZZ
                                         360        103,706.16          2
                                       6.500            656.09         65
                                       6.250            656.09
    NEPTUNE          NJ   07753          2            01/30/04         00
    0419462817                           05           03/01/04          0
    0419462817                           N            02/01/34
    0


    9084332          E22/G02             F          115,360.00         ZZ
                                         360        115,255.72          1
                                       6.500            729.15         80
                                       6.250            729.15
    DENVER           CO   80221          1            01/30/04         00
    0419518329                           05           03/01/04          0
    0419518329                           O            02/01/34
    0


    9084450          E22/G02             F           96,000.00         ZZ
                                         360         95,904.43          1
                                       6.000            575.57         80
                                       5.750            575.57
    FLORENCE         AL   35633          1            01/30/04         00
    0419575816                           05           03/01/04          0
    0419575816                           O            02/01/34
    0


    9084454          E22/G02             F          158,200.00         ZZ
                                         360        158,060.43          1
                                       6.625          1,012.97         80
                                       6.375          1,012.97
    POLARIS          MT   59746          5            01/23/04         00
    0419576475                           05           03/01/04          0
    0419576475                           O            02/01/34
    0


    9084470          B28/G02             F          134,989.00         ZZ
                                         360        134,857.80          1
                                       6.125            820.21         80
                                       5.875            820.21
    LITTLETON        CO   80123          1            01/30/04         00
    0437500226                           01           03/01/04          0
    90117728                             O            02/01/34
    0


    9084606          E22/G02             F          130,000.00         ZZ
                                         360        129,870.58          1
                                       6.000            779.42         58
                                       5.750            779.42
1


    SACRAMENTO       CA   95833          5            01/26/04         00
    0419670070                           05           03/01/04          0
    0419670070                           O            02/01/34
    0


    9084696          E22/G02             F          152,100.00         ZZ
                                         360        151,952.16          1
                                       6.125            924.18         90
                                       5.875            924.18
    BOAZ             AL   35957          1            01/30/04         01
    0419684766                           05           03/01/04         25
    0419684766                           O            02/01/34
    0


    9084812          E22/G02             F           75,200.00         ZZ
                                         360         75,125.14          1
                                       6.000            450.86         80
                                       5.750            450.86
    MIAMI            FL   33055          1            01/30/04         00
    0419406038                           07           03/01/04          0
    0419406038                           O            02/01/34
    0


    9084836          E22/G02             F          162,400.00         ZZ
                                         360        162,245.91          1
                                       6.250            999.92         80
                                       6.000            999.92
    COLORADO SPRING  CO   80911          1            01/30/04         00
    0419221643                           05           03/01/04          0
    0419221643                           O            02/01/34
    0


    9084866          E22/G02             F          174,600.00         ZZ
                                         360        174,426.18          1
                                       6.000          1,046.82         80
                                       5.750          1,046.82
    GRASS VALLEY     CA   95945          1            01/27/04         00
    0419301007                           05           03/01/04          0
    0419301007                           N            02/01/34
    0


    9084880          E22/G02             F          112,800.00         ZZ
                                         360        112,685.00          1
                                       5.875            667.25         80
                                       5.625            667.25
    TONASKET         WA   98855          1            01/26/04         00
    0419312913                           05           03/01/04          0
    0419312913                           O            02/01/34
    0
1




    9084902          E22/G02             F           74,750.00         ZZ
                                         360         74,679.07          1
                                       6.250            460.25         65
                                       6.000            460.25
    NEW PORT RICHEY  FL   34653          1            01/30/04         00
    0419735881                           03           03/01/04          0
    0419735881                           O            02/01/34
    0


    9084944          E22/G02             F           74,000.00         ZZ
                                         360         73,928.08          1
                                       6.125            449.63         62
                                       5.875            449.63
    WARRENSVILLE HE  OH   44128          5            01/26/04         00
    0419330733                           05           03/01/04          0
    0419330733                           O            02/01/34
    0


    9085966          Y12/G02             F          130,000.00         ZZ
                                         360        129,882.48          1
                                       6.500            821.69         80
                                       6.250            821.69
    KING OF PRUSSIA  PA   19406          1            01/23/04         00
    0437436843                           05           03/01/04          0
    52390                                O            02/01/34
    0


    9086022          E82/G02             F          100,200.00         ZZ
                                         360        100,200.00          1
                                       6.500            633.33         90
                                       6.250            633.33
    BIRMINGHAM       AL   35205          2            01/30/04         10
    0400943965                           05           04/01/04         25
    0400943965                           O            03/01/34
    0


    9086156          E22/G02             F           76,500.00         ZZ
                                         360         76,440.33          4
                                       7.250            521.86         90
                                       7.000            521.86
    WOOD LAKE        MN   56208          1            02/02/04         01
    0419620448                           05           03/01/04         25
    0419620448                           N            02/01/34
    0


    9086222          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
1


                                       6.250            831.22         77
                                       6.000            831.22
    WELLINGTON       FL   33414          1            02/02/04         00
    0419653340                           01           04/01/04          0
    0419653340                           N            03/01/34
    0


    9086224          E22/G02             F          279,775.00         ZZ
                                         360        279,528.16          4
                                       6.625          1,791.43         95
                                       6.375          1,791.43
    NEWARK           NJ   07110          1            02/02/04         04
    0419655873                           05           03/01/04         30
    0419655873                           O            02/01/34
    0


    9086226          E22/G02             F          158,500.00         ZZ
                                         360        158,342.21          1
                                       6.000            950.29         78
                                       5.750            950.29
    WOODBRIDGE       VA   22192          2            01/28/04         00
    0419656483                           09           03/01/04          0
    0419656483                           O            02/01/34
    0


    9086618          E22/G02             F          295,200.00         ZZ
                                         360        294,952.00          2
                                       6.875          1,939.25         80
                                       6.625          1,939.25
    NEWARK           NJ   07105          1            02/02/04         00
    0419457817                           05           03/01/04          0
    0419457817                           O            02/01/34
    0


    9086652          E22/G02             F          131,750.00         ZZ
                                         360        131,750.00          1
                                       6.250            811.21         85
                                       6.000            811.21
    RURAL RETREAT    VA   24368          2            01/28/04         01
    0419722939                           05           04/01/04         12
    0419722939                           O            03/01/34
    0


    9086680          E22/G02             F          333,700.00         ZZ
                                         360        333,700.00          1
                                       5.875          1,973.96         78
                                       5.625          1,973.96
    SAN ANTONIO      TX   78258          1            02/02/04         00
    0419663323                           03           04/01/04          0
1


    0419663323                           O            03/01/34
    0


    9086696          E22/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       6.250            877.40         75
                                       6.000            877.40
    SACRAMENTO       CA   95824          5            01/28/04         00
    0419668991                           05           04/01/04          0
    0419668991                           N            03/01/34
    0


    9086716          E22/G02             F           60,000.00         ZZ
                                         360         59,949.59          1
                                       6.875            394.16         75
                                       6.625            394.16
    GOOSE CREEK      SC   29445          5            02/02/04         00
    0419684642                           05           03/01/04          0
    0419684642                           N            02/01/34
    0


    9087136          Y12/G02             F          264,500.00         ZZ
                                         360        264,260.89          1
                                       6.500          1,671.82         72
                                       6.250          1,671.82
    HOLLAND          PA   18966          1            01/15/04         00
    0437433055                           05           03/01/04          0
    54070                                O            02/01/34
    0


    9087186          Y12/G02             F          320,882.00         ZZ
                                         360        320,591.92          1
                                       6.500          2,028.19         80
                                       6.250          2,028.19
    EGG HARBOR       NJ   08234          1            01/29/04         00
    0437498926                           05           03/01/04          0
    51706                                O            02/01/34
    0


    9087188          E57/G02             F          264,500.00         ZZ
                                         360        264,242.92          1
                                       6.125          1,607.13         76
                                       5.875          1,607.13
    HAWTHORNE        CA   90250          5            01/23/04         00
    0437452568                           05           03/01/04          0
    06020778                             O            02/01/34
    0


1


    9090470          E22/G02             F          106,740.00         ZZ
                                         360        106,740.00          1
                                       6.375            665.92         90
                                       6.125            665.92
    ORMOND BEACH     FL   32174          1            02/03/04         11
    0419543459                           09           04/01/04         25
    0419543459                           N            03/01/34
    0


    9090498          E22/G02             F          140,000.00         ZZ
                                         360        139,857.27          2
                                       5.875            828.15         61
                                       5.625            828.15
    EAST ORANGE      NJ   07017          5            01/29/04         00
    0419575188                           05           03/01/04          0
    0419575188                           O            02/01/34
    0


    9090504          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          3
                                       7.125          1,061.11         75
                                       6.875          1,061.11
    N LAUDERDALE     FL   33068          1            02/03/04         00
    0419580212                           05           04/01/04          0
    0419580212                           N            03/01/34
    0


    9090618          E22/G02             F           85,600.00         ZZ
                                         360         85,520.72          1
                                       6.375            534.03         80
                                       6.125            534.03
    PROVO            UT   84601          1            01/29/04         00
    0419491543                           05           03/01/04          0
    0419491543                           O            02/01/34
    0


    9090656          S43/G02             F          173,500.00         ZZ
                                         360        173,327.28          1
                                       6.000          1,040.22         75
                                       5.750          1,040.22
    RIO RANCHO       NM   87124          2            01/30/04         00
    0437403603                           05           03/01/04          0
    181030033400                         O            02/01/34
    0


    9090720          E22/G02             F          183,750.00         ZZ
                                         360        183,750.00          2
                                       6.250          1,131.38         75
                                       6.000          1,131.38
1


    SACRAMENTO       CA   95822          5            01/28/04         00
    0419669122                           05           04/01/04          0
    0419669122                           N            03/01/34
    0


    9091104          P34/G02             F          170,000.00         ZZ
                                         360        169,853.63          1
                                       6.750          1,102.62         78
                                       6.500          1,102.62
    FALL RIVER       MA   02721          5            01/12/04         00
    0437483464                           05           03/01/04          0
    62684                                O            02/01/34
    0


    9091248          601/G02             F           97,500.00         ZZ
                                         360         97,177.50          2
                                       7.000            648.67         75
                                       6.750            648.67
    MERIDEN          CT   06450          5            10/29/03         00
    0437473887                           05           12/01/03          0
    63660039                             N            11/01/33
    0


    9091374          Y65/G02             F          425,000.00         ZZ
                                         360        424,596.74          1
                                       6.250          2,616.80         70
                                       6.000          2,616.80
    CLIFTON          VA   20124          5            01/08/04         00
    0437409980                           05           03/01/04          0
    N04941                               O            02/01/34
    0


    9091380          Y65/G02             F          495,000.00         ZZ
                                         360        494,483.19          1
                                       5.750          2,888.69         79
                                       5.500          2,888.69
    BURKE            VA   22015          2            01/08/04         00
    0437393424                           05           03/01/04          0
    40120401                             O            02/01/34
    0


    9091396          Y65/G02             F          475,000.00         ZZ
                                         360        474,527.14          1
                                       6.000          2,847.86         67
                                       5.750          2,847.86
    WALNUT CREEK     CA   94598          5            01/05/04         00
    0437426372                           05           03/01/04          0
    40121944                             O            02/01/34
    0
1




    9091532          Y65/G02             F          590,000.00         ZZ
                                         360        589,440.19          1
                                       6.250          3,632.73         74
                                       6.000          3,632.73
    OAKLAND          CA   94602          5            01/07/04         00
    0437430937                           05           03/01/04          0
    40121850                             O            02/01/34
    0


    9091546          Y65/G02             F          597,000.00         ZZ
                                         360        595,808.39          1
                                       6.000          3,579.32         74
                                       5.750          3,579.32
    ORANGEVALE       CA   95662          2            12/23/03         00
    0437402001                           05           02/01/04          0
    40118714                             O            01/01/34
    0


    9091852          601/G02             F           55,900.00         ZZ
                                         360         55,853.03          1
                                       6.875            367.23         72
                                       6.625            367.23
    KANSAS CITY      KS   66106          2            01/09/04         00
    0437399819                           05           03/01/04          0
    63843841                             N            02/01/34
    0


    9091854          R84/G02             F          100,000.00         ZZ
                                         360         99,921.99          1
                                       7.250            682.18         80
                                       7.000            682.18
    SHELTON          WA   98584          5            01/28/04         00
    0437419500                           05           03/01/04          0
    WA00035                              O            02/01/34
    0


    9092050          F34/G02             F          120,000.00         ZZ
                                         360        119,880.54          1
                                       6.000            719.46         54
                                       5.750            719.46
    EGG HARBOR TOWN  NJ   08234          1            02/06/04         00
    0437474067                           05           03/01/04          0
    4500312000                           O            02/01/34
    0


    9092610          601/G02             F           52,200.00         ZZ
                                         360         51,997.59          2
1


                                       7.500            364.99         90
                                       7.250            364.99
    WELLSBURG        WV   26070          1            11/05/03         10
    0437404429                           05           01/01/04         25
    63692032                             N            12/01/33
    0


    9093572          601/G02             F          203,000.00         ZZ
                                         360        202,459.70          1
                                       6.625          1,299.84         70
                                       6.375          1,299.84
    WASHINGTON       DC   20024          5            11/24/03         00
    0437404254                           08           01/01/04          0
    63812333                             N            12/01/33
    0


    9094150          S27/G02             F          273,600.00         T
                                         360        273,352.66          1
                                       6.500          1,729.34         90
                                       6.250          1,729.34
    FORT PIERCE      FL   34949          1            01/30/04         01
    0437397391                           06           03/01/04         25
    1010035154                           O            02/01/34
    0


    9095966          N74/G02             F           62,586.00         ZZ
                                         360         62,480.53          1
                                       6.875            411.15         90
                                       6.625            411.15
    GREENSBORO       NC   27406          1            01/29/04         01
    0437436710                           05           02/29/04         25
    0034056010                           N            01/29/34
    0


    9096096          601/G02             F           75,500.00         T
                                         360         75,289.07          1
                                       6.375            471.03         69
                                       6.125            471.03
    FT COLLINS       CO   80525          2            11/20/03         00
    0437400104                           01           01/01/04          0
    63739072                             O            12/01/33
    0


    9096098          U85/G02             F           99,500.00         ZZ
                                         360         99,500.00          1
                                       6.875            653.64         95
                                       6.625            653.64
    VIROQUA          WI   54665          5            02/04/04         11
    0437403298                           05           04/01/04         30
1


    TQS383                               O            03/01/34
    0


    9096252          601/G02             F           53,000.00         ZZ
                                         360         52,955.47          1
                                       6.875            348.17         63
                                       6.625            348.17
    KANSAS CITY      KS   66106          2            01/08/04         00
    0437401623                           05           03/01/04          0
    63843742                             N            02/01/34
    0


    9096280          E22/G02             F          204,250.00         ZZ
                                         360        204,250.00          1
                                       6.125          1,241.04         95
                                       5.875          1,241.04
    RATHDRUM         ID   83858          1            02/02/04         04
    0419760004                           05           04/01/04         30
    0419760004                           O            03/01/34
    0


    9096330          E22/G02             F          181,600.00         ZZ
                                         360        181,600.00          1
                                       5.875          1,074.23         80
                                       5.625          1,074.23
    TWP. OF OLD BRI  NJ   07735          1            02/04/04         00
    0419719273                           05           04/01/04          0
    0419719273                           O            03/01/34
    0


    9096346          E22/G02             F          276,000.00         ZZ
                                         360        275,731.74          1
                                       6.125          1,677.01         80
                                       5.875          1,677.01
    SONORA           CA   95370          1            01/22/04         00
    0419659107                           03           03/01/04          0
    0419659107                           O            02/01/34
    0


    9096372          E22/G02             F          387,000.00         ZZ
                                         360        386,632.80          1
                                       6.250          2,382.83         86
                                       6.000          2,382.83
    LAWTON           MI   49065          2            01/30/04         01
    0419679329                           05           03/01/04         25
    0419679329                           O            02/01/34
    0


1


    9096386          E22/G02             F          132,500.00         ZZ
                                         360        131,349.83          1
                                       6.125            805.08         64
                                       5.875            805.08
    HOUSTON          TX   77062          2            01/30/04         00
    0419690995                           03           03/01/04          0
    0419690995                           O            02/01/34
    0


    9096456          601/G02             F          116,910.00         ZZ
                                         360        116,809.34          4
                                       6.750            758.28         90
                                       6.500            758.28
    OGDEN            UT   84401          1            01/20/04         01
    0437398670                           05           03/01/04         25
    638557148                            N            02/01/34
    0


    9096504          E22/G02             F          184,200.00         ZZ
                                         360        184,200.00          4
                                       6.125          1,119.22         69
                                       5.875          1,119.22
    SAN ANTONIO      TX   78212          2            02/04/04         00
    0419557822                           05           04/01/04          0
    0419557822                           N            03/01/34
    0


    9096514          E22/G02             F           94,500.00         ZZ
                                         360         94,420.61          1
                                       6.875            620.80         90
                                       6.625            620.80
    HARTSELLE        AL   35640          5            01/30/04         01
    0419562756                           05           03/01/04         25
    0419562756                           O            02/01/34
    0


    9096550          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          3
                                       7.250            767.45         90
                                       7.000            767.45
    WATERBURY        CT   06710          1            02/04/04         04
    0419586698                           05           04/01/04         25
    0419586698                           N            03/01/34
    0


    9096610          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         69
                                       5.875          1,336.74
1


    MARINA           CA   93933          5            01/27/04         00
    0419465380                           09           04/01/04          0
    0419465380                           O            03/01/34
    0


    9096642          601/G02             F           51,428.00         ZZ
                                         360         51,253.66          1
                                       6.875            337.85         80
                                       6.625            337.85
    DENVER           CO   80235          1            11/05/03         00
    0437399090                           01           12/01/03          0
    63714992                             N            11/01/33
    0


    9096674          E22/G02             F           91,800.00         ZZ
                                         360         91,800.00          3
                                       7.250            626.24         90
                                       7.000            626.24
    WATERBURY        CT   06706          1            02/04/04         04
    0419376272                           05           04/01/04         25
    0419376272                           N            03/01/34
    0


    9096726          601/G02             F          220,000.00         ZZ
                                         360        219,455.82          3
                                       7.000          1,463.67         90
                                       6.750          1,463.67
    BIDDEFORD        ME   04005          2            12/05/03         04
    0437474158                           05           01/01/04         25
    63761142                             N            12/01/33
    0


    9096776          E22/G02             F          139,300.00         ZZ
                                         360        139,182.97          2
                                       6.875            915.10         87
                                       6.625            915.10
    NEW ORLEANS      LA   70119          2            01/30/04         01
    0419348172                           05           03/01/04         25
    0419348172                           O            02/01/34
    0


    9096782          601/G02             F          515,200.00         ZZ
                                         360        513,321.80          1
                                       6.500          3,256.42         80
                                       6.250          3,256.42
    JACKSONVILLE     FL   32256          1            10/23/03         00
    0437400138                           03           12/01/03          0
    63680730                             O            11/01/33
    0
1




    9096806          601/G02             F          227,500.00         ZZ
                                         360        226,923.31          4
                                       6.875          1,494.52         65
                                       6.625          1,494.52
    NASHUA           NH   03060          5            12/03/03         00
    0437398605                           05           01/01/04          0
    63757926                             N            12/01/33
    0


    9096808          601/G02             F           88,500.00         ZZ
                                         360         88,221.32          1
                                       7.250            603.73         75
                                       7.000            603.73
    HOUSTON          TX   77082          5            10/10/03         00
    0437399926                           03           12/01/03          0
    63682769                             N            11/01/33
    0


    9096810          601/G02             F           70,000.00         ZZ
                                         360         69,768.43          4
                                       7.000            465.72         80
                                       6.750            465.72
    WILMINGTON       DE   19801          1            11/03/03         00
    0437403538                           05           12/01/03          0
    63689939                             N            11/01/33
    0


    9096892          601/G02             F          122,800.00         ZZ
                                         360        122,373.51          2
                                       6.750            796.48         90
                                       6.500            796.48
    JACKSONVILLE     FL   32210          1            10/29/03         11
    0437501760                           05           12/01/03         25
    63730600                             N            11/01/33
    0


    9096950          883/G02             F          494,100.00         ZZ
                                         360        493,674.59          1
                                       6.750          3,204.72         90
                                       6.500          3,204.72
    FAIRFAX          VA   22030          1            01/29/04         04
    0437430523                           03           03/01/04         25
    12002394                             O            02/01/34
    0


    9096960          601/G02             F           97,600.00         ZZ
                                         360         97,340.25          1
1


                                       6.625            624.94         80
                                       6.375            624.94
    SEABROOK         TX   77586          1            01/14/03         00
    0437400757                           05           01/01/04          0
    63734032                             N            12/01/33
    0


    9097288          477/G02             F          229,500.00         ZZ
                                         360        229,276.94          1
                                       6.125          1,394.47         56
                                       5.875          1,394.47
    GARDEN GROVE     CA   92840          2            01/09/04         00
    0437402779                           05           03/01/04          0
    264961                               O            02/01/34
    0


    9097330          477/G02             F           76,750.00         ZZ
                                         360         75,308.00          2
                                       6.375            478.82         22
                                       6.125            478.82
    LOS ANGELES      CA   90023          2            12/22/03         00
    0437403249                           05           02/01/04          0
    264842                               N            01/01/34
    0


    9097352          477/G02             F          183,950.00         ZZ
                                         360        183,608.34          4
                                       6.375          1,147.61         38
                                       6.125          1,147.61
    UPLAND           CA   91786          5            12/22/03         00
    0437403025                           05           02/01/04          0
    264840                               N            01/01/34
    0


    9097414          477/G02             F          383,200.00         ZZ
                                         360        382,505.30          1
                                       6.500          2,422.08         80
                                       6.250          2,422.08
    VALLEY CENTER    CA   92082          1            12/22/03         00
    0437402829                           05           02/01/04          0
    264978                               N            01/01/34
    0


    9097702          Q57/G02             F          110,250.00         ZZ
                                         360        110,163.99          1
                                       7.250            752.10         90
                                       7.000            752.10
    WILLOWBROOK      IL   60527          1            01/30/04         14
    0437430606                           01           03/01/04         25
1


    36002407                             O            02/01/34
    0


    9097780          601/G02             F           88,000.00         ZZ
                                         360         87,708.91          1
                                       7.000            585.47         80
                                       6.750            585.47
    CASTLEWOOD       SD   57223          2            10/30/03         00
    0437403017                           05           12/01/03          0
    63427629                             N            11/01/33
    0


    9097808          L21/G02             F          100,000.00         ZZ
                                         360         99,898.04          1
                                       5.875            591.54         29
                                       5.625            591.54
    TWP OF FRANKLIN  NJ   08873          1            01/29/04         00
    0437453053                           07           03/01/04          0
    13500234                             O            02/01/34
    0


    9098006          601/G02             F           89,600.00         ZZ
                                         360         89,520.95          4
                                       6.625            573.72         80
                                       6.375            573.72
    SAINT LOUIS      MO   63118          2            01/13/04         00
    0437400997                           05           03/01/04          0
    63874663                             N            02/01/34
    0


    9098046          601/G02             F           51,428.00         ZZ
                                         360         51,253.66          1
                                       6.875            337.85         80
                                       6.625            337.85
    DENVER           CO   80235          1            11/05/03         00
    0437401219                           08           12/01/03          0
    63715403                             N            11/01/33
    0


    9098590          758/G02             F           56,100.00         ZZ
                                         360         56,100.00          1
                                       6.750            363.86         66
                                       6.500            363.86
    AUSTIN           TX   78703          2            02/10/04         00
    0437500176                           01           04/01/04          0
    1                                    N            03/01/34
    0


1


    9098858          L20/G02             F          108,700.00         ZZ
                                         360        108,700.00          1
                                       6.625            696.02         84
                                       6.375            696.02
    AMMON            ID   83406          5            01/29/04         04
    0437394687                           05           04/01/04         12
    1061030426                           O            03/01/34
    0


    9098958          E82/G02             F          144,700.00         ZZ
                                         360        144,700.00          1
                                       6.000            867.55         67
                                       5.750            867.55
    HUNTSVILLE       AL   35806          2            02/03/04         00
    0400948618                           05           04/01/04          0
    0400948618                           O            03/01/34
    0


    9098968          E82/G02             F          111,150.00         ZZ
                                         360        111,150.00          1
                                       6.625            711.71         95
                                       6.375            711.71
    CRANE            MO   65633          5            01/31/04         10
    0400898722                           05           04/01/04         30
    0400898722                           O            03/01/34
    0


    9099294          601/G02             F          144,000.00         ZZ
                                         360        143,876.02          4
                                       6.750            933.98         80
                                       6.500            933.98
    LAS VEGAS        NV   89115          1            01/08/04         00
    0437402043                           05           03/01/04          0
    63731079                             N            02/01/34
    0


    9099436          601/G02             F          144,000.00         ZZ
                                         360        143,876.01          4
                                       6.750            933.98         80
                                       6.500            933.98
    LAS VEGAS        NV   89115          1            01/08/04         00
    0437400963                           05           03/01/04          0
    63730758                             N            02/01/34
    0


    9099478          F89/G02             F          110,400.00         ZZ
                                         360        110,295.25          1
                                       6.250            679.75         80
                                       6.000            679.75
1


    LAKE ELSINORE    CA   92530          1            01/28/04         00
    0437432891                           05           03/01/04          0
    11639369                             N            02/01/34
    0


    9099528          601/G02             F          180,000.00         ZZ
                                         360        179,704.04          3
                                       7.000          1,197.55         90
                                       6.750          1,197.55
    OVERLAND PARK    KS   66212          1            12/29/03         14
    0437401599                           05           02/01/04         25
    63824163                             N            01/01/34
    0


    9099568          601/G02             F           64,000.00         ZZ
                                         360         63,892.15          1
                                       6.875            420.44         80
                                       6.625            420.44
    SAINT PETERSBUR  FL   33710          1            12/02/03         00
    0437398886                           05           02/01/04          0
    63807143                             N            01/01/34
    0


    9099572          601/G02             F          150,300.00         ZZ
                                         360        150,046.72          4
                                       6.875            987.37         90
                                       6.625            987.37
    TAMPA            FL   33617          1            12/17/03         14
    0437474869                           05           02/01/04         25
    63824593                             N            01/01/34
    0


    9099574          601/G02             F          164,000.00         ZZ
                                         360        163,851.73          1
                                       6.500          1,036.60         80
                                       6.250          1,036.60
    ORLANDO          FL   32804          2            01/07/04         00
    0437398431                           05           03/01/04          0
    63866321                             N            02/01/34
    0


    9099578          601/G02             F          188,000.00         ZZ
                                         360        187,362.76          4
                                       6.875          1,235.03         77
                                       6.625          1,235.03
    TREMONTON        UT   84337          2            10/24/03         00
    0437404304                           05           12/01/03          0
    63630867                             N            11/01/33
    0
1




    9099610          601/G02             F           51,428.00         ZZ
                                         360         51,253.66          1
                                       6.875            337.85         80
                                       6.625            337.85
    DENVER           CO   80235          1            11/05/03         00
    0437501844                           01           12/01/03          0
    63714570                             N            11/01/33
    0


    9099622          601/G02             F          131,250.00         ZZ
                                         360        130,815.89          2
                                       7.000            873.21         75
                                       6.750            873.21
    NEW BRITAIN      CT   06053          5            10/29/03         00
    0437401441                           05           12/01/03          0
    63660104                             N            11/01/33
    0


    9099628          601/G02             F           70,400.00         ZZ
                                         360         70,183.73          4
                                       7.375            486.24         80
                                       7.125            486.24
    CROOKSON         MN   56716          1            10/10/03         00
    0437404312                           05           12/01/03          0
    63629885                             N            11/01/33
    0


    9099630          601/G02             F          382,000.00         ZZ
                                         360        381,340.37          1
                                       6.750          2,477.64         80
                                       6.500          2,477.64
    FRISCO           TX   75034          1            12/10/03         00
    0437404866                           03           02/01/04          0
    63830954                             O            01/01/34
    0


    9099634          601/G02             F          140,000.00         ZZ
                                         360        139,536.92          1
                                       7.000            931.43         50
                                       6.750            931.43
    STUART           FL   34997          5            10/22/03         00
    0437473564                           03           12/01/03          0
    63680276                             O            11/01/33
    0


    9099652          E22/G02             F          393,750.00         ZZ
                                         360        393,750.00          3
1


                                       6.750          2,553.86         75
                                       6.500          2,553.86
    SUMMIT           NJ   07901          1            02/06/04         00
    0419706098                           05           04/01/04          0
    0419706098                           N            03/01/34
    0


    9099656          601/G02             F           66,500.00         ZZ
                                         360         66,280.04          3
                                       7.000            442.43         90
                                       6.750            442.43
    SCHENECTADY      NY   12303          2            10/06/03         11
    0437404205                           05           12/01/03         25
    63570477                             N            11/01/33
    0


    9099696          E22/G02             F           94,000.00         ZZ
                                         360         93,906.42          1
                                       6.000            563.58         80
                                       5.750            563.58
    MIDWEST CITY     OK   73130          1            02/05/04         00
    0419734108                           03           03/01/04          0
    0419734108                           O            02/01/34
    0


    9099714          E22/G02             F          153,900.00         ZZ
                                         360        153,900.00          1
                                       6.750            998.19         90
                                       6.500            998.19
    WEST PALM BEACH  FL   33415          1            02/05/04         11
    0419748066                           05           04/01/04         30
    0419748066                           O            03/01/34
    0


    9099724          601/G02             F           70,400.00         ZZ
                                         360         70,183.73          4
                                       7.375            486.24         80
                                       7.125            486.24
    CROOKSTON        MN   56716          1            10/10/03         00
    0437404353                           05           12/01/03          0
    63629828                             N            11/01/33
    0


    9099780          E22/G02             F          142,500.00         ZZ
                                         360        142,358.14          1
                                       6.000            854.36         74
                                       5.750            854.36
    MEDFORD          OR   97504          2            01/28/04         00
    0419646989                           05           03/01/04          0
1


    0419646989                           O            02/01/34
    0


    9099790          E22/G02             F          470,000.00         ZZ
                                         360        470,000.00          1
                                       6.250          2,893.87         78
                                       6.000          2,893.87
    GLENDALE         CA   91202          2            01/28/04         00
    0419652086                           05           04/01/04          0
    0419652086                           O            03/01/34
    0


    9099806          E22/G02             F          294,000.00         ZZ
                                         360        293,714.26          3
                                       6.125          1,786.37         70
                                       5.875          1,786.37
    BENICIA          CA   94510          1            01/30/04         00
    0419656053                           05           03/01/04          0
    0419656053                           N            02/01/34
    0


    9099820          E22/G02             F          294,000.00         ZZ
                                         360        293,714.26          3
                                       6.125          1,786.37         70
                                       5.875          1,786.37
    BENICIA          CA   94510          1            01/30/04         00
    0419670229                           05           03/01/04          0
    0419670229                           N            02/01/34
    0


    9099830          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.500            409.04         90
                                       7.250            409.04
    DETROIT          MI   48205          1            02/05/04         01
    0419677778                           05           04/01/04         25
    0419677778                           N            03/01/34
    0


    9099850          E22/G02             F          152,500.00         ZZ
                                         360        152,351.78          1
                                       6.125            926.61         90
                                       5.875            926.61
    BASS LAKE        CA   93604          1            01/29/04         01
    0419576335                           09           03/01/04         25
    0419576335                           O            02/01/34
    0


1


    9099946          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.500            821.69         60
                                       6.250            821.69
    EAST BRUNSWICK   NJ   08816          1            02/05/04         00
    0419463088                           01           04/01/04          0
    0419463088                           N            03/01/34
    0


    9099950          E22/G02             F          258,300.00         ZZ
                                         360        258,048.95          1
                                       6.125          1,569.46         90
                                       5.875          1,569.46
    BUXTON           NC   27920          1            02/05/04         04
    0419469655                           05           03/01/04         25
    0419469655                           O            02/01/34
    0


    9099962          E22/G02             F          232,000.00         T
                                         360        232,000.00          1
                                       5.875          1,372.37         80
                                       5.625          1,372.37
    KEENE            CA   93531          1            02/02/04         00
    0419504220                           05           04/01/04          0
    0419504220                           O            03/01/34
    0


    9099992          601/G02             F           68,000.00         ZZ
                                         360         67,545.76          2
                                       7.500            475.47         80
                                       7.250            475.47
    POUGHKEEPSIE     NY   12601          1            11/06/03         00
    0437404684                           05           01/01/04          0
    63645964                             N            12/01/33
    0


    9100010          E22/G02             F          432,000.00         ZZ
                                         360        431,580.12          1
                                       6.125          2,624.88         80
                                       5.875          2,624.88
    DURANGO          CO   81301          1            02/05/04         00
    0419324272                           05           03/01/04          0
    0419324272                           O            02/01/34
    0


    9100014          E22/G02             F          199,200.00         ZZ
                                         360        199,200.00          1
                                       6.000          1,194.30         80
                                       5.750          1,194.30
1


    MIDDLE ISLAND    NY   11953          1            02/05/04         00
    0419334974                           05           04/01/04          0
    0419334974                           N            03/01/34
    0


    9100030          E22/G02             F           81,675.00         ZZ
                                         360         81,675.00          1
                                       6.125            496.27         75
                                       5.875            496.27
    SPRINGVILLE      UT   84663          1            02/03/04         00
    0419387493                           01           04/01/04          0
    0419387493                           N            03/01/34
    0


    9100044          601/G02             F           52,000.00         ZZ
                                         360         51,819.40          1
                                       6.750            337.27         62
                                       6.500            337.27
    OREM             UT   84057          5            10/15/03         00
    0437403355                           01           12/01/03          0
    6365141                              N            11/01/33
    0


    9100056          E22/G02             F          282,000.00         ZZ
                                         360        282,000.00          1
                                       5.875          1,668.14         95
                                       5.625          1,668.14
    BLAIRSTOWN TWP.  NJ   07825          1            02/05/04         01
    0419441795                           05           04/01/04         30
    0419441795                           O            03/01/34
    0


    9100058          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.500            884.90         61
                                       6.250            884.90
    EAST BRUNSWICK   NJ   08816          1            02/05/04         00
    0419447792                           09           04/01/04          0
    0419447792                           N            03/01/34
    0


    9100060          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.500            758.48         58
                                       6.250            758.48
    EAST BRUNSWICK   NJ   08816          1            02/05/04         00
    0419453766                           01           04/01/04          0
    0419453766                           N            03/01/34
    0
1




    9100130          601/G02             F           63,000.00         ZZ
                                         360         62,781.18          4
                                       6.750            408.62         90
                                       6.500            408.62
    LAFAYETTE        LA   70506          1            11/05/03         10
    0437404346                           05           12/01/03         25
    63653497                             N            11/01/33
    0


    9100242          Q14/G02             F          218,025.00         ZZ
                                         360        217,846.28          4
                                       7.000          1,450.53         90
                                       6.750          1,450.53
    HARRISONVILLE    MO   64701          1            01/29/04         01
    0437425838                           05           03/01/04         25
    0000417961                           N            02/01/34
    0


    9100422          N74/G02             F           68,875.00         ZZ
                                         360         68,803.09          1
                                       5.750            401.94         74
                                       5.500            401.94
    JONESVILLE       NC   28642          2            01/30/04         00
    0437418882                           05           03/04/04          0
    0034086010                           O            02/04/34
    0


    9100700          T63/G02             F           61,200.00         ZZ
                                         360         61,141.26          1
                                       6.190            374.43         85
                                       5.940            374.43
    OKLAHOMA CITY    OK   73120          5            01/24/04         11
    0437409626                           01           03/01/04         12
    15400265                             O            02/01/34
    0


    9100702          T23/G02             F          223,057.00         ZZ
                                         360        222,850.40          1
                                       6.375          1,391.59         90
                                       6.125          1,391.59
    UNION            KY   41091          1            01/30/04         11
    0437415037                           03           03/01/04         25
    7213                                 N            02/01/34
    0


    9100728          H49/G02             F          198,000.00         ZZ
                                         360        197,841.67          1
1


                                       7.125          1,333.96         90
                                       6.875          1,333.96
    SOUTH HOLLAND    IL   60473          2            01/20/04         01
    0437441058                           05           03/01/04         25
    53278763                             O            02/01/34
    0


    9100778          Y12/G02             F          220,000.00         ZZ
                                         360        219,791.25          1
                                       6.250          1,354.58         71
                                       6.000          1,354.58
    MAYS LANDING     NJ   08330          2            02/02/04         00
    0437477912                           05           03/01/04          0
    55512                                O            02/01/34
    0


    9100860          A52/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.500          1,308.38         90
                                       6.250          1,308.38
    ATLANTA          GA   30311          1            02/06/04         11
    0437403348                           05           04/01/04         25
    28700                                N            03/01/34
    0


    9100894          Y12/G02             F          144,000.00         ZZ
                                         360        143,866.63          1
                                       6.375            898.37         80
                                       6.125            898.37
    WEST CHESTER     PA   19380          1            01/30/04         00
    0437404221                           09           03/01/04          0
    52933                                O            02/01/34
    0


    9100968          E47/G02             F          210,200.00         ZZ
                                         360        210,009.97          1
                                       6.500          1,328.61         80
                                       6.250          1,328.61
    CHAPTICO         MD   20621          2            01/23/04         00
    0437461726                           05           03/01/04          0
    7342510655                           O            02/01/34
    0


    9101222          G51/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.750            622.65         80
                                       6.500            622.65
    SAINT AUGUSTINE  FL   32080          1            02/03/04         00
    0437407737                           01           04/01/04          0
1


    25004474                             N            03/01/34
    0


    9101340          P44/G02             F          235,000.00         T
                                         360        235,000.00          1
                                       6.375          1,466.09         63
                                       6.125          1,466.09
    BREWSTER         MA   02631          5            02/03/04         00
    0437415219                           05           04/01/04          0
    0401060005                           O            03/01/34
    0


    9102212          E82/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.500          1,516.96         80
                                       6.250          1,516.96
    SEVERNA PARK     MD   21146          2            02/02/04         00
    0400946406                           05           04/01/04          0
    0400946406                           O            03/01/34
    0


    9102218          E82/G02             F           55,850.00         ZZ
                                         360         55,850.00          2
                                       7.250            381.00         74
                                       7.000            381.00
    PORT HURON       MI   48060          2            02/05/04         00
    0400938726                           05           04/01/04          0
    0400938726                           N            03/01/34
    0


    9102354          N67/G02             F          246,400.00         ZZ
                                         360        246,136.58          1
                                       5.625          1,418.42         80
                                       5.375          1,418.42
    ST. ALBANS       NY   11412          5            01/13/04         00
    0437455546                           05           03/01/04          0
    3274015689                           O            02/01/34
    0


    9102356          N67/G02             F          116,000.00         ZZ
                                         360        115,884.52          1
                                       6.000            695.48         45
                                       5.750            695.48
    HYDE PARK        MA   02136          5            01/13/04         00
    0437455553                           05           03/01/04          0
    3274015691                           O            02/01/34
    0


1


    9102450          N67/G02             F          352,000.00         ZZ
                                         360        351,377.17          1
                                       6.625          2,253.89         80
                                       6.375          2,253.89
    PORT JEFFERSON   NY   11777          5            12/18/03         00
    0437455967                           05           02/01/04          0
    3275004070                           N            01/01/34
    0


    9102462          N67/G02             F           72,800.00         ZZ
                                         360         72,735.77          1
                                       6.625            466.15         80
                                       6.375            466.15
    SUNNY ISLES      FL   33160          1            01/14/04         00
    0437456007                           01           03/01/04          0
    3275004098                           O            02/01/34
    0


    9102492          N67/G02             F          312,000.00         ZZ
                                         360        311,703.96          2
                                       6.250          1,921.04         78
                                       6.000          1,921.04
    QUEENS VILLAGE   NY   11429          5            01/21/04         00
    0437456122                           05           03/01/04          0
    3274015666                           O            02/01/34
    0


    9102542          N67/G02             F           90,000.00         ZZ
                                         240         89,816.48          1
                                       6.500            671.02         38
                                       6.250            671.02
    FOSTER           RI   02825          2            01/13/04         00
    0437456205                           05           03/01/04          0
    3274015669                           O            02/01/24
    0


    9102582          N67/G02             F          137,000.00         ZZ
                                         360        136,879.12          2
                                       6.625            877.23         50
                                       6.375            877.23
    SEYMOUR          CT   06483          2            01/20/04         00
    0437456312                           05           03/01/04          0
    3274013434                           O            02/01/34
    0


    9102612          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       5.875            887.31         79
                                       5.625            887.31
1


    PLATTE CITY      MO   64079          2            02/06/04         00
    0419777354                           05           04/01/04          0
    0419777354                           N            03/01/34
    0


    9102614          N67/G02             F           96,000.00         ZZ
                                         360         95,917.35          1
                                       6.750            622.65         80
                                       6.500            622.65
    LANCASTER        NY   14043          1            01/20/04         00
    0437456437                           03           03/01/04          0
    3274013560                           O            02/01/34
    0


    9102674          N67/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
                                       6.250          1,231.43         80
                                       6.000          1,231.43
    PETOSKEY         MI   49770          2            01/09/04         00
    0437456643                           05           03/01/04          0
    3265005418                           O            02/01/34
    0


    9102742          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          3
                                       7.625            605.16         90
                                       7.375            605.16
    CHARLOTTE        MI   48813          1            02/06/04         10
    0419701982                           05           04/01/04         25
    0419701982                           N            03/01/34
    0


    9102756          E22/G02             F           74,000.00         ZZ
                                         360         73,936.29          1
                                       6.750            479.96         89
                                       6.500            479.96
    BILOXI           MS   39531          5            02/02/04         01
    0419702956                           05           03/01/04         25
    0419702956                           O            02/01/34
    0


    9102890          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       5.875            887.31         79
                                       5.625            887.31
    PLATTE CITY      MO   64079          2            02/06/04         00
    0419719927                           05           04/01/04          0
    0419719927                           N            03/01/34
    0
1




    9102896          N67/G02             F          120,400.00         ZZ
                                         360        120,298.85          1
                                       6.875            790.94         80
                                       6.625            790.94
    COLUMBIA         SC   29212          1            01/29/04         00
    0437457294                           05           03/01/04          0
    3254010824                           O            02/01/34
    0


    9102900          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          3
                                       6.875          1,248.16         95
                                       6.625          1,248.16
    NEW HAVEN        CT   06516          1            02/06/04         04
    0419720115                           05           03/01/04         30
    0419720115                           O            02/01/34
    0


    9102910          E22/G02             F          168,750.00         ZZ
                                         360        168,750.00          1
                                       6.750          1,094.51         75
                                       6.500          1,094.51
    SALT LAKE CITY   UT   84106          2            02/04/04         00
    0419723101                           05           04/01/04          0
    0419723101                           N            03/01/34
    0


    9102918          N67/G02             F          127,000.00         ZZ
                                         360        126,876.56          1
                                       6.125            771.67         62
                                       5.875            771.67
    ARCADIA          FL   34266          5            01/22/04         00
    0437457385                           03           03/01/04          0
    3254010834                           O            02/01/34
    0


    9102924          N67/G02             F          145,000.00         ZZ
                                         360        144,884.05          1
                                       7.125            976.89         76
                                       6.875            976.89
    LOWELL           MA   01854          1            01/28/04         00
    0437457401                           01           03/01/04          0
    3274015886                           O            02/01/34
    0


    9103002          N67/G02             F          528,000.00         ZZ
                                         360        527,461.68          1
1


                                       5.875          3,123.32         80
                                       5.625          3,123.32
    SALTAIRE         NY   11706          1            01/27/04         00
    0437457773                           05           03/01/04          0
    3274015928                           O            02/01/34
    0


    9103026          N67/G02             F           61,000.00         ZZ
                                         360         60,936.31          1
                                       5.750            355.98         71
                                       5.500            355.98
    JACKSON          TN   38305          2            01/23/04         00
    0437457922                           05           03/01/04          0
    3254010885                           O            02/01/34
    0


    9103106          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       5.875            887.31         79
                                       5.625            887.31
    PLATTE CITY      MO   64079          2            02/06/04         00
    0419737903                           05           04/01/04          0
    0419737903                           N            03/01/34
    0


    9103156          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       5.875            887.31         79
                                       5.625            887.31
    PLATTE CITY      MO   64079          2            02/06/04         00
    0419744420                           05           04/01/04          0
    0419744420                           N            03/01/34
    0


    9103206          N67/G02             F          116,000.00         ZZ
                                         360        115,889.94          1
                                       6.250            714.23         80
                                       6.000            714.23
    DAYTONA BEACH    FL   32118          1            01/28/04         00
    0437458649                           01           03/01/04          0
    3254010764                           O            02/01/34
    0


    9103270          N67/G02             F          235,000.00         ZZ
                                         360        234,730.45          1
                                       5.250          1,297.68         73
                                       5.000          1,297.68
    DAVIE            FL   33328          1            01/21/04         00
    0437458904                           03           03/01/04          0
1


    3254010772                           O            02/01/34
    0


    9103276          N67/G02             F          233,000.00         ZZ
                                         360        232,283.84          1
                                       5.875          1,378.29         76
                                       5.625          1,378.29
    WESTMINSTER      CO   80020          2            11/03/03         00
    0437458920                           03           01/01/04          0
    1165003084                           O            12/01/33
    0


    9103302          N67/G02             F          129,500.00         ZZ
                                         360        129,215.85          1
                                       5.500            735.29         80
                                       5.250            735.29
    MERIDEN          CT   06451          5            12/09/03         00
    0437459043                           05           02/01/04          0
    3274014493                           O            01/01/34
    0


    9103380          E22/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       6.125            714.55         80
                                       5.875            714.55
    BIRMINGHAM       AL   35244          1            02/06/04         00
    0419675830                           05           04/01/04          0
    0419675830                           O            03/01/34
    0


    9103408          N67/G02             F          130,150.00         ZZ
                                         360        129,635.00          1
                                       6.875            855.00         58
                                       6.625            855.00
    MANCHESER        NH   03104          1            11/14/03         00
    0437459522                           05           01/01/04          0
    1165003231                           O            12/01/33
    0


    9103412          N67/G02             F          162,000.00         ZZ
                                         360        161,796.18          1
                                       4.750            845.07         60
                                       4.500            845.07
    COLORADO SPRING  CO   80925          5            01/14/04         00
    0437459530                           05           03/01/04          0
    1165003800                           O            02/01/34
    0


1


    9103448          E22/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
                                       6.625            686.41         80
                                       6.375            686.41
    RICHMOND         VA   23228          1            02/06/04         00
    0419681044                           05           04/01/04          0
    0419681044                           N            03/01/34
    0


    9103506          N67/G02             F           45,000.00         ZZ
                                         240         44,914.92          1
                                       7.125            352.27         67
                                       6.875            352.27
    RANDLEMAN        NC   27317          5            01/21/04         00
    0437459977                           05           03/01/04          0
    3252006654                           O            02/01/24
    0


    9103518          N67/G02             F          326,000.00         ZZ
                                         360        325,690.68          1
                                       6.250          2,007.24         80
                                       6.000          2,007.24
    ST. GEORGE       UT   84770          2            01/20/04         00
    0437460033                           03           03/01/04          0
    1162003512                           O            02/01/34
    0


    9103604          N67/G02             F          180,000.00         ZZ
                                         360        179,812.07          2
                                       5.750          1,050.43         67
                                       5.500          1,050.43
    STRATFORD        CT   06614          1            01/26/04         00
    0437460397                           05           03/01/04          0
    3274015878                           O            02/01/34
    0


    9103666          N67/G02             F          113,000.00         ZZ
                                         360        112,897.84          1
                                       6.500            714.24         72
                                       6.250            714.24
    WINDSOR          CT   06095          5            01/26/04         00
    0437460645                           05           03/01/04          0
    3274015762                           O            02/01/34
    0


    9103680          N67/G02             F          630,000.00         ZZ
                                         360        629,470.73          1
                                       6.875          4,138.65         71
                                       6.625          4,138.65
1


    FARMINGTON       CT   06032          1            01/28/04         00
    0437460702                           05           03/01/04          0
    3274015765                           O            02/01/34
    0


    9103692          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       6.375            829.75         80
                                       6.125            829.75
    AUSTIN           TX   78723          5            02/02/04         00
    0419650064                           05           04/01/04          0
    0419650064                           O            03/01/34
    0


    9103694          N67/G02             F          242,400.00         ZZ
                                         360        242,180.87          1
                                       6.500          1,532.13         80
                                       6.250          1,532.13
    BILLERICA        MA   01821          5            01/21/04         00
    0437460777                           05           03/01/04          0
    3274015778                           O            02/01/34
    0


    9103704          N67/G02             F          158,200.00         ZZ
                                         360        158,014.27          1
                                       5.125            861.38         63
                                       4.875            861.38
    SOMERVILLE       TN   38068          2            01/16/04         00
    0437460819                           05           03/01/04          0
    3254010723                           O            02/01/34
    0


    9103708          N67/G02             F          125,000.00         ZZ
                                         360        124,863.18          1
                                       5.500            709.74         53
                                       5.250            709.74
    NORTH LAS VEGAS  NV   89032          2            01/23/04         00
    0437460835                           03           03/01/04          0
    1162003543                           O            02/01/34
    0


    9103712          N67/G02             F          150,050.00         ZZ
                                         360        149,897.02          1
                                       5.875            887.60         54
                                       5.625            887.60
    DISPUTANIA       VA   23842          1            01/30/04         00
    0437460850                           05           03/01/04          0
    3274015788                           O            02/01/34
    0
1




    9103792          N67/G02             F           90,000.00         ZZ
                                         360         89,903.79          1
                                       5.625            518.09         59
                                       5.375            518.09
    NAPLES           FL   34116          1            01/20/04         00
    0437461189                           05           03/01/04          0
    3254010738                           O            02/01/34
    0


    9103822          N67/G02             F          165,000.00         ZZ
                                         360        164,670.66          1
                                       6.000            989.26         38
                                       5.750            989.26
    WASHINGTON       DC   20003          5            12/18/03         00
    0437461296                           05           02/01/04          0
    3265005279                           O            01/01/34
    0


    9103884          E22/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
                                       6.250            773.34         80
                                       6.000            773.34
    HOWELL           UT   84316          5            02/02/04         00
    0419606280                           03           04/01/04          0
    0419606280                           O            03/01/34
    0


    9103914          E22/G02             F          197,000.00         ZZ
                                         360        197,000.00          1
                                       6.500          1,245.17         68
                                       6.250          1,245.17
    SAN ANTONIO      TX   78229          5            02/06/04         00
    0419608013                           05           04/01/04          0
    0419608013                           N            03/01/34
    0


    9103930          E22/G02             F          133,500.00         ZZ
                                         360        133,500.00          1
                                       6.125            811.16         80
                                       5.875            811.16
    LAFAYETTE        GA   30728          2            02/06/04         00
    0419609193                           05           04/01/04          0
    0419609193                           O            03/01/34
    0


    9103960          N67/G02             F          110,800.00         ZZ
                                         360        110,669.92          1
1


                                       5.125            603.29         80
                                       4.875            603.29
    CORDOVA          TN   38016          2            01/15/04         00
    0437461783                           05           03/01/04          0
    3254010608                           O            02/01/34
    0


    9104026          N67/G02             F          130,000.00         ZZ
                                         360        129,796.56          1
                                       7.250            886.83         67
                                       7.000            886.83
    PAWTUCKET        RI   02861          1            12/10/03         00
    0437468895                           05           02/01/04          0
    1165003445                           O            01/01/34
    0


    9104050          E22/G02             F           99,900.00         ZZ
                                         360         99,900.00          1
                                       6.000            598.95         80
                                       5.750            598.95
    BURLINGTON       WA   98233          1            02/04/04         00
    0419621594                           05           04/01/04          0
    0419621594                           N            03/01/34
    0


    9104096          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       5.875            863.65         80
                                       5.625            863.65
    TULSA            OK   74133          1            02/06/04         00
    0419626643                           05           04/01/04          0
    0419626643                           O            03/01/34
    0


    9104098          N67/G02             F          650,000.00         ZZ
                                         360        649,236.87          1
                                       5.125          3,539.17         80
                                       4.875          3,539.17
    RANCHO MIRAGE    CA   92270          1            01/05/04         00
    0437462245                           03           03/01/04          0
    1785005822                           O            02/01/34
    0


    9104104          N67/G02             F          650,000.00         ZZ
                                         360        649,254.43          1
                                       5.250          3,589.32         58
                                       5.000          3,589.32
    LOS GATOS        CA   95033          5            01/12/04         00
    0437462286                           05           03/01/04          0
1


    1785005679                           O            02/01/34
    0


    9104130          N67/G02             F          473,400.00         ZZ
                                         360        472,520.74          1
                                       6.375          2,953.41         68
                                       6.125          2,953.41
    ALEXANDRIA       VA   22304          5            12/05/03         00
    0437462385                           05           02/01/04          0
    1165003513                           O            01/01/34
    0


    9104138          E22/G02             F          134,000.00         ZZ
                                         360        133,872.86          1
                                       6.250            825.06         80
                                       6.000            825.06
    RIVER PINES      CA   95675          1            01/22/04         00
    0419630256                           05           03/01/04          0
    0419630256                           N            02/01/34
    0


    9104146          N67/G02             F          225,000.00         ZZ
                                         360        224,735.84          1
                                       5.125          1,225.10         55
                                       4.875          1,225.10
    CHINO HILLS      CA   91709          5            01/15/04         00
    0437462476                           05           03/01/04          0
    1785005886                           O            02/01/34
    0


    9104152          N67/G02             F          174,000.00         ZZ
                                         360        173,786.05          1
                                       4.875            920.83         65
                                       4.625            920.83
    NORTH SMITHFIEL  RI   02896          5            01/13/04         00
    0437462492                           05           03/01/04          0
    1785005742                           O            02/01/34
    0


    9104156          N67/G02             F          610,500.00         ZZ
                                         360        609,731.90          1
                                       4.750          3,184.66         48
                                       4.500          3,184.66
    ALTADENA         CA   91001          2            01/09/04         00
    0437462526                           05           03/01/04          0
    1785005939                           O            02/01/34
    0


1


    9104164          N67/G02             F          340,000.00         ZZ
                                         360        339,591.48          1
                                       5.000          1,825.19         69
                                       4.750          1,825.19
    ALTADENA         CA   91001          2            01/06/04         00
    0437462559                           05           03/01/04          0
    1785005750                           O            02/01/34
    0


    9104218          N67/G02             F           60,000.00         ZZ
                                         360         59,943.07          1
                                       6.250            369.43         50
                                       6.000            369.43
    CHICAGO          IL   60620          5            01/20/04         00
    0437462799                           05           03/01/04          0
    3261006623                           O            02/01/34
    0


    9104220          N67/G02             F          106,500.00         ZZ
                                         360        106,393.98          3
                                       6.000            638.52         43
                                       5.750            638.52
    SOUTHBRIDGE      MA   01550          2            01/16/04         00
    0437462815                           05           03/01/04          0
    1161006923                           O            02/01/34
    0


    9104228          N67/G02             F          224,000.00         ZZ
                                         360        223,743.06          1
                                       5.250          1,236.94         80
                                       5.000          1,236.94
    MIDDLEBURY       CT   06762          1            01/12/04         00
    0437462849                           05           03/01/04          0
    1785005560                           O            02/01/34
    0


    9104232          N67/G02             F          217,500.00         ZZ
                                         360        217,256.28          1
                                       5.375          1,217.94         80
                                       5.125          1,217.94
    BRISTOL          TN   37620          5            01/20/04         00
    0437462864                           05           03/01/04          0
    3254009935                           O            02/01/34
    0


    9104248          N67/G02             F          142,400.00         ZZ
                                         360        142,254.82          1
                                       5.875            842.35         80
                                       5.625            842.35
1


    POWELL           TN   37849          5            01/16/04         00
    0437462930                           05           03/01/04          0
    3254009948                           O            02/01/34
    0


    9104256          N67/G02             F          158,000.00         ZZ
                                         360        157,818.77          1
                                       5.250            872.48         30
                                       5.000            872.48
    SANTA ANA        CA   92705          5            01/07/04         00
    0437462963                           05           03/01/04          0
    1785005569                           O            02/01/34
    0


    9104270          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       5.875          1,017.44         80
                                       5.625          1,017.44
    CHULA VISTA      CA   91910          5            01/29/04         00
    0419579156                           01           04/01/04          0
    0419579156                           O            03/01/34
    0


    9104272          N67/G02             F          164,400.00         ZZ
                                         360        163,975.94          1
                                       4.625            845.25         35
                                       4.375            845.25
    PEMBROKE         MA   02359          2            12/30/03         00
    0437463029                           05           02/01/04          0
    1785005575                           O            01/01/34
    0


    9104330          N67/G02             F          174,000.00         ZZ
                                         360        173,790.93          1
                                       5.000            934.07         72
                                       4.750            934.07
    SURPRISE         AZ   85387          2            01/05/04         00
    0437463136                           03           03/01/04          0
    1785005594                           O            02/01/34
    0


    9104372          E22/G02             F          116,910.00         ZZ
                                         360        116,799.08          1
                                       6.250            719.83         90
                                       6.000            719.83
    BIRMINGHAM       AL   35126          1            02/06/04         11
    0419585815                           05           03/01/04         30
    0419585815                           O            02/01/34
    0
1




    9104402          E22/G02             F          257,600.00         ZZ
                                         360        257,600.00          1
                                       6.250          1,586.09         80
                                       6.000          1,586.09
    RENO             NV   89509          5            01/30/04         00
    0419593405                           05           04/01/04          0
    0419593405                           O            03/01/34
    0


    9104424          N67/G02             F          185,500.00         ZZ
                                         360        185,282.21          1
                                       5.125          1,010.03         60
                                       4.875          1,010.03
    OXFORD           CT   06478          5            01/09/04         00
    0437463458                           05           03/01/04          0
    1785005609                           O            02/01/34
    0


    9104426          E22/G02             F          299,000.00         ZZ
                                         360        298,695.15          1
                                       5.875          1,768.70         60
                                       5.625          1,768.70
    MIAMI            FL   33157          2            02/06/04         00
    0419599378                           05           03/01/04          0
    0419599378                           N            02/01/34
    0


    9104434          N67/G02             F          245,000.00         ZZ
                                         360        244,691.75          1
                                       4.750          1,278.04         49
                                       4.500          1,278.04
    STOUGHTON        MA   02072          2            01/07/04         00
    0437463482                           05           03/01/04          0
    1785005617                           O            02/01/34
    0


    9104446          N67/G02             F          520,000.00         ZZ
                                         360        519,430.83          1
                                       5.500          2,952.50         61
                                       5.250          2,952.50
    RANCHO PALOS VE  CA   90275          5            01/06/04         00
    0437463532                           05           03/01/04          0
    1785005619                           O            02/01/34
    0


    9104470          N67/G02             F          268,500.00         ZZ
                                         360        266,714.19          1
1


                                       4.750          1,400.63         58
                                       4.500          1,400.63
    WALLINGFORD      CT   06492          2            01/05/04         00
    0437463631                           01           03/01/04          0
    1785005627                           O            02/01/34
    0


    9104488          N67/G02             F          185,000.00         ZZ
                                         360        184,820.19          1
                                       6.125          1,124.08         70
                                       5.875          1,124.08
    ROSWELL          GA   30075          5            01/16/04         00
    0437463698                           03           03/01/04          0
    3254010392                           O            02/01/34
    0


    9104490          K15/G02             F          257,400.00         ZZ
                                         360        257,143.76          1
                                       6.000          1,543.24         84
                                       5.750          1,543.24
    ASHBURN          VA   20147          2            01/23/04         41
    0437431273                           09           03/01/04         12
    009105526721                         O            02/01/34
    0


    9104508          N67/G02             F          251,600.00         ZZ
                                         360        251,283.45          1
                                       4.750          1,312.47         63
                                       4.500          1,312.47
    SOUTHINGTON      CT   06489          2            01/09/04         00
    0437463771                           05           03/01/04          0
    1785005658                           O            02/01/34
    0


    9104530          E22/G02             F           65,200.00         ZZ
                                         360         65,200.00          1
                                       6.750            422.89         80
                                       6.500            422.89
    MISHAWAKA        IN   46544          2            02/06/04         00
    0419849237                           05           04/01/04          0
    0419849237                           N            03/01/34
    0


    9104538          E22/G02             F           87,200.00         ZZ
                                         360         87,200.00          1
                                       6.750            565.58         80
                                       6.500            565.58
    SOUTH BEND       IN   46614          2            02/06/04         00
    0419849385                           05           04/01/04          0
1


    0419849385                           N            03/01/34
    0


    9104546          N67/G02             F          336,150.00         ZZ
                                         360        335,764.43          1
                                       5.250          1,856.23         53
                                       5.000          1,856.23
    RIVERSIDE        CA   92504          2            01/01/04         00
    0437463888                           05           03/01/04          0
    1785005449                           O            02/01/34
    0


    9104574          N67/G02             F          255,000.00         ZZ
                                         360        254,707.51          1
                                       5.250          1,408.12         60
                                       5.000          1,408.12
    ARCADIA          CA   91007          2            01/07/04         00
    0437463961                           01           03/01/04          0
    1785005477                           O            02/01/34
    0


    9104586          N67/G02             F          270,000.00         ZZ
                                         360        269,690.30          1
                                       5.250          1,490.95         60
                                       5.000          1,490.95
    NORTH ANDOVER    MA   01845          2            01/05/04         00
    0437463995                           05           03/01/04          0
    1785005485                           O            02/01/34
    0


    9104606          N67/G02             F          278,000.00         ZZ
                                         360        277,688.49          1
                                       5.375          1,556.72         60
                                       5.125          1,556.72
    THOUSAND OAKS    CA   91362          5            01/06/04         00
    0437464068                           03           03/01/04          0
    1785005503                           O            02/01/34
    0


    9104734          N67/G02             F           85,000.00         ZZ
                                         360         84,919.35          1
                                       6.250            523.36         53
                                       6.000            523.36
    CHICAGO          IL   60651          5            01/22/04         00
    0437464118                           05           03/01/04          0
    3261006563                           O            02/01/34
    0


1


    9104736          N67/G02             F          450,000.00         ZZ
                                         360        449,495.76          1
                                       5.375          2,519.87         62
                                       5.125          2,519.87
    LOS ANGELES      CA   90019          2            01/02/04         00
    0437464126                           05           03/01/04          0
    1785005522                           O            02/01/34
    0


    9104776          N67/G02             F          523,000.00         ZZ
                                         360        522,400.10          1
                                       5.250          2,888.03         66
                                       5.000          2,888.03
    LONG BEACH       CA   90815          2            01/06/04         00
    0437464266                           03           03/01/04          0
    1785005415                           O            02/01/34
    0


    9104790          N67/G02             F          250,300.00         ZZ
                                         360        250,056.72          1
                                       6.125          1,520.85         80
                                       5.875          1,520.85
    LAKE ELSINORE    CA   92530          1            01/27/04         00
    0437464308                           05           03/01/04          0
    1782002195                           O            02/01/34
    0


    9104812          N67/G02             F          120,900.00         ZZ
                                         360        120,798.43          1
                                       6.875            794.23         46
                                       6.625            794.23
    ORLANDO          FL   32832          1            01/09/04         00
    0437464365                           03           03/01/04          0
    3255005310                           O            02/01/34
    0


    9104850          E22/G02             F          139,000.00         ZZ
                                         360        136,950.03          1
                                       6.875            913.13         63
                                       6.625            913.13
    VALLEJO          CA   94590          5            01/07/04         00
    0419491014                           05           03/01/04          0
    0419491014                           N            02/01/34
    0


    9104866          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       5.750            793.66         80
                                       5.500            793.66
1


    GEORGETOWN       KY   40324          5            02/02/04         00
    0419495619                           05           04/01/04          0
    0419495619                           O            03/01/34
    0


    9104902          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          4
                                       6.500            597.30         90
                                       6.250            597.30
    HUNTSVILLE       AL   35816          1            02/06/04         01
    0419512066                           05           04/01/04         25
    0419512066                           N            03/01/34
    0


    9105048          N67/G02             F          139,200.00         ZZ
                                         360        138,772.40          1
                                       7.375            961.42         80
                                       7.125            961.42
    OCOEE            FL   34761          1            10/20/03         00
    0437469117                           03           12/01/03          0
    3255004725                           O            11/01/33
    0


    9105058          N67/G02             F          380,000.00         ZZ
                                         360        379,639.44          1
                                       6.250          2,339.73         70
                                       6.000          2,339.73
    EL CAJON         CA   92020          5            01/21/04         00
    0437465107                           05           03/01/04          0
    1782002166                           O            02/01/34
    0


    9105148          E22/G02             F           61,600.00         ZZ
                                         360         61,495.13          1
                                       6.125            374.29         80
                                       5.875            374.29
    CLARKSVILLE      IA   50619          5            02/02/04         00
    0419453147                           05           03/01/04          0
    0419453147                           O            02/01/34
    0


    9105166          K15/G02             F          180,000.00         ZZ
                                         300        179,735.22          1
                                       5.875          1,146.03         90
                                       5.625          1,146.03
    PORT ST. JOE     FL   32456          5            01/27/04         41
    0437493497                           05           03/01/04         25
    033805527100                         O            02/01/29
    0
1




    9105248          L20/G02             F           73,125.00         ZZ
                                         360         73,060.48          1
                                       6.625            468.23         75
                                       6.375            468.23
    SPARKS           NV   89431          5            01/30/04         00
    0437474190                           05           03/01/04          0
    1141050095                           N            02/01/34
    0


    9106168          M37/G02             F          154,150.00         ZZ
                                         360        154,150.00          1
                                       6.250            949.13         80
                                       6.000            949.13
    FORT COLLINS     CO   80524          2            01/30/04         00
    0437448350                           03           04/01/04          0
    617155                               O            03/01/34
    0


    9106246          G34/G02             F           86,850.00         ZZ
                                         360         86,850.00          1
                                       6.375            541.83         90
                                       6.125            541.83
    HENDERSON        NV   89014          1            02/05/04         01
    0437438401                           01           04/01/04         25
    77401050                             N            03/01/34
    0


    9106286          X67/G02             F          220,800.00         ZZ
                                         360        220,590.50          1
                                       6.250          1,359.50         80
                                       6.000          1,359.50
    LAKE ARROWHEAD   CA   92352          5            01/26/04         00
    0437473929                           05           03/01/04          0
    0000435325                           O            02/01/34
    0


    9106448          F36/G02             F          100,000.00         ZZ
                                         360         99,911.77          1
                                       6.625            640.31         74
                                       6.375            640.31
    TACOMA           WA   98444          5            01/23/04         00
    0437524887                           05           03/01/04          0
    06507136                             N            02/01/34
    0


    9106826          E22/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
1


                                       7.375            290.08         71
                                       7.125            290.08
    GADSDEN          AL   35901          5            02/09/04         00
    0419805775                           05           04/01/04          0
    0419805775                           N            03/01/34
    0


    9106834          N74/G02             F           60,200.00         ZZ
                                         240         60,067.77          1
                                       5.875            426.96         95
                                       5.375            426.96
    CHATHAM          VA   24531          2            01/30/04         10
    0437427115                           05           03/04/04         30
    0034085010                           O            02/04/24
    0


    9106854          E22/G02             F           72,800.00         TX
                                         360         72,800.00          1
                                       6.375            454.18         80
                                       6.125            454.18
    HOUSTON          TX   77092          5            02/03/04         00
    0419641527                           05           04/01/04          0
    0419641527                           O            03/01/34
    0


    9106898          E22/G02             F          245,000.00         ZZ
                                         360        244,761.87          1
                                       6.125          1,488.65         65
                                       5.875          1,488.65
    LIVE OAK         CA   95953          5            01/23/04         00
    0419670534                           05           03/01/04          0
    0419670534                           O            02/01/34
    0


    9106910          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.125            455.71         54
                                       5.875            455.71
    ELLENWOOD        GA   30294          5            02/04/04         00
    0419674676                           05           04/01/04          0
    0419674676                           O            03/01/34
    0


    9106926          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.000          1,558.83         29
                                       5.750          1,558.83
    SAN JOSE         CA   95120          5            02/02/04         00
    0419676549                           05           04/01/04          0
1


    0419676549                           O            03/01/34
    0


    9106938          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.125            680.52         86
                                       5.875            680.52
    SEVIERVILLE      TN   37862          2            02/03/04         01
    0419689641                           05           04/01/04         25
    0419689641                           O            03/01/34
    0


    9107018          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.250          1,009.78         80
                                       6.000          1,009.78
    ROYAL PALM BEAC  FL   33411          2            02/04/04         00
    0419700968                           03           04/01/04          0
    0419700968                           O            03/01/34
    0


    9107024          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.250            788.12         80
                                       6.000            788.12
    HOLLYWOOD        FL   33021          1            02/09/04         00
    0419703079                           05           04/01/04          0
    0419703079                           O            03/01/34
    0


    9107028          E22/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
                                       6.625            507.13         80
                                       6.375            507.13
    GRAND JUNCTION   CO   81503          1            02/09/04         00
    0419703178                           03           04/01/04          0
    0419703178                           N            03/01/34
    0


    9107050          E22/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       6.125            387.35         75
                                       5.875            387.35
    WEST PALM BEACH  FL   33411          5            02/04/04         00
    0419716162                           01           04/01/04          0
    0419716162                           O            03/01/34
    0


1


    9107070          E22/G02             F          333,000.00         ZZ
                                         360        333,000.00          1
                                       6.125          2,023.34         70
                                       5.875          2,023.34
    OAKLAND          CA   94605          2            02/03/04         00
    0419733001                           05           04/01/04          0
    0419733001                           O            03/01/34
    0


    9107278          E22/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       5.750          1,680.69         80
                                       5.500          1,680.69
    SANTA ROSA       CA   95407          5            02/04/04         00
    0418465571                           05           04/01/04          0
    0418465571                           O            03/01/34
    0


    9107282          E22/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
                                       6.125            738.25         68
                                       5.875            738.25
    FLAT ROCK        NC   28731          1            02/09/04         00
    0418902268                           05           04/01/04          0
    0418902268                           O            03/01/34
    0


    9107284          E22/G02             F           80,000.00         ZZ
                                         360         79,925.90          1
                                       6.375            499.10         85
                                       6.125            499.10
    FIREBAUGH        CA   93622          1            01/23/04         01
    0418904538                           05           03/01/04         20
    0418904538                           N            02/01/34
    0


    9107298          E22/G02             F           93,900.00         ZZ
                                         360         93,817.16          1
                                       6.625            601.25         95
                                       6.375            601.25
    BRICK            NJ   08724          1            01/13/04         01
    0419109582                           01           03/01/04         30
    0419109582                           O            02/01/34
    0


    9107348          E22/G02             F           98,400.00         TX
                                         360         98,400.00          1
                                       6.125            597.89         80
                                       5.875            597.89
1


    AUSTIN           TX   78745          5            02/04/04         00
    0419423884                           05           04/01/04          0
    0419423884                           O            03/01/34
    0


    9107356          E22/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.000          1,251.86         80
                                       5.750          1,251.86
    PLAISTOW         NH   03865          5            02/03/04         00
    0419439658                           05           04/01/04          0
    0419439658                           O            03/01/34
    0


    9107378          E22/G02             F          281,000.00         ZZ
                                         360        281,000.00          3
                                       6.000          1,684.74         73
                                       5.750          1,684.74
    BRIDGEWATER      MA   02324          2            02/09/04         00
    0419472873                           05           04/01/04          0
    0419472873                           N            03/01/34
    0


    9107464          E22/G02             F          124,400.00         ZZ
                                         360        124,400.00          1
                                       7.500            869.82         95
                                       7.250            869.82
    MONTGOMERY       AL   36117          5            02/04/04         04
    0419543863                           05           04/01/04         30
    0419543863                           O            03/01/34
    0


    9107506          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       6.625            547.47         95
                                       6.375            547.47
    SANGER           CA   93657          5            02/02/04         04
    0419562640                           05           04/01/04         30
    0419562640                           O            03/01/34
    0


    9107510          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.500            884.90         80
                                       6.250            884.90
    CLARKSTON        WA   99403          5            02/02/04         00
    0419564729                           05           04/01/04          0
    0419564729                           O            03/01/34
    0
1




    9107518          642/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.375          1,066.82         90
                                       6.125          1,066.82
    SAN BERNARDINO   CA   92407          5            02/01/04         10
    0437484124                           05           04/01/04         25
    01177304                             O            03/01/34
    0


    9107542          E22/G02             F          333,700.00         ZZ
                                         360        333,700.00          1
                                       6.125          2,027.60         72
                                       5.875          2,027.60
    LAKE BLUFF       IL   60044          5            02/03/04         00
    0419592977                           05           04/01/04          0
    0419592977                           O            03/01/34
    0


    9107554          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         46
                                       6.125          1,310.13
    BABYLON          NY   11702          5            02/04/04         00
    0419605878                           05           04/01/04          0
    0419605878                           O            03/01/34
    0


    9107566          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          2
                                       6.250            566.46         36
                                       6.000            566.46
    HIALEAH          FL   33013          5            02/04/04         00
    0419607726                           05           04/01/04          0
    0419607726                           O            03/01/34
    0


    9107640          E22/G02             F          211,875.00         ZZ
                                         360        211,875.00          1
                                       6.000          1,270.30         75
                                       5.750          1,270.30
    SHINGLETOWN      CA   96088          1            02/02/04         00
    0419615810                           05           04/01/04          0
    0419615810                           O            03/01/34
    0


    9107646          E22/G02             F          114,800.00         ZZ
                                         360        114,800.00          1
1


                                       6.000            688.28         76
                                       5.750            688.28
    AUSTIN           TX   78757          5            02/03/04         00
    0419618632                           05           04/01/04          0
    0419618632                           O            03/01/34
    0


    9107690          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.875          1,183.08         80
                                       5.625          1,183.08
    CASTLE ROCK      CO   80109          5            02/04/04         00
    0419625223                           03           04/01/04          0
    0419625223                           O            03/01/34
    0


    9107736          E22/G02             F           69,200.00         ZZ
                                         360         69,200.00          1
                                       6.500            437.39         80
                                       6.250            437.39
    REDDING          CA   96001          1            02/04/04         00
    0419637582                           05           04/01/04          0
    0419637582                           N            03/01/34
    0


    9107998          A46/G02             F           84,300.00         TX
                                         360         84,300.00          1
                                       6.250            519.05         57
                                       6.000            519.05
    AUSTIN           TX   78734          5            02/09/04         00
    0437422850                           05           04/01/04          0
    0784204                              O            03/01/34
    0


    9108082          Q87/G02             F          100,000.00         TX
                                         360         99,902.81          1
                                       6.125            607.61         45
                                       5.875            607.61
    BRENHAM          TX   77833          5            01/29/04         00
    0437481377                           05           03/03/04          0
    HOR001                               O            02/03/34
    0


    9108120          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.375            873.42         67
                                       6.125            873.42
    OXFORD           MI   48371          5            02/03/04         00
    0419471859                           05           04/01/04          0
1


    0419471859                           O            03/01/34
    0


    9108352          420/G02             F          888,500.00         ZZ
                                         360        888,500.00          1
                                       6.125          5,398.62         65
                                       5.875          5,398.62
    FORESTVILLE      CA   95436          2            02/06/04         00
    0437450331                           05           04/01/04          0
    74000162                             O            03/01/34
    0


    9108986          N47/G02             F          159,950.00         ZZ
                                         360        159,950.00          1
                                       6.500          1,010.99         80
                                       6.250          1,010.99
    FAIRFIELD        CA   94533          1            02/01/04         00
    0437476781                           05           04/01/04          0
    20515634                             N            03/01/34
    0


    9109332          M24/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.125            754.56         80
                                       6.875            754.56
    WOODSTOCK        GA   30188          2            02/02/04         00
    0437466238                           05           04/01/04          0
    0810223476                           O            03/01/34
    0


    9109380          742/G02             F           96,000.00         ZZ
                                         360         96,000.00          2
                                       6.750            622.65         80
                                       6.500            622.65
    BUFFALO          NY   14225          1            02/05/04         00
    0437409725                           05           04/01/04          0
    10129369                             N            03/01/34
    0


    9109384          N74/G02             F          268,500.00         ZZ
                                         360        268,251.32          1
                                       6.375          1,675.09         93
                                       6.125          1,675.09
    VIRGINIA BEACH   VA   23456          5            01/30/04         01
    0437440449                           03           03/04/04         30
    0034104010                           O            02/04/34
    0


1


    9109454          E82/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.375          1,098.01         84
                                       6.125          1,098.01
    FLOWER MOUND     TX   75028          2            02/04/04         10
    0400930517                           03           04/01/04         12
    0400930517                           O            03/01/34
    0


    9109462          E82/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       6.375            586.44         29
                                       6.125            586.44
    BIG BEAR         CA   92315          2            02/04/04         00
    0400930608                           05           04/01/04          0
    0400930608                           O            03/01/34
    0


    9109478          E82/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
                                       6.625            686.41         88
                                       6.375            686.41
    TULSA            OK   74132          2            02/06/04         04
    0400945481                           05           04/01/04         25
    0400945481                           O            03/01/34
    0


    9109490          E82/G02             F          237,600.00         ZZ
                                         360        237,600.00          2
                                       6.375          1,482.31         80
                                       6.125          1,482.31
    GRASS VALLEY     CA   95945          2            02/04/04         00
    0400938981                           05           04/01/04          0
    0400938981                           O            03/01/34
    0


    9109534          H81/G02             F          256,800.00         ZZ
                                         360        256,800.00          1
                                       6.375          1,602.10         80
                                       6.125          1,602.10
    PORTAGE          WI   53901          5            02/03/04         00
    0437468002                           05           04/01/04          0
    WH23593                              O            03/01/34
    0


    9109540          H49/G02             F           58,400.00         ZZ
                                         360         58,348.48          1
                                       6.625            373.94         80
                                       6.375            373.94
1


    BELMONT          NC   28012          5            01/23/04         00
    0437469661                           05           03/01/04          0
    548499401                            O            02/01/34
    0


    9109608          588/G02             F          350,000.00         ZZ
                                         360        349,691.20          1
                                       6.625          2,241.09         30
                                       6.375          2,241.09
    POCOPSON TOWNSH  PA   19382          1            01/30/04         00
    0437489339                           05           03/01/04          0
    1115445                              O            02/01/34
    0


    9109656          E77/G02             F           64,800.00         ZZ
                                         360         64,751.91          1
                                       7.500            453.09         90
                                       7.250            453.09
    CAPITOL HEIGHTS  MD   20743          1            01/29/04         11
    0437429814                           05           03/01/04         25
    1080005274                           N            02/01/34
    0


    9110016          N74/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.500            537.26         95
                                       6.250            537.26
    MIDDLE RIVER     MD   21220          2            02/14/04         10
    0437508260                           07           04/01/04         30
    0034162010                           O            03/01/34
    0


    9110420          144/144             F          484,000.00         ZZ
                                         360        483,540.76          1
                                       6.250          2,980.07         80
                                       6.000          2,980.07
    WARWICK          NY   10990          5            01/14/04         00
    160734046000000                      05           03/01/04          0
    160734046                            O            02/01/34
    0


    9110616          168/168             F          257,000.00         ZZ
                                         360        256,773.25          1
                                       6.625          1,645.60         80
                                       6.375          1,645.60
    HEMPSTEAD        NY   11003          2            01/26/04         00
    3786149                              05           03/01/04          0
    0379861496                           O            02/01/34
    0
1




    9110726          K15/G02             F          206,500.00         ZZ
                                         360        206,299.29          1
                                       6.125          1,254.72         85
                                       5.875          1,254.72
    BLAINE           MN   55449          5            01/21/04         41
    0437438161                           05           03/01/04         12
    015505516903                         O            02/01/34
    0


    9111136          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.250          1,305.32         80
                                       6.000          1,305.32
    SALT LAKE CITY   UT   84124          1            02/04/04         00
    0419789961                           05           04/01/04          0
    0419789961                           O            03/01/34
    0


    9111156          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       5.750            817.00         38
                                       5.500            817.00
    FAIRVIEW         NC   28730          2            02/10/04         00
    0419814728                           05           04/01/04          0
    0419814728                           O            03/01/34
    0


    9111214          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.000          1,510.87         80
                                       5.750          1,510.87
    BIRMINGHAM       AL   35242          5            02/05/04         00
    0419729926                           03           04/01/04          0
    0419729926                           O            03/01/34
    0


    9111248          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       6.875            689.78         90
                                       6.625            689.78
    PALM BEACH GARD  FL   33410          5            02/05/04         11
    0419750401                           01           04/01/04         25
    0419750401                           O            03/01/34
    0


    9111276          E22/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
1


                                       6.250            668.05        100
                                       6.000            668.05
    FLORENCE         AL   35634          1            02/10/04         04
    0419661152                           05           04/01/04         35
    0419661152                           O            03/01/34
    0


    9111314          E22/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
                                       6.375            578.95         80
                                       6.125            578.95
    FORT WORTH       TX   76131          1            02/10/04         00
    0419666334                           09           04/01/04          0
    0419666334                           N            03/01/34
    0


    9111342          E22/G02             F           74,500.00         ZZ
                                         360         74,500.00          1
                                       6.500            470.89         64
                                       6.250            470.89
    HUBER HEIGHTS    OH   45424          2            02/10/04         00
    0419678040                           05           04/01/04          0
    0419678040                           N            03/01/34
    0


    9111354          E22/G02             F          316,000.00         ZZ
                                         360        316,000.00          4
                                       7.000          2,102.36         56
                                       6.750          2,102.36
    NORTH HOLLYWOOD  CA   91601          2            02/05/04         00
    0419680178                           05           04/01/04          0
    0419680178                           N            03/01/34
    0


    9111360          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.500            486.69         72
                                       6.250            486.69
    WEST CARROLLTON  OH   45449          2            02/10/04         00
    0419682406                           05           04/01/04          0
    0419682406                           N            03/01/34
    0


    9111366          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.500          1,738.19         49
                                       6.250          1,738.19
    NORTH HOLLYWOOD  CA   91601          2            02/05/04         00
    0419684147                           05           04/01/04          0
1


    0419684147                           N            03/01/34
    0


    9111372          E22/G02             F           74,700.00         ZZ
                                         360         74,700.00          1
                                       6.500            472.15         72
                                       6.250            472.15
    MIAMISBURG       OH   45342          2            02/10/04         00
    0419685649                           05           04/01/04          0
    0419685649                           N            03/01/34
    0


    9111412          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
                                       6.000          1,462.90         76
                                       5.750          1,462.90
    ALBUQUERQUE      NM   87120          1            02/09/04         00
    0419613708                           03           04/01/04          0
    0419613708                           O            03/01/34
    0


    9111434          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       5.875          1,685.88         75
                                       5.625          1,685.88
    FOLSOM           CA   95630          5            02/01/04         00
    0419615356                           05           04/01/04          0
    0419615356                           O            03/01/34
    0


    9111482          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.250          2,401.30         79
                                       6.000          2,401.30
    GALT             CA   95632          1            02/04/04         00
    0419629878                           05           04/01/04          0
    0419629878                           O            03/01/34
    0


    9111488          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         80
                                       6.000            738.86
    FOUNTAIN         CO   80817          2            02/10/04         00
    0419630017                           05           04/01/04          0
    0419630017                           N            03/01/34
    0


1


    9111512          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          2
                                       6.250            625.57         74
                                       6.000            625.57
    JOSHUA           TX   76058          2            02/10/04         00
    0419637418                           05           04/01/04          0
    0419637418                           N            03/01/34
    0


    9111522          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.125            559.00         74
                                       5.875            559.00
    EASTPOINTE       MI   48021          2            02/05/04         00
    0419647268                           05           04/01/04          0
    0419647268                           O            03/01/34
    0


    9111656          E22/G02             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       6.750          1,540.42         95
                                       6.500          1,540.42
    GERTON           NC   28735          1            02/10/04         01
    0419554043                           05           04/01/04         30
    0419554043                           O            03/01/34
    0


    9111670          E22/G02             F          292,000.00         TX
                                         360        292,000.00          1
                                       6.125          1,774.22         80
                                       5.875          1,774.22
    OVILLA           TX   75154          5            02/05/04         00
    0419564026                           05           04/01/04          0
    0419564026                           O            03/01/34
    0


    9111682          E22/G02             F          340,000.00         TX
                                         360        340,000.00          1
                                       6.000          2,038.47         62
                                       5.750          2,038.47
    MABANK           TX   75156          5            02/05/04         00
    0419605365                           05           04/01/04          0
    0419605365                           O            03/01/34
    0


    9111692          E22/G02             F          166,500.00         ZZ
                                         360        166,500.00          4
                                       7.250          1,135.82         90
                                       7.000          1,135.82
1


    EAST ORANGE      NJ   07019          1            02/10/04         01
    0419432695                           05           04/01/04         25
    0419432695                           N            03/01/34
    0


    9111700          E22/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       6.000          1,414.94         78
                                       5.750          1,414.94
    LAKE FOREST PAR  WA   98155          2            02/03/04         00
    0419466685                           05           04/01/04          0
    0419466685                           O            03/01/34
    0


    9111702          E22/G02             F           16,500.00         ZZ
                                         360         16,500.00          2
                                       7.625            116.79         75
                                       7.375            116.79
    MACON            GA   31206          5            02/09/04         00
    0419471479                           05           04/01/04          0
    0419471479                           N            03/01/34
    0


    9111722          E22/G02             F          249,000.00         ZZ
                                         360        248,752.12          1
                                       6.000          1,492.88         80
                                       5.750          1,492.88
    ONTARIO          CA   91762          5            01/30/04         00
    0419507900                           05           03/01/04          0
    0419507900                           O            02/01/34
    0


    9111754          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.125            996.48         80
                                       5.875            996.48
    CARSON           CA   90746          5            02/05/04         00
    0419338611                           01           04/01/04          0
    0419338611                           O            03/01/34
    0


    9111774          E22/G02             F          117,800.00         ZZ
                                         360        117,800.00          1
                                       7.500            823.67         95
                                       7.250            823.67
    VERNON           MI   48476          5            02/05/04         01
    0419402763                           05           04/01/04         30
    0419402763                           O            03/01/34
    0
1




    9112808          956/956             F          360,000.00         ZZ
                                         360        359,632.96          1
                                       5.875          2,129.54         80
                                       5.625          2,129.54
    PRAIRIE VILLAGE  KS   66208          2            01/16/04         00
    4314010139                           05           03/01/04          0
    4314010139                           O            02/01/34
    0


    9113212          Y41/G02             F          157,500.00         ZZ
                                         360        157,500.00          4
                                       7.375          1,087.81         90
                                       7.125          1,087.81
    WYOMING          MI   49509          1            02/10/04         10
    0437493299                           05           04/01/04         25
    8774977                              N            03/01/34
    0


    9113294          U05/G02             F          311,950.00         TX
                                         360        311,950.00          1
                                       6.625          1,997.45         80
                                       6.375          1,997.45
    AUSTIN           TX   78703          2            02/05/04         00
    0437439102                           05           04/01/04          0
    3000574118                           O            03/01/34
    0


    9114962          T79/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       7.250            693.09         80
                                       7.000            693.09
    RAYTOWN          MO   64138          1            02/03/04         00
    0437474984                           05           04/01/04          0
    1150401016                           N            03/01/34
    0


    9115104          E22/G02             F          240,000.00         ZZ
                                         360        239,783.04          1
                                       6.500          1,516.96         80
                                       6.250          1,516.96
    STERLING HEIGHT  MI   48314          5            02/03/04         00
    0419487970                           05           03/01/04          0
    0419487970                           O            02/01/34
    0


    9115166          E22/G02             F           98,500.00         ZZ
                                         360         98,500.00          1
1


                                       6.875            647.07         90
                                       6.625            647.07
    HOMESTEAD        FL   33035          1            02/11/04         01
    0419616750                           01           04/01/04         25
    0419616750                           N            03/01/34
    0


    9115302          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          2
                                       6.125          1,579.79         80
                                       5.875          1,579.79
    HIGHLAND PARK    NJ   08904          1            02/11/04         00
    0419697297                           05           04/01/04          0
    0419697297                           O            03/01/34
    0


    9115500          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.875            354.74         90
                                       6.625            354.74
    FREDERICK        MD   21701          1            02/11/04         01
    0419735105                           01           04/01/04         25
    0419735105                           N            03/01/34
    0


    9115516          E22/G02             F          115,200.00         ZZ
                                         360        115,090.69          1
                                       6.250            709.31         80
                                       6.000            709.31
    BAKERSFIELD      CA   93309          5            01/28/04         00
    0419742606                           05           03/01/04          0
    0419742606                           O            02/01/34
    0


    9115578          U05/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       6.375          1,472.33         80
                                       6.125          1,472.33
    PEMBROKE PINES   FL   33028          5            02/04/04         00
    0437443732                           03           04/01/04          0
    3000544106                           O            03/01/34
    0


    9115694          E22/G02             F          100,056.05         ZZ
                                         360        100,056.05          4
                                       6.375            624.22         85
                                       6.125            624.22
    ANDERSON         SC   29625          1            02/11/04         04
    0419462346                           05           04/01/04         20
1


    0419462346                           N            03/01/34
    0


    9115704          E22/G02             F          106,675.00         ZZ
                                         360        106,675.00          4
                                       6.375            665.51         85
                                       6.125            665.51
    ANDERSON         SC   29621          1            02/11/04         01
    0419462569                           05           04/01/04         20
    0419462569                           N            03/01/34
    0


    9115710          E22/G02             F          100,056.05         ZZ
                                         360        100,056.05          4
                                       6.375            624.22         85
                                       6.125            624.22
    ANDERSON         SC   29625          1            02/11/04         04
    0419462890                           05           04/01/04         20
    0419462890                           N            03/01/34
    0


    9115716          E22/G02             F          100,056.00         ZZ
                                         360        100,056.00          4
                                       6.375            624.22         85
                                       6.125            624.22
    ANDERSON         SC   29624          1            02/11/04         10
    0419463344                           05           04/01/04         20
    0419463344                           N            03/01/34
    0


    9115850          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.375            561.48         48
                                       6.125            561.48
    AURORA           CO   80013          5            02/06/04         00
    0419825278                           05           04/01/04          0
    0419825278                           O            03/01/34
    0


    9115886          N74/G02             F           75,000.00         ZZ
                                         360         74,936.99          1
                                       6.875            492.70         65
                                       6.625            492.70
    LITTLE ROCK      AR   72205          5            01/30/04         00
    0437441421                           05           03/04/04          0
    0034070010                           N            02/04/34
    0


1


    9115912          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    MIDDLEBORO       MA   02346          1            02/11/04         00
    0419901897                           05           04/01/04          0
    0419901897                           N            03/01/34
    0


    9115954          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          4
                                       6.500            986.03         80
                                       6.250            986.03
    HUNTSVILLE       AL   35803          2            02/11/04         00
    0419582093                           05           04/01/04          0
    0419582093                           N            03/01/34
    0


    9115966          952/G02             F          226,980.00         ZZ
                                         360        226,980.00          1
                                       6.500          1,434.67         90
                                       6.250          1,434.67
    MIDDLETOWN       NY   10940          1            02/10/04         01
    0437431406                           05           04/01/04         25
    03538392                             O            03/01/34
    0


    9116012          R84/G02             F           85,600.00         ZZ
                                         360         85,600.00          1
                                       6.125            520.11         80
                                       5.875            520.11
    ELKO             NV   89801          1            02/02/04         00
    0437481401                           05           04/01/04          0
    LVR7432                              O            03/01/34
    0


    9116036          E22/G02             F           63,200.00         ZZ
                                         360         63,200.00          1
                                       6.125            384.01         80
                                       5.875            384.01
    CEDAR SPRINGS    MI   49319          1            02/11/04         00
    0419660667                           05           04/01/04          0
    0419660667                           O            03/01/34
    0


    9116110          E22/G02             F           98,100.00         ZZ
                                         360         98,100.00          1
                                       6.875            644.45         90
                                       6.625            644.45
1


    WALLA WALLA      WA   99362          5            02/05/04         04
    0419688932                           05           04/01/04         25
    0419688932                           O            03/01/34
    0


    9116304          W40/G02             F           54,200.00         ZZ
                                         360         54,200.00          1
                                       7.500            378.97         66
                                       7.250            378.97
    AJO              AZ   85321          5            02/02/04         00
    0437452949                           05           04/01/04          0
    1033000621                           O            03/01/34
    0


    9116570          477/G02             F          304,000.00         ZZ
                                         360        303,704.53          1
                                       6.125          1,847.14         85
                                       5.875          1,847.14
    SANTA ANA        CA   92707          2            01/29/04         11
    0437452493                           05           03/01/04         12
    264822                               O            02/01/34
    0


    9116576          S11/G02             F          260,000.00         ZZ
                                         360        259,781.57          1
                                       6.875          1,708.01         80
                                       6.625          1,708.01
    RIVERSIDE        CA   92501          1            01/23/04         00
    0437445596                           05           03/01/04          0
    11500637                             N            02/01/34
    0


    9116666          Y65/G02             F          370,000.00         ZZ
                                         360        369,622.77          1
                                       5.875          2,188.69         53
                                       5.625          2,188.69
    HULL             MA   02045          2            01/13/04         00
    0437477581                           05           03/01/04          0
    40122205                             O            02/01/34
    0


    9116680          N74/G02             F           52,800.00         T
                                         360         52,755.64          1
                                       6.875            346.86         80
                                       6.625            346.86
    MARGATE          FL   33063          1            02/06/04         00
    0437465644                           01           03/06/04          0
    2200001649                           O            02/06/34
    0
1




    9116686          Y65/G02             F          364,000.00         ZZ
                                         360        363,619.96          1
                                       5.750          2,124.21         80
                                       5.500          2,124.21
    SAN JOSE         CA   95121          5            01/20/04         00
    0437478159                           05           03/01/04          0
    40122338                             O            02/01/34
    0


    9116690          Y65/G02             F          351,500.00         ZZ
                                         360        351,158.36          1
                                       6.125          2,135.75         80
                                       5.875          2,135.75
    ROSEVILLE        CA   95747          2            01/21/04         00
    0437497035                           05           03/01/04          0
    40125609                             O            02/01/34
    0


    9116702          Y65/G02             F          507,000.00         ZZ
                                         360        506,470.67          1
                                       5.750          2,958.71         80
                                       5.500          2,958.71
    SAN JOSE         CA   95129          2            01/16/04         00
    0437478191                           05           03/01/04          0
    40124298                             O            02/01/34
    0


    9116714          Y65/G02             F          500,000.00         ZZ
                                         360        499,490.23          1
                                       5.875          2,957.69         77
                                       5.625          2,957.69
    FREMONT          CA   94539          5            01/16/04         00
    0437489099                           05           03/01/04          0
    40125719                             O            02/01/34
    0


    9116716          Y65/G02             F          575,250.00         ZZ
                                         360        574,649.41          1
                                       5.750          3,357.00         65
                                       5.500          3,357.00
    RESCUE           CA   95672          5            01/09/04         00
    0437468051                           03           03/01/04          0
    40115760                             O            02/01/34
    0


    9116726          Y65/G02             F          484,000.00         ZZ
                                         360        483,540.76          1
1


                                       6.250          2,980.07         75
                                       6.000          2,980.07
    AMHERST          MA   01002          5            01/22/04         00
    0437492408                           05           03/01/04          0
    40121747                             O            02/01/34
    0


    9116892          P59/G02             F          103,490.00         ZZ
                                         360        103,490.00          1
                                       6.625            662.66         90
                                       6.375            662.66
    BAKERSFIELD      CA   93306          1            02/04/04         01
    0437452683                           05           04/01/04         30
    AT008432                             O            03/01/34
    0


    9117056          E82/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.875          1,891.95         78
                                       6.625          1,891.95
    LOS ANGELES      CA   91602          5            02/06/04         00
    0400943163                           01           04/01/04          0
    0400943163                           O            03/01/34
    0


    9117058          E82/G02             F          150,900.00         ZZ
                                         360        150,900.00          1
                                       6.125            916.88         80
                                       5.875            916.88
    COVINGTON        LA   70435          2            02/06/04         00
    0400946166                           05           04/01/04          0
    0400946166                           O            03/01/34
    0


    9117452          M12/G02             F          136,500.00         ZZ
                                         360        136,500.00          4
                                       6.875            896.71         65
                                       6.625            896.71
    TUCSON           AZ   85716          5            02/09/04         00
    0437466527                           05           04/01/04          0
    00000200137                          N            03/01/34
    0


    9117470          N74/G02             F           91,200.00         ZZ
                                         360         91,121.48          1
                                       6.750            591.52         95
                                       6.500            591.52
    GASTONIA         NC   28056          5            02/06/04         01
    0437477623                           05           03/11/04         30
1


    0034123010                           O            02/11/34
    0


    9117502          M12/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       6.625            797.19         75
                                       6.375            797.19
    TUCSON           AZ   85715          5            02/09/04         00
    0437444433                           05           04/01/04          0
    00000200137                          N            03/01/34
    0


    9117512          M12/G02             F          175,000.00         ZZ
                                         360        175,000.00          4
                                       6.875          1,149.63         70
                                       6.625          1,149.63
    TUCSON           AZ   85715          2            02/09/04         00
    0437442783                           05           04/01/04          0
    00000200145                          N            03/01/34
    0


    9117528          F61/G02             F          122,990.00         ZZ
                                         360        122,990.00          1
                                       6.750            797.71         63
                                       6.500            797.71
    KENT             WA   98032          1            02/10/04         00
    0437452121                           01           04/01/04          0
    040205S                              O            03/01/34
    0


    9117648          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.250            911.26         77
                                       6.000            911.26
    SPOKANE VALLEY   WA   99206          2            02/05/04         00
    0419570098                           05           04/01/04          0
    0419570098                           O            03/01/34
    0


    9117666          E22/G02             F          503,000.00         ZZ
                                         360        503,000.00          1
                                       6.375          3,138.07         74
                                       6.125          3,138.07
    WINDSOR          CA   95492          2            02/04/04         00
    0419601570                           03           04/01/04          0
    0419601570                           O            03/01/34
    0


1


    9117676          E22/G02             F          144,000.00         TX
                                         360        144,000.00          1
                                       6.000            863.35         80
                                       5.750            863.35
    ALLEN            TX   75013          5            02/06/04         00
    0419642228                           05           04/01/04          0
    0419642228                           O            03/01/34
    0


    9117694          E22/G02             F          167,651.00         ZZ
                                         360        167,651.00          1
                                       6.500          1,059.67         75
                                       6.250          1,059.67
    AUBURN           WA   98092          1            02/06/04         00
    0419869623                           05           04/01/04          0
    0419869623                           N            03/01/34
    0


    9117726          E22/G02             F           45,750.00         ZZ
                                         240         45,750.00          1
                                       7.375            365.07         75
                                       7.125            365.07
    AKRON            OH   44314          5            02/12/04         00
    0419786959                           05           04/01/04          0
    0419786959                           N            03/01/24
    0


    9117736          E22/G02             F          248,800.00         ZZ
                                         360        248,800.00          1
                                       5.875          1,471.75         80
                                       5.625          1,471.75
    PERRIN           TX   76486          1            02/12/04         00
    0419850490                           05           04/01/04          0
    0419850490                           O            03/01/34
    0


    9117742          E22/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       6.375            350.93         90
                                       6.125            350.93
    TULSA            OK   74104          1            02/11/04         04
    0419793286                           05           04/01/04         25
    0419793286                           N            03/01/34
    0


    9117758          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          3
                                       6.500            881.73         90
                                       6.250            881.73
1


    NORFOLK          VA   23504          1            02/12/04         01
    0419817515                           05           04/01/04         25
    0419817515                           N            03/01/34
    0


    9117770          E22/G02             F          131,962.00         ZZ
                                         360        131,962.00          1
                                       6.000            791.18         98
                                       5.750            791.18
    BISMARCK         AR   71929          4            02/10/04         01
    0419842521                           05           04/01/04         35
    0419842521                           O            03/01/34
    0


    9117776          E22/G02             F           91,350.00         ZZ
                                         360         91,350.00          1
                                       6.750            592.49         90
                                       6.500            592.49
    DENVER           CO   80231          1            02/12/04         01
    0419716691                           09           04/01/04         25
    0419716691                           N            03/01/34
    0


    9117798          E22/G02             F           58,500.00         T
                                         360         58,500.00          1
                                       6.375            364.96         65
                                       6.125            364.96
    VERO BEACH       FL   32966          1            02/10/04         00
    0419749734                           01           04/01/04          0
    0419749734                           O            03/01/34
    0


    9117834          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.625            448.22         67
                                       6.375            448.22
    NEWARK           TX   76071          2            02/12/04         00
    0419493549                           05           04/01/04          0
    0419493549                           N            03/01/34
    0


    9117960          E57/G02             F          116,500.00         ZZ
                                         360        116,500.00          1
                                       6.250            717.31         57
                                       6.000            717.31
    LOS ANGELES      CA   90026          2            02/02/04         00
    0437455140                           05           04/01/04          0
    06020836                             O            03/01/34
    0
1




    9118546          S27/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       6.750            437.81         90
                                       6.500            437.81
    NORFOLK          VA   23523          1            02/25/04         11
    0437515679                           05           04/01/04         25
    1130018185                           O            03/01/34
    0


    9118562          944/G02             F           85,500.00         ZZ
                                         360         85,500.00          3
                                       6.375            533.41         90
                                       6.125            533.41
    COATESVILLE      PA   19320          1            02/25/04         10
    0437520620                           05           04/01/04         25
    W01733365                            N            03/01/34
    0


    9119702          Y12/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.500          1,864.60         60
                                       6.250          1,864.60
    WAYNE            PA   19087          5            02/02/04         00
    0437465214                           05           04/01/04          0
    54103                                O            03/01/34
    0


    9120166          Y69/G02             F          288,000.00         ZZ
                                         360        287,382.78          1
                                       5.625          1,657.89         75
                                       5.375          1,657.89
    VACAVILLE        CA   95688          1            12/15/03         00
    0437451198                           05           02/01/04          0
    6036720                              O            01/01/34
    0


    9120172          Y69/G02             F          300,000.00         ZZ
                                         360        299,456.13          1
                                       6.500          1,896.20         50
                                       6.250          1,896.20
    TRUCKEE          CA   96161          5            12/09/03         00
    0437453038                           05           02/01/04          0
    6036423                              O            01/01/34
    0


    9120376          Y69/G02             F          140,000.00         ZZ
                                         360        139,863.93          1
1


                                       6.125            850.65         66
                                       5.875            850.65
    SPANISH FORK     UT   84660          5            01/14/04         00
    0437453830                           05           03/01/04          0
    1010000815                           O            02/01/34
    0


    9120466          Y69/G02             F          200,000.00         ZZ
                                         360        199,454.63          1
                                       6.500          1,264.14         77
                                       6.250          1,264.14
    ORANGE PARK      FL   32003          5            11/11/03         00
    0437452998                           03           01/01/04          0
    6033258                              O            12/01/33
    0


    9120504          Y69/G02             F          500,000.00         ZZ
                                         360        499,490.23          1
                                       5.875          2,957.69         75
                                       5.625          2,957.69
    WOODLAND HILLS   CA   91367          5            01/28/04         00
    0437449812                           05           03/01/04          0
    1020001377                           O            02/01/34
    0


    9120532          Y69/G02             F          140,000.00         ZZ
                                         360        139,713.84          1
                                       5.875            828.15         80
                                       5.625            828.15
    LAWRENCEVILLE    GA   30043          5            11/26/03         00
    0437465693                           03           02/01/04          0
    6036302                              O            01/01/34
    0


    9120542          Y69/G02             F          114,400.00         ZZ
                                         360        114,187.52          1
                                       6.375            713.71         80
                                       6.125            713.71
    LAWRENCEVILLE    GA   30044          1            12/03/03         00
    0437449879                           05           02/01/04          0
    6036208                              O            01/01/34
    0


    9120576          Y69/G02             F           85,600.00         T
                                         360         85,441.02          1
                                       6.375            534.03         80
                                       6.125            534.03
    PHOENIX          AZ   85017          1            12/02/03         00
    0437466402                           05           02/01/04          0
1


    6036109                              O            01/01/34
    0


    9120578          Y69/G02             F          215,000.00         ZZ
                                         360        214,581.01          1
                                       6.125          1,306.36         62
                                       5.875          1,306.36
    TUCSON           AZ   85750          1            12/18/03         00
    0437466626                           03           02/01/04          0
    1010000190                           O            01/01/34
    0


    9121128          E82/G02             F           99,300.00         ZZ
                                         360         99,300.00          1
                                       6.250            611.41         77
                                       6.000            611.41
    DIXON            NM   87527          2            02/11/04         00
    0400946752                           05           04/01/04          0
    0400946752                           O            03/01/34
    0


    9121302          H49/G02             F           89,100.00         ZZ
                                         360         89,030.49          1
                                       7.250            607.82         90
                                       7.000            607.82
    BUCKEYE          AZ   85326          1            01/23/04         11
    0437468812                           05           03/01/04         25
    55006577                             N            02/01/34
    0


    9121568          H49/G02             F          104,000.00         ZZ
                                         360        103,901.32          1
                                       6.250            640.35         80
                                       6.000            640.35
    INDEPENDENCE     MO   64055          5            01/16/04         00
    0437469679                           05           03/01/04          0
    550601                               O            02/01/34
    0


    9121572          T23/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       6.000          1,052.21         90
                                       5.750          1,052.21
    GLENFORD         OH   43739          5            02/13/04         10
    0437496839                           05           04/01/04         25
    7249                                 O            03/01/34
    0


1


    9121616          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.000            569.57         71
                                       5.750            569.57
    ALBUQUERQUE      NM   87105          2            02/09/04         00
    0419395066                           05           04/01/04          0
    0419395066                           O            03/01/34
    0


    9121636          E22/G02             F          146,300.00         ZZ
                                         360        146,300.00          1
                                       6.000            877.14         95
                                       5.750            877.14
    ISANTI           MN   55040          1            02/13/04         01
    0419450820                           07           04/01/04         30
    0419450820                           O            03/01/34
    0


    9121656          E22/G02             F          223,000.00         ZZ
                                         360        223,000.00          3
                                       6.750          1,446.37         65
                                       6.500          1,446.37
    ASBURY PARK      NJ   07712          2            02/13/04         00
    0419472626                           05           04/01/04          0
    0419472626                           N            03/01/34
    0


    9121668          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.500            979.71         80
                                       6.250            979.71
    STERLING HEIGHT  MI   48310          1            02/13/04         00
    0419498654                           05           04/01/04          0
    0419498654                           O            03/01/34
    0


    9121710          E22/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       5.875            671.99         80
                                       5.625            671.99
    ROSEBURG         OR   97470          1            02/06/04         00
    0419574405                           05           04/01/04          0
    0419574405                           O            03/01/34
    0


    9121734          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       6.250          1,754.79         95
                                       6.000          1,754.79
1


    BOWIE            MD   20720          5            02/09/04         01
    0419593298                           05           04/01/04         30
    0419593298                           O            03/01/34
    0


    9121752          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.375            698.73         70
                                       6.125            698.73
    OSCEOLA          IN   46561          2            02/11/04         00
    0419637004                           05           04/01/04          0
    0419637004                           O            03/01/34
    0


    9121770          E22/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
                                       6.375            583.94         90
                                       6.125            583.94
    COPPELL          TX   75019          1            02/09/04         01
    0419641618                           05           04/01/04         25
    0419641618                           N            03/01/34
    0


    9121782          E22/G02             F          122,500.00         TX
                                         360        122,500.00          1
                                       5.875            724.63         30
                                       5.625            724.63
    MAGNOLIA         TX   77354          5            02/09/04         00
    0419651377                           03           04/01/04          0
    0419651377                           O            03/01/34
    0


    9121860          E22/G02             F          135,000.00         ZZ
                                         240        135,000.00          1
                                       6.125            976.94         78
                                       5.875            976.94
    ALLENTOWN        PA   18104          5            02/09/04         00
    0419688676                           05           04/01/04          0
    0419688676                           O            03/01/24
    0


    9121864          E22/G02             F          277,000.00         ZZ
                                         360        277,000.00          1
                                       6.000          1,660.75         71
                                       5.750          1,660.75
    HOLLISTER        CA   95023          2            02/05/04         00
    0419690235                           05           04/01/04          0
    0419690235                           N            03/01/34
    0
1




    9121870          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          3
                                       6.875            384.30         90
                                       6.625            384.30
    STURGIS          MI   49093          1            02/16/04         04
    0419690755                           05           04/01/04         25
    0419690755                           N            03/01/34
    0


    9121876          K15/G02             F          114,500.00         ZZ
                                         360        114,386.01          1
                                       6.000            686.49         61
                                       5.750            686.49
    FREDERICKSBURG   VA   22407          5            01/27/04         00
    0437473432                           05           03/01/04          0
    033805527721                         O            02/01/34
    0


    9121894          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.375            592.68         50
                                       6.125            592.68
    RICHFIELD        MN   55423          5            02/11/04         00
    0419704374                           05           04/01/04          0
    0419704374                           O            03/01/34
    0


    9121902          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       5.875            449.57         80
                                       5.625            449.57
    HUMBLE           TX   77345          1            02/13/04         00
    0419740709                           01           04/01/04          0
    0419740709                           O            03/01/34
    0


    9121914          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.625            589.09         77
                                       6.375            589.09
    MESQUITE         TX   75150          2            02/13/04         00
    0419751995                           05           04/01/04          0
    0419751995                           N            03/01/34
    0


    9121920          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
1


                                       6.250            554.15         70
                                       6.000            554.15
    ST. PETERSBURG   FL   33710          5            02/13/04         00
    0419753231                           05           04/01/04          0
    0419753231                           N            03/01/34
    0


    9121926          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       6.250            415.61         90
                                       6.000            415.61
    FORT WORTH       TX   76107          1            02/12/04         04
    0419753272                           05           04/01/04         25
    0419753272                           N            03/01/34
    0


    9121972          E22/G02             F           79,650.00         ZZ
                                         360         79,650.00          1
                                       6.875            523.24         80
                                       6.625            523.24
    6ALAMAZOO        MI   49008          5            02/16/04         00
    0419764774                           05           04/01/04          0
    0419764774                           N            03/01/34
    0


    9122012          E22/G02             F           85,560.00         ZZ
                                         360         85,560.00          1
                                       6.375            533.78         70
                                       6.125            533.78
    RIVERVIEW        FL   33569          1            02/12/04         00
    0419856547                           03           04/01/04          0
    0419856547                           N            03/01/34
    0


    9122058          E22/G02             F           88,440.00         ZZ
                                         360         88,440.00          1
                                       6.250            544.54         70
                                       6.000            544.54
    RIVERVIEW        FL   33569          1            02/12/04         00
    0419875687                           03           04/01/04          0
    0419875687                           N            03/01/34
    0


    9122094          E22/G02             F          102,800.00         ZZ
                                         360        102,800.00          1
                                       5.875            608.10         80
                                       5.625            608.10
    ALBANY           OR   97321          1            02/03/04         00
    0419112016                           05           04/01/04          0
1


    0419112016                           O            03/01/34
    0


    9122098          E22/G02             F          105,400.00         T
                                         360        105,400.00          1
                                       6.375            657.56         85
                                       6.125            657.56
    VIRGINIA BEACH   VA   23464          1            02/13/04         04
    0419186168                           05           04/01/04         12
    0419186168                           O            03/01/34
    0


    9122114          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          2
                                       7.000          1,264.07        100
                                       6.750          1,264.07
    CHICAGO          IL   60629          1            02/13/04         04
    0419226527                           05           04/01/04         35
    0419226527                           O            03/01/34
    0


    9122122          E22/G02             F          169,500.00         ZZ
                                         360        169,500.00          3
                                       6.250          1,043.64         78
                                       6.000          1,043.64
    WEST HAVEN       CT   06516          5            02/09/04         00
    0419245923                           05           04/01/04          0
    0419245923                           O            03/01/34
    0


    9122222          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         57
                                       6.000          1,354.58
    GLENDALE         CA   91202          2            02/05/04         00
    0419532734                           05           04/01/04          0
    0419532734                           N            03/01/34
    0


    9122226          E22/G02             F          620,000.00         ZZ
                                         360        620,000.00          1
                                       6.250          3,817.45         62
                                       6.000          3,817.45
    YARMOUTH         ME   04096          5            02/09/04         00
    0419535141                           05           04/01/04          0
    0419535141                           O            03/01/34
    0


1


    9122234          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.125            455.71         79
                                       5.875            455.71
    NILES            MI   49120          5            02/09/04         00
    0419536362                           05           04/01/04          0
    0419536362                           O            03/01/34
    0


    9122242          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.875          1,083.93         83
                                       6.625          1,083.93
    NEW CASTLE       DE   19720          1            02/13/04         01
    0419542105                           05           04/01/04         25
    0419542105                           O            03/01/34
    0


    9122300          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       6.125            355.45         89
                                       5.875            355.45
    ATHENS           AL   35614          5            02/09/04         04
    0419605290                           05           04/01/04         25
    0419605290                           O            03/01/34
    0


    9122310          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.000            779.42         80
                                       5.750            779.42
    HOLT             MI   48842          1            02/13/04         00
    0419609227                           05           04/01/04          0
    0419609227                           O            03/01/34
    0


    9122314          E22/G02             F           92,700.00         ZZ
                                         360         92,700.00          1
                                       6.375            578.33         90
                                       6.125            578.33
    FLOWER MOUND     TX   75028          1            02/09/04         01
    0419609367                           05           04/01/04         25
    0419609367                           N            03/01/34
    0


    9122418          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.500            728.14         90
                                       6.250            728.14
1


    ROYAL PALM BEAC  FL   33411          1            02/13/04         11
    0419633714                           05           04/01/04         25
    0419633714                           O            03/01/34
    0


    9122440          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.625            864.42         80
                                       6.375            864.42
    LAPEER           MI   48446          5            02/09/04         00
    0419668975                           05           04/01/04          0
    0419668975                           O            03/01/34
    0


    9122472          E22/G02             F          156,500.00         ZZ
                                         360        156,500.00          1
                                       6.375            976.36         65
                                       6.125            976.36
    GRAYSLAKE        IL   60030          2            02/11/04         00
    0419677281                           05           04/01/04          0
    0419677281                           O            03/01/34
    0


    9122474          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.000            665.50         74
                                       5.750            665.50
    SIGNAL MOUNTAIN  TN   37377          2            02/09/04         00
    0419704978                           05           04/01/04          0
    0419704978                           O            03/01/34
    0


    9122506          E22/G02             F          128,700.00         ZZ
                                         360        128,700.00          1
                                       6.125            781.99         90
                                       5.875            781.99
    SPOKANE VALLEY   WA   99206          5            02/03/04         10
    0419726922                           05           04/01/04         25
    0419726922                           O            03/01/34
    0


    9122532          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.500            442.45         64
                                       6.250            442.45
    KENNEWICK        WA   99336          2            02/10/04         00
    0419800958                           05           04/01/04          0
    0419800958                           N            03/01/34
    0
1




    9122534          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.125            911.42         79
                                       5.875            911.42
    BEAVERTON        MI   48612          5            02/09/04         00
    0419802897                           05           04/01/04          0
    0419802897                           O            03/01/34
    0


    9122574          E22/G02             F          504,000.00         ZZ
                                         360        504,000.00          1
                                       6.375          3,144.30         80
                                       6.125          3,144.30
    AGOURA HILLS     CA   91301          5            02/09/04         00
    0419812276                           03           04/01/04          0
    0419812276                           O            03/01/34
    0


    9122648          P59/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.125            729.14         43
                                       5.875            729.14
    ATASCADERO       CA   93422          5            02/05/04         00
    0437476062                           05           04/01/04          0
    AT008425                             N            03/01/34
    0


    9122810          U85/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       7.250            375.20         48
                                       7.000            375.20
    FORT ATKINSON    WI   53538          5            02/10/04         00
    0437458821                           05           04/01/04          0
    TQS589                               N            03/01/34
    0


    9122838          U85/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.500            505.65         77
                                       6.250            505.65
    FORT ATKINSON    WI   53538          2            02/10/04         00
    0437466477                           05           04/01/04          0
    TQS591                               O            03/01/34
    0


    9122872          N74/G02             F          175,000.00         ZZ
                                         360        174,863.48          1
1


                                       7.250          1,193.81         94
                                       7.000          1,193.81
    LUMBERTON        NC   28360          5            02/03/04         10
    0437498439                           05           03/09/04         30
    220001648                            O            02/09/34
    0


    9122874          N74/G02             F           43,125.00         ZZ
                                         360         43,125.00          1
                                       6.875            283.30         75
                                       6.625            283.30
    WARRENSBURG      MO   64093          5            02/13/04         00
    0437508203                           05           04/01/04          0
    0034144010                           N            03/01/34
    0


    9122912          X82/G02             F           78,400.00         ZZ
                                         360         78,271.09          1
                                       7.000            521.60         80
                                       6.750            521.60
    LEXINGTON PARK   MD   20653          1            12/30/03         00
    0437467301                           07           02/01/04          0
    877391                               N            01/01/34
    0


    9122918          A50/G02             F           60,000.00         ZZ
                                         360         59,948.34          1
                                       6.750            389.16         40
                                       6.500            389.16
    BIRMINGHAM       AL   35213          1            01/28/04         00
    0437466386                           05           03/01/04          0
    02054666                             N            02/01/34
    0


    9122920          W99/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.250            511.63         48
                                       7.000            511.63
    CAPE CORAL       FL   33904          1            02/13/04         00
    0437477706                           05           04/01/04          0
    94016766                             N            03/01/34
    0


    9122938          L76/G02             F           74,400.00         ZZ
                                         360         74,400.00          1
                                       6.250            458.09         80
                                       6.000            458.09
    WATERLOO         IA   50703          2            02/11/04         00
    0437497050                           05           04/01/04          0
1


    9508224000                           O            03/01/34
    0


    9123176          X89/G02             F          129,200.00         ZZ
                                         360        129,200.00          1
                                       7.500            903.39         95
                                       7.250            903.39
    NORTH LAS VEGAS  NV   89031          5            02/10/04         19
    0437514912                           05           04/01/04         30
    2030839                              O            03/01/34
    0


    9123282          Q87/G02             F           50,000.00         ZZ
                                         360         49,954.80          1
                                       6.500            316.03         56
                                       6.250            316.03
    MANCHESTER       TN   37355          5            02/06/04         00
    0437455264                           05           03/11/04          0
    SMST03                               O            02/11/34
    0


    9123414          883/G02             F          152,900.00         ZZ
                                         360        152,900.00          1
                                       6.250            941.43         90
                                       6.000            941.43
    ATLANTIC BEACH   FL   32233          1            02/06/04         04
    0437473945                           05           04/01/04         25
    12002483                             O            03/01/34
    0


    9123482          144/144             F          204,000.00         ZZ
                                         360        203,801.72          2
                                       6.125          1,239.53         80
                                       5.875          1,239.53
    STONE RIDGE, T/  NY   12484          1            01/29/04         00
    160748145000000                      05           03/01/04          0
    03SHOUBA                             O            02/01/34
    0


    9123616          U42/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
                                       7.375            602.96         90
                                       7.125            602.96
    DALLAS           TX   75236          1            02/05/04         10
    0437468804                           03           04/01/04         25
    12408005                             N            03/01/34
    0


1


    9124170          E82/G02             F          156,600.00         ZZ
                                         360        156,600.00          1
                                       6.375            976.98         77
                                       6.125            976.98
    MORENO VALLEY    CA   92553          2            02/09/04         00
    0400922316                           05           04/01/04          0
    0400922316                           O            03/01/34
    0


    9124176          E82/G02             F          173,100.00         ZZ
                                         360        173,100.00          1
                                       6.250          1,065.81         89
                                       6.000          1,065.81
    CORAL SPRINGS    FL   33065          2            02/09/04         10
    0400940870                           05           04/01/04         25
    0400940870                           O            03/01/34
    0


    9124308          286/286             F          132,800.00         ZZ
                                         360        132,570.68          1
                                       6.750            861.34         80
                                       6.500            861.34
    PORTLAND         OR   97206          1            12/16/03         00
    2950512                              05           02/01/04          0
    2950512                              N            01/01/34
    0


    9124316          286/286             F          245,000.00         ZZ
                                         360        244,533.85          4
                                       6.250          1,508.51         70
                                       6.000          1,508.51
    LONG BEACH       CA   90813          5            12/15/03         00
    2584137                              05           02/01/04          0
    2584137                              N            01/01/34
    0


    9124326          286/286             F          312,900.00         ZZ
                                         360        312,290.19          3
                                       6.125          1,901.22         77
                                       5.875          1,901.22
    AUSTIN           TX   78703          2            12/22/03         00
    2970731                              05           02/01/04          0
    2970731                              N            01/01/34
    0


    9124330          286/286             F           52,000.00         ZZ
                                         360         51,910.19          1
                                       6.750            337.28         80
                                       6.500            337.28
1


    INDIANAPOLIS     IN   46227          2            12/17/03         00
    2983950                              05           02/01/04          0
    2983950                              N            01/01/34
    0


    9124350          286/286             F           66,400.00         ZZ
                                         360         66,285.34          1
                                       6.750            430.67         80
                                       6.500            430.67
    INDIANAPOLIS     IN   46226          2            12/17/03         00
    2984028                              05           02/01/04          0
    2984028                              N            01/01/34
    0


    9124358          286/286             F           58,400.00         ZZ
                                         360         58,299.14          1
                                       6.750            378.79         80
                                       6.500            378.79
    INDIANAPOLIS     IN   46219          2            12/17/03         00
    2984056                              05           02/01/04          0
    2984056                              N            01/01/34
    0


    9124366          286/286             F          132,750.00         ZZ
                                         360        132,509.31          2
                                       6.500            839.08         90
                                       6.250            839.08
    RED BLUFF        CA   96080          1            12/23/03         10
    2983609                              05           02/01/04         25
    2983609                              N            01/01/34
    0


    9124376          286/286             F           23,700.00         ZZ
                                         360         23,657.02          1
                                       6.500            149.81         24
                                       6.250            149.81
    PHOENIX          AZ   85033          2            12/10/03         00
    2537648                              05           02/01/04          0
    2537648                              N            01/01/34
    0


    9124384          286/286             F           44,800.00         ZZ
                                         360         44,718.78          1
                                       6.500            283.17         63
                                       6.250            283.17
    PHOENIX          AZ   85051          2            12/11/03         00
    2537650                              03           02/01/04          0
    2537650                              N            01/01/34
    0
1




    9124386          286/286             F           95,000.00         ZZ
                                         360         94,920.18          1
                                       6.875            624.09         80
                                       6.625            624.09
    CHANDLER         AZ   85224          2            01/02/04         00
    2932456                              05           03/01/04          0
    2932456                              N            02/01/34
    0


    9124402          286/286             F           54,000.00         ZZ
                                         360         53,892.21          1
                                       6.000            323.76         40
                                       5.750            323.76
    STOCKTON         CA   95204          1            12/09/03         00
    2736166                              05           02/01/04          0
    2736166                              N            01/01/34
    0


    9124414          286/286             F           64,000.00         ZZ
                                         360         63,889.47          1
                                       6.750            415.11         80
                                       6.500            415.11
    INDIANAPOLIS     IN   46226          2            12/22/03         00
    2979205                              05           02/01/04          0
    2979205                              N            01/01/34
    0


    9124418          286/286             F           64,000.00         ZZ
                                         360         63,889.47          1
                                       6.750            415.11         79
                                       6.500            415.11
    INDIANAPOLIS     IN   46226          2            12/22/03         00
    2979220                              05           02/01/04          0
    2979220                              N            01/01/34
    0


    9124426          286/286             F           52,000.00         ZZ
                                         360         51,910.19          1
                                       6.750            337.28         75
                                       6.500            337.28
    INDIANAPOLIS     IN   46235          2            12/22/03         00
    2979225                              05           02/01/04          0
    2979225                              N            01/01/34
    0


    9124434          286/286             F           60,000.00         ZZ
                                         360         59,896.39          1
1


                                       6.750            389.16         79
                                       6.500            389.16
    INDIANAPOLIS     IN   46218          2            12/22/03         00
    2979241                              05           02/01/04          0
    2979241                              N            01/01/34
    0


    9124448          286/286             F           77,700.00         ZZ
                                         360         77,552.15          1
                                       6.250            478.42         70
                                       6.000            478.42
    CABAZON AREA     CA   92230          5            12/12/03         00
    2908053                              05           02/01/04          0
    2908053                              N            01/01/34
    0


    9124454          286/286             F           70,200.00         ZZ
                                         360         70,138.06          1
                                       6.625            449.50         90
                                       6.375            449.50
    JACKSONVILLE     FL   32244          5            01/28/04         10
    2991576                              05           03/01/04         25
    2991576                              N            02/01/34
    0


    9124490          286/286             F           40,500.00         ZZ
                                         360         40,462.49          1
                                       6.375            252.67         90
                                       6.125            252.67
    NAPPANEE         IN   46550          1            01/16/04         21
    3003097                              05           03/01/04         30
    3003097                              N            02/01/34
    0


    9124494          286/286             F           54,800.00         ZZ
                                         360         54,714.25          1
                                       7.250            373.83         80
                                       7.000            373.83
    RICHMOND         VA   23222          5            12/29/03         00
    2970375                              05           02/01/04          0
    2970375                              N            01/01/34
    0


    9124510          286/286             F           81,000.00         ZZ
                                         360         80,794.65          1
                                       6.875            532.12         90
                                       6.625            532.12
    NORTH OLMSTED    OH   44070          1            11/25/03         21
    463973                               05           01/01/04         25
1


    463973                               N            12/01/33
    0


    9124516          286/286             F           70,400.00         ZZ
                                         360         70,340.85          1
                                       6.875            462.48         80
                                       6.625            462.48
    BALTIMORE        MD   21208          1            01/15/04         00
    2907256                              07           03/01/04          0
    2907256                              N            02/01/34
    0


    9124522          286/286             F           93,200.00         ZZ
                                         360         93,026.90          1
                                       6.375            581.45         90
                                       6.125            581.45
    SNELLVILLE       GA   30078          1            01/05/04         10
    2988849                              05           02/01/04         25
    2988849                              N            01/01/34
    0


    9124528          286/286             F           57,600.00         ZZ
                                         360         57,488.90          1
                                       6.875            378.40         90
                                       6.625            378.40
    BAYTOWN          TX   77520          1            12/18/03         11
    2988003                              05           02/01/04         25
    2988003                              N            01/01/34
    0


    9124534          286/286             F          190,000.00         ZZ
                                         360        189,632.38          1
                                       6.375          1,185.36         52
                                       6.125          1,185.36
    STONEHAM         MA   02180          2            12/24/03         00
    2894623                              05           02/01/04          0
    2894623                              N            01/01/34
    0


    9124552          286/286             F          140,000.00         ZZ
                                         360        139,498.81          1
                                       6.875            919.71         70
                                       6.625            919.71
    N PROVIDENCE     RI   02904          5            01/28/04         00
    3028592                              05           03/01/04          0
    3028592                              N            02/01/34
    0


1


    9124556          286/286             F          117,250.00         ZZ
                                         360        117,151.49          1
                                       6.875            770.25         59
                                       6.625            770.25
    GLEN ALLEN       VA   23059          2            01/09/04         00
    2905876                              05           03/01/04          0
    2905876                              N            02/01/34
    0


    9124564          286/286             F          139,450.00         ZZ
                                         360        139,326.96          1
                                       6.625            892.92         90
                                       6.375            892.92
    CENTERVILLE      UT   84014          1            01/07/04         12
    2974879                              05           03/01/04         25
    2974879                              N            02/01/34
    0


    9124568          286/286             F          138,500.00         ZZ
                                         360        138,169.83          2
                                       6.750            898.31         90
                                       6.500            898.31
    STOCKTON         CA   95203          1            12/17/03         14
    2819087                              05           02/01/04         25
    2819087                              N            01/01/34
    0


    9124574          286/286             F          164,500.00         ZZ
                                         360        164,336.23          4
                                       6.000            986.27         75
                                       5.750            986.27
    OREM             UT   84058          1            01/20/04         00
    3016278                              05           03/01/04          0
    3016278                              N            02/01/34
    0


    9124580          286/286             F          142,400.00         ZZ
                                         360        142,254.82          1
                                       5.875            842.35         75
                                       5.625            842.35
    LAS VEGAS        NV   89134          1            01/14/04         00
    3014586                              05           03/01/04          0
    3014586                              N            02/01/34
    0


    9124586          286/286             F           87,500.00         ZZ
                                         360         87,345.16          1
                                       6.625            560.28         60
                                       6.375            560.28
1


    OWINGS MILLS     MD   21117          1            12/22/03         00
    2988085                              01           02/01/04          0
    2988085                              N            01/01/34
    0


    9124610          286/286             F          265,500.00         ZZ
                                         360        265,276.94          1
                                       6.875          1,744.15         90
                                       6.625          1,744.15
    CARSON CITY      NV   89706          1            12/29/03         14
    2988569                              05           02/01/04         25
    2988569                              N            01/01/34
    0


    9124618          286/286             F           88,000.00         ZZ
                                         360         87,918.49          1
                                       6.375            549.01         80
                                       6.125            549.01
    TUCSON           AZ   85730          1            01/15/04         00
    3014987                              05           03/01/04          0
    3014987                              N            02/01/34
    0


    9124624          286/286             F          295,500.00         ZZ
                                         360        294,575.22          1
                                       6.375          1,843.54         75
                                       6.125          1,843.54
    ALEXANDRIA       VA   22304          1            12/15/03         00
    2941604                              01           02/01/04          0
    2941604                              N            01/01/34
    0


    9124630          286/286             F           61,000.00         ZZ
                                         360         60,297.62          1
                                       7.000            405.84         77
                                       6.750            405.84
    WARSAW           IN   46580          2            12/22/03         00
    2949884                              05           02/01/04          0
    2949884                              N            01/01/34
    0


    9124634          286/286             F           40,500.00         ZZ
                                         360         40,431.75          1
                                       6.875            266.06         90
                                       6.625            266.06
    INDIANAPOLIS     IN   46224          1            12/29/03         21
    2975921                              05           02/01/04         25
    2975921                              N            01/01/34
    0
1




    9124640          286/286             F           55,400.00         ZZ
                                         360         55,299.55          1
                                       6.500            350.17         80
                                       6.250            350.17
    CLAREMONT        NC   28610          1            12/04/03         00
    2935075                              05           02/01/04          0
    2935075                              N            01/01/34
    0


    9124646          286/286             F          108,000.00         ZZ
                                         360        107,789.93          1
                                       6.875            709.49         90
                                       6.625            709.49
    WALKERSVILLE     MD   21793          1            12/30/03         14
    2983645                              05           02/01/04         25
    2983645                              N            01/01/34
    0


    9124652          286/286             F           33,600.00         ZZ
                                         360         33,541.97          1
                                       6.750            217.93         80
                                       6.500            217.93
    MIAMISBURG       OH   45342          1            12/19/03         00
    2969884                              05           02/01/04          0
    2969884                              N            01/01/34
    0


    9124658          286/286             F           41,200.00         ZZ
                                         360         41,128.84          1
                                       6.750            267.23         80
                                       6.500            267.23
    BALTIMORE        MD   21215          5            12/23/03         00
    2958484                              07           02/01/04          0
    2958484                              N            01/01/34
    0


    9124670          286/286             F           40,000.00         ZZ
                                         360         39,927.48          1
                                       6.500            252.83         78
                                       6.250            252.83
    BALTIMORE        MD   21215          5            12/23/03         00
    2968487                              07           02/01/04          0
    2968487                              N            01/01/34
    0


    9124676          286/286             F           70,100.00         ZZ
                                         360         70,035.07          1
1


                                       6.375            437.34         75
                                       6.125            437.34
    KETTERING        OH   45419          1            01/06/04         00
    2969970                              05           03/01/04          0
    2969970                              N            02/01/34
    0


    9124688          286/286             F           54,900.00         ZZ
                                         360         54,805.20          1
                                       6.750            356.08         90
                                       6.500            356.08
    OXON HILL        MD   20745          2            12/19/03         10
    2955831                              01           02/01/04         25
    2955831                              N            01/01/34
    0


    9124694          286/286             F           70,500.00         ZZ
                                         360         70,307.76          1
                                       6.500            445.61         35
                                       6.250            445.61
    SUNRIVER         OR   97707          1            11/17/03         00
    2895013                              01           01/01/04          0
    2895013                              N            12/01/33
    0


    9124700          286/286             F          124,000.00         ZZ
                                         360        123,585.30          2
                                       6.750            804.27         42
                                       6.500            804.27
    ANN ARBOR        MI   48103          5            12/12/03         00
    2929796                              05           02/01/04          0
    2929796                              N            01/01/34
    0


    9124714          286/286             F          113,000.00         ZZ
                                         360        112,809.59          4
                                       6.875            742.33         72
                                       6.625            742.33
    CINCINNATI       OH   45239          2            12/08/03         00
    2897396                              05           02/01/04          0
    2897396                              N            01/01/34
    0


    9124726          286/286             F           77,310.00         ZZ
                                         360         77,240.11          2
                                       6.500            488.65         90
                                       6.250            488.65
    TUCSON           AZ   85711          1            01/15/04         11
    2909676                              05           03/01/04         25
1


    2909676                              N            02/01/34
    0


    9124732          286/286             F           77,310.00         ZZ
                                         360         77,240.10          2
                                       6.500            488.66         90
                                       6.250            488.66
    TUCSON           AZ   85711          1            01/15/04         11
    3025478                              05           03/01/04         25
    3025478                              N            02/01/34
    0


    9124746          286/286             F           58,800.00         ZZ
                                         360         58,698.46          1
                                       6.750            381.38         70
                                       6.500            381.38
    MESQUITE         TX   75149          5            12/05/03         00
    2923263                              05           02/01/04          0
    2923263                              N            01/01/34
    0


    9124750          286/286             F          103,500.00         ZZ
                                         360        103,316.87          1
                                       6.625            662.72         90
                                       6.375            662.72
    MORROW           GA   30260          1            12/18/03         21
    2989283                              05           02/01/04         25
    2989283                              N            01/01/34
    0


    9124758          286/286             F           74,500.00         ZZ
                                         360         74,429.31          2
                                       6.250            458.71         72
                                       6.000            458.71
    EL PASO          TX   79912          2            01/14/04         00
    2986494                              05           03/01/04          0
    2986494                              N            02/01/34
    0


    9124764          286/286             F          103,500.00         ZZ
                                         360        103,203.84          2
                                       6.250            637.27         90
                                       6.000            637.27
    PITTSBURGH       PA   15235          1            12/03/03         12
    2902457                              05           01/01/04         25
    2902457                              N            12/01/33
    0


1


    9124770          286/286             F          118,800.00         ZZ
                                         360        118,697.71          1
                                       6.750            770.54         90
                                       6.500            770.54
    CHAMPION         PA   15622          1            01/23/04         12
    2994828                              01           03/01/04         25
    2994828                              N            02/01/34
    0


    9124774          286/286             F           42,000.00         ZZ
                                         360         41,957.17          1
                                       5.875            248.45         23
                                       5.625            248.45
    EUGENE           OR   97405          5            01/07/04         00
    2994875                              05           03/01/04          0
    2994875                              N            02/01/34
    0


    9124782          286/286             F           93,600.00         ZZ
                                         360         93,430.30          1
                                       6.500            591.62         90
                                       6.250            591.62
    GREENSBORO       NC   27405          1            12/12/03         12
    2917096                              05           02/01/04         25
    2917096                              N            01/01/34
    0


    9124788          286/286             F          315,000.00         ZZ
                                         360        314,308.77          4
                                       6.375          1,965.20         75
                                       6.125          1,965.20
    WAREHAM          MA   02571          1            12/31/03         00
    1772126                              05           02/01/04          0
    1772126                              N            01/01/34
    0


    9124794          286/286             F          135,000.00         ZZ
                                         360        134,730.53          1
                                       6.000            809.40         68
                                       5.750            809.40
    ROANOKE          VA   24012          5            12/29/03         00
    2941671                              05           02/01/04          0
    2941671                              N            01/01/34
    0


    9124804          286/286             F           92,000.00         ZZ
                                         360         91,910.57          2
                                       6.125            559.01         69
                                       5.875            559.01
1


    OREGON CITY      OR   97045          5            01/05/04         00
    2998817                              05           03/01/04          0
    2998817                              N            02/01/34
    0


    9124808          286/286             F           63,000.00         ZZ
                                         360         62,947.07          1
                                       6.875            413.87         90
                                       6.625            413.87
    DETROIT          MI   48234          1            01/13/04         21
    3001612                              05           03/01/04         25
    3001612                              N            02/01/34
    0


    9124816          286/286             F          155,000.00         ZZ
                                         360        154,859.87          1
                                       6.500            979.71         78
                                       6.250            979.71
    BATIMORE         MD   21236          5            01/21/04         00
    2986588                              05           03/01/04          0
    2986588                              N            02/01/34
    0


    9124822          286/286             F           85,500.00         ZZ
                                         360         85,352.34          1
                                       6.750            554.56         90
                                       6.500            554.56
    ARLINGTON        TX   76016          1            12/10/03         14
    2970380                              05           02/01/04         25
    2970380                              N            01/01/34
    0


    9124828          286/286             F          110,000.00         ZZ
                                         360        109,909.83          1
                                       7.000            731.84         88
                                       6.750            731.84
    CHICAGO          IL   60628          2            01/09/04         04
    2543924                              05           03/01/04         25
    2543924                              N            02/01/34
    0


    9124834          286/286             F           72,000.00         ZZ
                                         360         71,798.87          1
                                       6.375            449.19         69
                                       6.125            449.19
    DEERFIELD        OH   44411          5            12/01/03         00
    2890703                              05           01/01/04          0
    2890703                              N            12/01/33
    0
1




    9124842          286/286             F          122,400.00         ZZ
                                         360        122,198.73          2
                                       7.000            814.34         90
                                       6.750            814.34
    HOLLYWOOD        FL   33023          1            12/02/03         11
    2920639                              05           02/01/04         25
    2920639                              N            01/01/34
    0


    9124844          286/286             F           60,000.00         ZZ
                                         360         59,883.06          1
                                       6.125            364.57         90
                                       5.875            364.57
    BURLINGTON       NC   27215          1            12/12/03         11
    2946668                              05           02/01/04         25
    2946668                              N            01/01/34
    0


    9124856          286/286             F          126,616.00         ZZ
                                         360        126,380.83          1
                                       6.375            789.92         80
                                       6.125            789.92
    NOBLESVILLE      IN   46060          1            12/18/03         00
    2952153                              05           02/01/04          0
    2952153                              N            01/01/34
    0


    9124864          286/286             F           56,000.00         ZZ
                                         360         55,954.10          1
                                       7.000            372.57         80
                                       6.750            372.57
    GREENSBORO       NC   27401          5            01/14/04         00
    3003654                              05           03/01/04          0
    3003654                              N            02/01/34
    0


    9124868          286/286             F           31,500.00         ZZ
                                         360         31,471.52          1
                                       6.500            199.11         90
                                       6.250            199.11
    READING          PA   19611          1            01/23/04         10
    3023834                              05           03/01/04         25
    3023834                              N            02/01/34
    0


    9124870          286/286             F           58,100.00         ZZ
                                         360         58,006.78          1
1


                                       7.125            391.44         70
                                       6.875            391.44
    HAMILTON         OH   45011          5            12/16/03         00
    2895998                              05           02/01/04          0
    2895998                              N            01/01/34
    0


    9124874          286/286             F          195,000.00         ZZ
                                         360        194,599.12          2
                                       5.875          1,153.50         35
                                       5.625          1,153.50
    ARLINGTON        MA   02474          5            12/17/03         00
    2940269                              05           02/01/04          0
    2940269                              N            01/01/34
    0


    9124878          286/286             F          144,000.00         ZZ
                                         360        143,879.02          1
                                       6.875            945.98         80
                                       6.625            945.98
    ONTARIO          CA   91762          1            12/31/03         00
    2999787                              05           03/01/04          0
    2999787                              N            02/01/34
    0


    9124884          286/286             F           49,100.00         ZZ
                                         360         49,015.20          1
                                       6.750            318.47         80
                                       6.500            318.47
    BAYTOWN          TX   77521          1            12/17/03         00
    2967488                              05           02/01/04          0
    2967488                              N            01/01/34
    0


    9124888          286/286             F          205,750.00         ZZ
                                         360        205,403.29          1
                                       6.875          1,351.64         71
                                       6.625          1,351.64
    FEDERAL WAY      WA   98023          2            12/19/03         00
    2964556                              05           02/01/04          0
    2964556                              N            01/01/34
    0


    9124894          286/286             F          134,000.00         ZZ
                                         360        133,717.80          1
                                       6.125            814.20         80
                                       5.875            814.20
    LAS VEGAS        NV   89128          1            12/04/03         00
    2945026                              05           02/01/04          0
1


    2945026                              N            01/01/34
    0


    9124898          286/286             F          135,000.00         ZZ
                                         360        134,761.12          1
                                       6.625            864.42         90
                                       6.375            864.42
    COUNTRY CLUB HI  IL   60478          1            12/30/03         19
    2983702                              05           02/01/04         25
    2983702                              N            01/01/34
    0


    9124904          286/286             F          164,500.00         ZZ
                                         360        164,343.91          1
                                       6.250          1,012.86         70
                                       6.000          1,012.86
    RED BLUFF        CA   96080          1            01/22/04         00
    3019841                              05           03/01/04          0
    3019841                              N            02/01/34
    0


    9124908          286/286             F           52,000.00         ZZ
                                         360         51,901.36          1
                                       6.375            324.42         65
                                       6.125            324.42
    CHEHALIS         WA   98532          5            12/18/03         00
    2946780                              05           02/01/04          0
    2946780                              N            01/01/34
    0


    9124912          286/286             F          270,000.00         ZZ
                                         360        268,521.44          1
                                       6.250          1,662.44         65
                                       6.000          1,662.44
    EL CAJON         CA   92020          5            12/19/03         00
    2984154                              05           02/01/04          0
    2984154                              N            01/01/34
    0


    9124916          286/286             F          125,400.00         ZZ
                                         360        125,143.67          1
                                       5.875            741.79         36
                                       5.625            741.79
    OAKLAND          CA   94601          2            12/08/03         00
    2244954                              05           02/01/04          0
    2244954                              N            01/01/34
    0


1


    9124920          286/286             F          135,000.00         ZZ
                                         360        134,730.53          1
                                       6.000            809.40         63
                                       5.750            809.40
    LACEY            WA   98503          2            12/18/03         00
    2956001                              05           02/01/04          0
    2956001                              N            01/01/34
    0


    9124924          286/286             F          173,550.00         ZZ
                                         360        173,396.88          1
                                       6.625          1,111.26         56
                                       6.375          1,111.26
    BENICIA          CA   94510          2            01/07/04         00
    2739106                              05           03/01/04          0
    2739106                              N            02/01/34
    0


    9124928          286/286             F          116,900.00         ZZ
                                         360        116,688.07          1
                                       6.500            738.89         90
                                       6.250            738.89
    APPLE VALLEY     CA   92308          1            12/22/03         10
    2973871                              05           02/01/04         25
    2973871                              N            01/01/34
    0


    9124930          286/286             F          119,250.00         ZZ
                                         360        119,139.55          1
                                       6.375            743.97         90
                                       6.125            743.97
    HESPERIA         CA   92345          1            01/13/04         11
    2988913                              05           03/01/04         25
    2988913                              N            02/01/34
    0


    9124934          286/286             F          126,950.00         ZZ
                                         360        126,696.61          1
                                       6.000            761.13         75
                                       5.750            761.13
    DAYTON           NV   89403          1            12/29/03         00
    2950739                              05           02/01/04          0
    2950739                              N            01/01/34
    0


    9124940          286/286             F           75,500.00         ZZ
                                         360         75,428.36          1
                                       6.250            464.87         59
                                       6.000            464.87
1


    UNIVERSITY PLAC  WA   98467          2            01/13/04         00
    2997602                              01           03/01/04          0
    2997602                              N            02/01/34
    0


    9124946          286/286             F          292,300.00         ZZ
                                         360        292,029.26          1
                                       6.375          1,823.58         90
                                       6.125          1,823.58
    OAKLAND          CA   94607          1            01/08/04         10
    3014236                              05           03/01/04         25
    3014236                              N            02/01/34
    0


    9124956          286/286             F           51,435.00         ZZ
                                         360         51,352.49          1
                                       7.125            346.53         90
                                       6.875            346.53
    MIDDLETOWN       OH   45044          1            12/19/03         10
    2983906                              05           02/01/04         25
    2983906                              N            01/01/34
    0


    9124960          286/286             F          144,050.00         ZZ
                                         360        143,762.46          1
                                       6.000            863.66         80
                                       5.750            863.66
    LAS VEGAS        NV   89139          1            12/17/03         00
    2938869                              05           02/01/04          0
    2938869                              N            01/01/34
    0


    9124964          286/286             F          130,500.00         ZZ
                                         360        130,263.42          1
                                       6.500            824.85         85
                                       6.250            824.85
    DUNCANVILLE      TX   75137          1            12/29/03         04
    2947943                              05           02/01/04         25
    2947943                              N            01/01/34
    0


    9124968          286/286             F          212,000.00         ZZ
                                         360        211,798.84          1
                                       6.250          1,305.33         80
                                       6.000          1,305.33
    BRENTWOOD        CA   94513          1            01/13/04         00
    1772435                              05           03/01/04          0
    1772435                              N            02/01/34
    0
1




    9124976          286/286             F          148,850.00         ZZ
                                         360        148,343.03          1
                                       6.500            940.84         80
                                       6.250            940.84
    SPARKS           NV   89436          1            11/25/03         00
    2910896                              05           01/01/04          0
    2910896                              N            12/01/33
    0


    9124980          286/286             F          427,150.00         ZZ
                                         360        426,724.76          2
                                       6.000          2,560.99         62
                                       5.750          2,560.99
    SOUTH YARMOUTH   MA   02664          1            01/07/04         00
    2736720                              05           03/01/04          0
    2736720                              N            02/01/34
    0


    9124984          286/286             F          140,000.00         ZZ
                                         360        139,857.26          1
                                       5.875            828.16         62
                                       5.625            828.16
    OCEAN CITY       MD   21842          1            01/17/04         00
    3013982                              01           03/01/04          0
    3013982                              N            02/01/34
    0


    9124996          286/286             F           67,400.00         ZZ
                                         360         67,339.06          1
                                       6.500            426.02         90
                                       6.250            426.02
    LANSING          MI   48912          1            01/26/04         19
    2919461                              05           03/01/04         25
    2919461                              N            02/01/34
    0


    9125000          286/286             F           71,900.00         ZZ
                                         360         71,835.00          1
                                       6.500            454.46         90
                                       6.250            454.46
    LANSING          MI   48911          1            01/26/04         14
    2919611                              05           03/01/04         25
    2919611                              N            02/01/34
    0


    9125004          286/286             F          202,500.00         ZZ
                                         360        202,118.13          1
1


                                       6.375          1,263.34         90
                                       6.125          1,263.34
    NATIONAL CITY    CA   91950          1            12/05/03         10
    2951274                              05           02/01/04         25
    2951274                              N            01/01/34
    0


    9125008          286/286             F          138,600.00         ZZ
                                         360        138,316.67          1
                                       5.875            819.88         68
                                       5.625            819.88
    MERCED           CA   95348          5            12/22/03         00
    2972538                              05           02/01/04          0
    2972538                              N            01/01/34
    0


    9125012          286/286             F           80,600.00         ZZ
                                         360         80,446.64          1
                                       6.250            496.27         75
                                       6.000            496.27
    ARLINGTON        TX   76014          1            12/19/03         00
    2951120                              05           02/01/04          0
    2951120                              N            01/01/34
    0


    9125016          286/286             F           63,801.00         ZZ
                                         360         63,688.09          2
                                       6.625            408.53         90
                                       6.375            408.53
    ARCANUM          OH   45304          1            12/31/03         10
    2991770                              05           02/01/04         25
    2991770                              N            01/01/34
    0


    9125020          286/286             F           74,250.00         ZZ
                                         360         74,118.60          2
                                       6.625            475.44         90
                                       6.375            475.44
    NEW PARIS        OH   45347          1            12/31/03         11
    2992139                              05           02/01/04         25
    2992139                              N            01/01/34
    0


    9125026          286/286             F          224,600.00         ZZ
                                         360        224,151.68          2
                                       6.000          1,346.60         75
                                       5.750          1,346.60
    MERCED           CA   95340          1            12/04/03         00
    2924219                              05           02/01/04          0
1


    2924219                              N            01/01/34
    0


    9125032          286/286             F          134,250.00         ZZ
                                         360        134,006.60          1
                                       6.500            848.56         73
                                       6.250            848.56
    MODESTO          CA   95350          5            12/11/03         00
    2890019                              05           02/01/04          0
    2890019                              N            01/01/34
    0


    9125044          286/286             F          134,850.00         ZZ
                                         360        134,617.13          1
                                       6.750            874.64         90
                                       6.500            874.64
    AVONDALE         AZ   85323          1            12/10/03         12
    2878623                              05           02/01/04         25
    2878623                              N            01/01/34
    0


    9125046          286/286             F          166,000.00         ZZ
                                         360        165,684.14          1
                                       6.250          1,022.10         59
                                       6.000          1,022.10
    RANCHO CORDOVA   CA   95670          1            12/18/03         00
    2936684                              05           02/01/04          0
    2936684                              N            01/01/34
    0


    9125054          286/286             F          510,000.00         ZZ
                                         360        509,480.02          3
                                       5.875          3,016.85         75
                                       5.625          3,016.85
    SANTA CLARA      CA   95051          1            01/20/04         00
    3024940                              05           03/01/04          0
    3024940                              N            02/01/34
    0


    9125060          286/286             F          330,000.00         ZZ
                                         360        329,277.12          4
                                       5.875          1,952.08         63
                                       5.625          1,952.08
    WEST COVINA      CA   91792          1            12/24/03         00
    2987577                              05           02/01/04          0
    2987577                              N            01/01/34
    0


1


    9125064          286/286             F           88,500.00         ZZ
                                         360         88,418.03          1
                                       6.375            552.13         75
                                       6.125            552.13
    WATERFORD TOWNS  MI   48327          1            01/02/04         00
    2989088                              05           03/01/04          0
    2989088                              N            02/01/34
    0


    9125068          286/286             F          189,000.00         ZZ
                                         360        188,824.94          4
                                       6.375          1,179.12         70
                                       6.125          1,179.12
    BEAUMONT         CA   92223          5            12/31/03         00
    2847007                              05           03/01/04          0
    2847007                              N            02/01/34
    0


    9125072          286/286             F          107,400.00         ZZ
                                         360        107,195.63          1
                                       6.250            661.29         80
                                       6.000            661.29
    FERNLEY          NV   89408          1            12/19/03         00
    2150503                              05           02/01/04          0
    2150503                              N            01/01/34
    0


    9125076          286/286             F          107,400.00         ZZ
                                         360        107,195.63          1
                                       6.250            661.29         80
                                       6.000            661.29
    FERNLEY          NV   89408          1            12/16/03         00
    2150507                              05           02/01/04          0
    2150507                              N            01/01/34
    0


    9125078          286/286             F           94,200.00         ZZ
                                         360         94,016.42          1
                                       6.125            572.37         49
                                       5.875            572.37
    CARSON CITY      NV   89701          1            12/17/03         00
    2932002                              05           02/01/04          0
    2932002                              N            01/01/34
    0


    9125084          286/286             F          266,000.00         ZZ
                                         360        265,493.90          1
                                       6.250          1,637.81         67
                                       6.000          1,637.81
1


    LAKESIDE         CA   92040          1            12/16/03         00
    2965062                              05           02/01/04          0
    2965062                              N            01/01/34
    0


    9125086          286/286             F          107,700.00         ZZ
                                         360        107,509.42          1
                                       6.625            689.62         90
                                       6.375            689.62
    MECHANICSVILLE   VA   23111          1            12/29/03         11
    2961837                              05           02/01/04         25
    2961837                              N            01/01/34
    0


    9125092          286/286             F          220,000.00         ZZ
                                         300        219,410.83          1
                                       6.500          1,485.46         48
                                       6.250          1,485.46
    SAN JOSE         CA   95125          2            12/11/03         00
    2971916                              05           02/01/04          0
    2971916                              N            01/01/29
    0


    9125096          286/286             F          140,000.00         ZZ
                                         360        139,873.43          4
                                       6.500            884.90         70
                                       6.250            884.90
    LANCASTER        CA   93534          1            01/15/04         00
    3008127                              05           03/01/04          0
    3008127                              N            02/01/34
    0


    9125100          286/286             F           58,500.00         ZZ
                                         360         58,401.41          1
                                       6.875            384.31         90
                                       6.625            384.31
    PHOENIX          AZ   85040          1            12/11/03         21
    2913967                              05           02/01/04         25
    2913967                              N            01/01/34
    0


    9125128          286/286             F          108,800.00         ZZ
                                         360        108,704.01          1
                                       6.625            696.66         80
                                       6.375            696.66
    PHOENIX          AZ   85027          1            01/21/04         00
    2934079                              05           03/01/04          0
    2934079                              N            02/01/34
    0
1




    9125132          286/286             F           93,420.00         ZZ
                                         360         93,250.64          1
                                       6.500            590.48         90
                                       6.250            590.48
    SOUTHAVEN        MS   38671          1            12/30/03         10
    2782470                              05           02/01/04         25
    2782470                              N            01/01/34
    0


    9125136          286/286             F           93,420.00         ZZ
                                         360         93,250.64          1
                                       6.500            590.48         90
                                       6.250            590.48
    SOUTHAVEN        MS   38671          1            12/30/03         10
    2821579                              05           02/01/04         25
    2821579                              N            01/01/34
    0


    9125140          286/286             F          225,000.00         ZZ
                                         360        224,611.47          1
                                       6.750          1,459.35         51
                                       6.500          1,459.35
    CHULA VISTA      CA   91910          5            12/05/03         00
    2955490                              05           02/01/04          0
    2955490                              N            01/01/34
    0


    9125144          286/286             F          173,000.00         ZZ
                                         360        172,693.88          1
                                       6.625          1,107.74         90
                                       6.375          1,107.74
    GLENDALE         AZ   85303          1            12/15/03         10
    2926094                              03           02/01/04         25
    2926094                              N            01/01/34
    0


    9125148          286/286             F          202,000.00         ZZ
                                         360        201,789.11          1
                                       5.875          1,194.91         59
                                       5.625          1,194.91
    BURBANK          CA   91505          5            12/31/03         00
    2628608                              05           03/01/04          0
    2628608                              N            02/01/34
    0


    9125156          286/286             F           61,500.00         ZZ
                                         360         61,443.04          1
1


                                       6.375            383.68         75
                                       6.125            383.68
    SAVANNAH         GA   31419          2            01/09/04         00
    2975801                              05           03/01/04          0
    2975801                              N            02/01/34
    0


    9125160          286/286             F           69,350.00         ZZ
                                         360         69,285.77          1
                                       6.375            432.65         70
                                       6.125            432.65
    SAVANNAH         GA   31419          5            01/09/04         00
    2975790                              05           03/01/04          0
    2975790                              N            02/01/34
    0


    9125164          286/286             F           99,200.00         ZZ
                                         360         99,110.31          2
                                       6.500            627.02         80
                                       6.250            627.02
    WESTLAND         MI   48185          1            01/23/04         00
    2956740                              05           03/01/04          0
    2956740                              N            02/01/34
    0


    9125170          286/286             F          151,200.00         ZZ
                                         360        100,657.64          1
                                       6.750            980.69         90
                                       6.500            980.69
    AVONDALE         AZ   85323          1            12/19/03         10
    2979226                              05           02/01/04         30
    2979226                              N            01/01/34
    0


    9125172          286/286             F          137,600.00         ZZ
                                         360        136,636.37          1
                                       6.250            847.23         80
                                       6.000            847.23
    CROFTON          MD   21114          1            12/30/03         00
    2933191                              01           02/01/04          0
    2933191                              N            01/01/34
    0


    9125180          286/286             F           35,550.00         ZZ
                                         360         35,490.08          1
                                       6.875            233.54         90
                                       6.625            233.54
    HALTOM CITY      TX   76117          1            12/22/03         10
    2964144                              05           02/01/04         25
1


    2964144                              N            01/01/34
    0


    9125184          286/286             F           89,900.00         ZZ
                                         360         89,737.02          1
                                       6.500            568.23         90
                                       6.250            568.23
    GRAND RAPIDS     MI   49507          1            12/23/03         12
    2972302                              05           02/01/04         25
    2972302                              N            01/01/34
    0


    9125188          286/286             F           35,820.00         ZZ
                                         360         35,747.33          1
                                       7.000            238.31         90
                                       6.750            238.31
    STAUNTON         VA   24401          1            01/05/04         12
    2981210                              05           02/01/04         25
    2981210                              N            01/01/34
    0


    9125192          286/286             F          107,200.00         ZZ
                                         360        107,090.70          1
                                       5.875            634.13         80
                                       5.625            634.13
    LUSBY            MD   20657          1            01/22/04         00
    2992648                              05           03/01/04          0
    2992648                              N            02/01/34
    0


    9125194          286/286             F           73,150.00         ZZ
                                         360         73,017.38          1
                                       6.500            462.36         90
                                       6.250            462.36
    SAVANNNAH        GA   31401          1            12/19/03         12
    2951682                              05           02/01/04         25
    2951682                              N            01/01/34
    0


    9125196          286/286             F          102,400.00         ZZ
                                         360        102,223.16          1
                                       6.750            664.17         80
                                       6.500            664.17
    MESA             AZ   85204          2            12/19/03         00
    2958199                              05           02/01/04          0
    2958199                              N            01/01/34
    0


1


    9125198          286/286             F          107,200.00         ZZ
                                         360        106,941.67          1
                                       6.250            660.05         80
                                       6.000            660.05
    WOODSTOCK        GA   30189          5            12/18/03         00
    2955496                              05           02/01/04          0
    2955496                              N            01/01/34
    0


    9125200          286/286             F          100,100.00         ZZ
                                         360         99,997.94          1
                                       5.875            592.13         80
                                       5.625            592.13
    COLLEGE STATION  TX   77845          2            01/15/04         00
    2642517                              05           03/01/04          0
    2642517                              N            02/01/34
    0


    9125202          286/286             F           99,100.00         ZZ
                                         360         98,998.96          1
                                       5.875            586.22         79
                                       5.625            586.22
    COLLEGE STATION  TX   77845          2            01/15/04         00
    2642526                              05           03/01/04          0
    2642526                              N            02/01/34
    0


    9125204          286/286             F           99,800.00         ZZ
                                         360         99,698.24          1
                                       5.875            590.36         80
                                       5.625            590.36
    COLLEGE STATION  TX   77845          2            01/15/04         00
    2642522                              05           03/01/04          0
    2642522                              N            02/01/34
    0


    9125206          286/286             F          112,500.00         ZZ
                                         360        112,291.06          1
                                       6.375            701.85         54
                                       6.125            701.85
    WASHINGTON       DC   20011          5            12/01/03         00
    2918707                              05           02/01/04          0
    2918707                              N            01/01/34
    0


    9125208          286/286             F           53,000.00         ZZ
                                         360         52,950.90          1
                                       6.375            330.66         68
                                       6.125            330.66
1


    AKRON            OH   44319          5            01/21/04         00
    2988613                              05           03/01/04          0
    2988613                              N            02/01/34
    0


    9125210          286/286             F           52,000.00         ZZ
                                         360         51,907.97          1
                                       6.625            332.97         80
                                       6.375            332.97
    HILLSBORO        OR   97123          1            12/23/03         00
    2951743                              01           02/01/04          0
    2951743                              N            01/01/34
    0


    9125212          286/286             F           70,000.00         ZZ
                                         360         69,813.69          1
                                       6.625            448.22         88
                                       6.375            448.22
    TUCSON           AZ   85710          1            12/30/03         04
    2980056                              05           01/01/04         25
    2980056                              N            12/01/33
    0


    9125216          286/286             F          124,000.00         ZZ
                                         360        123,839.38          2
                                       6.000            743.45         80
                                       5.750            743.45
    LARGO            FL   33778          1            01/08/04         00
    2980782                              05           03/01/04          0
    2980782                              N            02/01/34
    0


    9125220          286/286             F          475,000.00         ZZ
                                         360        474,600.93          4
                                       6.875          3,120.42         58
                                       6.625          3,120.42
    DANA POINT       CA   92629          5            01/07/04         00
    2991942                              05           03/01/04          0
    2991942                              N            02/01/34
    0


    9125222          286/286             F          300,000.00         ZZ
                                         360        299,481.95          1
                                       6.750          1,945.80         79
                                       6.500          1,945.80
    FREMONT          CA   94538          5            12/18/03         00
    2982770                              05           02/01/04          0
    2982770                              N            01/01/34
    0
1




    9125224          286/286             F          157,500.00         ZZ
                                         360        156,999.80          1
                                       6.250            969.76         70
                                       6.000            969.76
    VISTA            CA   92083          5            12/09/03         00
    2945599                              01           02/01/04          0
    2945599                              N            01/01/34
    0


    9125226          286/286             F           96,000.00         ZZ
                                         360         95,830.13          4
                                       6.625            614.70         50
                                       6.375            614.70
    IDAHO FALLS      ID   83402          5            01/05/04         00
    2986299                              05           03/01/04          0
    2986299                              N            02/01/34
    0


    9125228          286/286             F           96,000.00         ZZ
                                         360         95,915.30          4
                                       6.625            614.70         50
                                       6.375            614.70
    IDAHO FALLS      ID   83403          5            01/05/04         00
    2986329                              05           03/01/04          0
    2986329                              N            02/01/34
    0


    9125230          286/286             F          333,700.00         ZZ
                                         360        333,137.68          1
                                       6.875          2,192.18         75
                                       6.625          2,192.18
    AUDUBON          PA   19403          1            12/29/03         00
    2959885                              03           02/01/04          0
    2959885                              N            01/01/34
    0


    9125232          286/286             F          179,900.00         ZZ
                                         360        179,540.90          1
                                       6.000          1,078.60         90
                                       5.750          1,078.60
    CHESAPEAKE BEAC  MD   20732          1            12/05/03         11
    2934604                              05           02/01/04         25
    2934604                              N            01/01/34
    0


    9125234          286/286             F          315,000.00         ZZ
                                         360        314,414.93          1
1


                                       6.375          1,965.20         75
                                       6.125          1,965.20
    NEWARK           CA   94560          1            12/16/03         00
    2986769                              05           02/01/04          0
    2986769                              N            01/01/34
    0


    9125236          286/286             F          133,900.00         ZZ
                                         360        133,663.07          1
                                       6.625            857.38         90
                                       6.375            857.38
    AVONDALE         AZ   85323          1            12/01/03         12
    2888723                              03           02/01/04         25
    2888723                              N            01/01/34
    0


    9125238          286/286             F          189,000.00         ZZ
                                         360        188,613.66          1
                                       5.875          1,118.01         63
                                       5.625          1,118.01
    PATTERSON        CA   95363          1            12/29/03         00
    2798717                              05           02/01/04          0
    2798717                              N            01/01/34
    0


    9125240          286/286             F           46,000.00         ZZ
                                         360         45,914.55          1
                                       6.375            286.99         75
                                       6.125            286.99
    BALTIMORE        MD   21224          2            12/29/03         00
    2985749                              07           02/01/04          0
    2985749                              N            01/01/34
    0


    9125242          286/286             F          100,000.00         ZZ
                                         360         99,831.50          1
                                       6.875            656.93         56
                                       6.625            656.93
    ANSONIA          CT   06401          5            12/22/03         00
    2966970                              05           02/01/04          0
    2966970                              N            01/01/34
    0


    9125244          286/286             F          215,700.00         ZZ
                                         360        215,229.52          4
                                       6.375          1,345.69         59
                                       6.125          1,345.69
    RENO             NV   89502          5            12/12/03         00
    2910389                              05           02/01/04          0
1


    2910389                              N            01/01/34
    0


    9125246          286/286             F           60,572.00         ZZ
                                         360         60,451.03          1
                                       6.375            377.90         78
                                       6.125            377.90
    LAS VEGAS        NV   89119          1            01/02/04         00
    2998397                              01           02/01/04          0
    2998397                              N            01/01/34
    0


    9125248          286/286             F          231,000.00         ZZ
                                         360        230,549.80          4
                                       6.125          1,403.59         70
                                       5.875          1,403.59
    RENO             NV   89523          5            12/11/03         00
    2542893                              05           02/01/04          0
    2542893                              N            01/01/34
    0


    9125252          286/286             F          123,850.00         ZZ
                                         360        123,619.55          1
                                       6.750            803.29         90
                                       6.500            803.29
    PHOENIX          AZ   85043          1            12/05/03         10
    2887985                              05           02/01/04         25
    2887985                              N            01/01/34
    0


    9125254          286/286             F           98,900.00         ZZ
                                         360         98,818.93          1
                                       7.000            657.99         90
                                       6.750            657.99
    PHOENIX          AZ   85037          1            12/10/03         12
    2954733                              05           02/01/04         25
    2954733                              N            01/01/34
    0


    9125256          286/286             F           32,000.00         ZZ
                                         360         31,944.72          1
                                       6.750            207.56         77
                                       6.500            207.56
    YOUNGSTOWN       OH   44506          5            12/29/03         00
    2974442                              05           02/01/04          0
    2974442                              N            01/01/34
    0


1


    9125258          286/286             F           65,450.00         ZZ
                                         360         65,336.98          1
                                       6.750            424.51         70
                                       6.500            424.51
    VIRGINIA BEACH   VA   23451          5            01/05/04         00
    2857405                              05           02/01/04          0
    2857405                              N            01/01/34
    0


    9125260          286/286             F           84,800.00         ZZ
                                         360         84,653.55          1
                                       6.750            550.02         80
                                       6.500            550.02
    GAUTIER          MS   39553          1            12/22/03         00
    2972284                              05           02/01/04          0
    2972284                              N            01/01/34
    0


    9125264          286/286             F           28,000.00         ZZ
                                         360         27,950.45          1
                                       6.625            179.29         80
                                       6.375            179.29
    LEBANON          PA   17046          1            12/30/03         00
    3017888                              05           02/01/04          0
    3017888                              N            01/01/34
    0


    9125268          286/286             F          104,200.00         ZZ
                                         360        103,993.36          2
                                       6.375            650.08         68
                                       6.125            650.08
    GREEN BAY        WI   54304          2            12/18/03         00
    2943347                              05           02/01/04          0
    2943347                              N            01/01/34
    0


    9125272          286/286             F          296,000.00         ZZ
                                         360        295,442.54          2
                                       6.875          1,944.51         80
                                       6.625          1,944.51
    LYNN             MA   01902          1            12/22/03         00
    2941170                              05           02/01/04          0
    2941170                              N            01/01/34
    0


    9125276          286/286             F          145,000.00         ZZ
                                         360        144,700.22          4
                                       6.625            928.45         70
                                       6.375            928.45
1


    FRESNO           CA   93728          5            12/09/03         00
    3023139                              05           02/01/04          0
    3023139                              N            01/01/34
    0


    9125282          286/286             F          110,000.00         ZZ
                                         360        109,768.14          2
                                       6.375            686.26         80
                                       6.125            686.26
    SAN ANTONIO      TX   78232          1            12/01/03         00
    2922582                              05           02/01/04          0
    2922582                              N            01/01/34
    0


    9125290          286/286             F          105,600.00         ZZ
                                         360        105,305.01          1
                                       6.375            658.81         80
                                       6.125            658.81
    DALLAS           GA   30132          5            11/25/03         00
    2859696                              05           01/01/04          0
    2859696                              N            12/01/33
    0


    9125294          286/286             F          128,000.00         ZZ
                                         360        127,741.21          1
                                       6.375            798.55         78
                                       6.125            798.55
    MARIETTA         GA   30066          5            12/31/03         00
    2978869                              05           02/01/04          0
    2978869                              N            01/01/34
    0


    9125302          286/286             F          100,000.00         ZZ
                                         360         99,809.73          1
                                       6.250            615.72         58
                                       6.000            615.72
    TUCSON           AZ   85710          2            12/17/03         00
    2941488                              05           02/01/04          0
    2941488                              N            01/01/34
    0


    9125310          286/286             F          175,300.00         ZZ
                                         360        175,121.27          4
                                       5.875          1,036.97         75
                                       5.625          1,036.97
    HOLLAND          MI   49424          1            01/02/04         00
    2970063                              05           03/01/04          0
    2970063                              N            02/01/34
    0
1




    9125314          286/286             F           48,000.00         ZZ
                                         360         47,908.66          1
                                       6.250            295.55         80
                                       6.000            295.55
    WICHITA          KS   67213          2            12/16/03         00
    2385119                              05           02/01/04          0
    2385119                              N            01/01/34
    0


    9125322          286/286             F          280,000.00         ZZ
                                         360        279,479.94          1
                                       6.375          1,746.84         70
                                       6.125          1,746.84
    AUSTIN           TX   78759          5            12/23/03         00
    2973941                              05           02/01/04          0
    2973941                              N            01/01/34
    0


    9125328          286/286             F           67,200.00         ZZ
                                         360         67,143.54          1
                                       6.875            441.46         80
                                       6.625            441.46
    ORLANDO          FL   32811          5            01/09/04         00
    2915527                              05           03/01/04          0
    2915527                              N            02/01/34
    0


    9125330          286/286             F          108,000.00         ZZ
                                         360        107,693.43          1
                                       6.375            673.78         80
                                       6.125            673.78
    HOOKSTOWN        PA   15050          5            01/09/04         00
    3006265                              05           03/01/04          0
    3006265                              N            02/01/34
    0


    9125336          286/286             F           94,500.00         ZZ
                                         360         94,340.76          1
                                       6.875            620.80         90
                                       6.625            620.80
    SPOTSYLVANIA     VA   22553          1            12/19/03         12
    2954373                              05           02/01/04         25
    2954373                              N            01/01/34
    0


    9125368          286/286             F           35,500.00         ZZ
                                         360         35,347.80          1
1


                                       7.125            239.18         57
                                       6.875            239.18
    MUNCIE           IN   47304          5            12/19/03         00
    2888339                              05           02/01/04          0
    2888339                              N            01/01/34
    0


    9125372          286/286             F          210,000.00         ZZ
                                         360        209,800.74          1
                                       6.250          1,293.01         77
                                       6.000          1,293.01
    RANCHO CUCAMONG  CA   91701          5            01/12/04         00
    2998120                              05           03/01/04          0
    2998120                              N            02/01/34
    0


    9125376          286/286             F           94,700.00         ZZ
                                         360         94,528.31          1
                                       6.500            598.57         57
                                       6.250            598.57
    SUFFOLK          VA   23434          1            12/31/03         00
    2877760                              01           02/01/04          0
    2877760                              N            01/01/34
    0


    9125382          286/286             F           70,000.00         ZZ
                                         360         69,861.60          1
                                       7.000            465.72         64
                                       6.750            465.72
    ESSEX            MD   21221          5            12/31/03         00
    2901931                              05           02/01/04          0
    2901931                              N            01/01/34
    0


    9125392          286/286             F          112,100.00         ZZ
                                         360        111,991.04          1
                                       6.125            681.14         90
                                       5.875            681.14
    SUNRISE          FL   33351          1            01/16/04         14
    2690692                              05           03/01/04         25
    2690692                              N            02/01/34
    0


    9125396          286/286             F          100,000.00         ZZ
                                         324         99,766.68          1
                                       6.375            647.60         75
                                       6.125            647.60
    PEARL CITY       HI   96782          5            12/22/03         00
    2958918                              01           02/01/04          0
1


    2958918                              N            01/01/31
    0


    9125400          286/286             F           94,000.00         ZZ
                                         300         93,872.00          1
                                       6.375            627.38         80
                                       6.125            627.38
    NORFOLK          VA   23503          1            01/12/04         00
    2977399                              05           03/01/04          0
    2977399                              N            02/01/29
    0


    9125404          286/286             F           52,500.00         ZZ
                                         360         52,400.10          1
                                       6.250            323.26         70
                                       6.000            323.26
    STOCKTON         CA   95207          5            12/03/03         00
    2937217                              05           02/01/04          0
    2937217                              N            01/01/34
    0


    9125408          286/286             F          102,000.00         ZZ
                                         360        101,796.39          1
                                       6.000            611.55         29
                                       5.750            611.55
    SAN DIEGO        CA   92111          2            12/11/03         00
    2947854                              05           02/01/04          0
    2947854                              N            01/01/34
    0


    9125412          286/286             F          189,750.00         ZZ
                                         360        189,380.19          1
                                       6.125          1,152.95         66
                                       5.875          1,152.95
    LAS VEGAS        NV   89135          1            12/11/03         00
    2971444                              05           02/01/04          0
    2971444                              N            01/01/34
    0


    9125418          286/286             F          136,500.00         ZZ
                                         360        136,370.48          2
                                       6.250            840.46         70
                                       6.000            840.46
    CARSON CITY      NV   89701          1            12/29/03         00
    2964972                              05           03/01/04          0
    2964972                              N            02/01/34
    0


1


    9125422          286/286             F          204,000.00         ZZ
                                         360        203,611.85          1
                                       6.250          1,256.07         80
                                       6.000          1,256.07
    STOCKTON         CA   95210          1            12/17/03         00
    2941860                              05           02/01/04          0
    2941860                              N            01/01/34
    0


    9125430          286/286             F           92,000.00         ZZ
                                         360         91,833.19          1
                                       6.500            581.51         80
                                       6.250            581.51
    W DES MOINES     IA   50265          1            12/22/03         00
    2986445                              05           02/01/04          0
    2986445                              N            01/01/34
    0


    9125434          286/286             F          120,800.00         ZZ
                                         360        120,698.50          1
                                       6.875            793.58         80
                                       6.625            793.58
    BOYTON BEACH     FL   33437          5            01/23/04         00
    2993662                              05           03/01/04          0
    2993662                              N            02/01/34
    0


    9125438          286/286             F           52,500.00         ZZ
                                         360         52,402.41          1
                                       6.500            331.84         70
                                       6.250            331.84
    ARMARILLO        TX   79109          5            01/26/04         00
    2987658                              05           03/01/04          0
    2987658                              N            02/01/34
    0


    9125444          286/286             F          113,000.00         ZZ
                                         360        112,692.72          1
                                       6.875            742.33         69
                                       6.625            742.33
    FERNLEY          NV   89408          2            12/16/03         00
    2972180                              05           02/01/04          0
    2972180                              N            01/01/34
    0


    9125450          286/286             F          122,050.00         ZZ
                                         360        121,844.32          1
                                       6.875            801.79         80
                                       6.625            801.79
1


    ELLICOTT CITY    MD   21043          1            12/29/03         00
    2956992                              03           02/01/04          0
    2956992                              N            01/01/34
    0


    9125456          286/286             F           92,000.00         ZZ
                                         360         91,828.19          1
                                       6.500            581.51         69
                                       6.250            581.51
    MEMPHIS          TN   38114          5            12/23/03         00
    2964788                              05           02/01/04          0
    2964788                              N            01/01/34
    0


    9125460          286/286             F          121,500.00         ZZ
                                         360        121,392.80          1
                                       6.625            777.98         90
                                       6.375            777.98
    PORT ORCHARD     WA   98366          1            01/02/04         11
    2829849                              05           03/01/04         25
    2829849                              N            02/01/34
    0


    9125466          286/286             F          189,600.00         ZZ
                                         360        189,247.85          1
                                       6.375          1,182.86         80
                                       6.125          1,182.86
    LA QUINTA        CA   92253          1            12/16/03         00
    2960838                              05           02/01/04          0
    2960838                              N            01/01/34
    0


    9125470          286/286             F           90,000.00         ZZ
                                         360         88,855.51          1
                                       6.625            576.28         75
                                       6.375            576.28
    NORTH FT. MYERS  FL   33903          2            12/16/03         00
    2945857                              05           02/01/04          0
    2945857                              N            01/01/34
    0


    9125474          286/286             F           90,000.00         ZZ
                                         360         89,844.14          1
                                       6.750            583.74         90
                                       6.500            583.74
    MOUNT PLEASANT   PA   15666          1            12/19/03         11
    2960904                              05           02/01/04         25
    2960904                              N            01/01/34
    0
1




    9125478          286/286             F          116,900.00         ZZ
                                         360        116,789.07          3
                                       6.250            719.78         70
                                       6.000            719.78
    HARTFORD         CT   06120          5            01/26/04         00
    3011648                              05           03/01/04          0
    3011648                              N            02/01/34
    0


    9125484          286/286             F           99,000.00         ZZ
                                         360         98,899.30          1
                                       6.375            617.64         80
                                       6.125            617.64
    FERNLEY          NV   89408          1            01/06/04         00
    2528935                              05           03/01/04          0
    2528935                              N            02/01/34
    0


    9125486          286/286             F           48,000.00         ZZ
                                         360         47,162.46          1
                                       7.500            335.63         80
                                       7.250            335.63
    HOLLY HILL       FL   32117          1            04/25/02         00
    782884                               05           06/01/02          0
    782884                               N            05/01/32
    0


    9125490          286/286             F          210,000.00         ZZ
                                         360        209,637.36          1
                                       6.750          1,362.06         51
                                       6.500          1,362.06
    SUNNYVALE        CA   94085          5            12/10/03         00
    2951699                              05           02/01/04          0
    2951699                              N            01/01/34
    0


    9125498          286/286             F           80,000.00         ZZ
                                         360         79,932.78          1
                                       6.875            525.55         58
                                       6.625            525.55
    BOERNE           TX   78006          5            01/21/04         00
    2982484                              05           03/01/04          0
    2982484                              N            02/01/34
    0


    9125500          286/286             F           85,500.00         ZZ
                                         360         85,355.91          1
1


                                       6.875            561.68         90
                                       6.625            561.68
    GARLAND          TX   75041          1            12/12/03         10
    2962897                              05           02/01/04         25
    2962897                              N            01/01/34
    0


    9125506          286/286             F          242,100.00         ZZ
                                         360        241,616.75          2
                                       6.000          1,451.52         90
                                       5.750          1,451.52
    SACRAMENTO       CA   95828          1            12/29/03         12
    2998930                              05           02/01/04         25
    2998930                              N            01/01/34
    0


    9125508          286/286             F          100,000.00         ZZ
                                         360         99,915.99          1
                                       6.875            656.93         80
                                       6.625            656.93
    JACKSONVILLE     FL   32211          1            01/20/04         00
    3019203                              05           03/01/04          0
    3019203                              N            02/01/34
    0


    9125512          286/286             F          259,900.00         ZZ
                                         360        259,440.12          1
                                       6.625          1,664.17         90
                                       6.375          1,664.17
    RIVERBANK        CA   95367          1            12/09/03         12
    2863356                              05           02/01/04         25
    2863356                              N            01/01/34
    0


    9125516          286/286             F           61,200.00         ZZ
                                         360         61,148.58          1
                                       6.875            402.05         90
                                       6.625            402.05
    RICHMOND         VA   23222          1            01/12/04         10
    2961775                              05           03/01/04         25
    2961775                              N            02/01/34
    0


    9125518          286/286             F          168,000.00         ZZ
                                         360        167,844.39          1
                                       6.375          1,048.11         80
                                       6.125          1,048.11
    STOCKTON         CA   95210          1            01/21/04         00
    3029652                              05           03/01/04          0
1


    3029652                              N            02/01/34
    0


    9125520          286/286             F          191,250.00         ZZ
                                         360        190,859.06          1
                                       5.875          1,131.32         75
                                       5.625          1,131.32
    STOCKTON         CA   95209          1            12/18/03         00
    2957330                              05           02/01/04          0
    2957330                              N            01/01/34
    0


    9125522          286/286             F           83,200.00         ZZ
                                         360         83,126.59          1
                                       6.625            532.74         80
                                       6.375            532.74
    RICHMOND         VA   23235          1            01/22/04         00
    3015843                              05           03/01/04          0
    3015843                              N            02/01/34
    0


    9125524          286/286             F          130,500.00         ZZ
                                         360        130,370.08          2
                                       6.000            782.42         90
                                       5.750            782.42
    NEW BEDFORD      MA   02740          1            01/27/04         11
    3025483                              05           03/01/04         25
    3025483                              N            02/01/34
    0


    9125528          286/286             F          130,000.00         ZZ
                                         360        129,681.67          4
                                       6.500            821.69         65
                                       6.250            821.69
    REDDING          CA   96001          5            12/02/03         00
    2917037                              05           02/01/04          0
    2917037                              N            01/01/34
    0


    9125530          286/286             F          104,000.00         ZZ
                                         360        103,903.67          2
                                       6.375            648.83         90
                                       6.125            648.83
    HAMMOND          LA   70401          2            01/23/04         10
    2902598                              05           03/01/04         25
    2902598                              N            02/01/34
    0


1


    9125532          286/286             F          104,000.00         ZZ
                                         360        103,903.67          2
                                       6.375            648.83         90
                                       6.125            648.83
    HAMMOND          LA   70401          2            01/23/04         10
    2902614                              05           03/01/04         25
    2902614                              N            02/01/34
    0


    9125534          286/286             F           52,000.00         ZZ
                                         360         51,912.37          1
                                       6.875            341.61         80
                                       6.625            341.61
    DALLAS           TX   75228          1            12/10/03         00
    2930964                              05           02/01/04          0
    2930964                              N            01/01/34
    0


    9125536          286/286             F          276,750.00         ZZ
                                         360        276,283.64          1
                                       6.875          1,818.06         75
                                       6.625          1,818.06
    SAN LORENZO      CA   94580          5            12/09/03         00
    2940571                              05           02/01/04          0
    2940571                              N            01/01/34
    0


    9125538          286/286             F           88,000.00         ZZ
                                         360         87,851.71          1
                                       6.875            578.10         80
                                       6.625            578.10
    FREDERICKSBURG   VA   22401          1            12/19/03         00
    2907715                              03           02/01/04          0
    2907715                              N            01/01/34
    0


    9125566          286/286             F           70,000.00         ZZ
                                         360         69,939.73          1
                                       6.750            454.02         70
                                       6.500            454.02
    DALLAS           TX   75206          5            01/21/04         00
    3010784                              05           03/01/04          0
    3010784                              N            02/01/34
    0


    9125568          286/286             F           40,500.00         ZZ
                                         360         40,461.57          1
                                       6.250            249.37         90
                                       6.000            249.37
1


    SPOKANE VALLEY   WA   99206          1            01/29/04         11
    3002260                              05           03/01/04         25
    3002260                              N            02/01/34
    0


    9125570          286/286             F          136,500.00         ZZ
                                         360        136,370.48          2
                                       6.250            840.46         70
                                       6.000            840.46
    CARSON CITY      NV   89701          1            12/29/03         00
    2964970                              05           03/01/04          0
    2964970                              N            02/01/34
    0


    9125572          286/286             F          205,000.00         ZZ
                                         360        204,577.12          3
                                       5.875          1,212.66         40
                                       5.625          1,212.66
    DORCHESTER       MA   02124          5            12/31/03         00
    2975820                              05           02/01/04          0
    2975820                              N            01/01/34
    0


    9125590          286/286             F           40,000.00         ZZ
                                         360         39,962.04          1
                                       6.250            246.29         52
                                       6.000            246.29
    SOUTH BEND       IN   46614          5            01/12/04         00
    2986722                              05           03/01/04          0
    2986722                              N            02/01/34
    0


    9125594          286/286             F           36,000.00         ZZ
                                         360         35,931.50          1
                                       6.250            221.66         75
                                       6.000            221.66
    SOUTH BEND       IN   46628          2            12/30/03         00
    2989000                              05           02/01/04          0
    2989000                              N            01/01/34
    0


    9125596          286/286             F           30,000.00         ZZ
                                         360         29,942.91          1
                                       6.250            184.72         67
                                       6.000            184.72
    SOUTHBEND        IN   46628          2            12/30/03         00
    2986732                              05           02/01/04          0
    2986732                              N            01/01/34
    0
1




    9125598          286/286             F          125,910.00         ZZ
                                         360        125,804.22          2
                                       6.875            827.14         90
                                       6.625            827.14
    LAKEWOOD         OH   44107          1            01/16/04         12
    3009963                              05           03/01/04         25
    3009963                              N            02/01/34
    0


    9125600          286/286             F           59,520.00         ZZ
                                         360         59,463.52          1
                                       6.250            366.48         80
                                       6.000            366.48
    SAVANNAH         GA   31404          1            01/13/04         00
    2987146                              05           03/01/04          0
    2987146                              N            02/01/34
    0


    9125602          286/286             F          140,000.00         ZZ
                                         360        139,867.16          1
                                       6.250            862.01         80
                                       6.000            862.01
    TUCKER           GA   30084          5            01/15/04         00
    2980145                              05           03/01/04          0
    2980145                              N            02/01/34
    0


    9125604          286/286             F           62,200.00         ZZ
                                         360         62,084.47          1
                                       6.375            388.05         52
                                       6.125            388.05
    TUCSON           AZ   85730          2            12/12/03         00
    2950655                              05           02/01/04          0
    2950655                              N            01/01/34
    0


    9125606          286/286             F           88,691.00         ZZ
                                         360         88,498.46          1
                                       6.375            553.32         80
                                       6.125            553.32
    ARLINGTON        TX   76001          1            12/24/03         00
    2987433                              05           02/01/04          0
    2987433                              N            01/01/34
    0


    9125610          286/286             F           72,000.00         ZZ
                                         360         71,872.61          1
1


                                       6.625            461.02         90
                                       6.375            461.02
    INDPLS           IN   46201          1            12/01/03         10
    2983717                              05           02/01/04         25
    2983717                              N            01/01/34
    0


    9125614          286/286             F           69,000.00         ZZ
                                         360         68,802.09          1
                                       6.250            424.85         75
                                       6.000            424.85
    MT PLEASANT      MI   48858          1            11/25/03         00
    2937299                              01           01/01/04          0
    2937299                              N            12/01/33
    0


    9125616          286/286             F          100,300.00         ZZ
                                         360        100,126.81          1
                                       6.750            650.54         75
                                       6.500            650.54
    TUCSON           AZ   85742          2            12/23/03         00
    3015216                              05           02/01/04          0
    3015216                              N            01/01/34
    0


    9125618          286/286             F           70,200.00         ZZ
                                         360         70,017.65          1
                                       6.750            455.32         90
                                       6.500            455.32
    MIRAMAR          FL   33025          1            11/26/03         10
    2926497                              01           01/01/04         30
    2926497                              N            12/01/33
    0


    9125620          286/286             F           49,550.00         ZZ
                                         360         49,504.10          1
                                       6.375            309.13         90
                                       6.125            309.13
    SYRACUSE         NY   13211          1            01/09/04         11
    2888463                              05           03/01/04         25
    2888463                              N            02/01/34
    0


    9125622          286/286             F           82,575.00         ZZ
                                         360         82,417.89          1
                                       6.250            508.43         90
                                       6.000            508.43
    ORLANDO          FL   32819          1            12/03/03         10
    2919635                              01           02/01/04         25
1


    2919635                              N            01/01/34
    0


    9125624          K15/G02             F           97,200.00         ZZ
                                         360         97,100.90          1
                                       5.875            574.97         65
                                       5.625            574.97
    ARNOLD           MO   63010          2            01/27/04         00
    0437481823                           05           03/01/04          0
    014805517067                         O            02/01/34
    0


    9125626          286/286             F          110,000.00         ZZ
                                         360        109,685.25          1
                                       6.250            677.29         74
                                       6.000            677.29
    BEAVERTON        OR   97007          5            11/21/03         00
    2870498                              05           01/01/04          0
    2870498                              N            12/01/33
    0


    9125630          286/286             F           90,000.00         ZZ
                                         360         89,852.03          2
                                       7.000            598.77         59
                                       6.750            598.77
    CLAYTON          NC   27520          1            12/18/03         00
    2963689                              05           02/01/04          0
    2963689                              N            01/01/34
    0


    9125636          286/286             F           63,200.00         ZZ
                                         360         63,085.41          1
                                       6.500            399.47         80
                                       6.250            399.47
    SAN ANTONIO      TX   78216          2            12/15/03         00
    3011837                              01           02/01/04          0
    3011837                              N            01/01/34
    0


    9125638          286/286             F          111,150.00         ZZ
                                         360        110,913.37          1
                                       6.500            702.54         90
                                       6.250            702.54
    TUCSON           AZ   85746          1            12/01/03         04
    2999255                              05           02/01/04         25
    2999255                              N            01/01/34
    0


1


    9125640          286/286             F           97,000.00         ZZ
                                         300         96,865.33          1
                                       6.250            639.88         77
                                       6.000            639.88
    BLUE SPRINGS     MO   64014          2            01/23/04         00
    3007135                              05           03/01/04          0
    3007135                              N            02/01/29
    0


    9125642          286/286             F           70,000.00         ZZ
                                         360         69,873.09          1
                                       6.500            442.45         16
                                       6.250            442.45
    BALTIMORE        MD   21212          1            12/05/03         00
    2811994                              05           02/01/04          0
    2811994                              N            01/01/34
    0


    9125644          286/286             F           60,000.00         ZZ
                                         360         59,939.38          1
                                       6.625            384.19         54
                                       6.375            384.19
    CHANNAHON        IL   60410          2            01/26/04         00
    3015578                              05           03/01/04          0
    3015578                              N            02/01/34
    0


    9125646          286/286             F          100,000.00         ZZ
                                         360         99,911.77          1
                                       6.625            640.31         50
                                       6.375            640.31
    VIRGINIA BEACH   VA   23455          1            01/05/04         00
    2922547                              01           03/01/04          0
    2922547                              N            02/01/34
    0


    9125648          286/286             F           80,000.00         ZZ
                                         360         79,924.09          1
                                       6.250            492.58         53
                                       6.000            492.58
    MARIETTA         GA   30068          1            01/16/04         00
    3012738                              05           03/01/04          0
    3012738                              N            02/01/34
    0


    9125650          286/286             F          120,000.00         ZZ
                                         360        119,777.11          1
                                       6.375            748.65         72
                                       6.125            748.65
1


    SUGAR GROVE      IL   60554          1            12/19/03         00
    2947261                              05           02/01/04          0
    2947261                              N            01/01/34
    0


    9125652          286/286             F           72,000.00         ZZ
                                         360         71,878.67          1
                                       6.875            472.99         80
                                       6.625            472.99
    FLAGSTAFF        AZ   86004          5            12/16/03         00
    2925385                              05           02/01/04          0
    2925385                              N            01/01/34
    0


    9125656          286/286             F          164,000.00         ZZ
                                         360        163,865.57          1
                                       7.000          1,091.10         73
                                       6.750          1,091.10
    BROAD CHANNEL    NY   11693          5            01/09/04         00
    2894647                              05           03/01/04          0
    2894647                              N            02/01/34
    0


    9125658          286/286             F          148,500.00         ZZ
                                         360        148,237.22          1
                                       6.625            950.87         90
                                       6.375            950.87
    LAS VEGAS        NV   89130          1            12/23/03         11
    2979970                              05           02/01/04         25
    2979970                              N            01/01/34
    0


    9125662          286/286             F          105,000.00         ZZ
                                         360        104,818.69          1
                                       6.750            681.03         66
                                       6.500            681.03
    KANSAS CITY      MO   64110          2            12/09/03         00
    2861377                              05           02/01/04          0
    2861377                              N            01/01/34
    0


    9125664          K15/G02             F          207,000.00         ZZ
                                         360        206,788.96          1
                                       5.875          1,224.48         90
                                       5.625          1,224.48
    MANASSAS         VA   20109          5            01/24/04         41
    0437493547                           05           03/01/04         25
    007905526814                         O            02/01/34
    0
1




    9125666          286/286             F           61,200.00         ZZ
                                         360         61,037.13          1
                                       6.625            391.87         90
                                       6.375            391.87
    KANSAS CITY      MO   64134          1            11/24/03         10
    2982895                              05           01/01/04         25
    2982895                              N            12/01/33
    0


    9125668          286/286             F           74,700.00         ZZ
                                         360         74,567.83          1
                                       6.625            478.31         90
                                       6.375            478.31
    KANSAS CITY      MO   64134          1            12/11/03         10
    2999194                              05           02/01/04         25
    2999194                              N            01/01/34
    0


    9125670          286/286             F           89,910.00         ZZ
                                         360         89,750.92          1
                                       6.625            575.70         90
                                       6.375            575.70
    HOUSTON          TX   77079          1            12/29/03         11
    2952794                              01           02/01/04         25
    2952794                              N            01/01/34
    0


    9125674          286/286             F          178,400.00         ZZ
                                         360        178,242.60          1
                                       6.625          1,142.32         80
                                       6.375          1,142.32
    SKIPPACK         PA   19474          1            01/19/04         00
    2997799                              05           03/01/04          0
    2997799                              N            02/01/34
    0


    9125676          286/286             F           57,000.00         ZZ
                                         360         56,886.22          1
                                       6.000            341.75         43
                                       5.750            341.75
    FLAGSTAFF        AZ   86001          5            12/12/03         00
    2935757                              05           02/01/04          0
    2935757                              N            01/01/34
    0


    9125686          286/286             F           93,572.00         ZZ
                                         360         93,414.31          2
1


                                       6.875            614.71         52
                                       6.625            614.71
    AUSTIN           TX   78727          2            12/12/03         00
    2948375                              05           02/01/04          0
    2948375                              N            01/01/34
    0


    9125726          286/286             F           92,000.00         ZZ
                                         360         91,910.57          1
                                       6.125            559.01         72
                                       5.875            559.01
    PEACHTREE CITY   GA   30269          2            01/16/04         00
    2989067                              05           03/01/04          0
    2989067                              N            02/01/34
    0


    9125728          286/286             F           90,000.00         ZZ
                                         360         89,908.23          4
                                       5.875            532.39         75
                                       5.625            532.39
    GENEVA           NY   14456          2            01/07/04         00
    2979282                              05           03/01/04          0
    2979282                              N            02/01/34
    0


    9125730          286/286             F           78,500.00         ZZ
                                         360         78,419.96          3
                                       5.875            464.36         61
                                       5.625            464.36
    GENEVA           NY   14456          2            01/07/04         00
    2979283                              05           03/01/04          0
    2979283                              N            02/01/34
    0


    9125732          286/286             F           81,000.00         ZZ
                                         360         80,917.41          4
                                       5.875            479.15         70
                                       5.625            479.15
    WATERLOO         NY   13165          5            01/07/04         00
    2979289                              05           03/01/04          0
    2979289                              N            02/01/34
    0


    9125734          286/286             F          120,000.00         ZZ
                                         360        119,787.66          2
                                       6.625            768.38         75
                                       6.375            768.38
    CENTERLINE       MI   48015          5            12/17/03         00
    2940740                              05           02/01/04          0
1


    2940740                              N            01/01/34
    0


    9125736          286/286             F           59,900.00         ZZ
                                         360         59,791.41          1
                                       6.500            378.61         75
                                       6.250            378.61
    HEMET            CA   92543          1            12/11/03         00
    3001743                              01           02/01/04          0
    3001743                              N            01/01/34
    0


    9125740          286/286             F          169,300.00         ZZ
                                         360        169,146.94          1
                                       6.500          1,070.10         90
                                       6.250          1,070.10
    DULUTH           GA   30097          1            01/16/04         21
    2982711                              05           03/01/04         25
    2982711                              N            02/01/34
    0


    9125742          286/286             F          206,700.00         ZZ
                                         360        206,213.33          1
                                       7.250          1,410.06         80
                                       7.000          1,410.06
    FAIRFAX          VA   22031          1            12/01/03         00
    2909729                              05           01/01/04          0
    2909729                              N            12/01/33
    0


    9125744          286/286             F           47,600.00         ZZ
                                         360         47,556.90          1
                                       6.500            300.87         80
                                       6.250            300.87
    TROTWOOD         OH   45426          1            01/15/04         00
    2880185                              05           03/01/04          0
    2880185                              N            02/01/34
    0


    9125746          286/286             F          125,000.00         ZZ
                                         360        124,881.39          1
                                       6.250            769.65         66
                                       6.000            769.65
    BOERNE           TX   78006          1            01/09/04         00
    2991764                              05           03/01/04          0
    2991764                              N            02/01/34
    0


1


    9125748          286/286             F          162,320.00         ZZ
                                         360        162,165.98          1
                                       6.250            999.44         80
                                       6.000            999.44
    VIRGINIA BEACH   VA   23456          1            01/16/04         00
    2988143                              05           03/01/04          0
    2988143                              N            02/01/34
    0


    9125750          286/286             F           82,770.00         ZZ
                                         360         82,549.70          2
                                       6.625            529.99         89
                                       6.375            529.99
    PENSACOLA        FL   32514          1            12/04/03         10
    2945630                              05           01/01/04         25
    2945630                              N            12/01/33
    0


    9125756          286/286             F          118,750.00         ZZ
                                         360        118,543.64          1
                                       6.750            770.22         80
                                       6.500            770.22
    ORLANDO          FL   32829          1            12/17/03         00
    2938002                              03           02/01/04          0
    2938002                              N            01/01/34
    0


    9125758          286/286             F          100,800.00         ZZ
                                         360        100,621.65          1
                                       6.625            645.43         80
                                       6.375            645.43
    SEBRING          FL   33875          5            12/12/03         00
    2939940                              05           02/01/04          0
    2939940                              N            01/01/34
    0


    9125762          286/286             F           60,000.00         ZZ
                                         360         59,893.83          1
                                       6.625            384.19         80
                                       6.375            384.19
    GRIFFITH         IN   46319          1            12/16/03         00
    2929987                              05           02/01/04          0
    2929987                              N            01/01/34
    0


    9125764          286/286             F          138,500.00         ZZ
                                         360        138,242.72          1
                                       6.375            864.06         53
                                       6.125            864.06
1


    RANCHO CUCAMONG  CA   91730          5            12/17/03         00
    1771950                              05           02/01/04          0
    1771950                              N            01/01/34
    0


    9125766          286/286             F           90,500.00         ZZ
                                         360         90,141.51          2
                                       6.500            572.03         51
                                       6.250            572.03
    CLIFTON PARK     NY   12065          5            12/11/03         00
    2925711                              05           02/01/04          0
    2925711                              N            01/01/34
    0


    9125770          286/286             F           94,500.00         ZZ
                                         360         94,340.76          1
                                       6.875            620.80         90
                                       6.625            620.80
    GARLAND          TX   75043          1            12/08/03         14
    2968770                              05           02/01/04         25
    2968770                              N            01/01/34
    0


    9125772          286/286             F           93,750.00         ZZ
                                         360         93,580.04          1
                                       6.500            592.56         76
                                       6.250            592.56
    MIDLOTHIAN       VA   23112          5            12/09/03         00
    2920931                              05           02/01/04          0
    2920931                              N            01/01/34
    0


    9125774          286/286             F           96,000.00         ZZ
                                         360         95,825.95          1
                                       6.500            606.79         80
                                       6.250            606.79
    MIDLOTHIAN       VA   23112          2            12/09/03         00
    2920674                              05           02/01/04          0
    2920674                              N            01/01/34
    0


    9125776          286/286             F          112,000.00         ZZ
                                         360        111,796.95          1
                                       6.500            707.92         74
                                       6.250            707.92
    COLONIAL HEIGHT  VA   23834          2            12/09/03         00
    2920683                              05           02/01/04          0
    2920683                              N            01/01/34
    0
1




    9125778          286/286             F          121,100.00         ZZ
                                         360        120,880.47          1
                                       6.500            765.43         70
                                       6.250            765.43
    MIDLOTHIAN       VA   23112          2            12/09/03         00
    2920649                              05           02/01/04          0
    2920649                              N            01/01/34
    0


    9125780          286/286             F          132,000.00         ZZ
                                         360        131,760.69          1
                                       6.500            834.33         71
                                       6.250            834.33
    RICHMOND         VA   23235          5            12/09/03         00
    2920923                              05           02/01/04          0
    2920923                              N            01/01/34
    0


    9125782          286/286             F          182,507.00         ZZ
                                         360        182,199.44          1
                                       6.875          1,198.95         90
                                       6.625          1,198.95
    FISHERS          IN   46038          1            12/22/03         11
    2964902                              05           02/01/04         25
    2964902                              N            01/01/34
    0


    9125784          286/286             F           66,500.00         ZZ
                                         360         66,364.05          1
                                       5.875            393.38         90
                                       5.625            393.38
    PHILADELPHIA     PA   19149          1            12/08/03         04
    2811449                              05           02/01/04         25
    2811449                              N            01/01/34
    0


    9125786          286/286             F           44,190.00         ZZ
                                         360         44,108.80          1
                                       6.500            279.31         90
                                       6.250            279.31
    SPRINGFIELD      OH   45505          1            12/31/03         04
    3003011                              05           02/01/04         25
    3003011                              N            01/01/34
    0


    9125788          286/286             F           56,855.00         ZZ
                                         360         56,754.40          1
1


                                       6.625            364.05         57
                                       6.375            364.05
    CLEMMONS         NC   27012          2            12/09/03         00
    2928199                              05           02/01/04          0
    2928199                              N            01/01/34
    0


    9125790          286/286             F           74,500.00         ZZ
                                         360         74,435.85          1
                                       6.750            483.21         68
                                       6.500            483.21
    VIRGINIA BEACH   VA   23454          2            01/12/04         00
    2988391                              05           03/01/04          0
    2988391                              N            02/01/34
    0


    9125792          286/286             F          100,000.00         ZZ
                                         360         99,909.60          1
                                       6.500            632.07         23
                                       6.250            632.07
    ROCKVILLE        MD   20852          1            01/16/04         00
    2964886                              06           03/01/04          0
    2964886                              N            02/01/34
    0


    9125796          286/286             F           56,000.00         ZZ
                                         360         55,828.08          2
                                       7.000            372.57         80
                                       6.750            372.57
    MT VERNON        OH   43050          1            12/08/03         00
    2921888                              05           02/01/04          0
    2921888                              N            01/01/34
    0


    9125798          286/286             F           34,000.00         ZZ
                                         360         33,966.95          1
                                       6.125            206.59         53
                                       5.875            206.59
    DETROIT          MI   48228          5            01/26/04         00
    3018187                              05           03/01/04          0
    3018187                              N            02/01/34
    0


    9125802          286/286             F          105,700.00         ZZ
                                         360        105,335.33          1
                                       6.000            633.73         70
                                       5.750            633.73
    ELLICOTT CITY    MD   21042          5            01/22/04         00
    2998556                              01           03/01/04          0
1


    2998556                              N            02/01/34
    0


    9125804          286/286             F          100,000.00         ZZ
                                         360         99,818.71          1
                                       6.500            632.07         51
                                       6.250            632.07
    LAS VEGAS        NV   89149          1            12/11/03         00
    2732220                              05           02/01/04          0
    2732220                              N            01/01/34
    0


    9125806          286/286             F           39,200.00         ZZ
                                         360         39,166.24          1
                                       6.750            254.26         70
                                       6.500            254.26
    COLUMBUS         IN   47201          5            01/23/04         00
    3000334                              05           03/01/04          0
    3000334                              N            02/01/34
    0


    9125846          286/286             F           78,500.00         ZZ
                                         360         78,421.85          1
                                       6.000            470.65         46
                                       5.750            470.65
    MIAMI            FL   33157          5            01/16/04         00
    3010224                              05           03/01/04          0
    3010224                              N            02/01/34
    0


    9125848          286/286             F           62,100.00         ZZ
                                         360         62,043.86          1
                                       6.500            392.52         90
                                       6.250            392.52
    FAYETTEVILLE     NC   28311          1            01/23/04         11
    2968926                              05           03/01/04         25
    2968926                              N            02/01/34
    0


    9125852          286/286             F           68,000.00         ZZ
                                         360         67,876.71          1
                                       6.500            429.81         80
                                       6.250            429.81
    INDIANAPOLIS     IN   46227          5            12/31/03         00
    2986474                              05           02/01/04          0
    2986474                              N            01/01/34
    0


1


    9125854          286/286             F          150,000.00         ZZ
                                         360        149,740.97          1
                                       6.750            972.90         49
                                       6.500            972.90
    WASHINGTON       DC   20009          5            12/02/03         00
    2887250                              01           02/01/04          0
    2887250                              N            01/01/34
    0


    9125858          286/286             F           40,500.00         ZZ
                                         360         40,464.26          2
                                       6.625            259.33         90
                                       6.375            259.33
    BUFFALO          NY   14211          1            01/23/04         12
    2982784                              05           03/01/04         25
    2982784                              N            02/01/34
    0


    9125862          286/286             F           50,000.00         ZZ
                                         360         49,957.99          1
                                       6.875            328.47         59
                                       6.625            328.47
    EAST TAWAS       MI   48730          5            01/09/04         00
    2922321                              05           03/01/04          0
    2922321                              N            02/01/34
    0


    9125864          286/286             F          141,200.00         ZZ
                                         360        140,956.14          1
                                       6.750            915.83         80
                                       6.500            915.83
    LAS VEGAS        NV   89123          1            12/05/03         00
    2955974                              05           02/01/04          0
    2955974                              N            01/01/34
    0


    9125866          286/286             F          172,000.00         ZZ
                                         360        171,701.68          1
                                       6.750          1,115.59         80
                                       6.500          1,115.59
    LAS VEGAS        NV   89123          5            12/17/03         00
    2982729                              05           02/01/04          0
    2982729                              N            01/01/34
    0


    9125868          286/286             F           36,000.00         ZZ
                                         360         35,970.49          1
                                       7.000            239.51         90
                                       6.750            239.51
1


    PHILADELPHIA     PA   19120          1            01/07/04         12
    3001021                              05           03/01/04         25
    3001021                              N            02/01/34
    0


    9125870          286/286             F          162,000.00         ZZ
                                         360        161,849.96          1
                                       6.375          1,010.67         75
                                       6.125          1,010.67
    FALLS CHURCH     VA   22041          1            01/23/04         00
    2974985                              01           03/01/04          0
    2974985                              N            02/01/34
    0


    9125874          286/286             F           49,000.00         ZZ
                                         360         48,961.77          1
                                       7.250            334.27         63
                                       7.000            334.27
    NORFOLK          VA   23504          5            01/09/04         00
    2933898                              05           03/01/04          0
    2933898                              N            02/01/34
    0


    9125876          286/286             F           83,200.00         ZZ
                                         360         83,049.17          1
                                       6.500            525.88         80
                                       6.250            525.88
    NORTH MYRTLE BE  SC   29582          1            01/05/04         00
    2935632                              01           02/01/04          0
    2935632                              N            01/01/34
    0


    9125882          286/286             F          279,000.00         ZZ
                                         360        278,741.59          1
                                       6.375          1,740.60         71
                                       6.125          1,740.60
    IRVINE           CA   92604          2            01/02/04         00
    2976808                              05           03/01/04          0
    2976808                              N            02/01/34
    0


    9125886          286/286             F          104,000.00         ZZ
                                         360        103,901.32          2
                                       6.250            640.35         80
                                       6.000            640.35
    LEANDER          TX   78641          5            01/26/04         00
    3028159                              05           03/01/04          0
    3028159                              N            02/01/34
    0
1




    9125888          286/286             F           85,500.00         ZZ
                                         360         85,431.63          1
                                       7.125            576.03         90
                                       6.875            576.03
    PLANO            TX   75074          1            01/12/04         11
    2997934                              05           03/01/04         25
    2997934                              N            02/01/34
    0


    9125890          286/286             F          102,000.00         ZZ
                                         360        101,823.85          1
                                       6.750            661.58         80
                                       6.500            661.58
    VIRGINIA BEACH   VA   23452          1            01/05/04         00
    2979794                              05           02/01/04          0
    2979794                              N            01/01/34
    0


    9125892          286/286             F          112,050.00         ZZ
                                         360        111,946.22          1
                                       6.375            699.05         90
                                       6.125            699.05
    FOLSOM           PA   19033          1            01/23/04         21
    3005212                              05           03/01/04         25
    3005212                              N            02/01/34
    0


    9125894          286/286             F           26,400.00         ZZ
                                         360         26,376.13          1
                                       6.500            166.87         80
                                       6.250            166.87
    CLAY             NY   13041          1            01/13/04         00
    2990039                              05           03/01/04          0
    2990039                              N            02/01/34
    0


    9125900          286/286             F          102,400.00         ZZ
                                         360        102,127.45          1
                                       6.625            655.68         80
                                       6.375            655.68
    GLENDALE         AZ   85308          5            11/17/03         00
    2966064                              05           01/01/04          0
    2966064                              N            12/01/33
    0


    9125902          286/286             F          149,600.00         ZZ
                                         360        149,319.15          1
1


                                       6.375            933.31         80
                                       6.125            933.31
    DENNIS PORT      MA   02639          1            12/12/03         00
    2736570                              05           02/01/04          0
    2736570                              N            01/01/34
    0


    9125904          286/286             F          100,700.00         ZZ
                                         360        100,404.86          2
                                       6.125            611.87         90
                                       5.875            611.87
    GRAND RAPIDS     MI   49504          1            11/26/03         21
    2908021                              05           01/01/04         25
    2908021                              N            12/01/33
    0


    9125906          286/286             F           45,000.00         ZZ
                                         360         44,907.84          1
                                       6.625            288.14         90
                                       6.375            288.14
    LEBANON          PA   17046          1            12/08/03         21
    2902605                              07           02/01/04         25
    2902605                              N            01/01/34
    0


    9125910          286/286             F           31,500.00         ZZ
                                         360         31,470.02          1
                                       6.875            206.94         90
                                       6.625            206.94
    BAGDAD           FL   32583          1            01/23/04         12
    2963867                              05           03/01/04         25
    2963867                              N            02/01/34
    0


    9125912          286/286             F          280,000.00         ZZ
                                         360        279,714.52          1
                                       5.875          1,656.31         80
                                       5.625          1,656.31
    SAMMAMISH        WA   98074          1            01/13/04         00
    3014733                              05           03/01/04          0
    3014733                              N            02/01/34
    0


    9125914          286/286             F          104,000.00         ZZ
                                         360        103,756.51          1
                                       5.875            615.20         80
                                       5.625            615.20
    EL PASO          TX   79902          1            12/09/03         00
    2942523                              05           02/01/04          0
1


    2942523                              N            01/01/34
    0


    9125918          286/286             F          114,000.00         ZZ
                                         360        113,487.72          1
                                       6.375            711.22         60
                                       6.125            711.22
    CHINCOTEAGUE     VA   23336          5            12/05/03         00
    2914484                              05           02/01/04          0
    2914484                              N            01/01/34
    0


    9125920          286/286             F          119,700.00         ZZ
                                         360        119,472.25          1
                                       6.250            737.02         90
                                       6.000            737.02
    OLATHE           KS   66061          1            12/12/03         11
    2942138                              05           02/01/04         25
    2942138                              N            01/01/34
    0


    9125922          286/286             F           75,800.00         ZZ
                                         360         75,567.01          1
                                       5.875            448.39         58
                                       5.625            448.39
    VANCOUVER        WA   98684          1            11/21/03         00
    2933531                              05           01/01/04          0
    2933531                              N            12/01/33
    0


    9125926          286/286             F           39,400.00         ZZ
                                         360         39,183.43          1
                                       7.000            262.13         90
                                       6.750            262.13
    RICHMOND         VA   23224          1            12/05/03         12
    2185456                              05           01/01/04         25
    2185456                              N            12/01/33
    0


    9125928          286/286             F          100,000.00         ZZ
                                         360         99,766.00          2
                                       5.875            591.54         15
                                       5.625            591.54
    FOX ISLAND       WA   98333          5            12/09/03         00
    2796902                              05           02/01/04          0
    2796902                              N            01/01/34
    0


1


    9125934          286/286             F           96,600.00         ZZ
                                         360         96,503.83          1
                                       6.000            579.17         70
                                       5.750            579.17
    PINE LAKE        GA   30072          5            01/22/04         00
    3012665                              05           03/01/04          0
    3012665                              N            02/01/34
    0


    9125936          286/286             F          116,100.00         ZZ
                                         360        115,879.10          1
                                       6.250            714.85         80
                                       6.000            714.85
    VISALIA          CA   93277          1            12/15/03         00
    2983294                              05           02/01/04          0
    2983294                              N            01/01/34
    0


    9125938          286/286             F          132,960.00         ZZ
                                         360        132,707.02          1
                                       6.250            818.66         80
                                       6.000            818.66
    DENTON           TX   76210          1            12/19/03         00
    2972053                              05           02/01/04          0
    2972053                              N            01/01/34
    0


    9125944          286/286             F           65,600.00         ZZ
                                         360         65,412.27          1
                                       6.250            403.92         90
                                       6.000            403.92
    YUMA             AZ   85364          1            11/21/03         12
    2914758                              03           01/01/04         25
    2914758                              N            12/01/33
    0


    9125946          286/286             F          108,000.00         ZZ
                                         360        107,904.71          1
                                       6.625            691.54         80
                                       6.375            691.54
    VIRGINIA BEACH   VA   23464          1            01/05/04         00
    2914541                              05           03/01/04          0
    2914541                              N            02/01/34
    0


    9125948          286/286             F          241,500.00         ZZ
                                         360        241,062.17          1
                                       6.500          1,526.45         70
                                       6.250          1,526.45
1


    SPRINGFIELD      VA   22151          1            12/01/03         00
    2777510                              05           02/01/04          0
    2777510                              N            01/01/34
    0


    9125952          286/286             F          185,000.00         ZZ
                                         360        184,531.06          1
                                       6.875          1,215.32         64
                                       6.625          1,215.32
    WASHINGTON       DC   20009          2            11/26/03         00
    2921253                              01           01/01/04          0
    2921253                              N            12/01/33
    0


    9125966          286/286             F          199,200.00         ZZ
                                         360        198,838.86          1
                                       6.500          1,259.08         80
                                       6.250          1,259.08
    ENGLEWOOD        CO   80112          1            12/15/03         00
    2954341                              05           02/01/04          0
    2954341                              N            01/01/34
    0


    9125970          286/286             F           68,400.00         ZZ
                                         360         68,284.75          1
                                       6.875            449.34         90
                                       6.625            449.34
    URBANA           OH   43078          1            12/16/03         10
    2814812                              05           02/01/04         25
    2814812                              N            01/01/34
    0


    9125972          286/286             F          144,000.00         ZZ
                                         360        143,705.64          1
                                       5.875            851.82         80
                                       5.625            851.82
    SOUTH HAMPTON    PA   18966          1            01/02/04         00
    3000896                              05           02/01/04          0
    3000896                              N            01/01/34
    0


    9125974          286/286             F           59,400.00         ZZ
                                         360         58,970.27          1
                                       6.625            380.34         80
                                       6.375            380.34
    KANSAS CITY      MO   64119          1            11/25/03         00
    2980074                              05           01/01/04          0
    2980074                              N            12/01/33
    0
1




    9125976          286/286             F          212,900.00         ZZ
                                         360        212,360.30          1
                                       6.875          1,398.61         80
                                       6.625          1,398.61
    VIENNA           VA   22181          2            12/02/03         00
    2841696                              05           01/01/04          0
    2841696                              N            12/01/33
    0


    9125984          286/286             F           90,400.00         ZZ
                                         360         90,316.27          1
                                       6.375            563.98         80
                                       6.125            563.98
    LAS VEGAS        NV   89129          1            01/14/04         00
    3013769                              01           03/01/04          0
    3013769                              N            02/01/34
    0


    9125986          286/286             F           81,000.00         ZZ
                                         360         80,779.11          1
                                       6.500            511.98         90
                                       6.250            511.98
    WATAUGA          TX   76148          1            11/25/03         12
    2924963                              05           01/01/04         25
    2924963                              N            12/01/33
    0


    9125990          286/286             F          168,300.00         ZZ
                                         360        168,016.39          2
                                       6.875          1,105.62         90
                                       6.625          1,105.62
    LUBBOCK          TX   79416          1            12/22/03         11
    2975922                              05           02/01/04         25
    2975922                              N            01/01/34
    0


    9125992          286/286             F          168,300.00         ZZ
                                         360        168,016.39          2
                                       6.875          1,105.62         90
                                       6.625          1,105.62
    LUBBOCK          TX   79416          1            12/22/03         11
    2975929                              05           02/01/04         25
    2975929                              N            01/01/34
    0


    9125996          286/286             F          148,732.00         ZZ
                                         360        148,435.12          1
1


                                       6.000            891.73         80
                                       5.750            891.73
    CANTON           GA   30114          1            12/13/03         00
    2935706                              03           02/01/04          0
    2935706                              N            01/01/34
    0


    9125998          286/286             F           74,250.00         ZZ
                                         360         74,181.22          2
                                       6.375            463.23         90
                                       6.125            463.23
    NORRISTOWN       PA   19401          1            01/22/04         10
    3006044                              05           03/01/04         25
    3006044                              N            02/01/34
    0


    9126000          286/286             F           74,700.00         ZZ
                                         360         74,564.57          2
                                       6.500            472.16         90
                                       6.250            472.16
    NORRISTOWN       PA   19401          1            12/19/03         10
    2972093                              05           02/01/04         25
    2972093                              N            01/01/34
    0


    9126002          286/286             F          315,000.00         ZZ
                                         360        314,412.76          4
                                       6.375          1,965.20         70
                                       6.125          1,965.20
    BEND             OR   97701          5            12/15/03         00
    2915096                              05           02/01/04          0
    2915096                              N            01/01/34
    0


    9126004          286/286             F          294,000.00         ZZ
                                         360        293,413.18          2
                                       6.000          1,762.68         70
                                       5.750          1,762.68
    ATLANTA          GA   30308          2            12/17/03         00
    2903441                              05           02/01/04          0
    2903441                              N            01/01/34
    0


    9126006          286/286             F          275,000.00         ZZ
                                         360        274,451.09          3
                                       6.000          1,648.77         65
                                       5.750          1,648.77
    ATLANTA          GA   30308          2            12/17/03         00
    2903452                              05           02/01/04          0
1


    2903452                              N            01/01/34
    0


    9126010          286/286             F          280,000.00         ZZ
                                         360        279,441.11          3
                                       6.000          1,678.75         70
                                       5.750          1,678.75
    ATLANTA          GA   30308          2            12/17/03         00
    2903588                              05           02/01/04          0
    2903588                              N            01/01/34
    0


    9126016          286/286             F          339,000.00         ZZ
                                         360        338,323.35          4
                                       6.000          2,032.48         70
                                       5.750          2,032.48
    ATLANTA          GA   30308          2            12/17/03         00
    2903517                              05           02/01/04          0
    2903517                              N            01/01/34
    0


    9126022          286/286             F          149,600.00         ZZ
                                         360        149,328.77          1
                                       6.500            945.58         80
                                       6.250            945.58
    FREDERICKSBURG   VA   22405          1            12/29/03         00
    2958243                              05           02/01/04          0
    2958243                              N            01/01/34
    0


    9126024          286/286             F           44,000.00         ZZ
                                         360         43,965.67          1
                                       7.250            300.16         63
                                       7.000            300.16
    CHAMBERSBURG     PA   17201          5            01/26/04         00
    2971331                              05           03/01/04          0
    2971331                              N            02/01/34
    0


    9126026          286/286             F          172,500.00         ZZ
                                         360        172,187.27          3
                                       6.500          1,090.32         75
                                       6.250          1,090.32
    MIAMI            FL   33125          1            12/29/03         00
    2986287                              05           02/01/04          0
    2986287                              N            01/01/34
    0


1


    9126028          286/286             F           40,500.00         ZZ
                                         360         40,431.75          1
                                       6.875            266.06         90
                                       6.625            266.06
    BLOOMINGTON      IL   61701          1            12/23/03         04
    2967866                              05           02/01/04         25
    2967866                              N            01/01/34
    0


    9126030          286/286             F          123,300.00         ZZ
                                         360        123,076.47          1
                                       6.500            779.34         80
                                       6.250            779.34
    CINCINNATI       OH   45244          2            12/22/03         00
    2949047                              05           02/01/04          0
    2949047                              N            01/01/34
    0


    9126032          286/286             F          164,500.00         ZZ
                                         360        164,351.29          1
                                       6.500          1,039.75         72
                                       6.250          1,039.75
    MARTINSBURG      WV   25401          2            01/08/04         00
    3043443                              05           03/01/04          0
    3043443                              N            02/01/34
    0


    9126036          286/286             F           63,525.00         ZZ
                                         360         63,417.01          1
                                       7.000            422.64         55
                                       6.750            422.64
    CAPITOL HEIGHTS  MD   20743          5            12/10/03         00
    2964833                              05           02/01/04          0
    2964833                              N            01/01/34
    0


    9126038          286/286             F          108,000.00         ZZ
                                         360        107,820.31          1
                                       7.000            718.53         66
                                       6.750            718.53
    WASHINGTON       DC   20002          5            12/10/03         00
    2965174                              05           02/01/04          0
    2965174                              N            01/01/34
    0


    9126040          286/286             F          142,700.00         ZZ
                                         360        142,320.19          1
                                       6.625            913.73         90
                                       6.375            913.73
1


    LOGANVILLE       GA   30052          1            11/25/03         10
    2878655                              05           01/01/04         25
    2878655                              N            12/01/33
    0


    9126042          286/286             F           57,200.00         ZZ
                                         360         57,105.96          1
                                       7.000            380.55         80
                                       6.750            380.55
    SAN ANTONIO      TX   78244          1            12/01/03         00
    2940952                              05           02/01/04          0
    2940952                              N            01/01/34
    0


    9126044          286/286             F           82,400.00         ZZ
                                         360         82,261.15          2
                                       6.875            541.31         80
                                       6.625            541.31
    SAN ANTONIO      TX   78218          1            12/01/03         00
    2940961                              05           02/01/04          0
    2940961                              N            01/01/34
    0


    9126046          286/286             F           96,390.00         ZZ
                                         360         96,210.97          1
                                       6.375            601.35         90
                                       6.125            601.35
    RIVERDALE        GA   30296          1            12/31/03         12
    2988813                              05           02/01/04         25
    2988813                              N            01/01/34
    0


    9126048          286/286             F           40,000.00         ZZ
                                         360         39,965.56          1
                                       6.750            259.44         49
                                       6.500            259.44
    VIRGINIA BEACH   VA   23452          2            01/05/04         00
    2977343                              05           03/01/04          0
    2977343                              N            02/01/34
    0


    9126050          286/286             F           96,000.00         ZZ
                                         360         95,904.43          2
                                       6.000            575.57         80
                                       5.750            575.57
    CORPUS CHRISTI   TX   78411          1            01/08/04         00
    2993575                              05           03/01/04          0
    2993575                              N            02/01/34
    0
1




    9126052          286/286             F          130,500.00         ZZ
                                         360        130,233.24          1
                                       5.875            771.96         90
                                       5.625            771.96
    BRAWLEY          CA   92227          1            12/23/03         12
    2943683                              05           02/01/04         25
    2943683                              N            01/01/34
    0


    9126054          286/286             F           38,610.00         ZZ
                                         360         38,548.05          1
                                       7.125            260.13         90
                                       6.875            260.13
    NEWPORT NEWS     VA   23602          1            01/05/04         12
    2967782                              09           02/01/04         25
    2967782                              N            01/01/34
    0


    9126056          286/286             F           34,000.00         ZZ
                                         360         33,689.31          1
                                       6.750            220.53         90
                                       6.500            220.53
    PITTSBURGH       PA   15208          2            12/22/03         11
    2920429                              05           02/01/04         25
    2920429                              N            01/01/34
    0


    9126058          286/286             F          126,900.00         ZZ
                                         360        126,790.25          1
                                       6.750            823.07         90
                                       6.500            823.07
    GREELEY          CO   80631          1            01/16/04         11
    3007809                              05           03/01/04         25
    3007809                              N            02/01/34
    0


    9126062          286/286             F          140,800.00         ZZ
                                         360        140,018.13          1
                                       6.000            844.17         80
                                       5.750            844.17
    PINETOP          AZ   85935          1            12/11/03         00
    2924789                              01           02/01/04          0
    2924789                              N            01/01/34
    0


    9126064          286/286             F          300,800.00         ZZ
                                         360        300,185.14          1
1


                                       5.875          1,779.35         80
                                       5.625          1,779.35
    ATLANTA          GA   30327          1            12/30/03         00
    2996874                              05           02/01/04          0
    2996874                              N            01/01/34
    0


    9126066          286/286             F           52,500.00         ZZ
                                         360         52,448.97          1
                                       6.125            319.00         50
                                       5.875            319.00
    MARIETTA         GA   30066          1            01/16/04         00
    2994420                              05           03/01/04          0
    2994420                              N            02/01/34
    0


    9126068          286/286             F           81,000.00         ZZ
                                         360         80,924.97          2
                                       6.375            505.34         90
                                       6.125            505.34
    SUFFOLK          VA   23435          1            01/07/04         12
    2969983                              05           03/01/04         25
    2969983                              N            02/01/34
    0


    9126128          286/286             F          237,000.00         ZZ
                                         360        236,580.48          1
                                       6.375          1,478.58         73
                                       6.125          1,478.58
    SHADY SIDE       MD   20764          5            01/02/04         00
    2984644                              05           03/01/04          0
    2984644                              N            02/01/34
    0


    9126134          286/286             F          112,500.00         ZZ
                                         360        112,403.13          1
                                       6.750            729.68         80
                                       6.500            729.68
    VIRGINIA BEACH   VA   23453          5            01/08/04         00
    2950700                              03           03/01/04          0
    2950700                              N            02/01/34
    0


    9126136          286/286             F          221,000.00         ZZ
                                         360        220,543.47          4
                                       6.500          1,396.87         69
                                       6.250          1,396.87
    COMPTON          CA   90220          5            12/08/03         00
    2994568                              05           02/01/04          0
1


    2994568                              N            01/01/34
    0


    9126140          286/286             F           88,200.00         ZZ
                                         360         88,043.93          1
                                       6.625            564.76         70
                                       6.375            564.76
    DULUTH           MN   55805          5            12/24/03         00
    2968654                              05           02/01/04          0
    2968654                              N            01/01/34
    0


    9126142          286/286             F           68,000.00         ZZ
                                         360         67,864.26          1
                                       6.000            407.70         79
                                       5.750            407.70
    SAGINAW          MI   48601          5            12/18/03         00
    2953495                              05           02/01/04          0
    2953495                              N            01/01/34
    0


    9126144          286/286             F          166,500.00         ZZ
                                         360        166,195.61          1
                                       6.250          1,025.17         90
                                       6.000          1,025.17
    VIRGINIA BEACH   VA   23456          1            01/16/04         11
    2981475                              05           03/01/04         25
    2981475                              N            02/01/34
    0


    9126146          286/286             F          197,400.00         ZZ
                                         360        197,033.37          1
                                       6.375          1,231.52         80
                                       6.125          1,231.52
    COLLEGE PARK     MD   20740          1            12/23/03         00
    2972545                              05           02/01/04          0
    2972545                              N            01/01/34
    0


    9126154          286/286             F           51,500.00         ZZ
                                         360         51,404.33          1
                                       6.375            321.30         67
                                       6.125            321.30
    AUSTELL          GA   30168          2            12/18/03         00
    2993911                              05           02/01/04          0
    2993911                              N            01/01/34
    0


1


    9126156          286/286             F           97,600.00         ZZ
                                         360         97,509.60          2
                                       6.375            608.90         80
                                       6.125            608.90
    KIRKSVILLE       MO   63501          1            01/26/04         00
    3007419                              05           03/01/04          0
    3007419                              N            02/01/34
    0


    9126158          286/286             F          233,000.00         ZZ
                                         360        232,794.42          2
                                       6.625          1,491.93         65
                                       6.375          1,491.93
    MINTURN          CO   81645          5            01/20/04         00
    2972556                              05           03/01/04          0
    2972556                              N            02/01/34
    0


    9126160          286/286             F          405,000.00         ZZ
                                         360        404,198.60          2
                                       7.000          2,694.48         90
                                       6.750          2,694.48
    WASHINGTON       DC   20001          1            12/23/03         11
    2938611                              05           02/01/04         25
    2938611                              N            01/01/34
    0


    9126162          286/286             F           86,000.00         ZZ
                                         360         85,836.37          1
                                       6.250            529.52         50
                                       6.000            529.52
    LAKEWOOD         CO   80226          1            12/23/03         00
    2963139                              05           02/01/04          0
    2963139                              N            01/01/34
    0


    9126164          286/286             F           57,275.00         ZZ
                                         360         57,221.94          1
                                       6.375            357.33         61
                                       6.125            357.33
    VIRGINIA BEACH   VA   23462          2            01/26/04         00
    3009518                              05           03/01/04          0
    3009518                              N            02/01/34
    0


    9126166          286/286             F          132,000.00         ZZ
                                         360        131,636.52          1
                                       6.000            791.41         80
                                       5.750            791.41
1


    ATHENS           GA   30607          1            12/18/03         00
    2961089                              05           02/01/04          0
    2961089                              N            01/01/34
    0


    9126168          286/286             F           88,000.00         ZZ
                                         360         87,832.57          1
                                       6.250            541.83         80
                                       6.000            541.83
    GRAPEVINE        TX   76051          1            12/30/03         00
    2993876                              05           02/01/04          0
    2993876                              N            01/01/34
    0


    9126170          286/286             F          122,000.00         ZZ
                                         360        121,884.24          1
                                       6.250            751.18         80
                                       6.000            751.18
    AUSTIN           TX   78750          1            01/02/04         00
    2976595                              01           03/01/04          0
    2976595                              N            02/01/34
    0


    9126176          286/286             F          112,000.00         ZZ
                                         360        111,905.90          1
                                       6.875            735.77         80
                                       6.625            735.77
    CHESTER          VA   23831          5            01/19/04         00
    3004701                              05           03/01/04          0
    3004701                              N            02/01/34
    0


    9126178          286/286             F           96,000.00         ZZ
                                         360         95,808.38          1
                                       6.000            575.57         80
                                       5.750            575.57
    FORT WORTH       TX   76131          1            12/30/03         00
    2987023                              05           02/01/04          0
    2987023                              N            01/01/34
    0


    9126180          286/286             F          113,760.00         ZZ
                                         360        113,548.72          2
                                       6.375            709.71         90
                                       6.125            709.71
    PFLUGERVILLE     TX   78660          1            12/04/03         14
    2961508                              05           02/01/04         25
    2961508                              N            01/01/34
    0
1




    9126182          286/286             F           43,200.00         ZZ
                                         360         43,121.69          1
                                       6.500            273.05         90
                                       6.250            273.05
    SAN ANTONIO      TX   78214          1            12/11/03         10
    3001598                              05           02/01/04         25
    3001598                              N            01/01/34
    0


    9126184          286/286             F           42,400.00         ZZ
                                         360         42,326.77          1
                                       6.750            275.01         80
                                       6.500            275.01
    SPRINGFIELD      OH   45506          1            12/19/03         00
    2967240                              05           02/01/04          0
    2967240                              N            01/01/34
    0


    9126188          286/286             F           90,250.00         ZZ
                                         360         90,078.28          1
                                       6.250            555.69         51
                                       6.000            555.69
    NORTH LAUDERDAL  FL   33068          2            12/23/03         00
    2980957                              05           02/01/04          0
    2980957                              N            01/01/34
    0


    9126190          286/286             F           98,250.00         ZZ
                                         360         98,154.50          1
                                       6.125            596.98         75
                                       5.875            596.98
    PHOENIX          AZ   85029          1            01/09/04         00
    2953626                              05           03/01/04          0
    2953626                              N            02/01/34
    0


    9126192          286/286             F          147,200.00         ZZ
                                         360        146,933.12          1
                                       6.500            930.41         80
                                       6.250            930.41
    LOWELL           MA   01852          1            12/23/03         00
    2986924                              05           02/01/04          0
    2986924                              N            01/01/34
    0


    9126194          286/286             F          185,600.00         ZZ
                                         360        185,415.23          1
1


                                       6.000          1,112.77         80
                                       5.750          1,112.77
    NAPERVILLE       IL   60564          1            01/15/04         00
    2996174                              05           03/01/04          0
    2996174                              N            02/01/34
    0


    9126196          286/286             F           55,000.00         ZZ
                                         360         54,952.65          1
                                       6.750            356.73         69
                                       6.500            356.73
    INDIANAPOLIS     IN   46226          5            01/16/04         00
    3011864                              05           03/01/04          0
    3011864                              N            02/01/34
    0


    9126198          286/286             F          330,000.00         ZZ
                                         360        329,387.07          1
                                       6.375          2,058.78         75
                                       6.125          2,058.78
    GLENVIEW         IL   60025          2            12/17/03         00
    2689786                              05           02/01/04          0
    2689786                              N            01/01/34
    0


    9126200          286/286             F          104,400.00         ZZ
                                         360        104,206.08          1
                                       6.375            651.33         90
                                       6.125            651.33
    ALLEN            TX   75002          1            12/09/03         11
    2948947                              05           02/01/04         25
    2948947                              N            01/01/34
    0


    9126202          286/286             F           72,900.00         ZZ
                                         360         72,777.15          1
                                       6.875            478.91         79
                                       6.625            478.91
    INDIANAPOLIS     IN   46202          2            12/12/03         00
    2950899                              05           02/01/04          0
    2950899                              N            01/01/34
    0


    9126204          286/286             F           50,000.00         ZZ
                                         360         49,917.78          1
                                       7.000            332.66         59
                                       6.750            332.66
    NEWPORT NEWS     VA   23605          5            12/26/03         00
    2920324                              05           02/01/04          0
1


    2920324                              N            01/01/34
    0


    9126210          U05/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.250          4,002.16         60
                                       6.000          4,002.16
    LOS ANGELES      CA   90265          2            02/03/04         00
    0437525173                           05           04/01/04          0
    3456663                              O            03/01/34
    0


    9126214          286/286             F           90,000.00         ZZ
                                         360         89,922.51          1
                                       6.750            583.74         90
                                       6.500            583.74
    PILOT POINT      TX   76258          1            01/08/04         14
    3005861                              05           03/01/04         25
    3005861                              N            02/01/34
    0


    9126216          286/286             F           86,850.00         ZZ
                                         360         86,676.65          4
                                       6.000            520.71         75
                                       5.750            520.71
    FENTON           MO   63026          1            01/05/04         00
    2898665                              05           02/01/04          0
    2898665                              N            01/01/34
    0


    9126218          286/286             F           70,200.00         ZZ
                                         360         70,069.61          1
                                       6.375            437.96         90
                                       6.125            437.96
    SHARPSBURG       GA   30277          1            12/11/03         21
    2946385                              05           02/01/04         25
    2946385                              N            01/01/34
    0


    9126220          286/286             F           48,000.00         ZZ
                                         360         47,717.00          1
                                       6.625            307.35         80
                                       6.375            307.35
    DUBLIN           PA   18917          1            12/29/03         00
    2946168                              01           02/01/04          0
    2946168                              N            01/01/34
    0


1


    9126222          286/286             F           72,900.00         ZZ
                                         360         72,838.75          1
                                       6.875            478.91         90
                                       6.625            478.91
    KINCHELOE        MI   49788          1            01/23/04         21
    3015407                              05           03/01/04         25
    3015407                              N            02/01/34
    0


    9126224          286/286             F           67,500.00         ZZ
                                         360         67,374.61          1
                                       6.375            421.12         90
                                       6.125            421.12
    LONGVIEW         TX   75604          1            12/18/03         11
    2971213                              05           02/01/04         25
    2971213                              N            01/01/34
    0


    9126226          286/286             F          100,000.00         ZZ
                                         360         99,818.71          4
                                       6.500            632.07         69
                                       6.250            632.07
    KENNEWICK        WA   99336          2            12/02/03         00
    2906616                              05           02/01/04          0
    2906616                              N            01/01/34
    0


    9126228          286/286             F          238,000.00         ZZ
                                         360        237,462.57          1
                                       6.625          1,523.94         80
                                       6.375          1,523.94
    PHILADELPHIA     PA   19147          1            12/16/03         00
    2994519                              05           02/01/04          0
    2994519                              N            01/01/34
    0


    9126234          286/286             F           78,300.00         ZZ
                                         360         78,220.16          1
                                       5.875            463.18         90
                                       5.625            463.18
    SAFETY HARBOR    FL   34695          1            01/06/04         14
    2994177                              05           03/01/04         25
    2994177                              N            02/01/34
    0


    9126236          286/286             F          157,600.00         ZZ
                                         360        157,457.53          1
                                       6.500            996.14         80
                                       6.250            996.14
1


    MORENO VALLEY    CA   92553          1            01/15/04         00
    3002993                              05           03/01/04          0
    3002993                              N            02/01/34
    0


    9126238          286/286             F           49,900.00         ZZ
                                         360         49,767.18          1
                                       6.625            319.52         72
                                       6.375            319.52
    TUCSON           AZ   85715          1            11/25/03         00
    2968888                              01           01/01/04          0
    2968888                              N            12/01/33
    0


    9126240          286/286             F           71,000.00         ZZ
                                         360         70,874.08          1
                                       6.875            466.42         75
                                       6.625            466.42
    STEPHENS CITY    VA   22655          1            12/12/03         00
    2946524                              01           02/01/04          0
    2946524                              N            01/01/34
    0


    9126290          286/286             F           39,600.00         ZZ
                                         360         39,567.54          1
                                       7.000            263.46         90
                                       6.750            263.46
    HINESVILLE       GA   31313          1            01/13/04         11
    2976662                              05           03/01/04         25
    2976662                              N            02/01/34
    0


    9126294          286/286             F           82,400.00         ZZ
                                         360         82,175.32          1
                                       6.500            520.82         80
                                       6.250            520.82
    DECATUR          GA   30032          5            11/26/03         00
    2901788                              05           01/01/04          0
    2901788                              N            12/01/33
    0


    9126296          286/286             F           50,000.00         ZZ
                                         360         49,900.19          1
                                       6.000            299.78         35
                                       5.750            299.78
    TROY             MI   48083          5            12/10/03         00
    2657530                              05           02/01/04          0
    2657530                              N            01/01/34
    0
1




    9126298          286/286             F           65,000.00         ZZ
                                         360         64,870.26          1
                                       6.000            389.71         47
                                       5.750            389.71
    TROY             MI   48083          2            12/10/03         00
    2703709                              05           02/01/04          0
    2703709                              N            01/01/34
    0


    9126300          286/286             F           80,000.00         ZZ
                                         360         79,781.84          1
                                       6.500            505.66         68
                                       6.250            505.66
    CHICAGO          IL   60613          5            11/26/03         00
    2892316                              01           01/01/04          0
    2892316                              N            12/01/33
    0


    9126302          286/286             F           80,000.00         ZZ
                                         360         79,927.67          1
                                       6.500            505.66         80
                                       6.250            505.66
    DECATUR          GA   30035          5            01/05/04         00
    2966416                              05           03/01/04          0
    2966416                              N            02/01/34
    0


    9126306          286/286             F           63,000.00         ZZ
                                         360         62,893.83          2
                                       6.875            413.87         90
                                       6.625            413.87
    ROCKFORD         IL   61109          1            12/22/03         12
    2950314                              05           02/01/04         25
    2950314                              N            01/01/34
    0


    9126308          286/286             F           45,000.00         ZZ
                                         360         44,924.17          2
                                       6.875            295.62         74
                                       6.625            295.62
    BUFFALO          NY   14207          5            12/22/03         00
    2896019                              05           02/01/04          0
    2896019                              N            01/01/34
    0


    9126314          286/286             F           48,000.00         ZZ
                                         360         47,922.32          1
1


                                       7.250            327.45         80
                                       7.000            327.45
    NEWARK           OH   43055          1            12/02/03         00
    2860400                              05           02/01/04          0
    2860400                              N            01/01/34
    0


    9126318          286/286             F          115,200.00         ZZ
                                         360        114,970.05          1
                                       6.000            690.69         80
                                       5.750            690.69
    TUCSON           AZ   85750          1            12/11/03         00
    2941608                              03           02/01/04          0
    2941608                              N            01/01/34
    0


    9126320          286/286             F           48,000.00         ZZ
                                         360         47,919.11          1
                                       6.875            315.33         80
                                       6.625            315.33
    PORTSMOUTH       VA   23707          1            12/08/03         00
    2920263                              05           02/01/04          0
    2920263                              N            01/01/34
    0


    9126322          286/286             F          147,000.00         ZZ
                                         360        146,876.50          1
                                       6.875            965.69         65
                                       6.625            965.69
    DES PLAINES      IL   60018          5            01/16/04         00
    2988574                              05           03/01/04          0
    2988574                              N            02/01/34
    0


    9126324          286/286             F          113,000.00         ZZ
                                         360        113,000.00          2
                                       6.875            742.33         54
                                       6.625            742.33
    MONTVILLE        CT   06382          5            01/12/04         00
    2970837                              05           03/01/04          0
    2970837                              N            02/01/34
    0


    9126330          286/286             F           70,000.00         ZZ
                                         360         69,856.91          1
                                       5.875            414.08         80
                                       5.625            414.08
    LA VETA          CO   81055          1            12/01/03         00
    2919096                              05           02/01/04          0
1


    2919096                              N            01/01/34
    0


    9126336          286/286             F           62,910.00         ZZ
                                         360         62,857.14          1
                                       6.875            413.28         90
                                       6.625            413.28
    ANDERSON         IN   46011          1            01/21/04         21
    2985946                              05           03/01/04         25
    2985946                              N            02/01/34
    0


    9126338          286/286             F          146,400.00         ZZ
                                         360        146,218.73          1
                                       6.375            913.35         80
                                       6.125            913.35
    OKLAHOMA CITY    OK   73142          1            01/16/04         00
    2999795                              05           03/01/04          0
    2999795                              N            02/01/34
    0


    9126340          286/286             F           69,507.00         ZZ
                                         360         69,330.79          1
                                       6.875            456.62         90
                                       6.625            456.62
    MCDONOUGH        GA   30253          1            12/05/03         21
    2907540                              05           01/01/04         25
    2907540                              N            12/01/33
    0


    9126342          286/286             F          121,000.00         ZZ
                                         360        120,670.04          1
                                       6.500            764.81         68
                                       6.250            764.81
    ANN ARBOR        MI   48103          2            11/25/03         00
    2896319                              05           01/01/04          0
    2896319                              N            12/01/33
    0


    9126344          286/286             F          206,000.00         ZZ
                                         360        205,626.51          1
                                       6.500          1,302.07         75
                                       6.250          1,302.07
    WASHINGTON       DC   20002          5            12/19/03         00
    2944054                              05           02/01/04          0
    2944054                              N            01/01/34
    0


1


    9126346          286/286             F           40,000.00         ZZ
                                         360         39,965.56          1
                                       6.750            259.44         69
                                       6.500            259.44
    ANDERSON         IN   46016          2            01/08/04         00
    2992623                              05           03/01/04          0
    2992623                              N            02/01/34
    0


    9126348          286/286             F          300,000.00         ZZ
                                         360        299,694.13          1
                                       5.875          1,774.62         28
                                       5.625          1,774.62
    WILMINGTON       NC   28411          2            01/06/04         00
    2955483                              05           03/01/04          0
    2955483                              N            02/01/34
    0


    9126350          286/286             F           76,000.00         ZZ
                                         360         75,792.74          1
                                       6.500            480.38         80
                                       6.250            480.38
    CONYERS          GA   30094          5            12/05/03         00
    2912894                              05           01/01/04          0
    2912894                              N            12/01/33
    0


    9126352          286/286             F          112,000.00         ZZ
                                         360        111,820.33          1
                                       7.125            754.57         70
                                       6.875            754.57
    ROWLAND HEIGHTS  CA   91748          5            12/17/03         00
    2926150                              01           02/01/04          0
    2926150                              N            01/01/34
    0


    9126354          286/286             F          104,000.00         ZZ
                                         360        103,905.97          1
                                       6.500            657.36         80
                                       6.250            657.36
    NORTH WALES      PA   19454          1            01/26/04         00
    2999788                              01           03/01/04          0
    2999788                              N            02/01/34
    0


    9126358          286/286             F          208,800.00         ZZ
                                         360        208,393.08          1
                                       6.125          1,268.69         90
                                       5.875          1,268.69
1


    FOUNTAIN HILLS   AZ   85268          1            12/30/03         19
    3003499                              05           02/01/04         25
    3003499                              N            01/01/34
    0


    9126360          286/286             F           45,900.00         ZZ
                                         360         45,816.79          2
                                       6.500            290.12         90
                                       6.250            290.12
    INDIANAPOLIS     IN   46225          1            12/05/03         11
    2943704                              05           02/01/04         25
    2943704                              N            01/01/34
    0


    9126362          286/286             F          132,300.00         ZZ
                                         360        131,972.75          1
                                       7.000            880.20         90
                                       6.750            880.20
    COLORADO SPRING  CO   80911          1            12/01/03         11
    2926204                              05           01/01/04         25
    2926204                              N            12/01/33
    0


    9126364          286/286             F          116,880.00         ZZ
                                         360        116,673.18          1
                                       6.625            748.40         80
                                       6.375            748.40
    ORLANDO          FL   32804          1            12/30/03         00
    2968962                              05           02/01/04          0
    2968962                              N            01/01/34
    0


    9126366          286/286             F           65,000.00         ZZ
                                         360         64,944.04          2
                                       6.750            421.59         75
                                       6.500            421.59
    WESTFIELD        WI   53964          5            01/12/04         00
    2994379                              05           03/01/04          0
    2994379                              N            02/01/34
    0


    9126370          286/286             F           90,000.00         ZZ
                                         360         89,828.76          2
                                       6.250            554.15         59
                                       6.000            554.15
    PROVIDENCE       RI   02909          5            12/30/03         00
    2946935                              05           02/01/04          0
    2946935                              N            01/01/34
    0
1




    9126372          U05/G02             F          174,800.00         ZZ
                                         360        174,800.00          1
                                       6.375          1,090.52         80
                                       6.125          1,090.52
    BELLEVUE         ID   83313          1            02/05/04         00
    0437497241                           05           04/01/04          0
    3459968                              O            03/01/34
    0


    9126374          286/286             F           66,510.00         ZZ
                                         360         66,386.46          1
                                       6.375            414.94         90
                                       6.125            414.94
    BARSTOW          CA   92311          1            12/16/03         14
    2964031                              05           02/01/04         25
    2964031                              N            01/01/34
    0


    9126376          286/286             F          162,000.00         ZZ
                                         360        161,863.90          1
                                       6.875          1,064.23         90
                                       6.625          1,064.23
    RIVERSIDE        CA   92507          1            01/02/04         14
    2980187                              05           03/01/04         25
    2980187                              N            02/01/34
    0


    9126378          286/286             F          202,000.00         ZZ
                                         360        201,817.39          1
                                       6.500          1,276.78         80
                                       6.250          1,276.78
    MORENO VALLEY    CA   92557          1            01/13/04         00
    2992253                              05           03/01/04          0
    2992253                              N            02/01/34
    0


    9126380          286/286             F           83,200.00         ZZ
                                         360         83,130.07          1
                                       6.875            546.57         80
                                       6.625            546.57
    BLUE SPRINGS     MO   64015          1            01/05/04         00
    2975032                              05           03/01/04          0
    2975032                              N            02/01/34
    0


    9126382          286/286             F           29,600.00         ZZ
                                         360         29,524.94          1
1


                                       6.875            194.46         80
                                       6.625            194.46
    KANKAKEE         IL   60901          1            11/25/03         00
    2886897                              05           01/01/04          0
    2886897                              N            12/01/33
    0


    9126386          286/286             F           65,700.00         ZZ
                                         360         65,533.74          1
                                       6.625            420.69         90
                                       6.375            420.69
    HEPHZIBAH        GA   30815          2            12/15/03         04
    2951109                              05           02/01/04         25
    2951109                              N            01/01/34
    0


    9126408          286/286             F           91,500.00         ZZ
                                         360         91,250.52          1
                                       6.500            578.34         74
                                       6.250            578.34
    JACKSONVILLE     FL   32217          2            11/10/03         00
    2983683                              05           01/01/04          0
    2983683                              N            12/01/33
    0


    9126410          286/286             F          186,870.00         ZZ
                                         360        186,709.10          1
                                       6.750          1,212.04         70
                                       6.500          1,212.04
    HIGHLANDS RANCH  CO   80126          5            01/08/04         00
    2981725                              05           03/01/04          0
    2981725                              N            02/01/34
    0


    9126412          286/286             F          276,750.00         ZZ
                                         360        276,248.27          3
                                       6.500          1,749.25         76
                                       6.250          1,749.25
    CHICAGO          IL   60616          1            12/18/03         00
    2948305                              05           02/01/04          0
    2948305                              N            01/01/34
    0


    9126416          286/286             F          151,500.00         ZZ
                                         360        151,359.67          1
                                       6.375            945.17         75
                                       6.125            945.17
    BEND             OR   97701          2            01/01/04         00
    2961530                              05           03/01/04          0
1


    2961530                              N            02/01/34
    0


    9126418          286/286             F           84,000.00         ZZ
                                         360         83,770.95          1
                                       6.500            530.94         57
                                       6.250            530.94
    GERMANTOWN       MD   20874          2            11/26/03         00
    2916473                              03           01/01/04          0
    2916473                              N            12/01/33
    0


    9126422          286/286             F          111,150.00         ZZ
                                         360        110,958.06          1
                                       6.750            720.92         90
                                       6.500            720.92
    GREGORY          MI   48137          1            12/22/03         21
    2964903                              05           02/01/04         25
    2964903                              N            01/01/34
    0


    9126426          286/286             F           90,000.00         ZZ
                                         360         89,760.47          1
                                       6.625            576.28         75
                                       6.375            576.28
    CARPENTESVILLLE  IL   60110          1            11/25/03         00
    2902563                              05           01/01/04          0
    2902563                              N            12/01/33
    0


    9126428          286/286             F           72,000.00         ZZ
                                         360         71,798.87          1
                                       6.375            449.19         80
                                       6.125            449.19
    CARROLLTON       GA   30117          5            11/26/03         00
    2893636                              05           01/01/04          0
    2893636                              N            12/01/33
    0


    9126432          286/286             F           41,400.00         ZZ
                                         360         41,331.50          1
                                       7.000            275.44         90
                                       6.750            275.44
    SAN ANGELO       TX   76901          1            12/16/03         10
    2980042                              05           02/01/04         25
    2980042                              N            01/01/34
    0


1


    9126434          286/286             F           33,750.00         ZZ
                                         360         33,720.93          1
                                       6.750            218.91         75
                                       6.500            218.91
    SOUTH BEND       IN   46628          2            01/20/04         00
    2997805                              05           03/01/04          0
    2997805                              N            02/01/34
    0


    9126436          286/286             F          184,500.00         ZZ
                                         360        184,337.22          1
                                       6.625          1,181.37         89
                                       6.375          1,181.37
    CENTENNIAL       CO   80121          1            01/06/04         12
    3009783                              05           03/01/04         25
    3009783                              N            02/01/34
    0


    9126438          286/286             F          102,400.00         ZZ
                                         360        102,305.33          2
                                       6.625            655.68         67
                                       6.375            655.68
    SAN ANTONIO      TX   78212          5            01/08/04         00
    2974396                              05           03/01/04          0
    2974396                              N            02/01/34
    0


    9126440          286/286             F           87,300.00         ZZ
                                         360         87,125.75          1
                                       6.000            523.41         90
                                       5.750            523.41
    ROUND ROCK       TX   78664          1            12/29/03         12
    2931408                              05           02/01/04         25
    2931408                              N            01/01/34
    0


    9126442          286/286             F          155,600.00         ZZ
                                         360        155,469.27          1
                                       6.875          1,022.19         90
                                       6.625          1,022.19
    LAS VEGAS        NV   89135          1            01/12/04         11
    2791024                              05           03/01/04         25
    2791024                              N            02/01/34
    0


    9126444          286/286             F          104,000.00         ZZ
                                         360        103,792.40          2
                                       6.000            623.54         80
                                       5.750            623.54
1


    APPLETON         WI   54911          1            12/31/03         00
    2954062                              05           02/01/04          0
    2954062                              N            01/01/34
    0


    9126448          286/286             F          297,000.00         ZZ
                                         360        296,731.50          1
                                       6.500          1,877.25         73
                                       6.250          1,877.25
    SEVERNA PARK     MD   21146          5            01/08/04         00
    2982156                              05           03/01/04          0
    2982156                              N            02/01/34
    0


    9126450          286/286             F           59,850.00         ZZ
                                         360         59,751.58          1
                                       7.000            398.19         90
                                       6.750            398.19
    DESOTO           TX   75115          1            12/17/03         11
    2971328                              05           02/01/04         25
    2971328                              N            01/01/34
    0


    9126452          286/286             F           54,000.00         ZZ
                                         360         53,892.31          1
                                       6.375            336.89         90
                                       6.125            336.89
    PONTIAC          MI   48342          1            12/16/03         11
    2955109                              05           02/01/04         25
    2955109                              N            01/01/34
    0


    9126454          286/286             F          187,500.00         ZZ
                                         360        187,151.74          3
                                       6.375          1,169.76         75
                                       6.125          1,169.76
    EAST PROVIDENCE  RI   02914          1            01/02/04         00
    2882152                              05           02/01/04          0
    2882152                              N            01/01/34
    0


    9126462          286/286             F           56,000.00         ZZ
                                         360         55,900.90          1
                                       6.625            358.57         80
                                       6.375            358.57
    PHOENIX          AZ   85014          1            12/18/03         00
    2971542                              01           02/01/04          0
    2971542                              N            01/01/34
    0
1




    9126464          286/286             F          108,800.00         ZZ
                                         360        108,602.73          1
                                       6.500            687.70         80
                                       6.250            687.70
    ACWORTH          GA   30102          5            12/23/03         00
    2965575                              05           02/01/04          0
    2965575                              N            01/01/34
    0


    9126466          286/286             F           84,800.00         ZZ
                                         360         84,723.34          1
                                       6.500            535.99         80
                                       6.250            535.99
    SMYRNA           GA   30080          5            01/08/04         00
    2966239                              07           03/01/04          0
    2966239                              N            02/01/34
    0


    9126468          286/286             F          126,900.00         ZZ
                                         360        126,790.73          1
                                       6.750            823.08         90
                                       6.500            823.08
    MISHAWAKA        IN   46545          1            01/23/04         10
    3009153                              09           03/01/04         25
    3009153                              N            02/01/34
    0


    9126470          286/286             F           80,000.00         ZZ
                                         360         79,851.41          1
                                       6.375            499.10         79
                                       6.125            499.10
    CHICAGO          IL   60613          5            12/17/03         00
    2958054                              01           02/01/04          0
    2958054                              N            01/01/34
    0


    9126472          286/286             F          116,000.00         ZZ
                                         360        115,799.70          1
                                       6.750            752.37         80
                                       6.500            752.37
    GILBERT          AZ   85296          1            12/11/03         00
    2971231                              05           02/01/04          0
    2971231                              N            01/01/34
    0


    9126474          286/286             F           78,400.00         ZZ
                                         360         78,330.82          1
1


                                       6.625            502.01         80
                                       6.375            502.01
    MIAMI            FL   33183          1            01/21/04         00
    3000428                              01           03/01/04          0
    3000428                              N            02/01/34
    0


    9126476          286/286             F           60,300.00         ZZ
                                         360         60,193.30          1
                                       6.625            386.11         90
                                       6.375            386.11
    MIAMI            FL   33138          1            12/03/03         10
    2986922                              01           02/01/04         25
    2986922                              N            01/01/34
    0


    9126484          286/286             F          165,000.00         ZZ
                                         360        164,686.05          4
                                       6.250          1,015.94         66
                                       6.000          1,015.94
    TUCSON           AZ   85716          5            12/29/03         00
    2957465                              05           02/01/04          0
    2957465                              N            01/01/34
    0


    9126486          286/286             F          139,000.00         ZZ
                                         360        138,735.53          4
                                       6.250            855.85         62
                                       6.000            855.85
    TUCSON           AZ   85716          2            12/29/03         00
    2957469                              05           02/01/04          0
    2957469                              N            01/01/34
    0


    9126488          286/286             F          135,000.00         ZZ
                                         360        134,883.77          2
                                       6.750            875.61         90
                                       6.500            875.61
    PITTSBURGH       PA   15217          1            01/07/04         11
    2892213                              05           03/01/04         25
    2892213                              N            02/01/34
    0


    9126492          286/286             F          135,000.00         ZZ
                                         360        134,883.77          2
                                       6.750            875.61         90
                                       6.500            875.61
    PITTSBURGH       PA   15217          1            01/07/04         12
    2892217                              05           03/01/04         25
1


    2892217                              N            02/01/34
    0


    9126498          286/286             F           98,400.00         ZZ
                                         360         98,311.04          2
                                       6.500            621.96         80
                                       6.250            621.96
    GLENN HEIGHTS    TX   75154          1            01/08/04         00
    2976152                              05           03/01/04          0
    2976152                              N            02/01/34
    0


    9126500          286/286             F          146,600.00         ZZ
                                         360        146,464.21          1
                                       6.375            914.60         60
                                       6.125            914.60
    CRESWELL         OR   97426          2            01/05/04         00
    2841873                              05           03/01/04          0
    2841873                              N            02/01/34
    0


    9126504          286/286             F           47,950.00         ZZ
                                         360         47,906.65          1
                                       6.500            303.08         72
                                       6.250            303.08
    NEWPORT NEWS     VA   23608          2            01/05/04         00
    2932315                              09           03/01/04          0
    2932315                              N            02/01/34
    0


    9126514          286/286             F           47,800.00         ZZ
                                         360         47,756.78          1
                                       6.500            302.13         73
                                       6.250            302.13
    NEWPORT NEWS     VA   23606          2            01/05/04         00
    2932337                              01           03/01/04          0
    2932337                              N            02/01/34
    0


    9126516          286/286             F           35,600.00         ZZ
                                         360         35,567.81          1
                                       6.500            225.02         72
                                       6.250            225.02
    NEWPORT NEWS     VA   23608          2            01/05/04         00
    2932342                              01           03/01/04          0
    2932342                              N            02/01/34
    0


1


    9126518          286/286             F           64,000.00         ZZ
                                         360         63,889.47          1
                                       6.750            415.11         78
                                       6.500            415.11
    NITRO            WV   25143          5            12/16/03         00
    2904866                              05           02/01/04          0
    2904866                              N            01/01/34
    0


    9126526          286/286             F           76,230.00         ZZ
                                         360         76,164.36          1
                                       6.750            494.43         90
                                       6.500            494.43
    BALTIMORE        MD   21211          1            01/15/04         12
    3027693                              07           03/01/04         25
    3027693                              N            02/01/34
    0


    9126566          286/286             F           60,000.00         ZZ
                                         360         59,893.83          2
                                       6.625            384.19         69
                                       6.375            384.19
    NEW ALBANY       IN   47150          5            12/12/03         00
    2964737                              05           02/01/04          0
    2964737                              N            01/01/34
    0


    9126570          286/286             F          104,000.00         ZZ
                                         360        103,905.98          1
                                       6.500            657.35         80
                                       6.250            657.35
    GRAIN VALLEY     MO   64029          2            01/05/04         00
    3025853                              05           03/01/04          0
    3025853                              N            02/01/34
    0


    9126572          286/286             F          115,200.00         ZZ
                                         360        114,991.16          1
                                       6.500            728.14         80
                                       6.250            728.14
    PLEASANT HILL    MO   64080          5            01/05/04         00
    3025710                              05           02/01/04          0
    3025710                              N            01/01/34
    0


    9126574          286/286             F           81,900.00         ZZ
                                         360         81,747.88          1
                                       6.375            510.95         90
                                       6.125            510.95
1


    WARREN           MI   48089          1            12/05/03         11
    2927601                              05           02/01/04         25
    2927601                              N            01/01/34
    0


    9126576          286/286             F          106,800.00         ZZ
                                         360        106,697.61          2
                                       6.375            666.30         80
                                       6.125            666.30
    TUCSON           AZ   85745          1            01/15/04         00
    2990723                              05           03/01/04          0
    2990723                              N            02/01/34
    0


    9126580          286/286             F           70,000.00         ZZ
                                         359         69,939.73          1
                                       6.750            454.02         70
                                       6.500            454.02
    GARLAND          TX   75040          5            01/13/04         00
    3003151                              05           03/01/04          0
    3003151                              N            01/01/34
    0


    9126584          286/286             F           61,500.00         ZZ
                                         360         61,344.11          1
                                       6.875            404.01         80
                                       6.625            404.01
    SUGAR CREEK      MO   64054          2            11/21/03         00
    2890938                              05           12/01/03          0
    2890938                              N            11/01/33
    0


    9126588          286/286             F           29,700.00         ZZ
                                         360         29,629.84          1
                                       7.125            200.10         90
                                       6.875            200.10
    WAYNESBURG       PA   15370          1            12/11/03         12
    2899466                              05           02/01/04         25
    2899466                              N            01/01/34
    0


    9126590          286/286             F          143,000.00         ZZ
                                         360        142,759.03          1
                                       6.875            939.41         69
                                       6.625            939.41
    WASHINGTON       DC   20002          2            12/30/03         00
    2967744                              07           02/01/04          0
    2967744                              N            01/01/34
    0
1




    9126592          286/286             F           92,400.00         ZZ
                                         360         92,122.65          1
                                       6.000            553.99         73
                                       5.750            553.99
    SALEM            OR   97302          2            11/18/03         00
    2904018                              05           01/01/04          0
    2904018                              N            12/01/33
    0


    9126596          286/286             F          136,700.00         ZZ
                                         360        136,576.42          1
                                       6.500            864.04         90
                                       6.250            864.04
    ALABASTER        AL   35007          1            01/02/04         10
    3023158                              05           03/01/04         25
    3023158                              N            02/01/34
    0


    9126600          286/286             F          124,400.00         ZZ
                                         360        124,287.53          1
                                       6.500            786.30         80
                                       6.250            786.30
    JONESBORO        GA   30236          5            01/08/04         00
    2991592                              05           03/01/04          0
    2991592                              N            02/01/34
    0


    9126602          286/286             F          100,800.00         ZZ
                                         360        100,617.25          1
                                       6.500            637.13         80
                                       6.250            637.13
    TUCSON           AZ   85746          5            01/02/04         00
    2979079                              05           02/01/04          0
    2979079                              N            01/01/34
    0


    9126604          286/286             F           64,000.00         ZZ
                                         360         63,803.12          1
                                       6.500            404.52         75
                                       6.250            404.52
    SAINT AUGUSTINE  FL   32084          5            12/05/03         00
    2985858                              05           01/01/04          0
    2985858                              N            12/01/33
    0


    9126606          286/286             F           77,550.00         ZZ
                                         360         77,409.40          1
1


                                       6.500            490.17         80
                                       6.250            490.17
    LAS VEGAS        NV   89121          1            12/08/03         00
    2946469                              01           02/01/04          0
    2946469                              N            01/01/34
    0


    9126610          286/286             F          105,000.00         ZZ
                                         360        104,900.36          1
                                       6.250            646.51         70
                                       6.000            646.51
    ATLANTA          GA   30310          5            01/23/04         00
    3010533                              05           03/01/04          0
    3010533                              N            02/01/34
    0


    9126612          286/286             F           78,700.00         ZZ
                                         360         78,628.85          1
                                       6.500            497.44         75
                                       6.250            497.44
    CLEVELAND        OH   44113          5            01/16/04         00
    2984486                              05           03/01/04          0
    2984486                              N            02/01/34
    0


    9126614          286/286             F          124,000.00         ZZ
                                         360        123,661.87          2
                                       6.500            783.77         80
                                       6.250            783.77
    TEXARKANA        TX   75503          2            12/05/03         00
    2939821                              05           01/01/04          0
    2939821                              N            12/01/33
    0


    9126616          286/286             F          124,000.00         ZZ
                                         360        123,661.87          2
                                       6.500            783.77         80
                                       6.250            783.77
    TEXARKANA        TX   75503          2            12/05/03         00
    2939797                              05           01/01/04          0
    2939797                              N            12/01/33
    0


    9126618          286/286             F           82,500.00         ZZ
                                         360         82,415.89          1
                                       5.875            488.02         59
                                       5.625            488.02
    ALPHARETTA       GA   30004          1            01/23/04         00
    2946536                              05           03/01/04          0
1


    2946536                              N            02/01/34
    0


    9126620          286/286             F          149,500.00         ZZ
                                         360        149,354.69          4
                                       6.125            908.38         50
                                       5.875            908.38
    MENOMONEE FALLS  WI   53051          2            01/15/04         00
    2980496                              05           03/01/04          0
    2980496                              N            02/01/34
    0


    9126622          286/286             F          158,500.00         ZZ
                                         360        158,345.95          4
                                       6.125            963.06         52
                                       5.875            963.06
    MENOMONEE FALLS  WI   53051          2            01/15/04         00
    2980513                              05           03/01/04          0
    2980513                              N            02/01/34
    0


    9126624          286/286             F          161,000.00         ZZ
                                         360        160,843.51          4
                                       6.125            978.26         52
                                       5.875            978.26
    MENOMONEE FALLS  WI   53051          2            01/15/04         00
    2980501                              05           03/01/04          0
    2980501                              N            02/01/34
    0


    9126628          286/286             F           82,800.00         ZZ
                                         360         82,653.48          2
                                       6.625            530.18         90
                                       6.375            530.18
    JOLIET           IL   60432          2            12/16/03         11
    2742178                              05           02/01/04         25
    2742178                              N            01/01/34
    0


    9126632          286/286             F          127,900.00         ZZ
                                         360        127,679.14          2
                                       6.750            829.56         80
                                       6.500            829.56
    PHILADELPHIA     PA   19111          1            12/22/03         00
    2976363                              05           02/01/04          0
    2976363                              N            01/01/34
    0


1


    9126634          286/286             F           89,600.00         ZZ
                                         360         85,523.82          2
                                       6.750            581.15         80
                                       6.500            581.15
    PHILADELPHIA     PA   19111          1            01/12/04         00
    2977271                              05           03/01/04          0
    2977271                              N            02/01/34
    0


    9126636          286/286             F           62,300.00         ZZ
                                         360         62,192.40          1
                                       6.750            404.09         70
                                       6.500            404.09
    ARLINGTON        VA   22204          5            12/19/03         00
    2926198                              06           02/01/04          0
    2926198                              N            01/01/34
    0


    9126638          286/286             F           60,650.00         ZZ
                                         360         60,528.64          1
                                       6.000            363.63         75
                                       5.750            363.63
    INDIANAPOLIS     IN   46260          1            12/12/03         00
    2934547                              01           02/01/04          0
    2934547                              N            01/01/34
    0


    9126640          286/286             F           29,250.00         ZZ
                                         360         29,157.45          1
                                       6.875            192.16         90
                                       6.625            192.16
    PHILADELPHIA     PA   19124          1            12/02/03         14
    2936745                              05           02/01/04         25
    2936745                              N            01/01/34
    0


    9126642          286/286             F           48,600.00         ZZ
                                         360         48,509.72          1
                                       6.375            303.21         90
                                       6.125            303.21
    EVANSVILLE       IN   47711          1            12/12/03         12
    2971901                              05           02/01/04         25
    2971901                              N            01/01/34
    0


    9126644          286/286             F           77,600.00         ZZ
                                         360         77,448.76          1
                                       6.125            471.51         80
                                       5.875            471.51
1


    ALEDO            TX   76008          1            12/11/03         00
    2537665                              05           02/01/04          0
    2537665                              N            01/01/34
    0


    9126646          286/286             F           92,700.00         ZZ
                                         360         92,535.97          1
                                       6.625            593.57         90
                                       6.375            593.57
    GOLD CANYON      AZ   85218          1            12/29/03         14
    3021243                              03           02/01/04         25
    3021243                              N            01/01/34
    0


    9126648          286/286             F          360,500.00         ZZ
                                         360        359,780.45          3
                                       6.000          2,161.38         70
                                       5.750          2,161.38
    GARDEN GROVE     CA   92841          1            12/01/03         00
    2916225                              05           02/01/04          0
    2916225                              N            01/01/34
    0


    9126650          286/286             F           90,000.00         ZZ
                                         360         89,766.22          1
                                       6.750            583.74         90
                                       6.500            583.74
    JOLIET           IL   60435          1            11/25/03         21
    2930712                              05           01/01/04         25
    2930712                              N            12/01/33
    0


    9126652          286/286             F           65,331.00         ZZ
                                         360         65,167.96          1
                                       6.750            423.74         90
                                       6.500            423.74
    PHOENIX          AZ   85009          1            01/02/04         14
    2991461                              05           02/01/04         25
    2991461                              N            01/01/34
    0


    9126654          286/286             F           67,500.00         ZZ
                                         360         67,389.02          1
                                       7.000            449.08         90
                                       6.750            449.08
    PHOENIX          AZ   85017          1            11/26/03         11
    2954328                              05           02/01/04         30
    2954328                              N            01/01/34
    0
1




    9126656          286/286             F           68,000.00         ZZ
                                         360         67,935.48          1
                                       6.250            418.69         80
                                       6.000            418.69
    TOMBALL          TX   77375          1            01/14/04         00
    3014366                              05           03/01/04          0
    3014366                              N            02/01/34
    0


    9126658          286/286             F          164,500.00         ZZ
                                         360        164,336.23          1
                                       6.000            986.27         70
                                       5.750            986.27
    PINEHURST        NC   28374          1            01/22/04         00
    2973051                              05           03/01/04          0
    2973051                              N            02/01/34
    0


    9126660          286/286             F          137,850.00         ZZ
                                         360        137,611.95          1
                                       6.750            894.10         90
                                       6.500            894.10
    SUGAR GROVE      IL   60554          1            12/15/03         21
    2468092                              05           02/01/04         25
    2468092                              N            01/01/34
    0


    9126662          286/286             F          114,000.00         ZZ
                                         360        113,777.83          1
                                       6.125            692.68         80
                                       5.875            692.68
    AUSTIN           TX   78734          1            12/18/03         00
    2960787                              01           02/01/04          0
    2960787                              N            01/01/34
    0


    9126666          286/286             F           81,000.00         ZZ
                                         360         80,854.27          1
                                       6.750            525.37         90
                                       6.500            525.37
    DOVER            DE   19901          1            12/15/03         11
    2913697                              05           02/01/04         25
    2913697                              N            01/01/34
    0


    9126668          286/286             F          137,600.00         ZZ
                                         360        137,344.44          1
1


                                       6.375            858.44         90
                                       6.125            858.44
    TUCSON           AZ   85719          1            12/29/03         04
    2989582                              05           02/01/04         25
    2989582                              N            01/01/34
    0


    9126670          286/286             F          100,800.00         ZZ
                                         360        100,598.80          1
                                       6.000            604.35         80
                                       5.750            604.35
    MABLETON         GA   30126          5            12/23/03         00
    2975760                              05           02/01/04          0
    2975760                              N            01/01/34
    0


    9126686          286/286             F          136,000.00         ZZ
                                         360        135,452.37          1
                                       6.500            859.62         80
                                       6.250            859.62
    ALGONQUIN        IL   60102          1            12/30/03         00
    2991038                              05           02/01/04          0
    2991038                              N            01/01/34
    0


    9126726          286/286             F          193,750.00         ZZ
                                         360        193,182.16          1
                                       6.125          1,177.25         90
                                       5.875          1,177.25
    SUWANEE          GA   30024          1            12/03/03         10
    2958160                              05           01/01/04         25
    2958160                              N            12/01/33
    0


    9126728          286/286             F           46,400.00         ZZ
                                         360         46,315.88          1
                                       6.500            293.28         78
                                       6.250            293.28
    MUSCATINE        IA   52761          5            12/09/03         00
    2897561                              05           02/01/04          0
    2897561                              N            01/01/34
    0


    9126730          286/286             F           48,800.00         ZZ
                                         360         48,709.36          1
                                       6.375            304.45         80
                                       6.125            304.45
    MUSCATINE        IA   52761          2            12/18/03         00
    2948781                              05           02/01/04          0
1


    2948781                              N            01/01/34
    0


    9126732          286/286             F           72,000.00         ZZ
                                         360         71,866.27          2
                                       6.375            449.19         80
                                       6.125            449.19
    MUSCATINE        IA   52761          2            12/18/03         00
    2948784                              05           02/01/04          0
    2948784                              N            01/01/34
    0


    9126734          286/286             F           89,600.00         ZZ
                                         360         89,433.58          1
                                       6.375            558.99         80
                                       6.125            558.99
    MUSCATINE        IA   52761          5            12/18/03         00
    2948787                              05           02/01/04          0
    2948787                              N            01/01/34
    0


    9126736          286/286             F           39,000.00         ZZ
                                         360         38,929.29          1
                                       6.500            246.51         43
                                       6.250            246.51
    CHRISTIANSBURG   VA   24073          5            12/12/03         00
    2968199                              05           02/01/04          0
    2968199                              N            01/01/34
    0


    9126738          286/286             F           62,400.00         ZZ
                                         360         62,344.94          1
                                       6.625            399.56         80
                                       6.375            399.56
    HOPKINS          SC   29061          5            12/22/03         00
    2955344                              05           02/01/04          0
    2955344                              N            01/01/34
    0


    9126740          286/286             F           71,200.00         ZZ
                                         360         71,074.00          1
                                       6.625            455.91         80
                                       6.375            455.91
    HOPKINS          SC   29061          5            12/22/03         00
    2955378                              05           02/01/04          0
    2955378                              N            01/01/34
    0


1


    9126742          286/286             F           53,200.00         ZZ
                                         360         53,108.12          1
                                       6.750            345.06         70
                                       6.500            345.06
    BUTLER           PA   16001          5            12/18/03         00
    2874994                              05           02/01/04          0
    2874994                              N            01/01/34
    0


    9126744          286/286             F           49,000.00         ZZ
                                         360         48,917.42          1
                                       6.875            321.90         70
                                       6.625            321.90
    BUTLER           PA   16001          5            12/18/03         00
    2874995                              05           02/01/04          0
    2874995                              N            01/01/34
    0


    9126746          286/286             F          119,250.00         ZZ
                                         360        119,136.85          1
                                       6.250            734.24         75
                                       6.000            734.24
    ATLANTA          GA   30315          2            01/23/04         00
    3010192                              05           03/01/04          0
    3010192                              N            02/01/34
    0


    9126748          286/286             F          126,000.00         ZZ
                                         360        125,776.30          1
                                       6.625            806.80         70
                                       6.375            806.80
    UPPER MARLBORO   MD   20774          5            12/16/03         00
    2844364                              05           02/01/04          0
    2844364                              N            01/01/34
    0


    9126750          286/286             F          264,000.00         ZZ
                                         360        263,719.70          1
                                       6.750          1,712.30         78
                                       6.500          1,712.30
    SILVER SPRING    MD   20906          1            01/05/04         00
    2922284                              05           03/01/04          0
    2922284                              N            02/01/34
    0


    9126752          286/286             F           33,600.00         ZZ
                                         360         33,568.11          1
                                       6.250            206.89         70
                                       6.000            206.89
1


    GOOSE CREEK      SC   29445          5            01/23/04         00
    3022455                              05           03/01/04          0
    3022455                              N            02/01/34
    0


    9126754          286/286             F          260,000.00         ZZ
                                         360        259,551.02          1
                                       6.750          1,686.36         80
                                       6.500          1,686.36
    BEND             OR   97702          5            12/02/03         00
    2898161                              05           02/01/04          0
    2898161                              N            01/01/34
    0


    9126760          286/286             F           94,410.00         ZZ
                                         360         94,170.68          1
                                       6.875            620.21         90
                                       6.625            620.21
    PANAMA CITY      FL   32404          1            12/04/03         10
    2939405                              05           01/01/04         25
    2939405                              N            12/01/33
    0


    9126762          286/286             F           97,500.00         ZZ
                                         360         97,331.65          1
                                       6.750            632.38         75
                                       6.500            632.38
    OAKFORD          PA   19053          5            12/11/03         00
    3007398                              05           02/01/04          0
    3007398                              N            01/01/34
    0


    9126764          286/286             F          123,400.00         ZZ
                                         360        123,153.69          1
                                       6.000            739.85         80
                                       5.750            739.85
    HENDERSON        NV   89015          1            12/12/03         00
    2942661                              05           02/01/04          0
    2942661                              N            01/01/34
    0


    9126766          286/286             F          250,000.00         ZZ
                                         360        249,762.78          4
                                       6.250          1,539.30         31
                                       6.000          1,539.30
    PETALUMA         CA   94952          5            01/09/04         00
    2829656                              05           03/01/04          0
    2829656                              N            02/01/34
    0
1




    9126770          286/286             F           51,300.00         ZZ
                                         360         51,217.70          2
                                       7.125            345.62         90
                                       6.875            345.62
    MUNHALL          PA   15120          1            12/08/03         12
    2889675                              05           02/01/04         25
    2889675                              N            01/01/34
    0


    9126774          286/286             F           38,700.00         ZZ
                                         360         38,663.27          1
                                       6.250            238.29         90
                                       6.000            238.29
    INDIANAPOLIS     IN   46222          1            01/14/04         14
    2992869                              05           03/01/04         25
    2992869                              N            02/01/34
    0


    9126776          286/286             F          186,200.00         ZZ
                                         360        185,886.22          4
                                       6.875          1,223.21         70
                                       6.625          1,223.21
    NORFOLK          VA   23503          5            12/10/03         00
    2931896                              05           02/01/04          0
    2931896                              N            01/01/34
    0


    9126778          286/286             F          138,400.00         ZZ
                                         360        138,280.84          1
                                       6.750            897.66         80
                                       6.500            897.66
    LAS VEGAS        NV   89147          1            01/06/04         00
    2977656                              05           03/01/04          0
    2977656                              N            02/01/34
    0


    9126780          286/286             F           69,600.00         ZZ
                                         360         69,541.52          1
                                       6.875            457.23         80
                                       6.625            457.23
    INDIANAPOLIS     IN   46226          5            01/15/04         00
    2983616                              05           03/01/04          0
    2983616                              N            02/01/34
    0


    9126782          286/286             F           83,250.00         ZZ
                                         360         83,038.98          1
1


                                       6.875            546.89         90
                                       6.625            546.89
    LAS VEGAS        NV   89108          1            11/13/03         10
    2952102                              05           01/01/04         25
    2952102                              N            12/01/33
    0


    9126784          286/286             F           55,200.00         ZZ
                                         360         55,150.09          1
                                       6.500            348.91         80
                                       6.250            348.91
    COLUMBIA         MD   21045          2            01/15/04         00
    2957875                              01           03/01/04          0
    2957875                              N            02/01/34
    0


    9126786          286/286             F           77,500.00         ZZ
                                         360         77,283.51          1
                                       6.375            483.50         77
                                       6.125            483.50
    SHREVEPORT       LA   71105          5            11/26/03         00
    2932289                              05           01/01/04          0
    2932289                              N            12/01/33
    0


    9126794          286/286             F          130,050.00         ZZ
                                         360        129,743.81          1
                                       7.250            887.17         90
                                       7.000            887.17
    FREDERICKSBURG   VA   22407          1            12/01/03         11
    2932678                              05           01/01/04         25
    2932678                              N            12/01/33
    0


    9126798          286/286             F           67,950.00         ZZ
                                         360         67,835.51          1
                                       6.875            446.38         90
                                       6.625            446.38
    BRYAN            TX   77803          1            12/23/03         14
    2981354                              05           02/01/04         25
    2981354                              N            01/01/34
    0


    9126800          286/286             F           67,950.00         ZZ
                                         360         67,835.51          1
                                       6.875            446.38         90
                                       6.625            446.38
    BRYAN            TX   77803          1            12/23/03         14
    2981357                              05           02/01/04         25
1


    2981357                              N            01/01/34
    0


    9126804          286/286             F           51,300.00         ZZ
                                         360         51,209.23          1
                                       6.625            328.48         90
                                       6.375            328.48
    PHILADELPHIA     PA   19134          1            12/17/03         10
    2984419                              05           02/01/04         25
    2984419                              N            01/01/34
    0


    9126806          286/286             F           78,000.00         ZZ
                                         360         77,922.35          1
                                       6.000            467.65         75
                                       5.750            467.65
    MIAMI            FL   33179          1            01/14/04         00
    2989259                              01           03/01/04          0
    2989259                              N            02/01/34
    0


    9126808          286/286             F          116,550.00         ZZ
                                         360        116,353.58          1
                                       6.875            765.66         90
                                       6.625            765.66
    PLAINFIELD       IL   60544          1            12/10/03         11
    2923276                              05           02/01/04         25
    2923276                              N            01/01/34
    0


    9126812          286/286             F           58,400.00         ZZ
                                         360         58,294.12          1
                                       6.500            369.13         80
                                       6.250            369.13
    HENDERSONVILLE   NC   28791          1            12/03/03         00
    2918432                              05           02/01/04          0
    2918432                              N            01/01/34
    0


    9126814          286/286             F          226,000.00         ZZ
                                         360        225,600.10          1
                                       6.625          1,447.11         51
                                       6.375          1,447.11
    ROCKVILLE        MD   20850          1            12/22/03         00
    2936408                              05           02/01/04          0
    2936408                              N            01/01/34
    0


1


    9126816          286/286             F           47,700.00         ZZ
                                         360         47,621.57          2
                                       7.000            317.35         90
                                       6.750            317.35
    PHILADELPHIA     PA   19141          1            12/31/03         11
    2956431                              05           02/01/04         25
    2956431                              N            01/01/34
    0


    9126818          286/286             F          206,000.00         ZZ
                                         360        205,608.06          2
                                       6.250          1,268.38         78
                                       6.000          1,268.38
    DENVER           CO   80210          5            12/19/03         00
    2993343                              05           02/01/04          0
    2993343                              N            01/01/34
    0


    9126820          286/286             F          252,000.00         ZZ
                                         360        251,543.15          1
                                       6.500          1,592.81         80
                                       6.250          1,592.81
    LODI             CA   95240          5            12/15/03         00
    3028197                              05           02/01/04          0
    3028197                              N            01/01/34
    0


    9126822          286/286             F          107,850.00         ZZ
                                         360        107,663.77          1
                                       6.750            699.51         80
                                       6.500            699.51
    TUSCON           AZ   85730          1            12/24/03         00
    2978452                              03           02/01/04          0
    2978452                              N            01/01/34
    0


    9126824          286/286             F          144,675.00         ZZ
                                         360        144,386.23          4
                                       6.000            867.40         75
                                       5.750            867.40
    SAVANNAH         GA   31406          1            12/09/03         00
    2948129                              05           02/01/04          0
    2948129                              N            01/01/34
    0


    9126826          286/286             F           79,500.00         ZZ
                                         360         79,424.56          1
                                       6.250            489.50         75
                                       6.000            489.50
1


    CARY             NC   27511          2            01/06/04         00
    2973470                              05           03/01/04          0
    2973470                              N            02/01/34
    0


    9126828          286/286             F          117,600.00         ZZ
                                         360        117,406.64          1
                                       7.000            782.40         80
                                       6.750            782.40
    ASHEVILLE        NC   28801          1            12/22/03         00
    2963674                              05           02/01/04          0
    2963674                              N            01/01/34
    0


    9126832          286/286             F          103,500.00         ZZ
                                         360        103,307.75          4
                                       6.375            645.71         75
                                       6.125            645.71
    CINCINNATI       OH   45236          1            12/31/03         00
    2981203                              05           02/01/04          0
    2981203                              N            01/01/34
    0


    9126834          286/286             F           93,700.00         ZZ
                                         360         93,534.19          1
                                       6.625            599.98         75
                                       6.375            599.98
    GLENDALE         AZ   85304          2            12/18/03         00
    2965288                              05           02/01/04          0
    2965288                              N            01/01/34
    0


    9126836          286/286             F           77,000.00         ZZ
                                         360         76,867.02          1
                                       6.750            499.43         70
                                       6.500            499.43
    CHARLOTTE        MI   48813          5            12/10/03         00
    2957877                              05           02/01/04          0
    2957877                              N            01/01/34
    0


    9126840          286/286             F           49,500.00         ZZ
                                         360         49,416.59          1
                                       6.875            325.18         90
                                       6.625            325.18
    AKRON            OH   44314          1            12/29/03         11
    2953666                              05           02/01/04         25
    2953666                              N            01/01/34
    0
1




    9126842          286/286             F           45,000.00         ZZ
                                         360         44,924.17          1
                                       6.875            295.62         90
                                       6.625            295.62
    AKRON            OH   44305          1            12/29/03         11
    2953670                              05           02/01/04         25
    2953670                              N            01/01/34
    0


    9126844          286/286             F           70,000.00         ZZ
                                         360         69,939.73          1
                                       6.750            454.02         63
                                       6.500            454.02
    DETROIT          MI   48219          5            01/13/04         00
    2998061                              05           03/01/04          0
    2998061                              N            02/01/34
    0


    9126846          286/286             F           62,800.00         ZZ
                                         360         62,740.40          1
                                       6.250            386.68         80
                                       6.000            386.68
    ATLANTA          GA   30354          5            01/23/04         00
    2986437                              05           03/01/04          0
    2986437                              N            02/01/34
    0


    9126848          286/286             F           76,500.00         ZZ
                                         360         76,354.44          1
                                       6.250            471.03         90
                                       6.000            471.03
    HALTOM CITY      TX   76148          1            12/23/03         11
    2982359                              05           02/01/04         25
    2982359                              N            01/01/34
    0


    9126850          286/286             F          292,100.00         ZZ
                                         360        291,719.27          2
                                       6.000          1,751.29         60
                                       5.750          1,751.29
    LONG BEACH       CA   90814          5            01/06/04         00
    2972379                              05           03/01/04          0
    2972379                              N            02/01/34
    0


    9126852          286/286             F           74,250.00         ZZ
                                         360         74,121.78          1
1


                                       6.750            481.59         90
                                       6.500            481.59
    INDIANAPOLIS     IN   46260          1            12/08/03         11
    2914771                              05           02/01/04         25
    2914771                              N            01/01/34
    0


    9126854          286/286             F           72,000.00         ZZ
                                         360         71,866.27          2
                                       6.375            449.19         68
                                       6.125            449.19
    NEW CASTLE       DE   19720          2            12/15/03         00
    2882382                              05           02/01/04          0
    2882382                              N            01/01/34
    0


    9126886          286/286             F           62,000.00         ZZ
                                         360         61,947.91          1
                                       6.875            407.30         69
                                       6.625            407.30
    VIRIGNIA BEACH   VA   23453          1            01/07/04         00
    2773413                              05           03/01/04          0
    2773413                              N            02/01/34
    0


    9126888          286/286             F          106,400.00         ZZ
                                         360        106,197.55          1
                                       6.250            655.13         80
                                       6.000            655.13
    ORLANDO          FL   32820          1            12/30/03         00
    2780547                              03           02/01/04          0
    2780547                              N            01/01/34
    0


    9126890          286/286             F           81,000.00         ZZ
                                         360         80,853.14          1
                                       6.500            511.98         78
                                       6.250            511.98
    COLUMBUS         OH   43228          1            12/15/03         00
    2935462                              05           02/01/04          0
    2935462                              N            01/01/34
    0


    9126892          286/286             F          120,000.00         ZZ
                                         360        119,891.52          2
                                       6.500            758.48         80
                                       6.250            758.48
    COLLEGE STATION  TX   77845          1            01/07/04         00
    2939902                              05           03/01/04          0
1


    2939902                              N            02/01/34
    0


    9126894          286/286             F           89,000.00         ZZ
                                         360         88,838.65          1
                                       6.500            562.54         90
                                       6.250            562.54
    ROUND ROCK       TX   78681          1            12/23/03         10
    2998772                              05           02/01/04         25
    2998772                              N            01/01/34
    0


    9126896          286/286             F           74,000.00         ZZ
                                         360         73,812.41          1
                                       6.875            486.13         80
                                       6.625            486.13
    PINE GROVE       PA   17963          5            12/02/03         00
    2931437                              05           01/01/04          0
    2931437                              N            12/01/33
    0


    9126898          286/286             F           28,800.00         ZZ
                                         360         28,771.32          2
                                       6.000            172.68         90
                                       5.750            172.68
    TOLEDO           OH   43605          1            01/20/04         21
    2992765                              05           03/01/04         25
    2992765                              N            02/01/34
    0


    9126902          286/286             F           47,079.00         ZZ
                                         360         46,962.55          1
                                       7.000            313.22         90
                                       6.750            313.22
    TEXAS CITY       TX   77590          1            11/04/03         10
    2903413                              05           01/01/04         25
    2903413                              N            12/01/33
    0


    9126904          286/286             F          135,200.00         ZZ
                                         360        134,972.17          1
                                       6.875            888.17         80
                                       6.625            888.17
    WHEELING         IL   60090          5            12/09/03         00
    2930560                              01           02/01/04          0
    2930560                              N            01/01/34
    0


1


    9126906          286/286             F          116,000.00         ZZ
                                         360        115,804.53          1
                                       6.875            762.04         80
                                       6.625            762.04
    WHEELING         IL   60090          5            12/09/03         00
    2935150                              01           02/01/04          0
    2935150                              N            01/01/34
    0


    9126908          286/286             F           88,000.00         ZZ
                                         360         87,836.55          1
                                       6.375            549.01         77
                                       6.125            549.01
    COCOA            FL   32927          1            12/29/03         00
    2950538                              01           02/01/04          0
    2950538                              N            01/01/34
    0


    9126912          286/286             F           78,948.00         ZZ
                                         360         78,744.49          1
                                       6.875            518.64         90
                                       6.625            518.64
    DAYTON           OH   45420          1            11/28/03         10
    2909015                              05           01/01/04         30
    2909015                              N            12/01/33
    0


    9126914          286/286             F          173,600.00         ZZ
                                         360        173,277.57          1
                                       6.375          1,083.04         70
                                       6.125          1,083.04
    RICHMOND         VA   23220          5            12/30/03         00
    2952447                              05           02/01/04          0
    2952447                              N            01/01/34
    0


    9126916          286/286             F          200,000.00         ZZ
                                         336        199,444.69          2
                                       7.250          1,392.32         44
                                       7.000          1,392.32
    QUINCY           MA   02169          2            11/20/03         00
    2860340                              05           01/01/04          0
    2860340                              N            12/01/31
    0


    9126920          286/286             F           30,000.00         ZZ
                                         360         29,933.63          1
                                       6.250            184.72         47
                                       6.000            184.72
1


    MONONGAHELA      PA   15063          1            12/23/03         00
    2947403                              05           02/01/04          0
    2947403                              N            01/01/34
    0


    9126922          286/286             F          100,787.00         ZZ
                                         360        100,608.65          1
                                       6.625            645.36         90
                                       6.375            645.36
    RIVERVIEW        FL   33569          1            12/12/03         14
    2952861                              03           02/01/04         25
    2952861                              N            01/01/34
    0


    9126924          286/286             F           77,200.00         ZZ
                                         360         77,063.38          1
                                       6.625            494.33         80
                                       6.375            494.33
    PHOENIX          AZ   85032          1            12/16/03         00
    2964570                              05           02/01/04          0
    2964570                              N            01/01/34
    0


    9126926          286/286             F           88,000.00         ZZ
                                         360         87,922.36          1
                                       6.625            563.47         80
                                       6.375            563.47
    MESA             AZ   85205          5            01/02/04         00
    3021218                              05           03/01/04          0
    3021218                              N            02/01/34
    0


    9126928          286/286             F          148,000.00         ZZ
                                         360        147,718.41          2
                                       6.250            911.26         80
                                       6.000            911.26
    COVINGTON        GA   30014          2            12/30/03         00
    2996605                              05           02/01/04          0
    2996605                              N            01/01/34
    0


    9126930          286/286             F           86,500.00         ZZ
                                         300         86,272.82          1
                                       6.625            590.83         73
                                       6.375            590.83
    EUDORA           KS   66025          5            12/29/03         00
    2850305                              05           02/01/04          0
    2850305                              N            01/01/29
    0
1




    9126934          286/286             F           97,150.00         ZZ
                                         360         96,764.64          1
                                       6.250            598.17         68
                                       6.000            598.17
    COLORADO SPRING  CO   80909          1            12/29/03         00
    2968564                              05           02/01/04          0
    2968564                              N            01/01/34
    0


    9126938          286/286             F           28,600.00         ZZ
                                         360         28,548.12          1
                                       6.500            180.78         80
                                       6.250            180.78
    DAYTON           OH   45405          1            12/01/03         00
    2882064                              05           02/01/04          0
    2882064                              N            01/01/34
    0


    9126940          286/286             F           48,000.00         ZZ
                                         360         47,835.84          1
                                       6.375            299.46         80
                                       6.125            299.46
    DETROIT          MI   48206          5            12/30/03         00
    2922632                              05           02/01/04          0
    2922632                              N            01/01/34
    0


    9126942          286/286             F          148,000.00         ZZ
                                         360        147,725.11          1
                                       6.375            923.33         68
                                       6.125            923.33
    ALEXANDRIA       VA   22314          2            12/19/03         00
    2537731                              01           02/01/04          0
    2537731                              N            01/01/34
    0


    9126944          286/286             F          172,000.00         ZZ
                                         360        171,710.17          1
                                       6.875          1,129.92         80
                                       6.625          1,129.92
    FREDERICKSBURG   VA   22401          1            12/08/03         00
    2933548                              05           02/01/04          0
    2933548                              N            01/01/34
    0


    9126946          286/286             F          103,500.00         ZZ
                                         360        103,401.79          1
1


                                       6.250            637.27         75
                                       6.000            637.27
    ATLANTA          GA   30318          5            01/15/04         00
    3000521                              05           03/01/04          0
    3000521                              N            02/01/34
    0


    9126950          286/286             F           60,800.00         ZZ
                                         360         60,531.54          1
                                       6.500            384.30         80
                                       6.250            384.30
    CLEVELAND        OH   44102          5            12/29/03         00
    2952907                              05           02/01/04          0
    2952907                              N            01/01/34
    0


    9126952          286/286             F           54,400.00         ZZ
                                         360         54,353.16          1
                                       6.750            352.84         73
                                       6.500            352.84
    TROY             OH   45373          5            12/30/03         00
    2889629                              05           03/01/04          0
    2889629                              N            02/01/34
    0


    9126954          286/286             F          157,500.00         ZZ
                                         360        157,350.55          2
                                       6.250            969.76         90
                                       6.000            969.76
    NEW BEDFORD      MA   02740          2            01/20/04         11
    2965566                              05           03/01/04         25
    2965566                              N            02/01/34
    0


    9126956          286/286             F           37,800.00         ZZ
                                         360         37,737.86          1
                                       7.000            251.48         90
                                       6.750            251.48
    INDIANAPOLIS     IN   46260          1            12/26/03         12
    2978781                              05           02/01/04         25
    2978781                              N            01/01/34
    0


    9126958          286/286             F          126,320.00         ZZ
                                         360        125,967.12          1
                                       6.375            788.08         80
                                       6.125            788.08
    WEST DES MOINES  IA   50265          1            11/26/03         00
    2919393                              05           01/01/04          0
1


    2919393                              N            12/01/33
    0


    9126960          286/286             F           92,000.00         ZZ
                                         360         91,816.36          1
                                       6.000            551.59         80
                                       5.750            551.59
    AUSTIN           TX   78759          1            12/18/03         00
    2947630                              05           02/01/04          0
    2947630                              N            01/01/34
    0


    9126962          286/286             F          193,000.00         ZZ
                                         360        192,623.87          1
                                       6.125          1,172.69         71
                                       5.875          1,172.69
    HEMET            CA   92545          1            12/18/03         00
    3023860                              05           02/01/04          0
    3023860                              N            01/01/34
    0


    9126966          286/286             F           48,000.00         ZZ
                                         360         47,870.78          2
                                       7.000            319.35         80
                                       6.750            319.35
    CANTON           OH   44703          5            12/17/03         00
    2902374                              05           02/01/04          0
    2902374                              N            01/01/34
    0


    9126968          286/286             F          130,000.00         ZZ
                                         360        129,876.64          1
                                       6.250            800.44         64
                                       6.000            800.44
    ABINGTON         PA   19001          5            01/06/04         00
    2989292                              05           03/01/04          0
    2989292                              N            02/01/34
    0


    9126974          286/286             F          101,200.00         ZZ
                                         360        100,998.00          1
                                       6.000            606.75         80
                                       5.750            606.75
    ELYRIA           OH   44035          1            12/22/03         00
    2975292                              05           02/01/04          0
    2975292                              N            01/01/34
    0


1


    9126976          286/286             F          119,700.00         ZZ
                                         360        119,493.30          1
                                       6.750            776.37         90
                                       6.500            776.37
    ST PAUL          MN   55119          1            12/17/03         12
    2983182                              05           02/01/04         25
    2983182                              N            01/01/34
    0


    9126978          286/286             F           53,400.00         ZZ
                                         360         53,257.86          1
                                       6.625            341.93         42
                                       6.375            341.93
    FREDERICKSBURG   TX   78624          2            12/04/03         00
    3001738                              05           01/01/04          0
    3001738                              N            12/01/33
    0


    9126980          286/286             F          144,000.00         ZZ
                                         360        143,866.62          1
                                       6.375            898.37         80
                                       6.125            898.37
    MEDFORD          OR   97501          1            01/02/04         00
    2955871                              05           03/01/04          0
    2955871                              N            02/01/34
    0


    9126984          286/286             F          107,000.00         ZZ
                                         360        106,781.27          1
                                       5.875            632.95         70
                                       5.625            632.95
    LIVONIA          MI   48154          5            12/29/03         00
    2850627                              05           02/01/04          0
    2850627                              N            01/01/34
    0


    9126986          286/286             F          171,513.00         ZZ
                                         360        171,216.82          1
                                       6.750          1,112.43         90
                                       6.500          1,112.43
    PHOENIX          AZ   85042          1            12/16/03         10
    2977977                              05           02/01/04         25
    2977977                              N            01/01/34
    0


    9126990          286/286             F           76,000.00         ZZ
                                         360         75,868.75          1
                                       6.750            492.94         80
                                       6.500            492.94
1


    GARLAND          TX   75042          5            12/23/03         00
    2976600                              05           02/01/04          0
    2976600                              N            01/01/34
    0


    9126992          286/286             F          144,000.00         ZZ
                                         360        143,738.93          1
                                       6.500            910.18         64
                                       6.250            910.18
    ONTARIO          CA   91764          5            12/15/03         00
    2966279                              05           02/01/04          0
    2966279                              N            01/01/34
    0


    9126994          286/286             F          120,000.00         ZZ
                                         360        119,880.53          1
                                       6.000            719.46         75
                                       5.750            719.46
    APACHE JUNCTION  AZ   85220          1            01/14/04         00
    3019204                              05           03/01/04          0
    3019204                              N            02/01/34
    0


    9126996          286/286             F          101,653.00         ZZ
                                         360        101,567.60          1
                                       6.875            667.79         67
                                       6.625            667.79
    GILBERT          AZ   85297          1            01/06/04         00
    2954379                              05           03/01/04          0
    2954379                              N            02/01/34
    0


    9126998          286/286             F           88,000.00         ZZ
                                         360         87,748.17          2
                                       6.250            541.84         80
                                       6.000            541.84
    DAYTON           OH   45404          2            11/26/03         00
    2896596                              05           01/01/04          0
    2896596                              N            12/01/33
    0


    9127000          286/286             F          188,000.00         ZZ
                                         360        187,683.20          1
                                       6.875          1,235.03         68
                                       6.625          1,235.03
    BROOKLYN PARK    MN   55443          5            12/24/03         00
    3001778                              05           02/01/04          0
    3001778                              N            01/01/34
    0
1




    9127002          286/286             F          125,000.00         ZZ
                                         360        124,881.39          1
                                       6.250            769.65         79
                                       6.000            769.65
    PASADENA         MD   21122          5            01/13/04         00
    2998360                              05           03/01/04          0
    2998360                              N            02/01/34
    0


    9127004          286/286             F           60,000.00         ZZ
                                         360         59,949.59          1
                                       6.875            394.16         87
                                       6.625            394.16
    ROCHESTER        NY   14606          2            01/05/04         10
    2979193                              05           03/01/04         25
    2979193                              N            02/01/34
    0


    9127006          286/286             F          132,000.00         ZZ
                                         360        131,766.42          1
                                       6.625            845.22         80
                                       6.375            845.22
    MEDIA            PA   19063          1            12/23/03         00
    2953285                              01           02/01/04          0
    2953285                              N            01/01/34
    0


    9127008          286/286             F          139,000.00         ZZ
                                         360        138,729.11          1
                                       6.125            844.58         69
                                       5.875            844.58
    THURMONT         MD   21788          5            12/19/03         00
    2993474                              05           02/01/04          0
    2993474                              N            01/01/34
    0


    9127014          286/286             F           46,000.00         ZZ
                                         360         45,867.05          1
                                       6.750            298.36         67
                                       6.500            298.36
    RICHMOND         VA   23235          2            11/26/03         00
    2921446                              01           01/01/04          0
    2921446                              N            12/01/33
    0


    9127016          286/286             F          207,920.00         ZZ
                                         360        207,533.81          2
1


                                       6.375          1,297.16         80
                                       6.125          1,297.16
    ANCHORAGE        AK   99502          1            12/19/03         00
    2972432                              05           02/01/04          0
    2972432                              N            01/01/34
    0


    9127018          286/286             F          140,000.00         ZZ
                                         360        139,720.56          1
                                       6.000            839.37         80
                                       5.750            839.37
    HEMET            CA   92543          1            12/16/03         00
    2999361                              05           02/01/04          0
    2999361                              N            01/01/34
    0


    9127020          286/286             F          130,900.00         ZZ
                                         360        129,726.67          2
                                       6.750            849.02         70
                                       6.500            849.02
    LANSDALE         PA   19446          5            12/22/03         00
    2869232                              05           02/01/04          0
    2869232                              N            01/01/34
    0


    9127022          286/286             F           95,400.00         ZZ
                                         360         95,222.81          1
                                       6.375            595.17         90
                                       6.125            595.17
    HIGHLAND SPRING  VA   23075          1            12/22/03         14
    2961142                              05           02/01/04         25
    2961142                              N            01/01/34
    0


    9127024          286/286             F          164,000.00         ZZ
                                         360        163,702.68          2
                                       6.500          1,036.59         47
                                       6.250          1,036.59
    LEMON GROVE      CA   91945          5            12/09/03         00
    3001734                              05           02/01/04          0
    3001734                              N            01/01/34
    0


    9127026          286/286             F          120,000.00         ZZ
                                         360        119,880.53          1
                                       6.000            719.47         75
                                       5.750            719.47
    WASHINGTON       DC   20009          1            01/15/04         00
    3002804                              01           03/01/04          0
1


    3002804                              N            02/01/34
    0


    9127028          286/286             F          115,200.00         ZZ
                                         360        115,098.36          1
                                       6.625            737.64         90
                                       6.375            737.64
    FISHERS          IN   46038          1            01/12/04         21
    2975845                              05           03/01/04         25
    2975845                              N            02/01/34
    0


    9127030          286/286             F          100,150.00         ZZ
                                         360         99,945.28          1
                                       5.875            592.43         40
                                       5.625            592.43
    AUSTIN           TX   78746          1            12/05/03         00
    2939962                              01           02/01/04          0
    2939962                              N            01/01/34
    0


    9127032          286/286             F           58,500.00         ZZ
                                         360         58,447.12          1
                                       6.500            369.76         90
                                       6.250            369.76
    NEW MARKET       VA   22844          1            01/20/04         14
    2963743                              05           03/01/04         25
    2963743                              N            02/01/34
    0


    9127034          286/286             F          130,000.00         ZZ
                                         360        129,764.32          1
                                       6.500            821.69         67
                                       6.250            821.69
    FREDERICK        MD   21703          1            12/18/03         00
    2962901                              05           02/01/04          0
    2962901                              N            01/01/34
    0


    9127036          286/286             F           78,300.00         ZZ
                                         360         78,081.25          1
                                       6.375            488.50         90
                                       6.125            488.50
    VIRGINIA BEACH   VA   23451          1            11/26/03         11
    2889485                              05           01/01/04         25
    2889485                              N            12/01/33
    0


1


    9127038          286/286             F          256,500.00         ZZ
                                         360        256,284.50          1
                                       6.875          1,685.03         90
                                       6.625          1,685.03
    WASHINGTON       DC   20011          1            01/21/04         04
    2957611                              05           03/01/04         25
    2957611                              N            02/01/34
    0


    9127040          286/286             F          117,900.00         ZZ
                                         360        117,677.74          2
                                       6.875            774.52         90
                                       6.625            774.52
    KALAMAZOO        MI   49001          1            12/31/03         10
    2977529                              05           02/01/04         25
    2977529                              N            01/01/34
    0


    9127046          286/286             F           87,300.00         ZZ
                                         360         87,141.73          1
                                       6.500            551.80         90
                                       6.250            551.80
    VIRGINIA BEACH   VA   23452          1            12/10/03         12
    2185592                              03           02/01/04         25
    2185592                              N            01/01/34
    0


    9127048          286/286             F          197,600.00         ZZ
                                         360        197,416.98          1
                                       6.375          1,232.77         80
                                       6.125          1,232.77
    ACTON            MA   01718          1            01/16/04         00
    2934738                              01           03/01/04          0
    2934738                              N            02/01/34
    0


    9127050          286/286             F           64,400.00         ZZ
                                         360         64,338.89          1
                                       6.250            396.53         70
                                       6.000            396.53
    MOORE            OK   73170          5            01/07/04         00
    2859894                              05           03/01/04          0
    2859894                              N            02/01/34
    0


    9127052          286/286             F           96,000.00         ZZ
                                         360         95,825.95          1
                                       6.500            606.79         80
                                       6.250            606.79
1


    SIERRA VISTA     AZ   85635          1            12/23/03         00
    3021228                              05           02/01/04          0
    3021228                              N            01/01/34
    0


    9127054          286/286             F          130,500.00         ZZ
                                         360        130,395.63          1
                                       7.125            879.21         90
                                       6.875            879.21
    TUCSON           AZ   85741          1            12/12/03         10
    2959015                              05           02/01/04         30
    2959015                              N            01/01/34
    0


    9127056          286/286             F          133,200.00         ZZ
                                         360        132,827.91          1
                                       6.375            831.00         90
                                       6.125            831.00
    LINTHICUM HEIGH  MD   21090          1            12/05/03         12
    2940699                              05           01/01/04         25
    2940699                              N            12/01/33
    0


    9127058          286/286             F           79,900.00         ZZ
                                         360         79,827.77          1
                                       6.500            505.02         80
                                       6.250            505.02
    WHITNEY          TX   76692          1            01/15/04         00
    3008322                              05           03/01/04          0
    3008322                              N            02/01/34
    0


    9127060          286/286             F           86,400.00         ZZ
                                         360         86,318.02          1
                                       6.250            531.98         90
                                       6.000            531.98
    MINNEAPOLIS      MN   55412          1            01/26/04         14
    2997610                              05           03/01/04         25
    2997610                              N            02/01/34
    0


    9127062          286/286             F           42,000.00         ZZ
                                         360         41,899.35          1
                                       6.375            262.03         70
                                       6.125            262.03
    PORT ORANGE      FL   32129          5            12/15/03         00
    2955377                              05           02/01/04          0
    2955377                              N            01/01/34
    0
1




    9127064          286/286             F          142,000.00         ZZ
                                         360        141,709.15          2
                                       5.875            839.99         71
                                       5.625            839.99
    WEST PALM BEACH  FL   33405          2            12/23/03         00
    2903869                              05           02/01/04          0
    2903869                              N            01/01/34
    0


    9127066          286/286             F          135,000.00         ZZ
                                         360        134,724.04          2
                                       5.875            798.58         68
                                       5.625            798.58
    WEST PALM BEACH  FL   33405          2            12/23/03         00
    2908983                              05           02/01/04          0
    2908983                              N            01/01/34
    0


    9127068          286/286             F           61,000.00         ZZ
                                         360         60,944.85          2
                                       6.500            385.57         66
                                       6.250            385.57
    NORFOLK          VA   23513          2            01/15/04         00
    2984863                              05           03/01/04          0
    2984863                              N            02/01/34
    0


    9127072          286/286             F          129,000.00         ZZ
                                         360        127,519.57          1
                                       6.500            815.37         80
                                       6.250            815.37
    MESA             AZ   85212          1            11/21/03         00
    2969487                              05           01/01/04          0
    2969487                              N            12/01/33
    0


    9127074          286/286             F           56,000.00         ZZ
                                         360         55,858.01          1
                                       6.125            340.27         80
                                       5.875            340.27
    TIFFIN           OH   44883          1            01/09/04         00
    2975307                              05           03/01/04          0
    2975307                              N            02/01/34
    0


    9127076          286/286             F          172,000.00         ZZ
                                         360        171,836.79          2
1


                                       6.250          1,059.04         80
                                       6.000          1,059.04
    OAKLAND PARK     FL   33334          1            01/06/04         00
    2962765                              05           03/01/04          0
    2962765                              N            02/01/34
    0


    9127080          286/286             F           25,650.00         ZZ
                                         360         25,628.44          1
                                       6.875            168.51         90
                                       6.625            168.51
    SPRINGFIELD      IL   62703          1            01/16/04         12
    2992569                              05           03/01/04         25
    2992569                              N            02/01/34
    0


    9127082          286/286             F           72,400.00         ZZ
                                         360         72,277.99          1
                                       6.875            475.62         80
                                       6.625            475.62
    BROWNSBURG       IN   46112          1            12/12/03         00
    2919924                              05           02/01/04          0
    2919924                              N            01/01/34
    0


    9127086          286/286             F          104,000.00         ZZ
                                         360        103,811.43          1
                                       6.500            657.36         80
                                       6.250            657.36
    GAITHERSBURG     MD   20886          5            12/12/03         00
    2903659                              01           02/01/04          0
    2903659                              N            01/01/34
    0


    9127090          286/286             F           81,000.00         ZZ
                                         360         80,924.97          1
                                       6.375            505.34         90
                                       6.125            505.34
    MONROE           NC   28110          1            12/02/03         10
    2878271                              05           02/01/04         25
    2878271                              N            01/01/34
    0


    9127092          286/286             F          103,500.00         ZZ
                                         360        103,312.37          1
                                       6.500            654.19         90
                                       6.250            654.19
    ROUND ROCK       TX   78664          1            12/03/03         14
    2943711                              05           02/01/04         25
1


    2943711                              N            01/01/34
    0


    9127096          286/286             F          108,000.00         ZZ
                                         360        107,799.41          1
                                       6.375            673.78         80
                                       6.125            673.78
    TUCSON           AZ   85741          1            12/17/03         00
    2977054                              05           02/01/04          0
    2977054                              N            01/01/34
    0


    9127100          286/286             F           96,000.00         ZZ
                                         360         95,817.35          1
                                       6.250            591.09         80
                                       6.000            591.09
    COVINGTON        GA   30016          5            12/12/03         00
    2936427                              05           02/01/04          0
    2936427                              N            01/01/34
    0


    9127104          286/286             F           31,500.00         ZZ
                                         360         31,448.19          2
                                       7.000            209.58         90
                                       6.750            209.58
    JOHNSON CITY     NY   13790          1            12/08/03         14
    2915278                              05           02/01/04         25
    2915278                              N            01/01/34
    0


    9127106          286/286             F           54,400.00         ZZ
                                         360         54,274.06          1
                                       6.125            330.55         80
                                       5.875            330.55
    BROOKVILLE       PA   15825          1            12/30/03         00
    2929584                              05           02/01/04          0
    2929584                              N            01/01/34
    0


    9127108          286/286             F           81,000.00         ZZ
                                         360         80,868.70          2
                                       6.500            511.98         90
                                       6.250            511.98
    CHATTANOOGA      TN   37412          1            01/09/04         14
    2986575                              05           03/01/04         25
    2986575                              N            02/01/34
    0


1


    9127110          286/286             F          100,000.00         ZZ
                                         360         99,909.60          1
                                       6.500            632.07         55
                                       6.250            632.07
    PINCKNEY         MI   48169          2            01/23/04         00
    3017371                              05           03/01/04          0
    3017371                              N            02/01/34
    0


    9127112          286/286             F           49,600.00         ZZ
                                         360         49,510.07          1
                                       6.500            313.51         80
                                       6.250            313.51
    AUGUSTA          GA   30909          2            12/17/03         00
    2932812                              05           02/01/04          0
    2932812                              N            01/01/34
    0


    9127114          286/286             F          243,280.00         ZZ
                                         360        243,054.67          1
                                       6.375          1,517.76         90
                                       6.125          1,517.76
    SCOTTSDALE       AZ   85260          1            01/08/04         04
    3005470                              01           03/01/04         25
    3005470                              N            02/01/34
    0


    9127116          286/286             F          322,700.00         ZZ
                                         360        321,708.15          1
                                       5.875          1,908.89         65
                                       5.625          1,908.89
    FRESH MEADOWS    NY   11365          1            12/04/03         00
    2998762                              05           01/01/04          0
    2998762                              N            12/01/33
    0


    9127118          286/286             F           88,000.00         ZZ
                                         360         87,748.17          1
                                       6.250            541.84         80
                                       6.000            541.84
    SMYRNA           GA   30082          5            12/02/03         00
    2929093                              05           01/01/04          0
    2929093                              N            12/01/33
    0


    9127120          286/286             F           92,250.00         ZZ
                                         360         92,078.66          4
                                       6.375            575.52         75
                                       6.125            575.52
1


    EL PASO          TX   79936          1            12/19/03         00
    2974118                              05           02/01/04          0
    2974118                              N            01/01/34
    0


    9127122          286/286             F           83,700.00         ZZ
                                         360         83,482.58          1
                                       6.750            542.88         90
                                       6.500            542.88
    ATHENS           OH   45701          1            11/28/03         11
    2856286                              01           01/01/04         25
    2856286                              N            12/01/33
    0


    9127126          286/286             F          111,150.00         ZZ
                                         360        111,049.52          1
                                       6.500            702.54         90
                                       6.250            702.54
    EVANS            CO   80620          2            01/12/04         14
    2995669                              01           03/01/04         25
    2995669                              N            02/01/34
    0


    9127128          286/286             F          165,600.00         ZZ
                                         360        165,442.87          1
                                       6.250          1,019.63         80
                                       6.000          1,019.63
    SCOTTSDALE       AZ   85260          1            01/15/04         00
    2924326                              01           03/01/04          0
    2924326                              N            02/01/34
    0


    9127130          286/286             F           90,000.00         ZZ
                                         360         89,840.75          2
                                       6.625            576.28         90
                                       6.375            576.28
    HAMTRAMCK        MI   48212          1            12/31/03         21
    2984923                              05           02/01/04         25
    2984923                              N            01/01/34
    0


    9127132          286/286             F           47,600.00         ZZ
                                         360         47,559.01          1
                                       6.750            308.74         70
                                       6.500            308.74
    HAMTRAMCK        MI   48212          5            01/23/04         00
    3020484                              05           03/01/04          0
    3020484                              N            02/01/34
    0
1




    9127134          286/286             F           46,000.00         ZZ
                                         360         45,916.59          1
                                       6.500            290.76         70
                                       6.250            290.76
    KANSAS CITY      KS   66102          2            12/18/03         00
    2963948                              05           02/01/04          0
    2963948                              N            01/01/34
    0


    9127136          286/286             F           49,000.00         ZZ
                                         360         48,911.16          1
                                       6.500            309.72         70
                                       6.250            309.72
    KANSAS CITY      KS   66102          2            12/29/03         00
    2963953                              05           02/01/04          0
    2963953                              N            01/01/34
    0


    9127138          286/286             F           70,000.00         ZZ
                                         360         69,938.24          1
                                       6.625            448.22         62
                                       6.375            448.22
    LAKE VILLA       IL   60046          5            01/23/04         00
    2984236                              05           03/01/04          0
    2984236                              N            02/01/34
    0


    9127140          286/286             F          140,000.00         ZZ
                                         360        139,873.43          1
                                       6.500            884.90         66
                                       6.250            884.90
    ROLLING MEADOWS  IL   60008          5            01/23/04         00
    2984241                              05           03/01/04          0
    2984241                              N            02/01/34
    0


    9127144          286/286             F           29,250.00         ZZ
                                         360         29,222.24          1
                                       6.250            180.10         90
                                       6.000            180.10
    SAVANNAH         GA   31404          1            01/26/04         10
    3002994                              05           03/01/04         25
    3002994                              N            02/01/34
    0


    9127146          286/286             F           63,200.00         ZZ
                                         360         63,096.07          2
1


                                       7.000            420.48         80
                                       6.750            420.48
    NORFOLK          VA   23518          1            12/12/03         00
    2892550                              05           02/01/04          0
    2892550                              N            01/01/34
    0


    9127148          286/286             F           71,100.00         ZZ
                                         360         70,974.19          1
                                       6.625            455.26         90
                                       6.375            455.26
    MCKINNEY         TX   75069          1            12/19/03         10
    3015206                              05           02/01/04         25
    3015206                              N            01/01/34
    0


    9127150          286/286             F          145,000.00         ZZ
                                         360        144,737.13          1
                                       6.500            916.50         57
                                       6.250            916.50
    TUCSON           AZ   85747          2            12/23/03         00
    3017877                              05           02/01/04          0
    3017877                              N            01/01/34
    0


    9127152          286/286             F           56,500.00         ZZ
                                         360         56,330.41          1
                                       6.000            338.75         41
                                       5.750            338.75
    DUBLIN           OH   43017          5            11/28/03         00
    2886891                              05           01/01/04          0
    2886891                              N            12/01/33
    0


    9127154          286/286             F           57,200.00         ZZ
                                         360         57,028.30          1
                                       6.000            342.95         42
                                       5.750            342.95
    DUBLIN           OH   43017          2            11/28/03         00
    2886898                              05           01/01/04          0
    2886898                              N            12/01/33
    0


    9127158          286/286             F          112,500.00         ZZ
                                         360        112,120.29          1
                                       6.000            674.50         90
                                       5.750            674.50
    BELLPORT         NY   11713          1            12/03/03         04
    2921699                              05           01/01/04         25
1


    2921699                              N            12/01/33
    0


    9127160          286/286             F           99,000.00         ZZ
                                         360         98,896.94          1
                                       5.875            585.63         90
                                       5.625            585.63
    BELLPORT         NY   11713          1            01/06/04         12
    2962945                              05           03/01/04         25
    2962945                              N            02/01/34
    0


    9127162          286/286             F          202,000.00         ZZ
                                         360        201,794.05          1
                                       5.875          1,194.91         49
                                       5.625          1,194.91
    BUFFALO GROVE    IL   60089          5            01/23/04         00
    2986765                              05           03/01/04          0
    2986765                              N            02/01/34
    0


    9127164          286/286             F          175,000.00         ZZ
                                         360        174,650.69          1
                                       6.000          1,049.22         70
                                       5.750          1,049.22
    ROCKPORT         TX   78382          5            12/12/03         00
    2954330                              05           01/01/04          0
    2954330                              N            12/01/33
    0


    9127166          286/286             F          121,200.00         ZZ
                                         360        120,969.40          2
                                       6.250            746.25         80
                                       6.000            746.25
    AUSTIN           TX   78748          1            12/30/03         00
    2994111                              05           02/01/04          0
    2994111                              N            01/01/34
    0


    9127168          286/286             F           64,000.00         ZZ
                                         360         63,889.47          1
                                       6.750            415.11         80
                                       6.500            415.11
    HAMMOND          IN   46320          5            12/19/03         00
    2986900                              05           02/01/04          0
    2986900                              N            01/01/34
    0


1


    9127170          286/286             F          320,000.00         ZZ
                                         360        319,039.51          1
                                       6.000          1,918.57         80
                                       5.750          1,918.57
    CABIN JOHN       MD   20818          1            12/01/03         00
    2942796                              05           01/01/04          0
    2942796                              N            12/01/33
    0


    9127172          286/286             F           54,900.00         ZZ
                                         360         54,852.73          1
                                       6.750            356.08         90
                                       6.500            356.08
    WATERBURY        CT   06704          1            01/09/04         04
    2974113                              01           03/01/04         25
    2974113                              N            02/01/34
    0


    9127176          286/286             F           72,800.00         ZZ
                                         360         72,591.68          1
                                       6.250            448.25         80
                                       6.000            448.25
    AUSTIN           TX   78744          1            11/26/03         00
    2937600                              05           01/01/04          0
    2937600                              N            12/01/33
    0


    9127178          286/286             F          224,000.00         ZZ
                                         360        223,359.05          4
                                       6.250          1,379.21         72
                                       6.000          1,379.21
    HEMET            CA   92543          2            11/19/03         00
    2986797                              05           01/01/04          0
    2986797                              N            12/01/33
    0


    9127180          286/286             F           98,000.00         ZZ
                                         360         97,911.40          1
                                       6.500            619.43         78
                                       6.250            619.43
    RIVERDALE        GA   30274          2            01/23/04         00
    3023089                              05           03/01/04          0
    3023089                              N            02/01/34
    0


    9127182          286/286             F          151,200.00         ZZ
                                         360        150,787.71          1
                                       6.500            955.69         80
                                       6.250            955.69
1


    PHOENIX          AZ   85050          1            11/20/03         00
    2969400                              05           01/01/04          0
    2969400                              N            12/01/33
    0


    9127184          286/286             F           94,500.00         ZZ
                                         360         94,340.76          1
                                       6.875            620.80         90
                                       6.625            620.80
    EL CENTRO        CA   92243          1            12/23/03         12
    2989066                              01           02/01/04         25
    2989066                              N            01/01/34
    0


    9127186          286/286             F           88,500.00         ZZ
                                         360         88,235.98          1
                                       6.125            537.74         75
                                       5.875            537.74
    VIRGINIA BEACH   VA   23452          1            12/29/03         00
    2956387                              05           02/01/04          0
    2956387                              N            01/01/34
    0


    9127188          286/286             F          121,600.00         ZZ
                                         360        121,268.44          1
                                       6.500            768.59         80
                                       6.250            768.59
    ALTANTA          GA   30315          5            11/25/03         00
    2901859                              05           01/01/04          0
    2901859                              N            12/01/33
    0


    9127190          286/286             F          113,900.00         ZZ
                                         360        113,589.41          1
                                       6.500            719.93         74
                                       6.250            719.93
    SPARKS           NV   89431          5            11/24/03         00
    2983822                              05           01/01/04          0
    2983822                              N            12/01/33
    0


    9127192          286/286             F           71,500.00         ZZ
                                         360         71,363.96          1
                                       6.250            440.24         72
                                       6.000            440.24
    KANSAS CITY      MO   64151          2            12/24/03         00
    2998119                              05           02/01/04          0
    2998119                              N            01/01/34
    0
1




    9127196          286/286             F           71,500.00         ZZ
                                         360         71,363.96          1
                                       6.250            440.24         74
                                       6.000            440.24
    KANSAS CITY      MO   64151          2            12/24/03         00
    2998125                              05           02/01/04          0
    2998125                              N            01/01/34
    0


    9127198          286/286             F           71,500.00         ZZ
                                         360         71,363.96          1
                                       6.250            440.24         74
                                       6.000            440.24
    KANSAS CITY      MO   64151          2            12/24/03         00
    2998130                              05           02/01/04          0
    2998130                              N            01/01/34
    0


    9127200          286/286             F           70,000.00         ZZ
                                         360         69,866.80          1
                                       6.250            431.01         70
                                       6.000            431.01
    KANSAS CITY      MO   64151          2            12/24/03         00
    2998136                              05           02/01/04          0
    2998136                              N            01/01/34
    0


    9127202          286/286             F          162,750.00         ZZ
                                         360        162,482.41          1
                                       7.000          1,082.78         75
                                       6.750          1,082.78
    CHICAGO          IL   60618          1            12/22/03         00
    2954646                              05           02/01/04          0
    2954646                              N            01/01/34
    0


    9127206          286/286             F           77,600.00         ZZ
                                         360         77,440.67          2
                                       6.750            503.32         80
                                       6.500            503.32
    DULUTH           MN   55807          1            12/05/03         00
    2962917                              05           02/01/04          0
    2962917                              N            01/01/34
    0


    9127210          286/286             F           24,225.00         ZZ
                                         360         24,157.32          2
1


                                       6.375            151.14         70
                                       6.125            151.14
    ROCHESTER        NY   14621          1            12/03/03         00
    2881805                              05           01/01/04          0
    2881805                              N            12/01/33
    0


    9127212          286/286             F           28,100.00         ZZ
                                         360         28,047.80          3
                                       6.375            175.31         75
                                       6.125            175.31
    ROCHESTER        NY   14605          1            12/03/03         00
    2898545                              05           02/01/04          0
    2898545                              N            01/01/34
    0


    9127216          286/286             F           85,500.00         ZZ
                                         360         85,359.41          1
                                       7.000            568.84         90
                                       6.750            568.84
    JOLIET           IL   60436          1            12/03/03         04
    2884108                              05           02/01/04         25
    2884108                              N            01/01/34
    0


    9127222          286/286             F           76,000.00         ZZ
                                         360         75,932.94          1
                                       6.625            486.64         28
                                       6.375            486.64
    CHEVERLY         MD   20785          5            01/05/04         00
    2956476                              05           03/01/04          0
    2956476                              N            02/01/34
    0


    9127224          286/286             F          144,000.00         ZZ
                                         360        143,425.67          2
                                       6.750            933.99         80
                                       6.500            933.99
    CHANDLER         AZ   85225          2            11/25/03         00
    2941160                              05           01/01/04          0
    2941160                              N            12/01/33
    0


    9127226          286/286             F          301,000.00         ZZ
                                         360        299,916.01          1
                                       6.625          1,927.34         70
                                       6.375          1,927.34
    LOVELAND         OH   45140          5            12/12/03         00
    2921414                              05           02/01/04          0
1


    2921414                              N            01/01/34
    0


    9127228          286/286             F           91,000.00         ZZ
                                         360         90,830.99          3
                                       6.375            567.72         68
                                       6.125            567.72
    METAIRIE         LA   70003          5            12/23/03         00
    2954298                              05           02/01/04          0
    2954298                              N            01/01/34
    0


    9127230          286/286             F          157,500.00         ZZ
                                         360        157,350.55          2
                                       6.250            969.76         70
                                       6.000            969.76
    KENNER           LA   70065          5            01/21/04         00
    3003801                              05           03/01/04          0
    3003801                              N            02/01/34
    0


    9127232          286/286             F           63,200.00         ZZ
                                         360         62,987.63          1
                                       6.000            378.92         54
                                       5.750            378.92
    OCEAN CITY       MD   21842          2            12/12/03         00
    2844855                              01           02/01/04          0
    2844855                              N            01/01/34
    0


    9127246          286/286             F           79,200.00         ZZ
                                         360         78,944.21          2
                                       6.750            513.69         90
                                       6.500            513.69
    ROYALTON         PA   17057          2            12/04/03         12
    2864779                              05           01/01/04         25
    2864779                              N            12/01/33
    0


    9127252          286/286             F           74,700.00         ZZ
                                         360         74,574.12          1
                                       6.875            490.73         90
                                       6.625            490.73
    OVERLAND         MO   63114          1            12/24/03         11
    2949507                              05           02/01/04         25
    2949507                              N            01/01/34
    0


1


    9127286          X05/G02             F          466,400.00         ZZ
                                         360        465,957.46          1
                                       6.250          2,871.71         80
                                       6.000          2,871.71
    ESCONDIDO        CA   92029          1            01/08/04         00
    0437469620                           05           03/01/04          0
    013120138                            O            02/01/34
    0


    9127376          M37/G02             F          121,288.00         ZZ
                                         360        121,288.00          1
                                       6.125            736.96         80
                                       5.875            736.96
    TUCSON           AZ   85712          1            02/09/04         00
    0437523111                           03           04/01/04          0
    617266                               N            03/01/34
    0


    9127378          X05/G02             F          405,000.00         ZZ
                                         360        404,615.72          1
                                       6.250          2,493.65         75
                                       6.000          2,493.65
    HONOLULU         HI   96822          5            01/22/04         00
    0437482938                           05           03/01/04          0
    4401004                              O            02/01/34
    0


    9127448          X05/G02             F          184,450.00         ZZ
                                         360        184,279.16          1
                                       6.375          1,150.73         90
                                       6.125          1,150.73
    MORENO VALLEY    CA   92553          1            01/23/04         14
    0437472939                           05           03/01/04         25
    11401058                             O            02/01/34
    0


    9127452          Y12/G02             F          140,000.00         T
                                         360        140,000.00          1
                                       6.250            862.00         76
                                       6.000            862.00
    PHILADELPHIA     PA   19103          1            02/16/04         00
    0437518020                           06           04/01/04          0
    54187                                O            03/01/34
    0


    9127528          144/144             F          137,000.00         ZZ
                                         360        137,000.00          1
                                       6.000            821.38         67
                                       5.750            821.38
1


    CHICHESTER       NY   12416          5            02/09/04         00
    160748509000000                      05           04/01/04          0
    160748509                            O            03/01/34
    0


    9127566          X05/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.000          1,966.53         80
                                       5.750          1,966.53
    SAN JOSE         CA   95111          1            01/28/04         00
    0437469828                           05           04/01/04          0
    17500018                             O            03/01/34
    0


    9127608          N74/G02             F           43,500.00         ZZ
                                         360         43,500.00          2
                                       6.875            285.76         75
                                       6.625            285.76
    WARRENSBURG      MO   64093          5            02/13/04         00
    0437508047                           05           04/01/04          0
    0034145010                           N            03/01/34
    0


    9127658          X05/G02             F          198,168.00         ZZ
                                         360        197,965.96          1
                                       5.875          1,172.24         80
                                       5.625          1,172.24
    TURLOCK          CA   95382          1            01/16/04         00
    0437471832                           05           03/01/04          0
    0740106007                           O            02/01/34
    0


    9127662          X05/G02             F          497,500.00         ZZ
                                         360        497,004.74          1
                                       6.000          2,982.76         80
                                       5.750          2,982.76
    YORBA LINDA      CA   92886          5            01/06/04         00
    0437472228                           05           03/01/04          0
    013120000                            O            02/01/34
    0


    9127780          P44/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       7.250          1,013.03         90
                                       7.000          1,013.03
    NAPLES           FL   34112          1            02/12/04         10
    0437503162                           05           04/01/04         30
    0402020003                           O            03/01/34
    0
1




    9127782          U05/G02             F          182,200.00         ZZ
                                         360        182,200.00          1
                                       5.875          1,077.78         52
                                       5.625          1,077.78
    GERMANTOWN       MD   20876          5            02/06/04         00
    0437478274                           03           04/01/04          0
    3000497685                           O            03/01/34
    0


    9127850          X05/G02             F          405,072.00         ZZ
                                         360        404,659.01          1
                                       5.875          2,396.15         80
                                       5.625          2,396.15
    VALLEY CENTER    CA   92082          1            01/08/04         00
    0437469786                           05           03/01/04          0
    013090104                            O            02/01/34
    0


    9127966          F62/F62             F          420,000.00         ZZ
                                         360        419,611.00          1
                                       6.375          2,620.25         72
                                       6.125          2,620.25
    MIAMI            FL   33133          5            01/14/04         00
    39268                                05           03/01/04          0
    39268                                O            02/01/34
    0


    9128010          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.250            640.35         80
                                       6.000            640.35
    LAS VEGAS        NV   89142          1            02/09/04         00
    0419633037                           05           04/01/04          0
    0419633037                           O            03/01/34
    0


    9128020          E22/G02             F          333,700.00         ZZ
                                         360        333,700.00          1
                                       6.500          2,109.21         74
                                       6.250          2,109.21
    REDMOND          WA   98053          2            02/04/04         00
    0419645619                           05           04/01/04          0
    0419645619                           O            03/01/34
    0


    9128050          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
1


                                       6.000            839.37         66
                                       5.750            839.37
    SAINT LOUIS PAR  MN   55426          5            02/11/04         00
    0419659180                           05           04/01/04          0
    0419659180                           O            03/01/34
    0


    9128064          E22/G02             F          224,000.00         TX
                                         360        224,000.00          1
                                       6.250          1,379.21         80
                                       6.000          1,379.21
    HOUSTON          TX   77077          5            02/11/04         00
    0419623335                           03           04/01/04          0
    0419623335                           O            03/01/34
    0


    9128084          E22/G02             F           69,600.00         ZZ
                                         360         69,600.00          1
                                       6.000            417.29         80
                                       5.750            417.29
    TOPEKA           KS   66604          1            02/13/04         00
    0419875760                           05           04/01/04          0
    0419875760                           O            03/01/34
    0


    9128098          E22/G02             F          323,000.00         ZZ
                                         360        323,000.00          1
                                       5.750          1,884.94         54
                                       5.500          1,884.94
    ALAMEDA          CA   94502          1            02/11/04         00
    0419913934                           05           04/01/04          0
    0419913934                           O            03/01/34
    0


    9128100          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.250            517.20         80
                                       6.000            517.20
    NORTH PORT       FL   34287          5            02/17/04         00
    0419916861                           05           04/01/04          0
    0419916861                           N            03/01/34
    0


    9128116          E22/G02             F           61,875.00         ZZ
                                         360         61,875.00          1
                                       6.500            391.09         75
                                       6.250            391.09
    CLEARWATER       FL   33756          1            02/17/04         00
    0419838917                           05           04/01/04          0
1


    0419838917                           N            03/01/34
    0


    9128124          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.125            413.18         80
                                       5.875            413.18
    LOUISVILLE       KY   40219          5            02/10/04         00
    0419843933                           05           04/01/04          0
    0419843933                           O            03/01/34
    0


    9128150          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       5.875            875.48         80
                                       5.625            875.48
    MADERA           CA   93638          1            02/12/04         00
    0419789995                           05           04/01/04          0
    0419789995                           N            03/01/34
    0


    9128162          E22/G02             F          224,910.00         ZZ
                                         360        224,910.00          3
                                       6.500          1,421.58         90
                                       6.250          1,421.58
    WASHOUGAL        WA   98671          1            02/12/04         10
    0419799176                           05           04/01/04         25
    0419799176                           N            03/01/34
    0


    9128164          E22/G02             F          240,300.00         ZZ
                                         360        240,300.00          4
                                       6.875          1,578.60         90
                                       6.625          1,578.60
    PROVIDENCE       RI   02909          1            02/17/04         01
    0419800172                           05           04/01/04         25
    0419800172                           N            03/01/34
    0


    9128168          E22/G02             F          245,600.00         ZZ
                                         360        245,600.00          1
                                       6.000          1,472.50         80
                                       5.750          1,472.50
    FORT LAUDERDALE  FL   33304          2            02/10/04         00
    0419805486                           05           04/01/04          0
    0419805486                           O            03/01/34
    0


1


    9128188          E22/G02             F          168,200.00         ZZ
                                         360        168,200.00          1
                                       6.125          1,022.00         74
                                       5.875          1,022.00
    SAN ANTONIO      TX   78209          2            02/11/04         00
    0419819289                           05           04/01/04          0
    0419819289                           O            03/01/34
    0


    9128190          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.125            862.81         80
                                       5.875            862.81
    MASTIC           NY   11950          2            02/09/04         00
    0419822796                           05           04/01/04          0
    0419822796                           O            03/01/34
    0


    9128194          E22/G02             F          115,200.00         ZZ
                                         240        115,200.00          1
                                       6.125            833.66         80
                                       5.875            833.66
    CLEARWATER       FL   33757          5            02/11/04         00
    0419742838                           05           04/01/04          0
    0419742838                           O            03/01/24
    0


    9128206          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          2
                                       7.125            515.39         90
                                       6.875            515.39
    HARVEY           LA   70058          1            02/17/04         01
    0419745898                           05           04/01/04         25
    0419745898                           N            03/01/34
    0


    9128378          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.000          1,007.24         77
                                       5.750          1,007.24
    SACRAMENTO       CA   95820          5            02/06/04         00
    0419778832                           05           04/01/04          0
    0419778832                           O            03/01/34
    0


    9128384          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       5.750          1,079.61         45
                                       5.500          1,079.61
1


    SAN LEANDRO      CA   94578          5            02/05/04         00
    0419786157                           05           04/01/04          0
    0419786157                           O            03/01/34
    0


    9128404          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          2
                                       7.125            515.39         90
                                       6.875            515.39
    HARVEY           LA   70058          1            02/17/04         01
    0419723903                           05           04/01/04         25
    0419723903                           N            03/01/34
    0


    9128408          E22/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.125            960.02         65
                                       5.875            960.02
    COLLEYVILLE      TX   76034          2            02/11/04         00
    0419725585                           05           04/01/04          0
    0419725585                           O            03/01/34
    0


    9128414          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       5.875          2,070.38         59
                                       5.625          2,070.38
    ORANGE BEACH     AL   36561          1            02/17/04         00
    0419729330                           05           04/01/04          0
    0419729330                           O            03/01/34
    0


    9128436          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.500            364.07         90
                                       6.250            364.07
    ROGERSVILLE      AL   35652          1            02/17/04         11
    0419677547                           05           04/01/04         25
    0419677547                           N            03/01/34
    0


    9128446          E22/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
                                       6.000            626.53         95
                                       5.750            626.53
    BRANDON          FL   33511          2            02/10/04         04
    0419679626                           09           04/01/04         30
    0419679626                           O            03/01/34
    0
1




    9128448          E22/G02             F          147,200.00         ZZ
                                         360        147,200.00          1
                                       5.875            870.74         80
                                       5.625            870.74
    WASHINGTON       DC   20020          5            02/11/04         00
    0419681168                           09           04/01/04          0
    0419681168                           O            03/01/34
    0


    9128528          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       5.750            758.64         50
                                       5.500            758.64
    BRADENTON        FL   34202          1            02/17/04         00
    0419579677                           03           04/01/04          0
    0419579677                           O            03/01/34
    0


    9128532          E22/G02             F           93,750.00         ZZ
                                         360         93,750.00          1
                                       6.750            608.06         75
                                       6.500            608.06
    TULSA            OK   74120          5            02/17/04         00
    0419593025                           05           04/01/04          0
    0419593025                           N            03/01/34
    0


    9128548          E22/G02             F           36,500.00         ZZ
                                         360         36,500.00          1
                                       7.250            248.99         58
                                       7.000            248.99
    KANSAS CITY      KS   66103          5            02/17/04         00
    0419613724                           05           04/01/04          0
    0419613724                           N            03/01/34
    0


    9128552          E22/G02             F           67,050.00         ZZ
                                         360         67,050.00          1
                                       6.125            407.40         90
                                       5.875            407.40
    WINSTON          OR   97496          1            02/10/04         04
    0419622220                           05           04/01/04         25
    0419622220                           N            03/01/34
    0


    9128556          E22/G02             F          101,200.00         ZZ
                                         360        101,200.00          1
1


                                       5.875            598.64         80
                                       5.625            598.64
    BIRMINGHAM       AL   35244          1            02/17/04         00
    0419457247                           05           04/01/04          0
    0419457247                           O            03/01/34
    0


    9128558          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
                                       6.125            795.97         49
                                       5.875            795.97
    COTTONWOOD       CA   96022          2            02/05/04         00
    0419471891                           05           04/01/04          0
    0419471891                           N            03/01/34
    0


    9128562          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
                                       6.125            376.72         79
                                       5.875            376.72
    MOODY            AL   35004          5            02/10/04         00
    0419480272                           05           04/01/04          0
    0419480272                           O            03/01/34
    0


    9128572          E22/G02             F           96,000.00         TX
                                         360         96,000.00          1
                                       6.000            575.57         80
                                       5.750            575.57
    ALVIN            TX   77511          5            02/11/04         00
    0419499231                           05           04/01/04          0
    0419499231                           O            03/01/34
    0


    9128590          E22/G02             F          237,600.00         ZZ
                                         360        237,600.00          1
                                       6.250          1,462.94         80
                                       6.000          1,462.94
    DENVER           CO   80214          5            02/11/04         00
    0419527577                           05           04/01/04          0
    0419527577                           O            03/01/34
    0


    9128614          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.000          1,558.83         80
                                       5.750          1,558.83
    DOYLESTOWN       PA   18901          5            02/11/04         00
    0419238902                           05           04/01/04          0
1


    0419238902                           O            03/01/34
    0


    9128622          E22/G02             F           80,000.00         TX
                                         360         80,000.00          1
                                       6.000            479.64         36
                                       5.750            479.64
    ARLINGTON        TX   76012          5            02/10/04         00
    0419314919                           05           04/01/04          0
    0419314919                           O            03/01/34
    0


    9128638          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         79
                                       6.000          1,354.58
    MIAMI            FL   33165          5            02/11/04         00
    0419405246                           05           04/01/04          0
    0419405246                           O            03/01/34
    0


    9128658          E22/G02             F          192,000.00         TX
                                         360        192,000.00          1
                                       6.250          1,182.18         80
                                       6.000          1,182.18
    SUGAR LAND       TX   77479          5            02/10/04         00
    0416810703                           03           04/01/04          0
    0416810703                           O            03/01/34
    0


    9128660          E22/G02             F          295,960.00         ZZ
                                         360        295,960.00          1
                                       5.875          1,750.72         80
                                       5.625          1,750.72
    LAWTON           OK   73507          2            02/11/04         00
    0418901575                           05           04/01/04          0
    0418901575                           O            03/01/34
    0


    9128668          E22/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       6.625            680.01         90
                                       6.375            680.01
    NEW ORLEANS      LA   70122          2            02/17/04         04
    0419131198                           05           04/01/04         25
    0419131198                           N            03/01/34
    0


1


    9128876          S27/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       6.750            408.62         90
                                       6.500            408.62
    PHILADELPHIA     PA   19149          1            02/13/04         10
    0437481625                           05           04/01/04         25
    1130017860                           N            03/01/34
    0


    9128896          883/G02             F          163,400.00         ZZ
                                         360        163,400.00          1
                                       6.750          1,059.81         95
                                       6.500          1,059.81
    LAKE MARY        FL   32746          2            02/06/04         04
    0437511330                           03           04/01/04         30
    05023569                             O            03/01/34
    0


    9129526          U35/G02             F          262,500.00         ZZ
                                         360        262,500.00          2
                                       6.125          1,594.98         75
                                       5.875          1,594.98
    HICKORY HILLS    IL   60457          5            02/16/04         00
    0437498843                           05           04/01/04          0
    15071158                             O            03/01/34
    0


    9130286          H93/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.125            458.13         80
                                       6.875            458.13
    INDEPENDENCE     MO   64055          5            02/17/04         00
    0437522733                           05           04/01/04          0
    2004000053                           N            03/01/34
    0


    9132054          E22/G02             F          344,400.00         ZZ
                                         360        344,400.00          1
                                       5.875          2,037.26         80
                                       5.625          2,037.26
    ISANTI           MN   55040          5            02/12/04         00
    0419829759                           05           04/01/04          0
    0419829759                           O            03/01/34
    0


    9132062          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.000          1,079.19         75
                                       5.750          1,079.19
1


    FAR ROCKAWAY     NY   11692          2            02/12/04         00
    0419832670                           07           04/01/04          0
    0419832670                           O            03/01/34
    0


    9132100          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          3
                                       6.250          1,871.78         84
                                       6.000          1,871.78
    CITY OF JERSEY   NJ   07307          5            02/12/04         01
    0419872072                           05           04/01/04         12
    0419872072                           O            03/01/34
    0


    9132108          E22/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
                                       6.625            450.78         80
                                       6.375            450.78
    LOUISVILLE       KY   40213          2            02/18/04         00
    0419874201                           05           04/01/04          0
    0419874201                           N            03/01/34
    0


    9132190          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          3
                                       6.250            400.22         77
                                       6.000            400.22
    PUEBLO           CO   81003          2            02/18/04         00
    0419798434                           05           04/01/04          0
    0419798434                           N            03/01/34
    0


    9132240          E22/G02             F           36,050.00         ZZ
                                         360         36,050.00          1
                                       7.000            239.84        100
                                       6.750            239.84
    HOT SPRINGS      VA   24445          1            02/18/04         01
    0419720727                           05           04/01/04         35
    0419720727                           O            03/01/34
    0


    9132266          U35/G02             F           80,550.00         ZZ
                                         360         80,550.00          2
                                       7.250            549.49         90
                                       7.000            549.49
    FOND DU LAC      WI   54937          1            02/13/04         04
    0437502164                           05           04/01/04         25
    15027149                             N            03/01/34
    0
1




    9132304          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          4
                                       6.875            945.98         90
                                       6.625            945.98
    BAKERSFIELD      CA   93305          1            02/02/04         01
    0419744305                           05           04/01/04         25
    0419744305                           N            03/01/34
    0


    9132316          E22/G02             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       6.250            672.67         95
                                       6.000            672.67
    MOBILE           AL   36695          5            02/12/04         11
    0419753223                           05           04/01/04         30
    0419753223                           O            03/01/34
    0


    9132338          E22/G02             F          367,500.00         ZZ
                                         360        367,500.00          4
                                       6.125          2,232.97         75
                                       5.875          2,232.97
    SACRAMENTO       CA   95814          1            02/09/04         00
    0419669031                           05           04/01/04          0
    0419669031                           N            03/01/34
    0


    9132342          E22/G02             F          189,500.00         ZZ
                                         360        189,500.00          1
                                       6.625          1,213.39         89
                                       6.375          1,213.39
    LESLIE           MO   63056          2            02/12/04         04
    0419669510                           05           04/01/04         25
    0419669510                           O            03/01/34
    0


    9132392          E22/G02             F          351,250.00         TX
                                         360        351,250.00          1
                                       5.875          2,077.78         79
                                       5.625          2,077.78
    DALLAS           TX   75225          5            02/12/04         00
    0419696992                           05           04/01/04          0
    0419696992                           O            03/01/34
    0


    9132408          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
1


                                       6.750            363.21         80
                                       6.500            363.21
    HAMILTON         IL   62341          5            02/06/04         00
    0419710165                           05           04/01/04          0
    0419710165                           O            03/01/34
    0


    9132420          E22/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
                                       7.250            245.58         75
                                       7.000            245.58
    TOLEDO           OH   43608          5            02/18/04         00
    0419718044                           05           04/01/04          0
    0419718044                           N            03/01/34
    0


    9132546          E22/G02             F           83,200.00         ZZ
                                         360         83,200.00          1
                                       6.250            512.28         80
                                       6.000            512.28
    HOLTS SUMMIT     MO   65043          1            02/18/04         00
    0419652763                           05           04/01/04          0
    0419652763                           O            03/01/34
    0


    9132580          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          2
                                       7.375          1,933.89         69
                                       7.125          1,933.89
    BOSTON           MA   02124          5            02/18/04         00
    0419549084                           05           04/01/04          0
    0419549084                           N            03/01/34
    0


    9132636          E22/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.250          2,278.15         61
                                       6.000          2,278.15
    PARAMUS          NJ   07652          2            02/12/04         00
    0419570734                           05           04/01/04          0
    0419570734                           O            03/01/34
    0


    9132640          E22/G02             F          228,750.00         T
                                         360        228,750.00          1
                                       6.500          1,445.86         75
                                       6.250          1,445.86
    LAHAINA          HI   96761          5            02/06/04         00
    0419573316                           01           04/01/04          0
1


    0419573316                           O            03/01/34
    0


    9132644          E22/G02             F          262,242.00         ZZ
                                         360        262,242.00          4
                                       6.500          1,657.55         75
                                       6.250          1,657.55
    FIRCREST         WA   98466          1            02/11/04         00
    0419578315                           05           04/01/04          0
    0419578315                           N            03/01/34
    0


    9132664          E22/G02             F          398,000.00         ZZ
                                         360        398,000.00          1
                                       6.125          2,418.29         80
                                       5.875          2,418.29
    LODI             CA   95240          5            02/11/04         00
    0419598016                           05           04/01/04          0
    0419598016                           O            03/01/34
    0


    9132670          E22/G02             F           96,200.00         ZZ
                                         360         96,200.00          1
                                       6.250            592.32         75
                                       6.000            592.32
    WILMINGTON       IL   60481          5            02/12/04         00
    0419598594                           05           04/01/04          0
    0419598594                           O            03/01/34
    0


    9132678          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       6.250            797.97         80
                                       6.000            797.97
    MOUNT VERNON     WA   98273          5            02/05/04         00
    0419600168                           05           04/01/04          0
    0419600168                           O            03/01/34
    0


    9132684          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.000            665.50         66
                                       5.750            665.50
    BIGFORK          MT   59911          5            02/12/04         00
    0419601448                           05           04/01/04          0
    0419601448                           O            03/01/34
    0


1


    9132700          E22/G02             F          119,250.00         ZZ
                                         360        119,250.00          4
                                       7.375            823.63         90
                                       7.125            823.63
    AUGUSTA          ME   04330          1            02/18/04         01
    0419220108                           05           04/01/04         25
    0419220108                           N            03/01/34
    0


    9132702          E22/G02             F           98,100.00         ZZ
                                         360         98,100.00          4
                                       7.375            677.55         90
                                       7.125            677.55
    RIVER ROUGE      MI   48218          1            02/18/04         04
    0419226071                           05           04/01/04         20
    0419226071                           N            03/01/34
    0


    9132740          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.250            591.09         80
                                       6.000            591.09
    CLEVELAND HTS    OH   44121          1            02/23/04         00
    0419483136                           05           04/01/04          0
    0419483136                           N            03/01/34
    0


    9132746          E22/G02             F          124,200.00         ZZ
                                         360        124,200.00          1
                                       6.250            764.72         90
                                       6.000            764.72
    COLLEYVILLE      TX   76034          1            02/11/04         01
    0419487491                           05           04/01/04         25
    0419487491                           N            03/01/34
    0


    9132810          E22/G02             F           41,200.00         ZZ
                                         360         41,200.00          1
                                       7.625            291.61         75
                                       7.375            291.61
    GUTHRIE          OK   73044          5            02/18/04         00
    0419524475                           05           04/01/04          0
    0419524475                           N            03/01/34
    0


    9132816          E22/G02             F           59,000.00         T
                                         360         59,000.00          1
                                       6.250            363.27         47
                                       6.000            363.27
1


    GEORGETOWN       SC   29440          5            02/18/04         00
    0418994828                           01           04/01/04          0
    0418994828                           O            03/01/34
    0


    9132824          H58/G02             F          117,750.00         ZZ
                                         360        117,750.00          1
                                       6.500            744.26         75
                                       6.250            744.26
    PORTLAND         OR   97239          1            02/02/04         00
    0437497217                           01           04/01/04          0
    0000195987                           N            03/01/34
    0


    9132842          W77/G02             F           66,285.00         ZZ
                                         360         66,285.00          4
                                       7.250            452.18         90
                                       7.000            452.18
    COLUMBUS         OH   43211          1            02/11/04         01
    0437483878                           05           04/01/04         30
    0401109                              N            03/01/34
    0


    9132888          M37/G02             F           87,750.00         ZZ
                                         360         87,750.00          1
                                       6.125            533.18         75
                                       5.875            533.18
    PRESCOTT         AZ   86303          5            02/06/04         00
    0437497027                           05           04/01/04          0
    617106                               O            03/01/34
    0


    9132906          W99/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       7.250            716.29         33
                                       7.000            716.29
    CAPE CORAL       FL   33990          5            02/09/04         00
    0437495989                           05           04/01/04          0
    94016551                             O            03/01/34
    0


    9132934          N74/G02             F           52,250.00         ZZ
                                         360         52,202.76          1
                                       6.500            330.26         95
                                       6.250            330.26
    TULSA            OK   74115          2            02/13/04         10
    0437503519                           05           03/19/04         30
    0034164010                           O            02/19/34
    0
1




    9133056          S11/G02             F          190,000.00         ZZ
                                         360        189,828.24          1
                                       6.500          1,200.93         75
                                       6.250          1,200.93
    PANORAMA CITY    CA   91402          5            01/27/04         00
    0437493182                           01           03/01/04          0
    10213146                             O            02/01/34
    0


    9133126          K15/G02             F          139,000.00         ZZ
                                         360        138,854.87          1
                                       5.750            811.17         80
                                       5.500            811.17
    MEREDITH         NH   03253          5            01/27/04         00
    0437499734                           05           03/01/04          0
    007905527796                         O            02/01/34
    0


    9133572          X67/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       6.500          2,907.51         80
                                       6.250          2,907.51
    LOS ANGELES      CA   90064          2            02/01/04         00
    0437509177                           05           04/01/04          0
    435777                               O            03/01/34
    0


    9133630          X67/G02             F          170,680.00         ZZ
                                         360        170,680.00          1
                                       6.875          1,121.25         73
                                       6.625          1,121.25
    RIVERSIDE        CA   92505          5            02/01/04         00
    0437501679                           05           04/01/04          0
    434319                               N            03/01/34
    0


    9134994          L49/G02             F          441,550.00         ZZ
                                         360        441,550.00          1
                                       6.125          2,682.91         80
                                       5.875          2,682.91
    TRACY            CA   95377          1            02/01/04         00
    0437509656                           03           04/01/04          0
    10016352                             O            03/01/34
    0


    9135228          E57/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
1


                                       6.125            783.82         65
                                       5.875            783.82
    LOS ANGELES      CA   90001          2            02/03/04         00
    0437502909                           05           04/01/04          0
    06020855                             O            03/01/34
    0


    9135332          L49/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.000          1,486.89         72
                                       5.750          1,486.89
    STOCKTON         CA   95207          5            02/04/04         00
    0437513765                           05           04/01/04          0
    10018273                             N            03/01/34
    0


    9135360          E82/G02             F          178,900.00         ZZ
                                         360        178,900.00          1
                                       6.500          1,130.77         78
                                       6.250          1,130.77
    LAFAYETTE        CO   80026          5            02/16/04         00
    0400946992                           05           04/01/04          0
    0400946992                           O            03/01/34
    0


    9135392          E82/G02             F          279,000.00         ZZ
                                         360        279,000.00          2
                                       6.375          1,740.60         74
                                       6.125          1,740.60
    JAMAICA          NY   11433          2            02/16/04         00
    0400942934                           05           04/01/04          0
    0400942934                           O            03/01/34
    0


    9136450          L49/G02             F          480,700.00         ZZ
                                         360        480,209.90          1
                                       5.875          2,843.53         80
                                       5.625          2,843.53
    UPLAND           CA   91784          1            01/29/04         00
    0437513674                           03           03/01/04          0
    10016192                             O            02/01/34
    0


    9136652          M07/G02             F           74,400.00         ZZ
                                         360         74,400.00          1
                                       6.750            482.56         80
                                       6.500            482.56
    DESERT HOT SPRI  CA   92240          1            02/04/04         00
    0437515547                           05           04/01/04          0
1


    02312200                             N            03/01/34
    0


    9136816          550/550             F          505,000.00         ZZ
                                         360        505,000.00          1
                                       5.850          2,979.21         57
                                       5.600          2,979.21
    ALBION           CA   95410          2            02/11/04         00
    120694133                            05           04/01/04          0
    120694133                            O            03/01/34
    0


    9136914          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.250          2,308.94         79
                                       6.000          2,308.94
    MONTEREY PARK    CA   91754          5            02/11/04         00
    0419826714                           05           04/01/04          0
    0419826714                           O            03/01/34
    0


    9136930          E82/G02             F          161,450.00         ZZ
                                         360        161,450.00          1
                                       6.125            980.99         78
                                       5.875            980.99
    DURANGO          CO   81301          2            02/18/04         00
    0400950200                           05           04/01/04          0
    0400950200                           O            03/01/34
    0


    9136934          144/144             F          159,900.00         ZZ
                                         360        159,748.28          1
                                       6.250            984.53         80
                                       6.000            984.53
    NEWBURGH         NY   12550          1            01/09/04         00
    160747378000000                      05           03/01/04          0
    03RANZANICIM                         O            02/01/34
    0


    9136950          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.375            690.68         94
                                       7.125            690.68
    WOODBURN         IN   46797          5            02/13/04         01
    0419849310                           05           04/01/04         30
    0419849310                           O            03/01/34
    0


1


    9137042          W40/G02             F           85,000.00         T
                                         360         85,000.00          1
                                       6.875            558.39         50
                                       6.625            558.39
    LAKE HAVASU CIT  AZ   86406          5            02/13/04         00
    0437503220                           05           04/01/04          0
    1044000914                           O            03/01/34
    0


    9137074          P44/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       6.250          1,453.09         80
                                       6.000          1,453.09
    SANDWICH (FORES  MA   02644          5            02/09/04         00
    0437500036                           05           04/01/04          0
    3063634                              O            03/01/34
    0


    9137104          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       6.375          1,104.25         89
                                       6.125          1,104.25
    OAKLAND PARK     FL   33334          5            02/13/04         04
    0419764592                           05           04/01/04         25
    0419764592                           O            03/01/34
    0


    9137118          E22/G02             F          112,000.00         TX
                                         360        112,000.00          1
                                       6.000            671.50         80
                                       5.750            671.50
    SAN ANTONIO      TX   78209          5            02/13/04         00
    0419773122                           01           04/01/04          0
    0419773122                           O            03/01/34
    0


    9137174          U05/G02             F           67,500.00         ZZ
                                         360         67,500.00          3
                                       7.375            466.21         90
                                       7.125            466.21
    TUCSON           AZ   85714          1            02/01/04         01
    0437503444                           05           04/01/04         25
    3457871                              N            03/01/34
    0


    9137202          E22/G02             F          167,400.00         ZZ
                                         360        167,400.00          4
                                       6.375          1,044.36         90
                                       6.125          1,044.36
1


    PAWTUCKET        RI   02860          1            02/19/04         01
    0419568068                           05           04/01/04         25
    0419568068                           N            03/01/34
    0


    9137220          E22/G02             F          171,500.00         ZZ
                                         360        171,500.00          1
                                       6.125          1,042.05         75
                                       5.875          1,042.05
    ARNOLD           MD   21012          5            02/13/04         00
    0419593231                           01           04/01/04          0
    0419593231                           O            03/01/34
    0


    9137224          E22/G02             F           76,000.00         T
                                         360         76,000.00          1
                                       6.125            461.78         62
                                       5.875            461.78
    INGLEWOOD        CA   90301          2            02/04/04         00
    0419594064                           01           04/01/04          0
    0419594064                           O            03/01/34
    0


    9137248          E22/G02             F          193,500.00         ZZ
                                         360        193,500.00          3
                                       6.500          1,223.05         90
                                       6.250          1,223.05
    MIAMI            FL   33130          1            02/19/04         04
    0419798442                           05           04/01/04         25
    0419798442                           N            03/01/34
    0


    9137258          E22/G02             F           66,400.00         TX
                                         360         66,400.00          1
                                       6.250            408.84         80
                                       6.000            408.84
    SCHERTZ          TX   78154          5            02/13/04         00
    0419804620                           05           04/01/04          0
    0419804620                           O            03/01/34
    0


    9137268          E22/G02             F          163,000.00         ZZ
                                         360        163,000.00          1
                                       6.875          1,070.79         85
                                       6.625          1,070.79
    COLORADO SPRING  CO   80909          5            02/13/04         10
    0419813761                           05           04/01/04         12
    0419813761                           O            03/01/34
    0
1




    9137272          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.000            431.68         80
                                       5.750            431.68
    EL PASO          TX   79912          1            02/16/04         00
    0419817770                           05           04/01/04          0
    0419817770                           O            03/01/34
    0


    9137346          E22/G02             F          187,200.00         ZZ
                                         360        187,200.00          1
                                       6.000          1,122.36         80
                                       5.750          1,122.36
    WILLIS           MI   48191          1            02/19/04         00
    0419631486                           05           04/01/04          0
    0419631486                           O            03/01/34
    0


    9137350          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.375            628.86         80
                                       6.125            628.86
    BOISE            ID   83705          5            02/16/04         00
    0419637301                           05           04/01/04          0
    0419637301                           N            03/01/34
    0


    9137366          E22/G02             F           98,400.00         ZZ
                                         360         98,400.00          1
                                       6.375            613.89         80
                                       6.125            613.89
    BOISE            ID   83705          5            02/16/04         00
    0419659859                           05           04/01/04          0
    0419659859                           N            03/01/34
    0


    9137376          P44/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.000          1,019.24         44
                                       5.750          1,019.24
    BOURNE           MA   02532          5            02/09/04         00
    0437521958                           05           04/01/04          0
    1                                    O            03/01/34
    0


    9137392          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
1


                                       6.125            923.57         51
                                       5.875            923.57
    SAN JOSE         CA   95121          2            02/11/04         00
    0419720248                           09           04/01/04          0
    0419720248                           N            03/01/34
    0


    9137394          E22/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
                                       6.125            309.88         79
                                       5.875            309.88
    AUGUSTA          GA   30907          5            02/09/04         00
    0419720685                           09           04/01/04          0
    0419720685                           O            03/01/34
    0


    9137476          E22/G02             F          120,080.00         ZZ
                                         360        120,080.00          3
                                       6.500            758.99         80
                                       6.250            758.99
    TULARE           CA   93274          1            02/13/04         00
    0419906839                           05           04/01/04          0
    0419906839                           N            03/01/34
    0


    9137480          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          2
                                       7.000            425.79         76
                                       6.750            425.79
    COLUMBUS         OH   43205          2            02/19/04         00
    0419910195                           05           04/01/04          0
    0419910195                           N            03/01/34
    0


    9137504          E22/G02             F          181,050.00         ZZ
                                         360        181,050.00          1
                                       6.125          1,100.08         85
                                       5.875          1,100.08
    SACRAMENTO       CA   95820          1            02/12/04         01
    0419309851                           05           04/01/04         12
    0419309851                           O            03/01/34
    0


    9137514          Q87/G02             F          102,000.00         TX
                                         360        101,907.79          1
                                       6.500            644.71         80
                                       6.250            644.71
    CHANDLER         TX   75758          5            01/30/04         00
    0437503840                           05           03/01/04          0
1


    THOA02                               O            02/01/34
    0


    9137568          E22/G02             F          206,400.00         TX
                                         360        206,400.00          1
                                       6.750          1,338.71         80
                                       6.500          1,338.71
    AUSTIN           TX   78737          5            02/13/04         00
    0419460993                           05           04/01/04          0
    0419460993                           O            03/01/34
    0


    9137574          E22/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
                                       6.500            448.77         87
                                       6.250            448.77
    SAINT HELEN      MI   48656          5            02/13/04         04
    0419473962                           05           04/01/04         25
    0419473962                           O            03/01/34
    0


    9137582          E22/G02             F           66,500.00         T
                                         360         66,500.00          1
                                       6.500            420.33         95
                                       6.250            420.33
    PIGEON FORGE     TN   37863          1            02/19/04         01
    0418923793                           01           04/01/04         30
    0418923793                           O            03/01/34
    0


    9137590          E22/G02             F          337,995.00         ZZ
                                         360        337,995.00          1
                                       6.500          2,136.36         90
                                       6.250          2,136.36
    HUNTINGTON       NY   11746          1            02/19/04         10
    0419131446                           05           04/01/04         30
    0419131446                           O            03/01/34
    0


    9137622          A35/G02             F           84,500.00         ZZ
                                         360         84,500.00          1
                                       6.250            520.28         95
                                       6.000            520.28
    LAS VEGAS        NV   89121          5            02/10/04         01
    0437502222                           07           04/01/04         30
    20390                                O            03/01/34
    0


1


    9137656          A35/G02             F          649,600.00         ZZ
                                         360        649,600.00          1
                                       5.875          3,842.63         80
                                       5.625          3,842.63
    LAS VEGAS        NV   89117          5            02/12/04         00
    0437499494                           05           04/01/04          0
    20387                                O            03/01/34
    0


    9137712          Y21/G02             F          100,000.00         ZZ
                                         360         99,898.04          1
                                       5.875            591.54         44
                                       5.625            591.54
    STAMFORD         CT   06907          5            01/30/04         00
    0437508120                           08           03/01/04          0
    204017696                            O            02/01/34
    0


    9138492          Y21/G02             F          549,600.00         ZZ
                                         360        549,600.00          1
                                       5.875          3,251.10         80
                                       5.625          3,251.10
    ENCINITAS        CA   92024          1            02/03/04         00
    0437505332                           05           04/01/04          0
    204038057                            O            03/01/34
    0


    9138498          883/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.500          2,528.27         75
                                       6.250          2,528.27
    ANNANDALE        VA   22003          5            02/06/04         00
    0437499841                           05           04/01/04          0
    12002462                             O            03/01/34
    0


    9138544          Y21/G02             F          380,000.00         ZZ
                                         360        379,603.25          1
                                       5.750          2,217.58         78
                                       5.500          2,217.58
    SAN DIEGO        CA   92115          5            01/28/04         00
    0437509144                           05           03/01/04          0
    204036411                            O            02/01/34
    0


    9138594          Y21/G02             F          155,000.00         ZZ
                                         360        154,838.17          1
                                       5.750            904.54         53
                                       5.500            904.54
1


    BUENA PARK       CA   90621          5            01/28/04         00
    0437505092                           09           03/01/04          0
    2230521132                           O            02/01/34
    0


    9138596          U42/G02             F          101,250.00         TX
                                         360        101,250.00          1
                                       6.750            656.71         75
                                       6.500            656.71
    IRVING           TX   75061          5            02/10/04         00
    0437530165                           05           04/01/04          0
    60030195                             O            03/01/34
    0


    9138630          Y21/G02             F          292,000.00         ZZ
                                         360        291,722.93          1
                                       6.250          1,797.90         78
                                       6.000          1,797.90
    CARLSBAD         CA   92009          5            01/15/04         00
    0437505563                           01           03/01/04          0
    203928318                            O            02/01/34
    0


    9138636          H49/G02             F          185,500.00         ZZ
                                         360        185,323.99          2
                                       6.250          1,142.16         79
                                       6.000          1,142.16
    CHICAGO          IL   60629          2            02/02/04         00
    0437515570                           05           03/01/04          0
    556097                               O            02/01/34
    0


    9138646          Y21/G02             F          288,000.00         ZZ
                                         360        287,670.20          1
                                       5.875          1,703.63         70
                                       5.625          1,703.63
    EL CAJON         CA   92020          2            01/30/04         00
    0437509045                           03           03/01/04          0
    204032393                            O            02/01/34
    0


    9138650          X78/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.250          1,200.65         53
                                       6.000          1,200.65
    DECATUR          GA   30033          5            02/16/04         00
    0437514383                           03           04/01/04          0
    990856                               O            03/01/34
    0
1




    9138690          758/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.125            956.99         75
                                       5.875            956.99
    GEORGETOWN       TX   78628          5            02/11/04         00
    0437503378                           03           04/01/04          0
    1500000054                           O            03/01/34
    0


    9138712          M27/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.000          1,103.17         80
                                       5.750          1,103.17
    ROCKVALE         TN   37153          2            02/10/04         00
    0437513351                           05           04/01/04          0
    5000191502                           O            03/01/34
    0


    9138718          Y21/G02             F          528,750.00         ZZ
                                         360        528,210.91          1
                                       5.875          3,127.76         77
                                       5.625          3,127.76
    BURBANK          CA   91505          5            01/26/04         00
    0437507932                           05           03/01/04          0
    204014557                            O            02/01/34
    0


    9138732          Y21/G02             F          645,000.00         ZZ
                                         360        645,000.00          1
                                       5.500          3,662.24         75
                                       5.250          3,662.24
    SAN CLEMENTE     CA   92673          5            02/06/04         00
    0437508898                           05           04/01/04          0
    204042658                            O            03/01/34
    0


    9138824          Y21/G02             F          470,000.00         ZZ
                                         360        470,000.00          1
                                       5.875          2,780.23         80
                                       5.625          2,780.23
    FRISCO           TX   75034          2            02/06/04         00
    0437504608                           05           04/01/04          0
    204036321                            O            03/01/34
    0


    9139886          E82/G02             F          270,400.00         ZZ
                                         360        270,400.00          1
1


                                       6.125          1,642.98         57
                                       5.875          1,642.98
    GREENWICH        CT   06830          2            02/19/04         00
    0400946174                           05           04/01/04          0
    0400946174                           O            03/01/34
    0


    9139946          E22/G02             F           67,475.00         ZZ
                                         360         67,475.00          1
                                       6.500            426.49         75
                                       6.250            426.49
    AUSTIN           TX   78745          5            02/20/04         00
    0419928866                           05           04/01/04          0
    0419928866                           N            03/01/34
    0


    9139954          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          4
                                       6.500          1,479.04         90
                                       6.250          1,479.04
    PLYMOUTH         MI   48170          1            02/20/04         04
    0419934302                           05           04/01/04         25
    0419934302                           O            03/01/34
    0


    9140012          E22/G02             F          119,000.00         ZZ
                                         360        119,000.00          4
                                       7.375            821.90         75
                                       7.125            821.90
    NEW ORLEANS      LA   70126          2            02/20/04         00
    0419882816                           05           04/01/04          0
    0419882816                           N            03/01/34
    0


    9140014          E22/G02             F          119,000.00         ZZ
                                         360        119,000.00          4
                                       7.375            821.90         75
                                       7.125            821.90
    NEW ORLEANS      LA   70127          2            02/20/04         00
    0419883715                           05           04/01/04          0
    0419883715                           N            03/01/34
    0


    9140056          E22/G02             F          119,980.00         ZZ
                                         360        119,980.00          1
                                       5.875            709.73         80
                                       5.625            709.73
    PARMA            OH   44129          1            02/20/04         00
    0419901517                           01           04/01/04          0
1


    0419901517                           O            03/01/34
    0


    9140106          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.000            299.78         76
                                       5.750            299.78
    DYERSBURG        TN   38024          1            02/20/04         00
    0419882287                           05           04/01/04          0
    0419882287                           O            03/01/34
    0


    9140124          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.250          1,724.01         80
                                       6.000          1,724.01
    NORRIDGE         IL   60706          5            02/16/04         00
    0419805346                           05           04/01/04          0
    0419805346                           O            03/01/34
    0


    9140144          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       5.875            496.89         80
                                       5.625            496.89
    HOCKLEY          TX   77447          1            02/20/04         00
    0419821715                           05           04/01/04          0
    0419821715                           O            03/01/34
    0


    9140172          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          3
                                       6.875          1,018.24         62
                                       6.625          1,018.24
    CORVALLIS        OR   97330          2            02/11/04         00
    0419766225                           05           04/01/04          0
    0419766225                           N            03/01/34
    0


    9140210          E22/G02             F          118,700.00         ZZ
                                         360        118,700.00          4
                                       7.375            819.83         75
                                       7.125            819.83
    NEW ORLEANS      LA   70126          2            02/20/04         00
    0419776653                           05           04/01/04          0
    0419776653                           N            03/01/34
    0


1


    9140214          E22/G02             F          117,900.00         ZZ
                                         360        117,900.00          4
                                       7.375            814.31         74
                                       7.125            814.31
    NEW ORLEANS      LA   70126          2            02/20/04         00
    0419777149                           05           04/01/04          0
    0419777149                           N            03/01/34
    0


    9140246          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.125            437.48         90
                                       5.875            437.48
    SWEET HOME       OR   97386          1            02/16/04         04
    0419785696                           05           04/01/04         25
    0419785696                           N            03/01/34
    0


    9140300          E22/G02             F          123,800.00         ZZ
                                         360        123,800.00          1
                                       6.750            802.96         90
                                       6.500            802.96
    EUGENE           OR   97405          2            02/13/04         04
    0419457312                           05           04/01/04         25
    0419457312                           O            03/01/34
    0


    9140358          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          4
                                       6.875            985.39         75
                                       6.625            985.39
    PORTSMOUTH       VA   23707          1            02/18/04         00
    0419476387                           05           04/01/04          0
    0419476387                           N            03/01/34
    0


    9140366          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.250            498.73         90
                                       6.000            498.73
    FLORENCE         AL   35633          1            02/20/04         04
    0419718291                           05           04/01/04         25
    0419718291                           N            03/01/34
    0


    9140438          E22/G02             F          197,625.00         ZZ
                                         360        197,625.00          4
                                       6.875          1,298.26         75
                                       6.625          1,298.26
1


    PROVO            UT   84606          1            02/18/04         00
    0419562608                           05           04/01/04          0
    0419562608                           N            03/01/34
    0


    9140464          E22/G02             F           55,600.00         ZZ
                                         360         55,600.00          1
                                       6.250            342.34         80
                                       6.000            342.34
    SANDPOINT        ID   83864          1            02/16/04         00
    0419621461                           05           04/01/04          0
    0419621461                           O            03/01/34
    0


    9140502          E22/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       6.375            892.13         74
                                       6.125            892.13
    GILBERTS         IL   60136          2            02/20/04         00
    0419641717                           01           04/01/04          0
    0419641717                           N            03/01/34
    0


    9140724          K15/G02             F          100,500.00         ZZ
                                         360        100,500.00          1
                                       5.750            586.49         88
                                       5.500            586.49
    INDIANAPOLIS     IN   46237          2            02/12/04         41
    0437511850                           05           04/01/04         25
    014805517999                         O            03/01/34
    0


    9140768          K15/G02             F           92,400.00         ZZ
                                         360         92,312.33          1
                                       6.250            568.92         93
                                       6.000            568.92
    POQUOSON         VA   23662          2            01/27/04         41
    0437504764                           09           03/01/04         30
    009105526544                         O            02/01/34
    0


    9140862          P44/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
                                       7.250            893.65         75
                                       7.000            893.65
    KEENE            NH   03431          5            02/20/04         00
    0437501521                           05           04/01/04          0
    838321                               N            03/01/34
    0
1




    9140930          P44/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       7.250            880.01         75
                                       7.000            880.01
    KEENE            NH   03431          5            02/20/04         00
    0437503626                           05           04/01/04          0
    0402190000                           N            03/01/34
    0


    9140936          144/144             F          155,000.00         ZZ
                                         360        154,849.35          1
                                       6.125            941.80         61
                                       5.875            941.80
    MIDDLETOWN       NY   10940          1            01/14/04         00
    160747501                            05           03/01/04          0
    160747501                            O            02/01/34
    0


    9140942          N74/G02             F           94,000.00         ZZ
                                         360         93,910.81          1
                                       6.250            578.77         76
                                       6.000            578.77
    TULSA            OK   74107          5            02/13/04         00
    0437506082                           05           03/19/04          0
    0034160010                           O            02/19/34
    0


    9140944          A50/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.375          1,122.97         75
                                       6.125          1,122.97
    RESACA           GA   30735          2            02/13/04         00
    0437510928                           05           04/01/04          0
    02047397                             O            03/01/34
    0


    9140980          W39/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
                                       6.375            658.81         80
                                       6.125            658.81
    CITRONELLE       AL   36522          2            02/20/04         00
    0437504970                           05           04/01/04          0
    LA034595AA                           O            03/01/34
    0


    9140984          S27/G02             F          189,000.00         ZZ
                                         360        189,000.00          3
1


                                       6.625          1,210.19         90
                                       6.375          1,210.19
    WEST PALM BEACH  FL   33403          5            02/12/04         01
    0437528664                           05           04/01/04         25
    1010035109                           O            03/01/34
    0


    9141016          U35/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.250            474.10         75
                                       6.000            474.10
    DES MOINES       IA   50312          5            02/20/04         00
    0437524309                           05           04/01/04          0
    15139458                             O            03/01/34
    0


    9141096          W08/G02             F           80,500.00         ZZ
                                         360         80,500.00          1
                                       5.875            476.19         58
                                       5.625            476.19
    MIAMI            FL   33165          5            02/23/04         00
    0437506470                           01           04/01/04          0
    044681M                              O            03/01/34
    0


    9141176          P59/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.000          2,398.20         69
                                       5.750          2,398.20
    PASO ROBLES      CA   93446          2            02/09/04         00
    0437502149                           05           04/01/04          0
    AT008332                             O            03/01/34
    0


    9141216          E47/G02             F          190,400.00         ZZ
                                         360        190,400.00          1
                                       6.375          1,187.85         70
                                       6.125          1,187.85
    MILLBURY         MA   01527          1            02/13/04         00
    0437511843                           05           04/01/04          0
    7359010611                           O            03/01/34
    0


    9142812          E82/G02             F           52,900.00         ZZ
                                         360         52,900.00          1
                                       6.875            347.52         86
                                       6.625            347.52
    MEMPHIS          TN   38128          2            02/20/04         10
    0400953428                           05           04/01/04         25
1


    0400953428                           O            03/01/34
    0


    9142880          E82/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.500            625.75         77
                                       6.250            625.75
    MILWAUKEE        WI   53215          2            02/20/04         00
    0400933487                           05           04/01/04          0
    0400933487                           O            03/01/34
    0


    9143038          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          2
                                       7.375            725.21         73
                                       7.125            725.21
    NEW ORLEANS      LA   70122          5            02/23/04         00
    0419882253                           05           04/01/04          0
    0419882253                           N            03/01/34
    0


    9143046          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          2
                                       7.375            725.21         75
                                       7.125            725.21
    NEW ORLEANS      LA   70122          5            02/23/04         00
    0419884176                           05           04/01/04          0
    0419884176                           N            03/01/34
    0


    9143164          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.375            723.69         80
                                       6.125            723.69
    MILFORD          MI   48381          5            02/17/04         00
    0419854989                           05           04/01/04          0
    0419854989                           O            03/01/34
    0


    9143176          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.125          1,263.83         80
                                       5.875          1,263.83
    PRIDE            LA   70770          5            02/17/04         00
    0419859616                           05           04/01/04          0
    0419859616                           O            03/01/34
    0


1


    9143178          U05/G02             F           72,450.00         ZZ
                                         360         72,450.00          3
                                       6.750            469.91         90
                                       6.500            469.91
    RIVER ROUGE      MI   48218          1            02/13/04         01
    0437507189                           05           04/01/04         25
    3460006                              N            03/01/34
    0


    9143282          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       5.875            449.57         80
                                       5.625            449.57
    ALLEN            TX   75002          1            02/23/04         00
    0419964960                           05           04/01/04          0
    0419964960                           O            03/01/34
    0


    9143308          E22/G02             F          246,500.00         ZZ
                                         360        246,500.00          1
                                       6.500          1,558.05         85
                                       6.250          1,558.05
    SALIDA           CO   81201          2            02/17/04         01
    0419826490                           05           04/01/04         12
    0419826490                           O            03/01/34
    0


    9143310          E22/G02             F          236,573.00         ZZ
                                         360        236,573.00          1
                                       6.250          1,456.62         78
                                       6.000          1,456.62
    SACRAMENTO       CA   95826          5            02/16/04         00
    0419826631                           05           04/01/04          0
    0419826631                           O            03/01/34
    0


    9143338          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.000            779.42         78
                                       5.750            779.42
    GRAND JUNCTION   CO   81503          5            02/17/04         00
    0419790381                           05           04/01/04          0
    0419790381                           O            03/01/34
    0


    9143350          E22/G02             F          238,500.00         ZZ
                                         360        238,500.00          1
                                       6.625          1,527.14         90
                                       6.375          1,527.14
1


    BRISTOW          VA   20136          1            02/20/04         04
    0419792387                           09           04/01/04         30
    0419792387                           O            03/01/34
    0


    9143356          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       5.750            618.59         63
                                       5.500            618.59
    COLORADO SPRING  CO   80915          2            02/18/04         00
    0419796941                           03           04/01/04          0
    0419796941                           O            03/01/34
    0


    9143366          E22/G02             F           88,900.00         ZZ
                                         360         88,900.00          1
                                       6.125            540.17         70
                                       5.875            540.17
    TOPEKA           KS   66617          1            02/23/04         00
    0419799135                           05           04/01/04          0
    0419799135                           O            03/01/34
    0


    9143368          E22/G02             F          191,250.00         ZZ
                                         360        191,250.00          1
                                       6.000          1,146.64         85
                                       5.750          1,146.64
    BRIGHTON         CO   80601          5            02/17/04         10
    0419800131                           05           04/01/04         12
    0419800131                           O            03/01/34
    0


    9143370          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       6.000            941.29         70
                                       5.750            941.29
    YAKIMA           WA   98908          2            02/16/04         00
    0419800941                           05           04/01/04          0
    0419800941                           O            03/01/34
    0


    9143400          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.000            527.60         80
                                       5.750            527.60
    MENDOTA          CA   93640          5            02/12/04         00
    0419762737                           05           04/01/04          0
    0419762737                           O            03/01/34
    0
1




    9143422          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.375            414.41         46
                                       7.125            414.41
    NEW ALBANY       IN   47150          5            02/23/04         00
    0419774054                           05           04/01/04          0
    0419774054                           N            03/01/34
    0


    9143424          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.125            473.94         23
                                       5.875            473.94
    SAN RAMON        CA   94583          5            02/12/04         00
    0419778642                           09           04/01/04          0
    0419778642                           O            03/01/34
    0


    9143436          E22/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
                                       6.250            643.42         95
                                       6.000            643.42
    RICHMOND         TX   77469          2            02/18/04         01
    0419756093                           03           04/01/04         30
    0419756093                           O            03/01/34
    0


    9143448          E22/G02             F          145,200.00         ZZ
                                         360        145,200.00          1
                                       5.875            858.91         83
                                       5.625            858.91
    GLEN ROSE        TX   76043          2            02/18/04         04
    0419730700                           05           04/01/04         12
    0419730700                           O            03/01/34
    0


    9143458          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       5.875          1,419.69         80
                                       5.625          1,419.69
    BELLINGHAM       WA   98229          5            02/13/04         00
    0419732037                           05           04/01/04          0
    0419732037                           O            03/01/34
    0


    9143466          E22/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
1


                                       6.375            793.56         80
                                       6.125            793.56
    OMAHA            NE   68144          1            02/23/04         00
    0419735667                           05           04/01/04          0
    0419735667                           O            03/01/34
    0


    9143480          E22/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       6.000          1,474.89         78
                                       5.750          1,474.89
    SACRAMENTO       CA   95831          5            02/11/04         00
    0419744313                           05           04/01/04          0
    0419744313                           O            03/01/34
    0


    9143526          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.375            311.93         88
                                       6.125            311.93
    DES MOINES       IA   50312          2            02/18/04         01
    0419656335                           05           04/01/04         25
    0419656335                           O            03/01/34
    0


    9143542          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       5.875            709.85         31
                                       5.625            709.85
    OXNARD           CA   93033          5            02/16/04         00
    0419669700                           05           04/01/04          0
    0419669700                           O            03/01/34
    0


    9143552          L49/G02             F          338,450.00         ZZ
                                         360        338,450.00          1
                                       5.875          2,002.06         80
                                       5.625          2,002.06
    SAN CLEMENTE     CA   92673          1            02/09/04         00
    0437514946                           01           04/01/04          0
    10016525                             O            03/01/34
    0


    9143588          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.000          2,997.75         79
                                       5.750          2,997.75
    SHORELINE        WA   98177          1            02/04/04         00
    0419631874                           03           04/01/04          0
1


    0419631874                           O            03/01/34
    0


    9143602          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.375            424.23         80
                                       6.125            424.23
    VERO BEACH       FL   32966          1            02/23/04         00
    0419553961                           05           04/01/04          0
    0419553961                           N            03/01/34
    0


    9143622          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.125            656.22         67
                                       5.875            656.22
    FORT SHAW        MT   59443          5            02/17/04         00
    0419576202                           05           04/01/04          0
    0419576202                           O            03/01/34
    0


    9143638          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.125            534.70         78
                                       5.875            534.70
    ARLINGTON        TX   76016          5            02/18/04         00
    0419602966                           05           04/01/04          0
    0419602966                           O            03/01/34
    0


    9143652          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
                                       6.250            381.74         89
                                       6.000            381.74
    ECRU             MS   38841          5            02/17/04         01
    0419155098                           05           04/01/04         25
    0419155098                           O            03/01/34
    0


    9143664          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.250          2,413.61         80
                                       6.000          2,413.61
    EL CAJON         CA   92021          2            02/09/04         00
    0419375985                           05           04/01/04          0
    0419375985                           O            03/01/34
    0


1


    9143678          E22/G02             F           50,500.00         ZZ
                                         360         50,500.00          1
                                       6.000            302.77         78
                                       5.750            302.77
    MISHAWAKA        IN   46544          2            02/23/04         00
    0419446166                           05           04/01/04          0
    0419446166                           N            03/01/34
    0


    9143688          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.375            779.84         68
                                       6.125            779.84
    DENVER           CO   80239          5            02/18/04         00
    0419485917                           05           04/01/04          0
    0419485917                           O            03/01/34
    0


    9143704          E22/G02             F          198,400.00         ZZ
                                         360        198,207.17          1
                                       6.125          1,205.50         80
                                       5.875          1,205.50
    WESTON           FL   33326          1            02/06/04         00
    0419747167                           03           03/01/04          0
    0419747167                           O            02/01/34
    0


    9143852          X78/G02             F           99,900.00         ZZ
                                         360         99,900.00          1
                                       6.875            656.27         80
                                       6.625            656.27
    ATLANTA          GA   30331          1            02/19/04         00
    0437510316                           05           04/01/04          0
    990873                               N            03/01/34
    0


    9143900          M27/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
                                       6.125          1,130.16         72
                                       5.875          1,130.16
    RALEIGH          NC   27607          5            02/18/04         00
    0437513633                           05           04/01/04          0
    630042439                            O            03/01/34
    0


    9144120          Q30/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.375          1,278.94         79
                                       6.125          1,278.94
1


    EASTON           PA   18045          5            02/06/04         00
    0437508096                           05           04/01/04          0
    32015930                             O            03/01/34
    0


    9144252          A52/G02             F          173,700.00         ZZ
                                         360        173,700.00          1
                                       6.500          1,097.90         90
                                       6.250          1,097.90
    MARIETTA         GA   30062          1            02/20/04         04
    0437507999                           03           04/01/04         25
    28932                                O            03/01/34
    0


    9144256          X64/G02             F          115,900.00         ZZ
                                         360        115,900.00          1
                                       6.750            751.73         95
                                       6.500            751.73
    DETROIT          MI   48224          2            02/21/04         11
    0437515992                           05           04/01/04         30
    231239                               O            03/01/34
    0


    9144370          N74/G02             F          196,500.00         ZZ
                                         360        196,500.00          1
                                       6.375          1,225.90         58
                                       6.125          1,225.90
    KINGSVILLE       MD   21087          5            02/19/04         00
    0437515836                           05           04/01/04          0
    0034185010                           O            03/01/34
    0


    9145092          950/G02             F          239,500.00         ZZ
                                         360        239,500.00          1
                                       6.250          1,474.64         75
                                       6.000          1,474.64
    REDDING          CA   96002          5            02/10/04         00
    0437509169                           05           04/01/04          0
    A541007                              O            03/01/34
    0


    9145130          Y12/G02             F          265,600.00         ZZ
                                         360        265,600.00          1
                                       6.125          1,613.81         80
                                       5.875          1,613.81
    KENNETT SQUARE   PA   19348          1            02/20/04         00
    0437512361                           05           04/01/04          0
    53754                                O            03/01/34
    0
1




    9145166          168/168             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.625          3,841.87         58
                                       6.375          3,841.87
    GREAT NECK       NY   11021          1            02/13/04         00
    0389422282                           05           04/01/04          0
    0389422282                           O            03/01/34
    0


    9146140          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       5.875          1,330.96         75
                                       5.625          1,330.96
    HORSESHOE        NC   28742          2            02/24/04         00
    0419317367                           05           04/01/04          0
    0419317367                           O            03/01/34
    0


    9146144          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       6.500            824.85         90
                                       6.250            824.85
    FT LAUDERDALE    FL   33312          1            02/24/04         04
    0419395223                           05           04/01/04         25
    0419395223                           O            03/01/34
    0


    9146162          E22/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
                                       6.875            733.13         95
                                       6.625            733.13
    NEW BLOOMFIELD   PA   17068          1            02/24/04         01
    0419479159                           05           04/01/04         35
    0419479159                           O            03/01/34
    0


    9146164          E22/G02             F          144,800.00         ZZ
                                         360        144,800.00          1
                                       6.125            879.82         80
                                       5.875            879.82
    SAPULPA          OK   74066          1            02/24/04         00
    0419488796                           05           04/01/04          0
    0419488796                           O            03/01/34
    0


    9146198          E22/G02             F           61,600.00         ZZ
                                         360         61,600.00          1
1


                                       6.000            369.32         80
                                       5.750            369.32
    OKLAHOMA CITY    OK   73159          5            02/19/04         00
    0419676390                           05           04/01/04          0
    0419676390                           O            03/01/34
    0


    9146208          E22/G02             F           76,000.00         T
                                         360         76,000.00          1
                                       6.750            492.93         64
                                       6.500            492.93
    EAST ORLAND      ME   04431          5            02/24/04         00
    0419689344                           05           04/01/04          0
    0419689344                           O            03/01/34
    0


    9146210          E22/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
                                       6.250            528.29         94
                                       6.000            528.29
    UBLY             MI   48475          5            02/19/04         01
    0419690052                           05           04/01/04         30
    0419690052                           O            03/01/34
    0


    9146246          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          2
                                       7.125            328.44         75
                                       6.875            328.44
    SAN ANTONIO      TX   78212          1            02/19/04         00
    0419788419                           05           04/01/04          0
    0419788419                           N            03/01/34
    0


    9146248          E22/G02             F           51,750.00         ZZ
                                         360         51,750.00          1
                                       6.375            322.85         90
                                       6.125            322.85
    TULSA            OK   74106          1            02/24/04         04
    0419789037                           05           04/01/04         25
    0419789037                           N            03/01/34
    0


    9146260          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       5.875            878.43         90
                                       5.625            878.43
    POTTSTOWN        PA   19464          5            02/19/04         01
    0419795265                           05           04/01/04         25
1


    0419795265                           O            03/01/34
    0


    9146268          E22/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
                                       7.125            821.94         80
                                       6.875            821.94
    CAPE CORAL       FL   33904          1            02/24/04         00
    0419799390                           08           04/01/04          0
    0419799390                           N            03/01/34
    0


    9146284          E22/G02             F          261,000.00         ZZ
                                         360        261,000.00          3
                                       7.000          1,736.44         90
                                       6.750          1,736.44
    MIAMI            FL   33135          1            02/24/04         10
    0419842190                           05           04/01/04         25
    0419842190                           N            03/01/34
    0


    9146298          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       6.250            942.05         90
                                       6.000            942.05
    WASHINGTON       DC   20019          5            02/19/04         01
    0419848577                           07           04/01/04         25
    0419848577                           O            03/01/34
    0


    9146306          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       5.875            875.48         80
                                       5.625            875.48
    WEST JORDAN      UT   84084          1            02/17/04         00
    0419854161                           05           04/01/04          0
    0419854161                           O            03/01/34
    0


    9146324          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.375            617.63         90
                                       6.125            617.63
    COLUMBUS         OH   43232          2            02/19/04         01
    0419862776                           05           04/01/04         30
    0419862776                           O            03/01/34
    0


1


    9146346          E22/G02             F           66,405.00         ZZ
                                         360         66,405.00          1
                                       6.750            430.70         95
                                       6.500            430.70
    HAWLEY           PA   18428          1            02/24/04         01
    0419633664                           03           04/01/04         30
    0419633664                           O            03/01/34
    0


    9146358          E22/G02             F           93,000.00         ZZ
                                         360         93,000.00          1
                                       6.875            610.94        100
                                       6.625            610.94
    SYLACAUGA        AL   35151          1            02/24/04         10
    0419648969                           05           04/01/04         35
    0419648969                           O            03/01/34
    0


    9146384          E22/G02             F          112,800.00         ZZ
                                         360        112,800.00          1
                                       6.125            685.38         80
                                       5.875            685.38
    GRANITE FALLS    WA   98252          1            02/09/04         00
    0419754841                           05           04/01/04          0
    0419754841                           N            03/01/34
    0


    9146392          E22/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       6.000            686.49         72
                                       5.750            686.49
    WETUMPKA         AL   36093          2            02/19/04         00
    0419763347                           05           04/01/04          0
    0419763347                           O            03/01/34
    0


    9146398          E22/G02             F          281,750.00         TX
                                         360        281,750.00          1
                                       6.375          1,757.75         59
                                       6.125          1,757.75
    HOUSTON          TX   77057          5            02/19/04         00
    0419764477                           03           04/01/04          0
    0419764477                           O            03/01/34
    0


    9146406          E22/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
                                       6.125            763.16         80
                                       5.875            763.16
1


    YAKIMA           WA   98908          1            02/19/04         00
    0419771001                           05           04/01/04          0
    0419771001                           O            03/01/34
    0


    9146462          E22/G02             F           93,750.00         ZZ
                                         360         93,750.00          2
                                       6.375            584.88         75
                                       6.125            584.88
    CLEVELAND        OH   44109          5            02/24/04         00
    0419836499                           05           04/01/04          0
    0419836499                           N            03/01/34
    0


    9146480          E22/G02             F           93,150.00         ZZ
                                         360         93,150.00          3
                                       7.375            643.36         90
                                       7.125            643.36
    CLEVELAND        OH   44102          1            02/24/04         04
    0419870647                           05           04/01/04         25
    0419870647                           N            03/01/34
    0


    9146492          E22/G02             F          381,600.00         ZZ
                                         360        381,600.00          1
                                       6.125          2,318.64         80
                                       5.875          2,318.64
    NEW CASTLE       CO   81647          5            02/19/04         00
    0419880604                           05           04/01/04          0
    0419880604                           O            03/01/34
    0


    9146496          E22/G02             F          504,000.00         ZZ
                                         360        504,000.00          1
                                       6.125          3,062.36         68
                                       5.875          3,062.36
    BELLINGHAM       WA   98226          5            02/18/04         00
    0419881842                           05           04/01/04          0
    0419881842                           O            03/01/34
    0


    9146502          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.375            336.89         62
                                       6.125            336.89
    RENO             NV   89512          1            02/19/04         00
    0419887229                           01           04/01/04          0
    0419887229                           O            03/01/34
    0
1




    9146686          K15/G02             F          112,500.00         ZZ
                                         360        112,388.01          1
                                       6.000            674.49         57
                                       5.750            674.49
    ELK MOUND        WI   54739          5            01/23/04         00
    0437508245                           05           03/01/04          0
    014905517402                         O            02/01/34
    0


    9146898          E82/G02             F           94,700.00         ZZ
                                         360         94,700.00          1
                                       6.125            575.41         92
                                       5.875            575.41
    BESSEMER CITY    NC   28016          2            02/19/04         10
    0400946075                           05           04/01/04         30
    0400946075                           O            03/01/34
    0


    9147136          X89/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.500          1,036.60         80
                                       6.250          1,036.60
    FLOURTOWN        PA   19031          5            02/18/04         00
    0437518889                           07           04/01/04          0
    2033417                              O            03/01/34
    0


    9147606          P67/G02             F          211,900.00         ZZ
                                         360        211,900.00          3
                                       6.250          1,304.70         80
                                       6.000          1,304.70
    FITCHBURG        MA   01420          1            02/24/04         00
    0437522899                           05           04/01/04          0
    ###-##-####                          N            03/01/34
    0


    9147612          T63/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       5.990          1,131.94         90
                                       5.740          1,131.94
    CAPE CORAL       FL   33990          5            02/20/04         11
    0437521388                           05           04/01/04         25
    15573415                             O            03/01/34
    0


    9147766          R80/G02             F          103,200.00         ZZ
                                         360        103,200.00          1
1


                                       6.875            677.95         80
                                       6.625            677.95
    APACHE JUNCTION  AZ   85219          1            02/11/04         00
    0437509979                           03           04/01/04          0
    32903                                N            03/01/34
    0


    9147772          X05/G02             F          293,000.00         ZZ
                                         360        292,694.09          1
                                       5.750          1,709.87         77
                                       5.500          1,709.87
    LOS ANGELES      CA   91602          2            01/29/04         00
    0437518582                           01           03/01/04          0
    11401102                             O            02/01/34
    0


    9148006          Q31/G02             F          635,000.00         ZZ
                                         360        635,000.00          1
                                       6.250          3,909.80         50
                                       6.000          3,909.80
    SANTA ANA        CA   92706          2            02/22/04         00
    0437510761                           05           04/01/04          0
    GA25839                              O            03/01/34
    0


    9150876          X05/G02             F          292,000.00         ZZ
                                         360        291,722.94          1
                                       6.250          1,797.89         80
                                       6.000          1,797.89
    ANAHEIM          CA   92805          5            01/15/04         00
    0437515794                           05           03/01/04          0
    11312094                             O            02/01/34
    0


    9151026          B23/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.000          1,366.98         77
                                       5.750          1,366.98
    GLENDORA         CA   91740          2            02/20/04         00
    0437509037                           05           04/01/04          0
    80004002                             O            03/01/34
    0


    9151486          K15/G02             F          101,200.00         ZZ
                                         360        101,200.00          1
                                       6.500            639.65         83
                                       6.250            639.65
    PONTIAC          MI   48430          2            02/09/04         41
    0437513757                           05           04/01/04         25
1


    015505517856                         O            03/01/34
    0


    9151570          E82/G02             F          161,900.00         ZZ
                                         360        161,900.00          4
                                       6.875          1,063.57         90
                                       6.625          1,063.57
    CHICAGO          IL   60619          2            02/23/04         10
    0400939286                           05           04/01/04         25
    0400939286                           N            03/01/34
    0


    9151612          E82/G02             F          138,400.00         ZZ
                                         360        138,400.00          1
                                       6.375            863.44         95
                                       6.125            863.44
    GADSDEN          AL   35901          2            02/23/04         10
    0400954590                           05           04/01/04         30
    0400954590                           O            03/01/34
    0


    9151674          E82/G02             F           86,800.00         ZZ
                                         360         86,800.00          1
                                       6.625            555.79         60
                                       6.375            555.79
    COPPELL          TX   75019          2            02/18/04         00
    0400949095                           05           04/01/04          0
    0400949095                           N            03/01/34
    0


    9151712          E82/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.500          1,580.17         80
                                       6.250          1,580.17
    FERNANDINA BEAC  FL   32034          5            02/20/04         00
    0400949871                           03           04/01/04          0
    0400949871                           O            03/01/34
    0


    9151732          E82/G02             F           73,400.00         ZZ
                                         360         73,400.00          1
                                       6.375            457.92         51
                                       6.125            457.92
    FRESNO           CA   93706          2            02/20/04         00
    0400951091                           05           04/01/04          0
    0400951091                           O            03/01/34
    0


1


    9151850          A52/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       7.125            660.24         95
                                       6.875            660.24
    GAINESVILLE      GA   30504          2            02/23/04         11
    0437517808                           05           04/01/04         30
    28858                                O            03/01/34
    0


    9151862          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.375            374.32         80
                                       6.125            374.32
    NORTH LIBERTY    IN   46554          1            02/25/04         00
    0420012064                           05           04/01/04          0
    0420012064                           O            03/01/34
    0


    9151864          E22/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       6.000          1,331.00         80
                                       5.750          1,331.00
    TRACY            CA   95376          1            02/11/04         00
    0419908009                           05           04/01/04          0
    0419908009                           O            03/01/34
    0


    9151876          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.125            947.87         68
                                       5.875            947.87
    PUNTA GORDA      FL   33950          5            02/20/04         00
    0419916770                           05           04/01/04          0
    0419916770                           O            03/01/34
    0


    9151880          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.125          2,369.68         80
                                       5.875          2,369.68
    LA PLATA         MD   20646          2            02/20/04         00
    0419917430                           03           04/01/04          0
    0419917430                           O            03/01/34
    0


    9151888          E22/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.250          1,274.53         90
                                       6.000          1,274.53
1


    DENTON           TX   76205          1            02/25/04         04
    0419923420                           05           04/01/04         25
    0419923420                           O            03/01/34
    0


    9151900          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.875          2,837.93         80
                                       6.625          2,837.93
    DURANGO          CO   81301          5            02/20/04         00
    0419937628                           03           04/01/04          0
    0419937628                           O            03/01/34
    0


    9151902          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         80
                                       6.000          1,108.29
    WALDORF          MD   20603          1            02/25/04         00
    0419938469                           09           04/01/04          0
    0419938469                           O            03/01/34
    0


    9151920          E22/G02             F          108,800.00         ZZ
                                         360        108,800.00          2
                                       6.750            705.67         80
                                       6.500            705.67
    ASHEVILLE        NC   28806          2            02/25/04         00
    0419852496                           05           04/01/04          0
    0419852496                           N            03/01/34
    0


    9151926          A52/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       6.750            924.25         95
                                       6.500            924.25
    GAINESVILLE      GA   30504          5            02/25/04         11
    0437519531                           05           04/01/04         30
    28846                                O            03/01/34
    0


    9152098          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.250            615.72         68
                                       6.000            615.72
    EIGHT MILE       AL   36613          5            02/20/04         00
    0419823489                           05           04/01/04          0
    0419823489                           O            03/01/34
    0
1




    9152102          E22/G02             F          172,240.00         ZZ
                                         360        172,240.00          1
                                       6.375          1,074.55         72
                                       6.125          1,074.55
    EDMONDS          WA   98026          2            02/13/04         00
    0419764519                           05           04/01/04          0
    0419764519                           O            03/01/34
    0


    9152116          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
                                       6.750            729.67         90
                                       6.500            729.67
    MOUNT DORA       FL   32757          1            02/25/04         04
    0419771597                           05           04/01/04         25
    0419771597                           N            03/01/34
    0


    9152124          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          4
                                       6.875            413.87         90
                                       6.625            413.87
    BAY CITY         MI   48708          1            02/25/04         04
    0419777321                           05           04/01/04         25
    0419777321                           N            03/01/34
    0


    9152142          E22/G02             F          205,775.00         T
                                         360        205,775.00          1
                                       6.250          1,266.99         38
                                       6.000          1,266.99
    LOS ANGELES      CA   90020          5            02/05/04         00
    0419783964                           05           04/01/04          0
    0419783964                           O            03/01/34
    0


    9152146          E22/G02             F          156,000.00         TX
                                         360        156,000.00          1
                                       6.250            960.52         80
                                       6.000            960.52
    DALLAS           TX   75229          5            02/20/04         00
    0419787395                           05           04/01/04          0
    0419787395                           O            03/01/34
    0


    9152166          E22/G02             F          158,700.00         ZZ
                                         360        158,700.00          1
1


                                       6.250            977.14        100
                                       6.000            977.14
    STOCKBRIDGE      GA   30281          1            02/25/04         10
    0419741830                           05           04/01/04         35
    0419741830                           O            03/01/34
    0


    9152174          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.750            421.59         71
                                       6.500            421.59
    WILMINGTON       NC   28411          2            02/25/04         00
    0419744354                           09           04/01/04          0
    0419744354                           N            03/01/34
    0


    9152290          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.125            820.27         75
                                       5.875            820.27
    LANTANA          FL   33462          1            02/25/04         00
    0419706411                           05           04/01/04          0
    0419706411                           O            03/01/34
    0


    9152322          E22/G02             F          269,500.00         ZZ
                                         360        269,500.00          1
                                       5.875          1,594.19         79
                                       5.625          1,594.19
    CARSON           CA   90745          2            02/11/04         00
    0419725809                           05           04/01/04          0
    0419725809                           O            03/01/34
    0


    9152338          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.875          1,215.32         95
                                       6.625          1,215.32
    FREELAND         WA   98249          5            02/18/04         04
    0419880851                           05           04/01/04         30
    0419880851                           O            03/01/34
    0


    9152378          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
                                       6.750            729.67         90
                                       6.500            729.67
    MOUNT DORA       FL   32757          1            02/25/04         04
    0419890348                           05           04/01/04         25
1


    0419890348                           N            03/01/34
    0


    9152380          E22/G02             F           88,600.00         ZZ
                                         360         88,600.00          1
                                       6.000            531.20         95
                                       5.750            531.20
    BOISE            ID   83703          2            02/20/04         04
    0419890652                           05           04/01/04         30
    0419890652                           O            03/01/34
    0


    9152444          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          2
                                       6.000          1,259.06         42
                                       5.750          1,259.06
    SOMERVILLE       MA   02143          5            02/20/04         00
    0419697032                           05           04/01/04          0
    0419697032                           O            03/01/34
    0


    9152462          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.000          1,019.24         25
                                       5.750          1,019.24
    SAN FRANCISCO    CA   94132          2            02/12/04         00
    0419615604                           05           04/01/04          0
    0419615604                           O            03/01/34
    0


    9152474          E22/G02             F          159,960.00         ZZ
                                         360        159,960.00          1
                                       6.125            971.93         80
                                       5.875            971.93
    AURORA           CO   80011          1            02/25/04         00
    0419629332                           01           04/01/04          0
    0419629332                           O            03/01/34
    0


    9152488          E22/G02             F          457,600.00         ZZ
                                         360        457,600.00          1
                                       5.875          2,706.88         80
                                       5.625          2,706.88
    HARRISONVILLE    PA   17228          5            02/20/04         00
    0419637061                           05           04/01/04          0
    0419637061                           O            03/01/34
    0


1


    9152522          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          2
                                       6.500          1,238.85         80
                                       6.250          1,238.85
    HOUSTON          TX   77019          1            02/25/04         00
    0419520465                           05           04/01/04          0
    0419520465                           N            03/01/34
    0


    9152540          E22/G02             F           94,500.00         ZZ
                                         240         94,500.00          1
                                       6.250            690.73         70
                                       6.000            690.73
    FESTUS           MO   63028          2            02/20/04         00
    0419560529                           05           04/01/04          0
    0419560529                           O            03/01/24
    0


    9152554          E22/G02             F          143,200.00         TX
                                         360        143,200.00          1
                                       6.000            858.56         80
                                       5.750            858.56
    GRAND PRAIRIE    TX   75050          5            02/20/04         00
    0419586938                           05           04/01/04          0
    0419586938                           O            03/01/34
    0


    9152558          E22/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.125          2,381.83         80
                                       5.875          2,381.83
    MIAMI SHORES     FL   33138          5            02/20/04         00
    0419188735                           05           04/01/04          0
    0419188735                           O            03/01/34
    0


    9152560          E22/G02             F          252,500.00         ZZ
                                         360        252,500.00          1
                                       6.000          1,513.87         77
                                       5.750          1,513.87
    COLLINSVILLE     TX   76233          2            02/23/04         00
    0419218482                           05           04/01/04          0
    0419218482                           O            03/01/34
    0


    9152568          E22/G02             F          228,960.00         ZZ
                                         360        228,960.00          1
                                       6.250          1,409.75         80
                                       6.000          1,409.75
1


    LAKE CITY        MI   49651          2            02/20/04         00
    0419365010                           05           04/01/04          0
    0419365010                           O            03/01/34
    0


    9152646          U35/G02             F           71,550.00         ZZ
                                         360         71,550.00          1
                                       7.250            488.10         90
                                       7.000            488.10
    CHICAGO          IL   60644          1            02/26/04         01
    0437511140                           01           04/01/04         25
    15211939                             N            03/01/34
    0


    9152810          H58/G02             F          188,300.00         ZZ
                                         360        188,300.00          1
                                       6.625          1,205.71         74
                                       6.375          1,205.71
    WHITE CITY       OR   97503          2            02/18/04         00
    0437511876                           05           04/01/04          0
    0000208761                           O            03/01/34
    0


    9152876          P44/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.500          2,477.71         80
                                       6.250          2,477.71
    YARMOUTHPORT     MA   02675          1            02/17/04         00
    0437521412                           05           04/01/04          0
    0401200000                           O            03/01/34
    0


    9153166          M27/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.500            480.38         80
                                       6.250            480.38
    DOUGLASVILLE     GA   30135          1            02/04/04         00
    0437516842                           05           04/01/04          0
    620109351                            O            03/01/34
    0


    9153286          U42/G02             F          152,000.00         TX
                                         360        152,000.00          1
                                       6.500            960.74         80
                                       6.250            960.74
    ARLINGTON        TX   76016          5            02/12/04         00
    0437542939                           05           04/01/04          0
    24400254                             O            03/01/34
    0
1




    9153596          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
                                       6.250            596.01         80
                                       6.000            596.01
    OROVILLE         CA   95966          5            02/19/04         00
    0419879762                           05           04/01/04          0
    0419879762                           O            03/01/34
    0


    9153678          E22/G02             F           71,910.00         ZZ
                                         360         71,910.00          2
                                       6.875            472.40         90
                                       6.625            472.40
    GRAND RAPIDS     MI   49505          1            02/26/04         04
    0419927504                           05           04/01/04         25
    0419927504                           N            03/01/34
    0


    9153690          E22/G02             F          111,900.00         ZZ
                                         360        111,900.00          1
                                       6.375            698.11         80
                                       6.125            698.11
    CREST HILL       IL   60435          1            02/26/04         00
    0419839584                           05           04/01/04          0
    0419839584                           O            03/01/34
    0


    9153732          E22/G02             F          104,310.00         ZZ
                                         360        104,310.00          1
                                       6.500            659.31         90
                                       6.250            659.31
    POST FALLS       ID   83854          1            02/10/04         10
    0419867874                           05           04/01/04         25
    0419867874                           N            03/01/34
    0


    9153754          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.750            324.30         10
                                       6.500            324.30
    FLUSHING         NY   11358          5            02/26/04         00
    0419791116                           05           04/01/04          0
    0419791116                           N            03/01/34
    0


    9153766          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
1


                                       5.875          1,277.72         80
                                       5.625          1,277.72
    COVINA           CA   91722          5            02/16/04         00
    0419805296                           05           04/01/04          0
    0419805296                           O            03/01/34
    0


    9153820          E22/G02             F          530,000.00         ZZ
                                         360        530,000.00          1
                                       6.000          3,177.62         73
                                       5.750          3,177.62
    DELRAY BEACH     FL   33446          1            02/20/04         00
    0419821780                           03           04/01/04          0
    0419821780                           O            03/01/34
    0


    9153880          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.250            985.15         80
                                       6.000            985.15
    WASHINGTON       DC   20019          5            02/20/04         00
    0419733472                           05           04/01/04          0
    0419733472                           O            03/01/34
    0


    9153898          E22/G02             F          106,400.00         ZZ
                                         360        106,400.00          1
                                       6.625            681.29         80
                                       6.375            681.29
    SPOKANE          WA   99216          5            02/19/04         00
    0419752969                           05           04/01/04          0
    0419752969                           O            03/01/34
    0


    9153906          E22/G02             F          165,600.00         ZZ
                                         360        165,600.00          2
                                       6.250          1,019.63         80
                                       6.000          1,019.63
    HAVERHILL        MA   01832          1            02/26/04         00
    0419760996                           05           04/01/04          0
    0419760996                           N            03/01/34
    0


    9153912          E22/G02             F          123,200.00         ZZ
                                         360        123,200.00          1
                                       6.000            738.65         80
                                       5.750            738.65
    EVERETT          WA   98201          1            02/18/04         00
    0419771662                           05           04/01/04          0
1


    0419771662                           N            03/01/34
    0


    9153922          E22/G02             F           44,250.00         ZZ
                                         360         44,250.00          1
                                       7.625            313.20         75
                                       7.375            313.20
    TAMPA            FL   33614          1            02/26/04         00
    0419777982                           01           04/01/04          0
    0419777982                           N            03/01/34
    0


    9153956          E22/G02             F          376,900.00         ZZ
                                         360        376,900.00          1
                                       6.375          2,351.37         85
                                       6.125          2,351.37
    STONY BROOK      NY   11790          1            02/26/04         01
    0419666995                           05           04/01/04         25
    0419666995                           O            03/01/34
    0


    9153966          E22/G02             F          189,800.00         ZZ
                                         360        189,800.00          1
                                       6.000          1,137.95         65
                                       5.750          1,137.95
    BOURNE           MA   02532          1            02/26/04         00
    0419699921                           05           04/01/04          0
    0419699921                           O            03/01/34
    0


    9154032          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
                                       6.125            437.48         80
                                       5.875            437.48
    OAKRIDGE         OR   97463          2            02/18/04         00
    0419638242                           05           04/01/04          0
    0419638242                           N            03/01/34
    0


    9154094          E22/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       6.375          1,154.16         42
                                       6.125          1,154.16
    MENLO PARK       CA   94025          2            02/12/04         00
    0419419973                           05           04/01/04          0
    0419419973                           O            03/01/34
    0


1


    9154208          E82/G02             F          159,900.00         ZZ
                                         360        159,900.00          1
                                       6.000            958.68         80
                                       5.750            958.68
    WEAVERVILLE      CA   96093          2            02/19/04         00
    0400946984                           05           04/01/04          0
    0400946984                           O            03/01/34
    0


    9154288          Q73/G02             F          198,000.00         ZZ
                                         360        198,000.00          1
                                       6.000          1,187.11         78
                                       5.750          1,187.11
    HATTIESBURG      MS   39401          2            02/19/04         00
    0437514599                           05           04/01/04          0
    CUL4018308                           O            03/01/34
    0


    9154330          M27/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       5.750          1,692.36         62
                                       5.500          1,692.36
    WILMINGTON       NC   28409          2            02/25/04         00
    0437562846                           03           04/01/04          0
    0100156124                           O            03/01/34
    0


    9154464          P34/G02             F          167,200.00         ZZ
                                         360        167,200.00          1
                                       6.500          1,056.82         65
                                       6.250          1,056.82
    NORTH PROVIDENC  RI   02911          2            02/18/04         00
    0437517212                           05           04/01/04          0
    62708                                O            03/01/34
    0


    9154572          U42/G02             F          108,000.00         T
                                         360        108,000.00          1
                                       6.750            700.49         79
                                       6.500            700.49
    GARLAND          TX   75040          1            02/12/04         00
    0437514623                           05           04/01/04          0
    12305036                             O            03/01/34
    0


    9154574          W40/G02             F          135,500.00         ZZ
                                         360        135,500.00          1
                                       6.000            812.39         78
                                       5.750            812.39
1


    PEORIA           AZ   85381          5            02/19/04         00
    0437520349                           05           04/01/04          0
    1055000948                           O            03/01/34
    0


    9154578          W40/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       6.250            818.90         94
                                       6.000            818.90
    GOODYEAR         AZ   85338          2            02/18/04         04
    0437515455                           03           04/01/04         30
    1055001056                           O            03/01/34
    0


    9154582          Q73/G02             F          106,800.00         ZZ
                                         360        106,800.00          1
                                       6.000            640.32         75
                                       5.750            640.32
    SOUTHAVEN        MS   38671          5            02/20/04         00
    0437514995                           05           04/01/04          0
    HUNTERJ3113506                       O            03/01/34
    0


    9154618          253/253             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.625          1,331.85         80
                                       6.375          1,331.85
    AURORA           IL   60504          5            02/16/04         00
    340489                               03           04/01/04          0
    340489                               O            03/01/34
    0


    9154650          B76/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
                                       6.625            855.46         80
                                       6.375            855.46
    LIVONIA          MI   48150          1            02/27/04         00
    0437516032                           05           04/01/04          0
    0004926135                           N            03/01/34
    0


    9155532          Y62/G02             F          455,000.00         ZZ
                                         360        455,000.00          1
                                       5.875          2,691.50         70
                                       5.625          2,691.50
    FOUNTAIN VALLEY  CA   92708          5            02/19/04         00
    0437546104                           05           04/01/04          0
    8909614000                           O            03/01/34
    0
1




    9156650          Q87/G02             F           53,000.00         ZZ
                                         360         52,948.49          1
                                       6.125            322.03         36
                                       5.875            322.03
    LEOMA            TN   38468          5            02/19/04         00
    0437538275                           05           03/24/04          0
    HOWI01                               O            02/24/34
    0


    9156664          B28/G02             F          159,920.00         ZZ
                                         360        159,920.00          1
                                       6.250            984.66         80
                                       6.000            984.66
    GENEVA           IL   60134          1            02/19/04         00
    0437534431                           05           04/01/04          0
    03003692                             O            03/01/34
    0


    9156806          L76/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         80
                                       6.250            632.07
    INDEPENDENCE     MO   64055          5            02/25/04         00
    0437523319                           05           04/01/04          0
    9925870000                           O            03/01/34
    0


    9156848          P34/G02             F          136,000.00         ZZ
                                         360        136,000.00          2
                                       5.875            804.50         72
                                       5.625            804.50
    PROVIDENCE       RI   02907          5            02/24/04         00
    0437520653                           05           04/01/04          0
    62720                                O            03/01/34
    0


    9156892          U05/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.125          1,093.70         80
                                       5.875          1,093.70
    STOCKTON         CA   95204          5            02/19/04         00
    0437523236                           05           04/01/04          0
    3000610058                           N            03/01/34
    0


    9157002          313/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
1


                                       6.500            410.85         74
                                       6.250            410.85
    NORRISTOWN       PA   19401          5            02/13/04         00
    0437529456                           07           04/01/04          0
    10011542                             N            03/01/34
    0


    9157006          313/G02             F          205,000.00         ZZ
                                         360        204,795.92          1
                                       6.000          1,229.08         69
                                       5.750          1,229.08
    SALEM            OR   97304          5            01/19/04         00
    0437522063                           05           03/01/04          0
    10026060                             O            02/01/34
    0


    9157046          313/G02             F           85,000.00         ZZ
                                         360         84,917.38          1
                                       6.125            516.47         78
                                       5.875            516.47
    CHICAGO          IL   60636          2            01/16/04         00
    0437519077                           05           03/01/04          0
    10046985                             N            02/01/34
    0


    9157052          313/G02             F           60,000.00         ZZ
                                         360         59,941.68          1
                                       6.125            364.57         67
                                       5.875            364.57
    CHICAGO          IL   60636          2            01/20/04         00
    0437522543                           05           03/01/04          0
    10051555                             N            02/01/34
    0


    9157064          313/G02             F           85,000.00         ZZ
                                         360         84,926.82          1
                                       6.750            551.31         80
                                       6.500            551.31
    WINCHESTER       VA   22602          1            02/02/04         00
    0437519150                           01           03/01/04          0
    10072015                             O            02/01/34
    0


    9157070          313/G02             F          288,000.00         ZZ
                                         360        288,000.00          2
                                       7.250          1,964.67         90
                                       7.000          1,964.67
    CHICAGO          IL   60622          1            02/11/04         01
    0437524283                           05           04/01/04         25
1


    10069714                             N            03/01/34
    0


    9157102          313/G02             F           91,000.00         T
                                         360         90,911.55          1
                                       6.125            552.93         64
                                       5.875            552.93
    PALM COAST       FL   32164          1            01/23/04         00
    0437524218                           03           03/01/04          0
    9680802                              O            02/01/34
    0


    9157106          313/G02             F          107,992.00         ZZ
                                         360        107,649.91          1
                                       6.375            673.73         80
                                       6.125            673.73
    EDGEWATER        FL   32141          1            01/23/04         00
    0437518632                           03           03/01/04          0
    9920562                              O            02/01/34
    0


    9157110          313/G02             F          135,900.00         ZZ
                                         360        135,774.13          1
                                       6.375            847.84         80
                                       6.125            847.84
    GRAYSON          GA   30017          1            01/26/04         00
    0437530884                           03           03/01/04          0
    9960543                              O            02/01/34
    0


    9157118          313/G02             F          172,000.00         ZZ
                                         360        171,824.63          1
                                       5.875          1,017.45         80
                                       5.625          1,017.45
    LAWRENCEVILLE    GA   30043          1            01/30/04         00
    0437530777                           03           03/01/04          0
    9987199                              O            02/01/34
    0


    9157126          313/G02             F           87,750.00         ZZ
                                         360         87,676.27          4
                                       6.875            576.46         90
                                       6.625            576.46
    MILWAUKEE        WI   53204          1            01/30/04         11
    0437528003                           05           03/01/04         25
    10021764                             N            02/01/34
    0


1


    9157412          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.000            671.50         80
                                       5.750            671.50
    MOUNT PLEASANT   MI   48858          5            02/23/04         00
    0419903661                           05           04/01/04          0
    0419903661                           O            03/01/34
    0


    9157464          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       5.875            757.17         80
                                       5.625            757.17
    MUNCIE           IN   47304          5            02/23/04         00
    0419736913                           01           04/01/04          0
    0419736913                           O            03/01/34
    0


    9157514          E22/G02             F          436,500.00         ZZ
                                         360        436,500.00          1
                                       6.000          2,617.04         77
                                       5.750          2,617.04
    PALO CEDRO       CA   96073          2            02/20/04         00
    0419708599                           05           04/01/04          0
    0419708599                           O            03/01/34
    0


    9157518          E22/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
                                       6.875            446.38         75
                                       6.625            446.38
    SHELBY           NC   28152          5            02/27/04         00
    0419642962                           05           04/01/04          0
    0419642962                           N            03/01/34
    0


    9157598          E22/G02             F           83,600.00         TX
                                         360         83,600.00          1
                                       6.250            514.74         80
                                       6.000            514.74
    THE WOODLANDS    TX   77381          5            02/19/04         00
    0419671441                           03           04/01/04          0
    0419671441                           O            03/01/34
    0


    9157606          E22/G02             F           82,900.00         ZZ
                                         360         82,900.00          1
                                       6.625            530.82         90
                                       6.375            530.82
1


    BRYSON CITY      NC   28713          1            02/27/04         10
    0419675558                           05           04/01/04         25
    0419675558                           N            03/01/34
    0


    9157668          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.500          1,137.72         94
                                       6.250          1,137.72
    ASHEVILLE        NC   28805          5            02/23/04         01
    0419625066                           05           04/01/04         30
    0419625066                           O            03/01/34
    0


    9157688          E22/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
                                       6.875            446.38         75
                                       6.625            446.38
    SHELBY           NC   28150          5            02/27/04         00
    0419632948                           05           04/01/04          0
    0419632948                           N            03/01/34
    0


    9157716          E22/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
                                       6.875            446.38         75
                                       6.625            446.38
    SHELBY           NC   28152          5            02/27/04         00
    0419640917                           05           04/01/04          0
    0419640917                           N            03/01/34
    0


    9157720          E22/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
                                       6.875            446.38         75
                                       6.625            446.38
    SHELBY           NC   28150          5            02/27/04         00
    0419641907                           05           04/01/04          0
    0419641907                           N            03/01/34
    0


    9157722          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.000          1,223.08         80
                                       5.750          1,223.08
    MIAMI            FL   33165          5            02/23/04         00
    0419642210                           05           04/01/04          0
    0419642210                           O            03/01/34
    0
1




    9157730          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.875          1,024.81         59
                                       6.625          1,024.81
    VALLEJO          CA   94590          5            02/20/04         00
    0419491410                           05           04/01/04          0
    0419491410                           N            03/01/34
    0


    9157746          E22/G02             F          264,800.00         ZZ
                                         360        264,800.00          1
                                       6.500          1,673.72         80
                                       6.250          1,673.72
    FAIRFIELD        CT   06432          5            02/23/04         00
    0419526348                           05           04/01/04          0
    0419526348                           O            03/01/34
    0


    9157754          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.375            424.23         80
                                       6.125            424.23
    KANSAS CITY      MO   64130          5            02/27/04         00
    0419529953                           05           04/01/04          0
    0419529953                           N            03/01/34
    0


    9157812          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.500            922.82         80
                                       6.250            922.82
    WHEATON          IL   60187          1            02/27/04         00
    0419393855                           09           04/01/04          0
    0419393855                           O            03/01/34
    0


    9157868          E22/G02             F          183,350.00         ZZ
                                         360        183,350.00          1
                                       5.875          1,084.58         75
                                       5.625          1,084.58
    MUKILTEO         WA   98275          1            02/26/04         00
    0420080673                           05           04/01/04          0
    0420080673                           N            03/01/34
    0


    9157886          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
1


                                       6.625            720.35         75
                                       6.375            720.35
    BALTIMORE        MD   21228          1            02/27/04         00
    0420056772                           05           04/01/04          0
    0420056772                           N            03/01/34
    0


    9157900          E22/G02             F          135,000.00         T
                                         360        135,000.00          1
                                       6.125            820.27         90
                                       5.875            820.27
    ORANGE           TX   77632          1            02/27/04         04
    0420020976                           05           04/01/04         25
    0420020976                           O            03/01/34
    0


    9157902          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.625          1,008.49         90
                                       6.375          1,008.49
    OVERLAND PARK    KS   66210          1            02/27/04         01
    0420023939                           05           04/01/04         25
    0420023939                           N            03/01/34
    0


    9157914          E22/G02             F          105,100.00         ZZ
                                         360        105,100.00          2
                                       7.125            708.08         69
                                       6.875            708.08
    CLIFTON          CO   81520          5            02/27/04         00
    0419984570                           05           04/01/04          0
    0419984570                           N            03/01/34
    0


    9157928          E22/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
                                       6.375            329.40         80
                                       6.125            329.40
    KANSAS CITY      MO   64130          5            02/27/04         00
    0419989058                           05           04/01/04          0
    0419989058                           N            03/01/34
    0


    9157954          E22/G02             F          189,600.00         ZZ
                                         360        189,600.00          1
                                       6.250          1,167.40         76
                                       6.000          1,167.40
    ROYAL PALM BEAC  FL   33411          1            02/27/04         00
    0419978572                           05           04/01/04          0
1


    0419978572                           O            03/01/34
    0


    9158048          E22/G02             F          108,500.00         ZZ
                                         360        108,500.00          2
                                       6.125            659.26         80
                                       5.875            659.26
    RICHLAND         WA   99352          2            02/26/04         00
    0419958780                           05           04/01/04          0
    0419958780                           N            03/01/34
    0


    9158062          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.625          1,050.11         90
                                       6.375          1,050.11
    MCALLEN          TX   78501          2            02/27/04         10
    0419929609                           05           04/01/04         25
    0419929609                           N            03/01/34
    0


    9158086          E22/G02             F          230,500.00         ZZ
                                         360        230,500.00          1
                                       6.000          1,381.96         50
                                       5.750          1,381.96
    SAN JOSE         CA   95118          5            02/23/04         00
    0419917919                           05           04/01/04          0
    0419917919                           O            03/01/34
    0


    9158132          U85/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.000            593.56         80
                                       5.750            593.56
    MILWAUKEE        WI   53210          2            02/26/04         00
    0437523756                           05           04/01/04          0
    TQSLAIRD                             O            03/01/34
    0


    9158184          E22/G02             F          368,000.00         TX
                                         360        368,000.00          1
                                       6.000          2,206.35         80
                                       5.750          2,206.35
    HOUSTON          TX   77063          5            02/23/04         00
    0419896444                           03           04/01/04          0
    0419896444                           O            03/01/34
    0


1


    9158244          E22/G02             F          424,000.00         ZZ
                                         360        424,000.00          1
                                       6.125          2,576.27         80
                                       5.875          2,576.27
    MOBILE           AL   36695          2            02/23/04         00
    0419894332                           05           04/01/04          0
    0419894332                           O            03/01/34
    0


    9158328          E22/G02             F          148,650.00         ZZ
                                         360        148,650.00          4
                                       6.875            976.52         90
                                       6.625            976.52
    SAN MARCOS       TX   78666          1            02/26/04         04
    0419880323                           05           04/01/04         25
    0419880323                           N            03/01/34
    0


    9158332          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.500            341.32         90
                                       6.250            341.32
    SOUTH BEND       IN   46628          1            02/27/04         10
    0419880935                           05           04/01/04         25
    0419880935                           N            03/01/34
    0


    9158340          E22/G02             F           83,200.00         ZZ
                                         360         83,200.00          1
                                       6.125            505.53         80
                                       5.875            505.53
    SAGINAW          TX   76179          1            02/27/04         00
    0419881313                           05           04/01/04          0
    0419881313                           N            03/01/34
    0


    9158402          E22/G02             F          254,000.00         ZZ
                                         360        254,000.00          1
                                       6.125          1,543.33         77
                                       5.875          1,543.33
    VALLEJO          CA   94591          2            02/19/04         00
    0419871488                           03           04/01/04          0
    0419871488                           O            03/01/34
    0


    9158452          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.625          1,088.53         95
                                       6.375          1,088.53
1


    RICHMOND         VA   23234          1            02/27/04         01
    0419866397                           05           04/01/04         35
    0419866397                           O            03/01/34
    0


    9158548          E22/G02             F           72,250.00         ZZ
                                         360         72,250.00          1
                                       6.500            456.67         85
                                       6.250            456.67
    MITCHELL         NE   69357          5            02/23/04         01
    0419851175                           05           04/01/04         12
    0419851175                           O            03/01/34
    0


    9158568          E22/G02             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       7.250          1,620.17         95
                                       7.000          1,620.17
    WALLA WALLA      WA   99362          5            02/20/04         10
    0419854534                           05           04/01/04         30
    0419854534                           O            03/01/34
    0


    9158644          E22/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       6.375            461.66        100
                                       6.125            461.66
    PUEBLO           CO   81004          1            02/27/04         01
    0419831532                           05           04/01/04         35
    0419831532                           O            03/01/34
    0


    9158682          E22/G02             F          108,750.00         ZZ
                                         360        108,750.00          1
                                       6.125            660.78         75
                                       5.875            660.78
    TACOMA           WA   98404          1            02/25/04         00
    0419837059                           05           04/01/04          0
    0419837059                           N            03/01/34
    0


    9158714          E22/G02             F          105,300.00         ZZ
                                         360        105,300.00          1
                                       7.250            718.33         90
                                       7.000            718.33
    WALES            MA   01081          1            02/27/04         10
    0419800222                           05           04/01/04         25
    0419800222                           N            03/01/34
    0
1




    9158750          E22/G02             F           60,300.00         ZZ
                                         360         60,300.00          1
                                       7.250            411.35         90
                                       7.000            411.35
    OMAHA            NE   68111          1            02/27/04         04
    0419817416                           05           04/01/04         25
    0419817416                           N            03/01/34
    0


    9158818          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.125          1,142.31         80
                                       5.875          1,142.31
    ONAWAY           MI   49765          2            02/23/04         00
    0419773742                           05           04/01/04          0
    0419773742                           O            03/01/34
    0


    9158850          E22/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
                                       6.125          1,048.13         72
                                       5.875          1,048.13
    DENVER           CO   80205          2            02/23/04         00
    0419788021                           05           04/01/04          0
    0419788021                           O            03/01/34
    0


    9159674          E22/G02             F           36,000.00         ZZ
                                         240         36,000.00          1
                                       6.875            276.41         80
                                       6.625            276.41
    OKLAHOMA CITY    OK   73119          5            02/24/04         00
    0419733076                           05           04/01/04          0
    0419733076                           O            03/01/24
    0


    9159688          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.125          2,126.64         78
                                       5.875          2,126.64
    FOX ISLAND       WA   98333          5            02/24/04         00
    0419747092                           05           04/01/04          0
    0419747092                           O            03/01/34
    0


    9159728          E22/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
1


                                       5.875          3,312.61         80
                                       5.625          3,312.61
    BROAD RUN        VA   20137          5            02/25/04         00
    0419882717                           05           04/01/04          0
    0419882717                           O            03/01/34
    0


    9159752          E22/G02             F          231,000.00         ZZ
                                         360        231,000.00          1
                                       6.125          1,403.58         72
                                       5.875          1,403.58
    LOS ANGELES      CA   90731          5            02/23/04         00
    0419891684                           05           04/01/04          0
    0419891684                           O            03/01/34
    0


    9159768          E22/G02             F          116,000.00         ZZ
                                         240        116,000.00          1
                                       6.500            864.86         80
                                       6.250            864.86
    SUMNER           WA   98390          1            02/24/04         00
    0419895842                           05           04/01/04          0
    0419895842                           N            03/01/24
    0


    9159876          E22/G02             F          102,750.00         ZZ
                                         360        102,750.00          1
                                       6.250            632.65         75
                                       6.000            632.65
    COLORADO SPRING  CO   80922          1            02/27/04         00
    0418574422                           05           04/01/04          0
    0418574422                           N            03/01/34
    0


    9159884          E22/G02             F          315,000.00         ZZ
                                         360        315,000.00          2
                                       7.250          2,148.86         90
                                       7.000          2,148.86
    BROOKLYN         NY   11212          5            02/25/04         04
    0419255021                           05           04/01/04         25
    0419255021                           O            03/01/34
    0


    9159900          E22/G02             F          295,200.00         ZZ
                                         360        295,200.00          1
                                       6.000          1,769.87         80
                                       5.750          1,769.87
    HESPERUS         CO   81326          1            02/10/04         00
    0419507736                           05           04/01/04          0
1


    0419507736                           O            03/01/34
    0


    9159904          E22/G02             F          196,200.00         ZZ
                                         360        196,200.00          1
                                       5.875          1,160.60         90
                                       5.625          1,160.60
    MANASSAS         VA   20111          5            02/23/04         04
    0419509617                           05           04/01/04         25
    0419509617                           O            03/01/34
    0


    9159942          E82/G02             F           76,800.00         ZZ
                                         360         76,800.00          1
                                       7.000            510.95         77
                                       6.750            510.95
    SAINT PAUL       MN   55104          2            02/25/04         00
    0400953956                           05           04/01/04          0
    0400953956                           N            03/01/34
    0


    9159978          E22/G02             F          254,400.00         ZZ
                                         360        254,400.00          1
                                       6.375          1,587.13         80
                                       6.125          1,587.13
    STERLING HEIGHT  MI   48313          1            03/01/04         00
    0419876149                           05           04/01/04          0
    0419876149                           O            03/01/34
    0


    9159984          E22/G02             F          155,700.00         ZZ
                                         360        155,700.00          4
                                       6.875          1,022.84         90
                                       6.625          1,022.84
    BENTON CITY      WA   99320          1            02/25/04         10
    0420034043                           05           04/01/04         25
    0420034043                           N            03/01/34
    0


    9160012          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.375          1,310.13         55
                                       6.125          1,310.13
    QUINCY           MA   02171          5            02/24/04         00
    0419937396                           08           04/01/04          0
    0419937396                           O            03/01/34
    0


1


    9160052          E22/G02             F          201,600.00         ZZ
                                         360        201,600.00          1
                                       6.000          1,208.69         80
                                       5.750          1,208.69
    AZLE             TX   76020          1            03/01/04         00
    0419944152                           05           04/01/04          0
    0419944152                           O            03/01/34
    0


    9160274          E22/G02             F           61,750.00         ZZ
                                         360         61,750.00          1
                                       6.875            405.65         95
                                       6.625            405.65
    VIENNA           IL   62995          5            02/24/04         04
    0419830351                           05           04/01/04         30
    0419830351                           O            03/01/34
    0


    9160292          E22/G02             F          263,000.00         ZZ
                                         360        263,000.00          1
                                       6.250          1,619.34         76
                                       6.000          1,619.34
    LOS ANGELES      CA   91306          5            02/19/04         00
    0419960299                           05           04/01/04          0
    0419960299                           O            03/01/34
    0


    9160374          E22/G02             F          123,500.00         ZZ
                                         360        123,500.00          1
                                       5.875            730.55         95
                                       5.625            730.55
    ADELANTO         CA   92301          5            02/19/04         10
    0419984075                           05           04/01/04         30
    0419984075                           O            03/01/34
    0


    9160434          E22/G02             F          196,500.00         ZZ
                                         360        196,500.00          1
                                       6.125          1,193.95         75
                                       5.875          1,193.95
    FRESNO           CA   93720          1            02/25/04         00
    0420007510                           05           04/01/04          0
    0420007510                           N            03/01/34
    0


    9160442          E22/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
                                       6.375          1,038.74         90
                                       6.125          1,038.74
1


    CHARLOTTESVILLE  VA   22902          1            03/01/04         01
    0420009276                           05           04/01/04         25
    0420009276                           O            03/01/34
    0


    9162848          N74/G02             F           64,000.00         ZZ
                                         360         63,942.15          1
                                       6.500            404.52         80
                                       6.250            404.52
    WAYNESBORO       VA   22980          5            02/27/04         00
    0437528698                           05           03/27/04          0
    2200001688                           N            02/27/34
    0


    9163052          F36/G02             F          112,700.00         ZZ
                                         360        112,700.00          1
                                       6.000            675.69         70
                                       5.750            675.69
    TACOMA           WA   98465          5            02/17/04         00
    0437523608                           05           04/01/04          0
    06507226                             O            03/01/34
    0


    9163088          N74/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       5.875            425.91         90
                                       5.625            425.91
    GASTONIA         NC   28054          5            02/24/04         01
    0437541550                           05           04/01/04         25
    0034180010                           O            03/01/34
    0


    9163286          K60/G02             F           75,525.00         ZZ
                                         360         75,525.00          1
                                       6.000            452.81         95
                                       5.750            452.81
    CYRIL            OK   73029          2            02/23/04         04
    0437522121                           05           04/01/04         30
    0001070560                           O            03/01/34
    0


    9164382          Y69/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.125          1,002.56         75
                                       5.875          1,002.56
    RICHARDSON       TX   75080          1            02/18/04         00
    0437519788                           05           04/01/04          0
    3010001513                           O            03/01/34
    0
1




    9166970          E22/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.375          2,589.06         83
                                       6.125          2,589.06
    BOWIE            MD   20721          5            02/25/04         10
    0419418397                           05           04/01/04         12
    0419418397                           O            03/01/34
    0


    9167018          E22/G02             F           53,910.00         ZZ
                                         360         53,910.00          2
                                       6.250            331.93         90
                                       6.000            331.93
    AUGUSTA          GA   30906          1            03/02/04         10
    0419718465                           05           04/01/04         25
    0419718465                           N            03/01/34
    0


    9167100          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       6.375            954.52         79
                                       6.125            954.52
    MIAMI            FL   33125          2            02/26/04         00
    0419775275                           05           04/01/04          0
    0419775275                           O            03/01/34
    0


    9167108          E22/G02             F           93,500.00         ZZ
                                         360         93,500.00          1
                                       6.875            614.23         85
                                       6.625            614.23
    WEEKI WACHEE     FL   34613          5            02/26/04         01
    0419785803                           05           04/01/04         12
    0419785803                           O            03/01/34
    0


    9167130          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.000          1,103.17         80
                                       5.750          1,103.17
    STANWOOD         WA   98292          5            02/24/04         00
    0419812078                           05           04/01/04          0
    0419812078                           O            03/01/34
    0


    9167220          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
1


                                       6.250          1,157.55         79
                                       6.000          1,157.55
    LUTHERSVILLE     GA   30251          5            02/24/04         00
    0419883780                           05           04/01/04          0
    0419883780                           O            03/01/34
    0


    9167224          E22/G02             F           52,500.00         ZZ
                                         360         52,500.00          1
                                       6.875            344.89         75
                                       6.625            344.89
    RIVIERA BEACH    FL   33404          5            03/02/04         00
    0419892666                           05           04/01/04          0
    0419892666                           N            03/01/34
    0


    9167228          E22/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
                                       6.250            489.50         80
                                       6.000            489.50
    GULFPORT         FL   33711          5            02/26/04         00
    0419897350                           05           04/01/04          0
    0419897350                           O            03/01/34
    0


    9167256          E22/G02             F           96,500.00         ZZ
                                         360         96,500.00          1
                                       6.125            586.34         76
                                       5.875            586.34
    TAMPA            FL   33625          2            02/26/04         00
    0419919881                           05           04/01/04          0
    0419919881                           O            03/01/34
    0


    9167310          E22/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       6.375            355.61         95
                                       6.125            355.61
    IONE             WA   99139          1            02/24/04         04
    0420034142                           05           04/01/04         30
    0420034142                           O            03/01/34
    0


    9167318          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.250            453.17         80
                                       6.000            453.17
    SPOKANE          WA   99217          2            02/26/04         00
    0420050056                           05           04/01/04          0
1


    0420050056                           N            03/01/34
    0


    9167358          E22/G02             F          208,800.00         ZZ
                                         360        208,800.00          2
                                       6.500          1,319.76         90
                                       6.250          1,319.76
    BOISE            ID   83706          1            02/26/04         04
    0419962667                           05           04/01/04         25
    0419962667                           O            03/01/34
    0


    9168646          U05/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       5.750          1,634.00         49
                                       5.500          1,634.00
    BOWIE            MD   20721          1            02/26/04         00
    0437531965                           03           04/01/04          0
    3000541494                           O            03/01/34
    0


    9168706          477/G02             F          184,500.00         ZZ
                                         360        184,500.00          4
                                       6.750          1,196.66         90
                                       6.500          1,196.66
    MESA             AZ   85201          1            02/10/04         11
    0437528151                           05           04/01/04         25
    239833                               N            03/01/34
    0


    9169008          Q30/G02             F          172,000.00         ZZ
                                         240        172,000.00          1
                                       5.990          1,231.27         85
                                       5.740          1,231.27
    WOLCOTT          CT   06716          5            02/27/04         01
    0437543861                           05           04/01/04         12
    32015144                             O            03/01/24
    0


    9169182          E22/G02             F          148,000.00         TX
                                         360        148,000.00          1
                                       6.000            887.33         80
                                       5.750            887.33
    FORT WORTH       TX   76123          5            02/27/04         00
    0419960943                           03           04/01/04          0
    0419960943                           O            03/01/34
    0


1


    9169238          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          2
                                       6.125          1,701.31         80
                                       5.875          1,701.31
    METHUEN          MA   01844          5            02/27/04         00
    0419918461                           05           04/01/04          0
    0419918461                           O            03/01/34
    0


    9169260          E22/G02             F          366,000.00         ZZ
                                         360        366,000.00          1
                                       6.125          2,223.85         77
                                       5.875          2,223.85
    WEST GREENWICH   RI   02817          5            02/27/04         00
    0419863915                           05           04/01/04          0
    0419863915                           O            03/01/34
    0


    9169294          E22/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
                                       6.625            870.18         90
                                       6.375            870.18
    DESERT HOT SPRI  CA   92240          1            02/25/04         01
    0419798640                           05           04/01/04         25
    0419798640                           O            03/01/34
    0


    9169338          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.250            652.66         79
                                       6.000            652.66
    HIGH SHOALS      GA   30645          5            02/26/04         00
    0419797253                           05           04/01/04          0
    0419797253                           O            03/01/34
    0


    9169344          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       5.875            443.65         36
                                       5.625            443.65
    HARPSWELL        ME   04079          5            02/27/04         00
    0419759071                           05           04/01/04          0
    0419759071                           O            03/01/34
    0


    9169484          E22/G02             F          430,500.00         ZZ
                                         360        430,500.00          1
                                       6.250          2,650.66         50
                                       6.000          2,650.66
1


    RANCHO PALOS VE  CA   90275          2            02/25/04         00
    0419663877                           05           04/01/04          0
    0419663877                           N            03/01/34
    0


    9169512          E22/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.250            825.06         75
                                       6.000            825.06
    RENTON           WA   98058          2            02/26/04         00
    0419275730                           05           04/01/04          0
    0419275730                           O            03/01/34
    0


    9169528          E22/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
                                       6.375          1,076.18         75
                                       6.125          1,076.18
    LONGMONT         CO   80501          5            03/03/04         00
    0419536313                           05           04/01/04          0
    0419536313                           N            03/01/34
    0


    9170096          Q30/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         90
                                       6.000          2,462.87
    NEW MILFORD      CT   06776          1            02/26/04         01
    0437535420                           05           04/01/04         30
    32014566                             O            03/01/34
    0


    9170178          E11/G02             F           95,600.00         ZZ
                                         360         95,600.00          1
                                       6.625            612.14         80
                                       6.375            612.14
    PHOENIX          AZ   85051          1            02/23/04         00
    0437530082                           05           04/01/04          0
    0006001067486                        N            03/01/34
    0


    9170248          B39/G02             F          153,900.00         ZZ
                                         360        153,900.00          1
                                       6.990          1,022.87         90
                                       6.740          1,022.87
    CHAMPLIN         MN   55316          1            02/26/04         12
    0437526502                           05           04/01/04         25
    04800154F                            N            03/01/34
    0
1




    9170376          U42/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.125          1,519.03         63
                                       5.875          1,519.03
    LITTLETON        CO   80120          2            02/20/04         00
    0437530157                           03           04/01/04          0
    47400106                             O            03/01/34
    0


    9170490          408/G02             F           91,200.00         ZZ
                                         360         91,200.00          1
                                       6.000            546.79         95
                                       5.750            546.79
    CORINTH          MS   38834          2            02/23/04         04
    0437535305                           05           04/01/04         30
    703039641                            O            03/01/34
    0


    9170526          K15/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.875          1,183.08         73
                                       5.625          1,183.08
    OREGON CITY      OR   97045          5            02/13/04         00
    0437535032                           05           04/01/04          0
    019705516768                         O            03/01/34
    0


    9170686          H58/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
                                       6.875            750.87         80
                                       6.625            750.87
    PORTLAND         OR   97233          1            02/25/04         00
    0437527294                           05           04/01/04          0
    0000215492                           N            03/01/34
    0


    9171350          U96/G02             F          210,500.00         ZZ
                                         360        210,500.00          2
                                       6.750          1,365.30         54
                                       6.500          1,365.30
    KAPAAU           HI   96755          2            03/01/04         00
    0437530397                           05           04/01/04          0
    040200060                            N            03/01/34
    0


    9172380          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
1


                                       6.375            748.64         80
                                       6.125            748.64
    CLEBURNE         TX   76033          1            02/26/04         00
    0419944400                           05           04/01/04          0
    0419944400                           N            03/01/34
    0


    9172382          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
                                       6.375            748.64         80
                                       6.125            748.64
    CLEBURNE         TX   76033          1            02/26/04         00
    0419944921                           05           04/01/04          0
    0419944921                           N            03/01/34
    0


    9172384          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
                                       6.375            748.64         80
                                       6.125            748.64
    CLEBURNE         TX   76033          1            02/26/04         00
    0419945068                           05           04/01/04          0
    0419945068                           N            03/01/34
    0


    9172398          E22/G02             F           86,250.00         ZZ
                                         360         86,250.00          3
                                       6.625            552.27         75
                                       6.375            552.27
    HOLYOKE          MA   01040          1            03/04/04         00
    0419956479                           05           04/01/04          0
    0419956479                           N            03/01/34
    0


    9172508          E22/G02             F           67,120.00         ZZ
                                         360         67,120.00          1
                                       6.125            407.83         80
                                       5.875            407.83
    LAKE WORTH       FL   33460          1            03/04/04         00
    0419928064                           05           04/01/04          0
    0419928064                           N            03/01/34
    0


    9172632          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
                                       6.375            748.64         80
                                       6.125            748.64
    CLEBURNE         TX   76033          1            02/26/04         00
    0419852991                           05           04/01/04          0
1


    0419852991                           N            03/01/34
    0


    9173968          H49/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
                                       7.375            458.61         80
                                       7.125            458.61
    MARKHAM          IL   60426          5            02/13/04         00
    0437549173                           05           04/01/04          0
    55251396                             N            03/01/34
    0


    9174048          U05/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
                                       6.125            966.10         60
                                       5.875            966.10
    GAMBRILLS        MD   21054          5            02/26/04         00
    0437541956                           05           04/01/04          0
    300614870                            N            03/01/34
    0


    9174246          U05/G02             F          152,000.00         TX
                                         360        152,000.00          1
                                       6.125            923.57         80
                                       5.875            923.57
    FRISCO           TX   75035          5            02/23/04         00
    0437537087                           05           04/01/04          0
    3000505538                           O            03/01/34
    0


    9174366          L20/G02             F           94,800.00         ZZ
                                         360         94,800.00          2
                                       7.000            630.71         80
                                       6.750            630.71
    SALT LAKE CITY   UT   84105          1            02/25/04         00
    0437563398                           05           04/01/04          0
    1031010493                           N            03/01/34
    0


    9174820          313/G02             F          166,400.00         ZZ
                                         360        166,400.00          4
                                       7.250          1,135.15         80
                                       7.000          1,135.15
    MESA             AZ   85204          1            02/27/04         00
    0437538440                           05           04/01/04          0
    0010079432                           N            03/01/34
    0


1


    9175020          H49/G02             F          147,150.00         ZZ
                                         360        147,150.00          2
                                       7.250          1,003.82         90
                                       7.000          1,003.82
    CINCINNATI       OH   45237          1            02/23/04         11
    0437537335                           05           04/01/04         25
    551124                               N            03/01/34
    0


    9176768          M07/G02             F          201,000.00         ZZ
                                         360        201,000.00          1
                                       6.375          1,253.98         75
                                       6.125          1,253.98
    HACINDA HEIGHTS  CA   91745          5            02/24/04         00
    0437570997                           05           04/01/04          0
    042402160                            N            03/01/34
    0


    9176876          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.125          1,184.84         75
                                       5.875          1,184.84
    FRESNO           CA   93720          1            02/26/04         00
    0420008534                           05           04/01/04          0
    0420008534                           N            03/01/34
    0


    9177124          E22/G02             F           94,125.00         ZZ
                                         360         94,125.00          1
                                       6.625            602.69         75
                                       6.375            602.69
    WOODBURN         OR   97071          1            02/26/04         00
    0419638424                           05           04/01/04          0
    0419638424                           N            03/01/34
    0


    9177164          E22/G02             F           93,100.00         ZZ
                                         360         93,100.00          1
                                       6.500            588.46         95
                                       6.250            588.46
    PHILADELPHIA     PA   19148          5            02/12/04         04
    0419761366                           07           04/01/04         30
    0419761366                           O            03/01/34
    0


    9177190          E22/G02             F          108,245.00         ZZ
                                         360        108,245.00          1
                                       6.250            666.48         97
                                       6.000            666.48
1


    PINOLA           MS   39149          2            03/01/04         01
    0419807557                           05           04/01/04         35
    0419807557                           O            03/01/34
    0


    9177252          E22/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       6.125            698.75         75
                                       5.875            698.75
    LITTLETON        CO   80123          5            03/01/04         00
    0419867585                           01           04/01/04          0
    0419867585                           O            03/01/34
    0


    9177266          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.500            651.03         80
                                       6.250            651.03
    MILWAUKIE        OR   97222          5            02/27/04         00
    0419887724                           05           04/01/04          0
    0419887724                           O            03/01/34
    0


    9177282          X21/G02             F          123,100.00         ZZ
                                         360        123,100.00          1
                                       7.250            839.76         80
                                       7.000            839.76
    WENDELL          NC   27591          1            02/26/04         00
    0437531874                           05           04/01/04          0
    712160                               N            03/01/34
    0


    9177302          E22/G02             F          199,000.00         ZZ
                                         360        199,000.00          1
                                       6.250          1,225.28         93
                                       6.000          1,225.28
    STERLING HEIGHT  MI   48310          2            03/01/04         01
    0419910112                           05           04/01/04         30
    0419910112                           O            03/01/34
    0


    9177394          E22/G02             F          149,150.00         ZZ
                                         360        149,150.00          1
                                       6.750            967.38         95
                                       6.500            967.38
    WALLS            MS   38680          1            03/05/04         01
    0419697339                           05           04/01/04         30
    0419697339                           O            03/01/34
    0
1




    9177422          E22/G02             F          109,600.00         ZZ
                                         360        109,600.00          1
                                       6.000            657.11         80
                                       5.750            657.11
    EL PASO          TX   79912          1            03/03/04         00
    0419715552                           05           04/01/04          0
    0419715552                           O            03/01/34
    0


    9177424          E22/G02             F          149,000.00         ZZ
                                         360        149,000.00          1
                                       6.250            917.42         83
                                       6.000            917.42
    LOS ANGELES      CA   90003          5            02/23/04         10
    0419718580                           05           04/01/04         12
    0419718580                           O            03/01/34
    0


    9177444          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.250          1,256.06         80
                                       6.000          1,256.06
    OAK HARBOR       WA   98277          5            02/24/04         00
    0419825617                           03           04/01/04          0
    0419825617                           O            03/01/34
    0


    9177454          E22/G02             F          161,500.00         ZZ
                                         360        161,500.00          3
                                       6.750          1,047.49         85
                                       6.500          1,047.49
    BATON ROUGE      LA   70808          2            03/05/04         01
    0419831342                           05           04/01/04         20
    0419831342                           N            03/01/34
    0


    9177538          F89/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.500            616.90         80
                                       6.250            616.90
    WALLA WALLA      WA   99362          1            02/23/04         00
    0437532112                           05           04/01/04          0
    40286                                O            03/01/34
    0


    9179934          313/G02             F           58,230.00         ZZ
                                         360         58,230.00          1
1


                                       7.000            387.41         90
                                       6.750            387.41
    MESA             AZ   85207          1            02/27/04         10
    0437584626                           01           04/01/04         25
    0010105450                           N            03/01/34
    0


    9181662          642/G02             F          135,000.00         ZZ
                                         360        135,000.00          2
                                       6.375            842.22         48
                                       6.125            842.22
    PARAMOUNT        CA   90723          5            02/23/04         00
    0437560907                           05           04/01/04          0
    12171203                             O            03/01/34
    0


    9181968          A42/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.500            442.45         80
                                       6.250            442.45
    ESSEX            MD   21221          2            02/16/04         00
    0437582745                           07           04/01/04          0
    1006350                              O            03/01/34
    0


    9182256          E22/G02             F          333,000.00         ZZ
                                         360        333,000.00          1
                                       6.125          2,023.34         62
                                       5.875          2,023.34
    SAN FRANCISCO    CA   94122          2            02/27/04         00
    0419942297                           05           04/01/04          0
    0419942297                           N            03/01/34
    0


    9182276          E22/G02             F          261,000.00         ZZ
                                         360        261,000.00          1
                                       6.125          1,585.86         61
                                       5.875          1,585.86
    SANTA MARIA      CA   93455          5            02/24/04         00
    0419953526                           05           04/01/04          0
    0419953526                           O            03/01/34
    0


    9182902          E47/G02             F          211,500.00         ZZ
                                         360        211,500.00          3
                                       6.875          1,389.40         90
                                       6.625          1,389.40
    FITCHBURG        MA   01420          1            02/26/04         10
    0437549124                           05           04/01/04         25
1


    7359010728                           N            03/01/34
    0


    9187686          T44/G02             F          218,500.00         ZZ
                                         360        218,500.00          1
                                       6.375          1,363.16         95
                                       6.125          1,363.16
    YUBA CITY        CA   95993          1            02/06/04         01
    0437563372                           05           04/01/04         30
    1102154                              O            03/01/34
    0


    9188138          P21/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.250            873.19         95
                                       7.000            873.19
    STONE MOUNTAIN   GA   30088          5            02/23/04         01
    0437584105                           05           04/01/04         30
    0401063                              O            03/01/34
    0


    9189996          E22/G02             F           61,650.00         ZZ
                                         360         61,650.00          1
                                       6.375            384.62         90
                                       6.125            384.62
    LAS VEGAS        NV   89101          1            03/02/04         10
    0419925995                           05           04/01/04         25
    0419925995                           N            03/01/34
    0


    9190996          Q87/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.000            899.33         66
                                       5.750            899.33
    HAWKINSVILLE     GA   31036          5            02/24/04         00
    0437564099                           05           04/01/04          0
    STPA04                               O            03/01/34
    0


    9191046          K15/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         79
                                       6.500            466.99
    FORT WALTON BEA  FL   32547          5            02/23/04         00
    0437578651                           05           04/01/04          0
    034405528960                         N            03/01/34
    0


1


    9191122          K15/G02             F          100,000.00         ZZ
                                         240        100,000.00          1
                                       6.000            716.43         59
                                       5.750            716.43
    EL SEGUNDO       CA   90245          5            01/30/04         00
    0437574510                           01           04/01/04          0
    01970551508                          O            03/01/24
    0


    9191212          W68/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.500            637.12         80
                                       6.250            637.12
    DENTON           TX   76201          2            02/26/04         00
    0437568785                           05           04/01/04          0
    4021611                              N            03/01/34
    0


    9191970          944/G02             F           67,500.00         ZZ
                                         360         67,500.00          3
                                       7.375            466.21         57
                                       7.125            466.21
    BURLINGTON       NC   27217          2            02/27/04         00
    0437563711                           05           04/01/04          0
    W01738336                            N            03/01/34
    0


    9192884          E22/G02             F           94,050.00         ZZ
                                         360         94,050.00          1
                                       6.125            571.46         75
                                       5.875            571.46
    POST FALLS       ID   83854          1            02/27/04         00
    0420038234                           05           04/01/04          0
    0420038234                           N            03/01/34
    0

   TOTAL NUMBER OF LOANS   :      2,092

   TOTAL ORIGINAL BALANCE  :   321,054,546.10

   TOTAL PRINCIPAL BALANCE :   320,597,528.18

   TOTAL ORIGINAL P+I      :     2,005,446.15

   TOTAL CURRENT P+I       :     2,005,446.16


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS


                               Schedule of Discount Fractions

    Loan Number     Current Balance    Net Mortgage Rate  Discount Fraction   PO Balance
      8427604         $135,863.23           5.595%             2.6957%         $3,662.40
      8504470         $126,143.72           5.595%             2.6957%         $3,400.40
      8656592         $201,930.86           5.595%             2.6957%         $5,443.35
      8656656         $136,206.33           5.595%             2.6957%         $3,671.65
      8670268         $238,121.23           5.470%             4.8696%        $11,595.47
      8670778         $83,773.99            5.595%             2.6957%         $2,258.26
      8670894         $162,632.22           5.470%             4.8696%         $7,919.48
      8785898         $159,356.07           5.720%             0.5217%          $831.42
      8852626         $159,176.29           5.595%             2.6957%         $4,290.84
      8856338         $50,668.78            5.595%             2.6957%         $1,365.85
      8910121         $199,800.90           5.720%             0.5217%         $1,042.44
      8910387         $169,826.68           5.595%             2.6957%         $4,577.94
      8913277         $192,800.00           5.720%             0.5217%         $1,005.91
      8913649         $650,000.00           5.595%             2.6957%        $17,521.74
      8914151         $226,400.00           5.470%             4.8696%        $11,024.70
      9027190         $254,391.21           5.720%             0.5217%         $1,327.26
      9027268         $111,771.04           5.595%             2.6957%         $3,012.96
      9027422         $243,512.99           5.720%             0.5217%         $1,270.50
      9028352         $53,538.81            5.720%             0.5217%          $279.33
      9028486         $281,943.11           5.595%             2.6957%         $7,600.21
      9028514         $44,681.66            5.720%             0.5217%          $233.12
      9028618         $374,871.42           5.720%             0.5217%         $1,955.85
      9028632         $209,369.67           5.720%             0.5217%         $1,092.36
      9028640         $118,956.33           5.595%             2.6957%         $3,206.65
      9028732         $414,992.96           5.720%             0.5217%         $2,165.18
      9029530         $135,065.41           5.720%             0.5217%          $704.69
      9030618         $397,790.71           5.220%             9.2174%        $36,665.93
      9067006         $239,755.31           5.595%             2.6957%         $6,462.97
      9078848         $130,769.69           5.720%             0.5217%          $682.28
      9082710         $219,780.98           5.720%             0.5217%         $1,146.68
      9082724         $538,602.49           5.720%             0.5217%         $2,810.10
      9082730         $483,033.93           5.720%             0.5217%         $2,520.18
      9082746         $595,392.35           5.595%             2.6957%        $16,049.71
      9082772         $375,575.73           5.720%             0.5217%         $1,959.53
      9082796         $137,862.62           5.720%             0.5217%          $719.28
      9082812         $54,444.43            5.595%             2.6957%         $1,467.63
      9082820         $131,066.23           5.595%             2.6957%         $3,533.09
      9082852         $305,288.43           5.595%             2.6957%         $8,229.51
      9082860         $257,736.95           5.595%             2.6957%         $6,947.69
      9082872         $302,380.65           5.595%             2.6957%         $8,151.13
      9082886         $498,977.96           5.595%             2.6957%        $13,450.71
      9082894         $106,294.07           5.720%             0.5217%          $554.58
      9083012         $112,500.00           5.595%             2.6957%         $3,032.61
      9084450         $95,904.43            5.720%             0.5217%          $500.37
      9084606         $129,870.58           5.720%             0.5217%          $677.59
      9084812         $75,125.14            5.720%             0.5217%          $391.96
      9084866         $174,426.18           5.720%             0.5217%          $910.05
      9084880         $112,685.00           5.595%             2.6957%         $3,037.60
      9086226         $158,342.21           5.720%             0.5217%          $826.13
      9086680         $333,700.00           5.595%             2.6957%         $8,995.39
      9090498         $139,857.27           5.595%             2.6957%         $3,770.07
      9090656         $173,327.28           5.720%             0.5217%          $904.32
      9091380         $494,483.19           5.470%             4.8696%        $24,079.18


 Wednesday, March 24, 2004                                                      Page 1 of 7
      9091396         $474,527.14           5.720%             0.5217%         $2,475.79
      9091546         $595,808.39           5.720%             0.5217%         $3,108.57
      9092050         $119,880.54           5.720%             0.5217%          $625.46
      9096330         $181,600.00           5.595%             2.6957%         $4,895.30
      9097808         $99,898.04            5.595%             2.6957%         $2,692.90
      9098958         $144,700.00           5.720%             0.5217%          $754.96
      9099696         $93,906.42            5.720%             0.5217%          $489.95
      9099780         $142,358.14           5.720%             0.5217%          $742.74
      9099962         $232,000.00           5.595%             2.6957%         $6,253.91
      9100014         $199,200.00           5.720%             0.5217%         $1,039.30
      9100056         $282,000.00           5.595%             2.6957%         $7,601.74
      9100422         $68,803.09            5.470%             4.8696%         $3,350.41
      9102354         $246,136.58           5.345%             7.0435%        $17,336.58
      9102356         $115,884.52           5.720%             0.5217%          $604.61
      9102612         $150,000.00           5.595%             2.6957%         $4,043.48
      9102890         $150,000.00           5.595%             2.6957%         $4,043.48
      9103002         $527,461.68           5.595%             2.6957%        $14,218.53
      9103026         $60,936.31            5.470%             4.8696%         $2,967.33
      9103106         $150,000.00           5.595%             2.6957%         $4,043.48
      9103156         $150,000.00           5.595%             2.6957%         $4,043.48
      9103270         $234,730.45           4.970%            13.5652%        $31,841.70
      9103276         $232,283.84           5.595%             2.6957%         $6,261.56
      9103302         $129,215.85           5.220%             9.2174%        $11,910.33
      9103412         $161,796.18           4.470%            22.2609%        $36,017.24
      9103604         $179,812.07           5.470%             4.8696%         $8,756.07
      9103704         $158,014.27           4.845%            15.7391%        $24,870.07
      9103708         $124,863.18           5.220%             9.2174%        $11,509.13
      9103712         $149,897.02           5.595%             2.6957%         $4,040.70
      9103792         $89,903.79            5.345%             7.0435%         $6,332.35
      9103822         $164,670.66           5.720%             0.5217%          $859.15
      9103960         $110,669.92           4.845%            15.7391%        $17,418.48
      9104050         $99,900.00            5.720%             0.5217%          $521.22
      9104096         $146,000.00           5.595%             2.6957%         $3,935.65
      9104098         $649,236.87           4.845%            15.7391%        $102,184.24
      9104104         $649,254.43           4.970%            13.5652%        $88,072.77
      9104146         $224,735.84           4.845%            15.7391%        $35,371.47
      9104152         $173,786.05           4.595%            20.0870%        $34,908.33
      9104156         $609,731.90           4.470%            22.2609%        $135,731.62
      9104164         $339,591.48           4.720%            17.9130%        $60,831.17
      9104220         $106,393.98           5.720%             0.5217%          $555.10
      9104228         $223,743.06           4.970%            13.5652%        $30,351.23
      9104232         $217,256.28           5.095%            11.3913%        $24,748.32
      9104248         $142,254.82           5.595%             2.6957%         $3,834.70
      9104256         $157,818.77           4.970%            13.5652%        $21,408.46
      9104270         $172,000.00           5.595%             2.6957%         $4,636.52
      9104272         $163,975.94           4.345%            24.4348%        $40,067.16
      9104330         $173,790.93           4.720%            17.9130%        $31,131.24
      9104424         $185,282.21           4.845%            15.7391%        $29,161.81
      9104426         $298,695.15           5.595%             2.6957%         $8,051.78
      9104434         $244,691.75           4.470%            22.2609%        $54,470.51
      9104446         $519,430.83           5.220%             9.2174%        $47,877.97
      9104470         $266,714.19           4.470%            22.2609%        $59,372.90
      9104490         $257,143.76           5.720%             0.5217%         $1,341.62
      9104508         $251,283.45           4.470%            22.2609%        $55,937.88
      9104546         $335,764.43           4.970%            13.5652%        $45,547.17
      9104574         $254,707.51           4.970%            13.5652%        $34,551.63
      9104586         $269,690.30           4.970%            13.5652%        $36,584.08


 Wednesday, March 24, 2004                                                      Page 2 of 7
      9104606         $277,688.49           5.095%            11.3913%        $31,632.34
      9104736         $449,495.76           5.095%            11.3913%        $51,203.43
      9104776         $522,400.10           4.970%            13.5652%        $70,864.71
      9104866         $136,000.00           5.470%             4.8696%         $6,622.61
      9105166         $179,735.22           5.595%             2.6957%         $4,845.04
      9106834         $60,067.77            5.345%             7.0435%         $4,230.86
      9106926         $260,000.00           5.720%             0.5217%         $1,356.52
      9107278         $288,000.00           5.470%             4.8696%        $14,024.35
      9107356         $208,800.00           5.720%             0.5217%         $1,089.39
      9107378         $281,000.00           5.720%             0.5217%         $1,466.09
      9107640         $211,875.00           5.720%             0.5217%         $1,105.43
      9107646         $114,800.00           5.720%             0.5217%          $598.96
      9107690         $200,000.00           5.595%             2.6957%         $5,391.30
      9111156         $140,000.00           5.470%             4.8696%         $6,817.39
      9111214         $252,000.00           5.720%             0.5217%         $1,314.78
      9111412         $244,000.00           5.720%             0.5217%         $1,273.04
      9111434         $285,000.00           5.595%             2.6957%         $7,682.61
      9111682         $340,000.00           5.720%             0.5217%         $1,773.91
      9111700         $236,000.00           5.720%             0.5217%         $1,231.30
      9111722         $248,752.12           5.720%             0.5217%         $1,297.84
      9112808         $359,632.96           5.595%             2.6957%         $9,694.45
      9116666         $369,622.77           5.595%             2.6957%         $9,963.74
      9116686         $363,619.96           5.470%             4.8696%        $17,706.71
      9116702         $506,470.67           5.470%             4.8696%        $24,662.92
      9116714         $499,490.23           5.595%             2.6957%        $13,464.52
      9116716         $574,649.41           5.470%             4.8696%        $27,982.93
      9117676         $144,000.00           5.720%             0.5217%          $751.30
      9117736         $248,800.00           5.595%             2.6957%         $6,706.78
      9117770         $131,962.00           5.720%             0.5217%          $688.50
      9120166         $287,382.78           5.345%             7.0435%        $20,241.74
      9120504         $499,490.23           5.595%             2.6957%        $13,464.52
      9120532         $139,713.84           5.595%             2.6957%         $3,766.20
      9121572         $175,500.00           5.720%             0.5217%          $915.65
      9121616         $95,000.00            5.720%             0.5217%          $495.65
      9121636         $146,300.00           5.720%             0.5217%          $763.30
      9121710         $113,600.00           5.595%             2.6957%         $3,062.26
      9121782         $122,500.00           5.595%             2.6957%         $3,302.17
      9121864         $277,000.00           5.720%             0.5217%         $1,445.22
      9121876         $114,386.01           5.720%             0.5217%          $596.80
      9121902         $76,000.00            5.595%             2.6957%         $2,048.70
      9122094         $102,800.00           5.595%             2.6957%         $2,771.13
      9122310         $130,000.00           5.720%             0.5217%          $678.26
      9122474         $111,000.00           5.720%             0.5217%          $579.13
      9124402         $53,892.21            5.720%             0.5217%          $281.18
      9124574         $164,336.23           5.720%             0.5217%          $857.41
      9124580         $142,254.82           5.595%             2.6957%         $3,834.70
      9124774         $41,957.17            5.595%             2.6957%         $1,131.02
      9124794         $134,730.53           5.720%             0.5217%          $702.94
      9124874         $194,599.12           5.595%             2.6957%         $5,245.72
      9124916         $125,143.67           5.595%             2.6957%         $3,373.44
      9124920         $134,730.53           5.720%             0.5217%          $702.94
      9124934         $126,696.61           5.720%             0.5217%          $661.03
      9124960         $143,762.46           5.720%             0.5217%          $750.07
      9124980         $426,724.76           5.720%             0.5217%         $2,226.39
      9124984         $139,857.26           5.595%             2.6957%         $3,770.07
      9125008         $138,316.67           5.595%             2.6957%         $3,728.54
      9125026         $224,151.68           5.720%             0.5217%         $1,169.49


 Wednesday, March 24, 2004                                                      Page 3 of 7


      9125054         $509,480.02           5.595%             2.6957%        $13,733.81
      9125060         $329,277.12           5.595%             2.6957%         $8,876.17
      9125148         $201,789.11           5.595%             2.6957%         $5,439.53
      9125192         $107,090.70           5.595%             2.6957%         $2,886.79
      9125200         $99,997.94            5.595%             2.6957%         $2,695.60
      9125202         $98,998.96            5.595%             2.6957%         $2,668.67
      9125204         $99,698.24            5.595%             2.6957%         $2,687.52
      9125216         $123,839.38           5.720%             0.5217%          $646.12
      9125232         $179,540.90           5.720%             0.5217%          $936.74
      9125238         $188,613.66           5.595%             2.6957%         $5,084.37
      9125310         $175,121.27           5.595%             2.6957%         $4,720.66
      9125408         $101,796.39           5.720%             0.5217%          $531.11
      9125506         $241,616.75           5.720%             0.5217%         $1,260.61
      9125520         $190,859.06           5.595%             2.6957%         $5,144.90
      9125524         $130,370.08           5.720%             0.5217%          $680.19
      9125572         $204,577.12           5.595%             2.6957%         $5,514.69
      9125624         $97,100.90            5.595%             2.6957%         $2,617.50
      9125664         $206,788.96           5.595%             2.6957%         $5,574.31
      9125676         $56,886.22            5.720%             0.5217%          $296.80
      9125728         $89,908.23            5.595%             2.6957%         $2,423.61
      9125730         $78,419.96            5.595%             2.6957%         $2,113.93
      9125732         $80,917.41            5.595%             2.6957%         $2,181.25
      9125784         $66,364.05            5.595%             2.6957%         $1,788.94
      9125802         $105,335.33           5.720%             0.5217%          $549.58
      9125846         $78,421.85            5.720%             0.5217%          $409.16
      9125912         $279,714.52           5.595%             2.6957%         $7,540.13
      9125914         $103,756.51           5.595%             2.6957%         $2,796.91
      9125922         $75,567.01            5.595%             2.6957%         $2,037.02
      9125928         $99,766.00            5.595%             2.6957%         $2,689.34
      9125934         $96,503.83            5.720%             0.5217%          $503.50
      9125972         $143,705.64           5.595%             2.6957%         $3,873.80
      9125996         $148,435.12           5.720%             0.5217%          $774.44
      9126004         $293,413.18           5.720%             0.5217%         $1,530.85
      9126006         $274,451.09           5.720%             0.5217%         $1,431.92
      9126010         $279,441.11           5.720%             0.5217%         $1,457.95
      9126016         $338,323.35           5.720%             0.5217%         $1,765.17
      9126050         $95,904.43            5.720%             0.5217%          $500.37
      9126052         $130,233.24           5.595%             2.6957%         $3,510.64
      9126062         $140,018.13           5.720%             0.5217%          $730.53
      9126064         $300,185.14           5.595%             2.6957%         $8,091.95
      9126142         $67,864.26            5.720%             0.5217%          $354.07
      9126166         $131,636.52           5.720%             0.5217%          $686.80
      9126178         $95,808.38            5.720%             0.5217%          $499.87
      9126194         $185,415.23           5.720%             0.5217%          $967.38
      9126216         $86,676.65            5.720%             0.5217%          $452.23
      9126234         $78,220.16            5.595%             2.6957%         $2,108.54
      9126296         $49,900.19            5.720%             0.5217%          $260.35
      9126298         $64,870.26            5.720%             0.5217%          $338.45
      9126318         $114,970.05           5.720%             0.5217%          $599.84
      9126330         $69,856.91            5.595%             2.6957%         $1,883.10
      9126348         $299,694.13           5.595%             2.6957%         $8,078.71
      9126440         $87,125.75            5.720%             0.5217%          $454.57
      9126444         $103,792.40           5.720%             0.5217%          $541.53
      9126592         $92,122.65            5.720%             0.5217%          $480.64
      9126618         $82,415.89            5.595%             2.6957%         $2,221.65
      9126638         $60,528.64            5.720%             0.5217%          $315.80
      9126648         $359,780.45           5.720%             0.5217%         $1,877.12


 Wednesday, March 24, 2004                                                      Page 4 of 7
      9126658         $164,336.23           5.720%             0.5217%          $857.41
      9126670         $100,598.80           5.720%             0.5217%          $524.86
      9126764         $123,153.69           5.720%             0.5217%          $642.54
      9126806         $77,922.35            5.720%             0.5217%          $406.55
      9126824         $144,386.23           5.720%             0.5217%          $753.32
      9126850         $291,719.27           5.720%             0.5217%         $1,522.01
      9126898         $28,771.32            5.720%             0.5217%          $150.11
      9126960         $91,816.36            5.720%             0.5217%          $479.04
      9126974         $100,998.00           5.720%             0.5217%          $526.95
      9126984         $106,781.27           5.595%             2.6957%         $2,878.45
      9126994         $119,880.53           5.720%             0.5217%          $625.46
      9127018         $139,720.56           5.720%             0.5217%          $728.98
      9127026         $119,880.53           5.720%             0.5217%          $625.46
      9127030         $99,945.28            5.595%             2.6957%         $2,694.18
      9127064         $141,709.15           5.595%             2.6957%         $3,819.99
      9127066         $134,724.04           5.595%             2.6957%         $3,631.69
      9127116         $321,708.15           5.595%             2.6957%         $8,672.13
      9127152         $56,330.41            5.720%             0.5217%          $293.90
      9127154         $57,028.30            5.720%             0.5217%          $297.54
      9127158         $112,120.29           5.720%             0.5217%          $584.98
      9127160         $98,896.94            5.595%             2.6957%         $2,665.92
      9127162         $201,794.05           5.595%             2.6957%         $5,439.67
      9127164         $174,650.69           5.720%             0.5217%          $911.22
      9127170         $319,039.51           5.720%             0.5217%         $1,664.55
      9127232         $62,987.63            5.720%             0.5217%          $328.63
      9127528         $137,000.00           5.720%             0.5217%          $714.78
      9127566         $328,000.00           5.720%             0.5217%         $1,711.30
      9127658         $197,965.96           5.595%             2.6957%         $5,336.47
      9127662         $497,004.74           5.720%             0.5217%         $2,593.07
      9127782         $182,200.00           5.595%             2.6957%         $4,911.48
      9127850         $404,659.01           5.595%             2.6957%        $10,908.20
      9128050         $140,000.00           5.720%             0.5217%          $730.43
      9128084         $69,600.00            5.720%             0.5217%          $363.13
      9128098         $323,000.00           5.470%             4.8696%        $15,728.70
      9128150         $148,000.00           5.595%             2.6957%         $3,989.57
      9128168         $245,600.00           5.720%             0.5217%         $1,281.39
      9128378         $168,000.00           5.720%             0.5217%          $876.52
      9128384         $185,000.00           5.470%             4.8696%         $9,008.70
      9128414         $350,000.00           5.595%             2.6957%         $9,434.78
      9128446         $104,500.00           5.720%             0.5217%          $545.22
      9128448         $147,200.00           5.595%             2.6957%         $3,968.00
      9128528         $130,000.00           5.470%             4.8696%         $6,330.43
      9128556         $101,200.00           5.595%             2.6957%         $2,728.00
      9128572         $96,000.00            5.720%             0.5217%          $500.87
      9128614         $260,000.00           5.720%             0.5217%         $1,356.52
      9128622         $80,000.00            5.720%             0.5217%          $417.39
      9128660         $295,960.00           5.595%             2.6957%         $7,978.05
      9132054         $344,400.00           5.595%             2.6957%         $9,283.83
      9132062         $180,000.00           5.720%             0.5217%          $939.13
      9132392         $351,250.00           5.595%             2.6957%         $9,468.48
      9132684         $111,000.00           5.720%             0.5217%          $579.13
      9133126         $138,854.87           5.470%             4.8696%         $6,761.63
      9135332         $248,000.00           5.720%             0.5217%         $1,293.91
      9136450         $480,209.90           5.595%             2.6957%        $12,944.79
      9136816         $505,000.00           5.570%             3.1304%        $15,808.70
      9137118         $112,000.00           5.720%             0.5217%          $584.35
      9137272         $72,000.00            5.720%             0.5217%          $375.65


 Wednesday, March 24, 2004                                                      Page 5 of 7
     9137346         $187,200.00           5.720%             0.5217%          $976.70
      9137376         $170,000.00           5.720%             0.5217%          $886.96
      9137656         $649,600.00           5.595%             2.6957%        $17,510.96
      9137712         $99,898.04            5.595%             2.6957%         $2,692.90
      9138492         $549,600.00           5.595%             2.6957%        $14,815.30
      9138544         $379,603.25           5.470%             4.8696%        $18,485.03
      9138594         $154,838.17           5.470%             4.8696%         $7,539.95
      9138646         $287,670.20           5.595%             2.6957%         $7,754.59
      9138712         $184,000.00           5.720%             0.5217%          $960.00
      9138718         $528,210.91           5.595%             2.6957%        $14,238.73
      9138732         $645,000.00           5.220%             9.2174%        $59,452.17
     9138824         $470,000.00           5.595%             2.6957%        $12,669.57
      9140056         $119,980.00           5.595%             2.6957%         $3,234.24
      9140106         $50,000.00            5.720%             0.5217%          $260.87
      9140144         $84,000.00            5.595%             2.6957%         $2,264.35
      9140724         $100,500.00           5.470%             4.8696%         $4,893.91
      9141096         $80,500.00            5.595%             2.6957%         $2,170.00
      9141176         $400,000.00           5.720%             0.5217%         $2,086.96
      9143282         $76,000.00            5.595%             2.6957%         $2,048.70
      9143338         $130,000.00           5.720%             0.5217%          $678.26
      9143356         $106,000.00           5.470%             4.8696%         $5,161.74
      9143368         $191,250.00           5.720%             0.5217%          $997.83
      9143370         $157,000.00           5.720%             0.5217%          $819.13
      9143400         $88,000.00            5.720%             0.5217%          $459.13
      9143448         $145,200.00           5.595%             2.6957%         $3,914.09
      9143458         $240,000.00           5.595%             2.6957%         $6,469.57
      9143480         $246,000.00           5.720%             0.5217%         $1,283.48
      9143542         $120,000.00           5.595%             2.6957%         $3,234.78
      9143552         $338,450.00           5.595%             2.6957%         $9,123.43
      9143588         $500,000.00           5.720%             0.5217%         $2,608.70
      9143678         $50,500.00            5.720%             0.5217%          $263.48
      9146140         $225,000.00           5.595%             2.6957%         $6,065.22
      9146198         $61,600.00            5.720%             0.5217%          $321.39
      9146260         $148,500.00           5.595%             2.6957%         $4,003.04
      9146306         $148,000.00           5.595%             2.6957%         $3,989.57
      9146392         $114,500.00           5.720%             0.5217%          $597.39
      9146686         $112,388.01           5.720%             0.5217%          $586.37
      9147612         $189,000.00           5.710%             0.6957%         $1,314.78
      9147772         $292,694.09           5.470%             4.8696%        $14,252.93
      9151026         $228,000.00           5.720%             0.5217%         $1,189.57
      9151864         $222,000.00           5.720%             0.5217%         $1,158.26
      9152322         $269,500.00           5.595%             2.6957%         $7,264.78
      9152380         $88,600.00            5.720%             0.5217%          $462.26
      9152444         $210,000.00           5.720%             0.5217%         $1,095.65
      9152462         $170,000.00           5.720%             0.5217%          $886.96
      9152488         $457,600.00           5.595%             2.6957%        $12,335.30
      9152554         $143,200.00           5.720%             0.5217%          $747.13
      9152560         $252,500.00           5.720%             0.5217%         $1,317.39
      9153766         $216,000.00           5.595%             2.6957%         $5,822.61
      9153820         $530,000.00           5.720%             0.5217%         $2,765.22
      9153912         $123,200.00           5.720%             0.5217%          $642.78
      9153966         $189,800.00           5.720%             0.5217%          $990.26
      9154208         $159,900.00           5.720%             0.5217%          $834.26
      9154288         $198,000.00           5.720%             0.5217%         $1,033.04
      9154330         $290,000.00           5.470%             4.8696%        $14,121.74
      9154574         $135,500.00           5.720%             0.5217%          $706.96
      9154582         $106,800.00           5.720%             0.5217%          $557.22


 Wednesday, March 24, 2004                                                      Page 6 of 7

      9155532         $455,000.00           5.595%             2.6957%        $12,265.22
      9156848         $136,000.00           5.595%             2.6957%         $3,666.09
      9157006         $204,795.92           5.720%             0.5217%         $1,068.50
      9157118         $171,824.63           5.595%             2.6957%         $4,631.79
      9157412         $112,000.00           5.720%             0.5217%          $584.35
      9157464         $128,000.00           5.595%             2.6957%         $3,450.43
      9157514         $436,500.00           5.720%             0.5217%         $2,277.39
      9157722         $204,000.00           5.720%             0.5217%         $1,064.35
      9157868         $183,350.00           5.595%             2.6957%         $4,942.48
      9158086         $230,500.00           5.720%             0.5217%         $1,202.61
      9158132         $99,000.00            5.720%             0.5217%          $516.52
      9158184         $368,000.00           5.720%             0.5217%         $1,920.00
      9159728         $560,000.00           5.595%             2.6957%        $15,095.65
      9159900         $295,200.00           5.720%             0.5217%         $1,540.17
      9159904         $196,200.00           5.595%             2.6957%         $5,288.87
      9160052         $201,600.00           5.720%             0.5217%         $1,051.83
      9160374         $123,500.00           5.595%             2.6957%         $3,329.13
      9163052         $112,700.00           5.720%             0.5217%          $588.00
      9163088         $72,000.00            5.595%             2.6957%         $1,940.87
      9163286         $75,525.00            5.720%             0.5217%          $394.04
      9167130         $184,000.00           5.720%             0.5217%          $960.00
      9168646         $280,000.00           5.470%             4.8696%        $13,634.78
      9169008         $172,000.00           5.710%             0.6957%         $1,196.52
      9169182         $148,000.00           5.720%             0.5217%          $772.17
      9169344         $75,000.00            5.595%             2.6957%         $2,021.74
      9170490         $91,200.00            5.720%             0.5217%          $475.83
      9170526         $200,000.00           5.595%             2.6957%         $5,391.30
      9177422         $109,600.00           5.720%             0.5217%          $571.83
      9190996         $150,000.00           5.720%             0.5217%          $782.61
      9191122         $100,000.00           5.720%             0.5217%          $521.74


 Wednesday, March 24, 2004                                                      Page 7 of 7

                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
        (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv)    the amount of any  Advance by the Master  Servicer  pursuant  to Section
        4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii)  on  the  basis  of  the  most  recent   reports   furnished   to  it  by
        Sub-Servicers, (a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and
        (3) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of Reportable Modified Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(ix)    the  number,  aggregate  principal  balance  and  book  value of any REO
        Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv)    the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF MARCH 1, 2003




                                 EXECUTION COPY


================================================================================








                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of March 1, 2003



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................32

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........33

        Section 2.01. Conveyance of Mortgage Loans.........................................33

        Section 2.02. Acceptance by Trustee................................................39

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................40

        Section 2.04. Representations and Warranties of Sellers............................42

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                Certificates Evidencing Interests in REMIC I Certificates..................44

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
                Acceptance by the Trustee..................................................44

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............44

        Section 2.08. Purposes and Powers of the Trust.....................................44

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................45

        Section 3.01. Master Servicer to Act as Servicer...................................45

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                Enforcement of Subservicers' and Sellers' Obligations......................46
        Section 3.03. Successor Subservicers...............................................47

        Section 3.04. Liability of the Master Servicer.....................................48

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                Certificateholders ........................................................48

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 48

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial
                Account ...................................................................49

        Section 3.08. Subservicing Accounts; Servicing Accounts............................51

        Section 3.09. Access to Certain Documentation and  Information Regarding the Mortgage
                Loans .....................................................................53

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................53

                                        i



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder55

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...56

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................57

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................59

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................63

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............64

        Section 3.17. Reports to the Trustee and the Company...............................65

        Section 3.18. Annual Statement as to Compliance....................................65

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............66

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............66

        Section 3.21. Administration of Buydown Funds......................................67

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................68

        Section 4.01. Certificate Account..................................................68

        Section 4.02. Distributions........................................................68

        Section 4.03. Statements to Certificateholders; Statements to Rating Agencies;
                Exchange Act Reporting.....................................................68

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances
                by the Master Servicer.............. ......................................70

        Section 4.05. Allocation of Realized Losses........................................72

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........72

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................72

        Section 4.08. Surety Bond..........................................................72

Article V         THE CERTIFICATES.........................................................74

        Section 5.01. The Certificates.....................................................74

        Section 5.02. Registration of Transfer and Exchange of Certificates................76

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................81

        Section 5.04. Persons Deemed Owners................................................82

        Section 5.05. Appointment of Paying Agent..........................................82

                                        ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................83

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........83

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................83

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 84

        Section 6.04. Company and Master Servicer Not to Resign............................85

Article VII       DEFAULT..................................................................86

        Section 7.01. Events of Default....................................................86

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................88

        Section 7.03. Notification to Certificateholders...................................89

        Section 7.04. Waiver of Events of Default..........................................89

Article VIII      CONCERNING THE TRUSTEE...................................................90

        Section 8.01. Duties of Trustee....................................................90

        Section 8.02. Certain Matters Affecting the Trustee................................91

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................93

        Section 8.04. Trustee May Own Certificates.........................................93

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.93

        Section 8.06. Eligibility Requirements for Trustee.................................94

        Section 8.07. Resignation and Removal of the Trustee...............................95

        Section 8.08. Successor Trustee....................................................95

        Section 8.09. Merger or Consolidation of Trustee...................................96

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................96

        Section 8.11. Appointment of Custodians............................................97

        Section 8.12. Appointment of Office or Agency......................................98

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................99

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
                Termination Upon Purchase by the Master Servicer or Liquidation of All
                Mortgage Loans........ ....................................................99

                        iii

        Section 9.02. Additional Termination Requirements.................................102

        Section 9.03. Termination of Multiple REMICs......................................103

Article X         REMIC PROVISIONS........................................................104

        Section 10.01.REMIC Administration................................................104

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....107

        Section 10.03.Designation of REMIC(s).............................................108

Article XI        MISCELLANEOUS PROVISIONS................................................109

        Section 11.01.Amendment...........................................................109

        Section 11.02.Recordation of Agreement; Counterparts..............................111

        Section 11.03.Limitation on Rights of Certificateholders..........................112

        Section 11.04.Governing Law.......................................................112

        Section 11.05.Notices.............................................................113

        Section 11.06.Required Notices to Rating Agency and Subservicer...................114

        Section 11.07.Severability of Provisions..........................................114

        Section 11.08.Supplemental Provisions for Resecuritization........................114

        Section 11.09.Allocation of Voting Rights.........................................114

        Section 11.10.No Petition.........................................................114


                                        iv



                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to Section 11.01(e) for a
                      Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form
Exhibit O:            Form of Form 10-K Certification
Exhibit P:            Form of Back-Up Certification to Form 10-K Certificate
Exhibit Q:            Information to be Provided by the Master Servicer to the Rating Agencies Relating to
                      Reportable Modified Mortgage Loans


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Addendum  and   Assignment   Agreement:   The  Addendum  and  Assignment
Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan

Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Capitalization Reimbursement Amount: As to any Distribution Date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the prior calendar month and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date pursuant to Section 3.10(a)(vii), plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior Distribution Date and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date.

        Capitalization Reimbursement Shortfall Amount: As to any Distribution Date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month exceeds the amount of principal payments on the Mortgage Loans included in the Available Distribution Amount for that Distribution Date.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

         (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

        (iii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

        Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Commission:  The Securities and Exchange Commission.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then pplicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.
        ------------

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.
        ----

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.
        -----

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification:  As defined in Section 4.03(e).

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

        Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative

Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.
        ---------

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi)    other  obligations  or  securities  that are  acceptable  to each Rating
        Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

        Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest

(adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

        Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO

               Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such

Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,
--------  -------

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.
        ------------------

        Senior Percentage: As defined in the Series Supplement.
        -----------------

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

        Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the outstanding principal balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan plus (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
               ----------------------------

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of
        (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.
                      --------------------------------------

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.
               -----------------------------------------

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.
               --------------------------------

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.
               ----------------------------------

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code.

The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.
               ----------------------

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.
                      -----------------------------

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues plus the rate at which the premium paid to the Certificate Insurer, if any, accrues, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer, if any. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii) Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii)  Any  amounts  received  by the  Master  Servicer  in  respect of Pledged
        Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.
               -----------------------------------------

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.
               --------------------------------------------------

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate

     (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in the prior calendar month, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b)     Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
        (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance pursuant to Section
        4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
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(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the

Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
               ---------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
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        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
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        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement. The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser (with respect to investments made through its Affiliates), administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 4.02.  Distributions.
               -------------

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03. Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting.

               (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit Q to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

               (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

               (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to the Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit O hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit P. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which

Monthly Payments were not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
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                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
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        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
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        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
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(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
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(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
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(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the
               Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fifteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
               Fed. Reg.  67765  (November 13, 2000),  and PTE 2002-41,  67 Fed.
               Reg. 54487 (August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g)  No  service   charge  shall  be  made  for  any  transfer  or  exchange  of
     Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master

          Servicer and which on their face, do not contradict the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or
        (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to
        Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of -------- ------- 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master

Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.
               --------------------

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.
               ---------

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

               (vii) to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, (i) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below, (ii) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c)(1), (g)(1), or (i) below, or (iii) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and
(f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)  the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF  CLASS  A  CERTIFICATE,   [PRINCIPAL  ONLY/CLASS  A-P]  CERTIFICATE  AND
     [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                  [        %][Variable] Pass-Through Rate
                --------          --------
                                 [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing    [Percentage Interest:       %]
                                                       ------
Agreement and Cut-off Date:
___________ 1, ____              Aggregate Initial [Certificate Principal
                                 Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:         Amount] [Subclass Notional Amount] of the
_________ 25, ____               Class A-     Certificates:
                                         ----

Master Servicer:                 [Initial] [Certificate Principal
Residential Funding              Balance] [Interest Only/Class A-V] [Subclass]
Corporation                      Notional Amount] of this Certificate:
                                 $                          ]
Assumed Final
Distribution Date:               CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing

Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan, OR ANY OTHER PERSON, acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29,

1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58,
65 Fed. Reg.  67765  (November 13, 2000),  AND PTE 2002-41,  67 Fed. Reg.  54487
(August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the

Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.                    Seller/Servicer's    Representations,    Warranties    and
                      Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:
      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of
                                    ] [the United States], on behalf of which he
makes this affidavit and
agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10. The Owner's Taxpayer Identification Number is .

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this _______ day of _____, 200___.




                                  NOTARY PUBLIC



                        COUNTY OF
                                 ---------------------------
                        STATE OF
                                ----------------------------
                         My Commission  expires the ____ day of _____,20 .

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:
    Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;
    The accuracy of the estimated burden associated with the collection of information (see below);
    How the quality, utility, and clarity of the information to be collected may be enhanced;
    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and
    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.
    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.
    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.
    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.
    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the

REMIC's taxable income.
    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).
    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.
    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.
    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.
    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.
    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.
    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.
    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.
    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                           __________   , 20    ____


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                  ______________, 20 ____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______________, 20___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that

          (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.             The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                ___________, 20  ___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                            Description  of  Rule  144A  Securities,   including
numbers:


____________________________________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential
        Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?


6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 ------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                  EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                            ______________, 200   ___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

     WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. ------ thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, ---------------- Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related

Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                        --------------------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series
                    ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------

                                  EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                    [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                      [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.                    [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT O

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________



____________________________*
Name:
Title:

               * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT P


            [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 20[__] (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[__] calendar year.

Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.]




                                      Name:______________________
                                     Title:

                                   EXHIBIT Q

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification Next Due Date Monthly Principal and Interest Payment Total Servicing Advances Current Interest Rate Original Maturity Date Original Term to Maturity (Months) Remaining Term to Maturity
(Months) Trial Modification Indicator Mortgagor Equity Contribution Total Servicer Advances Trial Modification Term (Months) Trial Modification Start Date Trial Modification End Date Trial Modification Period Principal and Interest Payment Trial Modification Interest Rate Trial Modification Term Rate Reduction Indicator Interest Rate Post Modification Rate Reduction Start Date Rate Reduction End Date Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan